UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Emeritus Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies:

8,500,000

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

As of the date of the filing of this preliminary proxy statement, the proposed aggregate value of the transaction for purposes of calculating the filing fee is $263,245,000. The aggregate value is the product of (i) 8,500,000, the total number of shares of common stock that may be issued pursuant to the terms of an Agreement and Plan of Merger, dated as of March 29, 2007 among the registrant, Summerville Senior Living, Inc. and the other parties thereto, and (ii) $30.97, the average of the high and low prices of the common stock of the registrant reported on the American Stock Exchange on July 2, 2007. In accordance with Section 14(g) under the Securities Exchange Act of 1934, as amended, SEC Release No. 34-53737 and Fee Rate Advisory #6 for Fiscal Year 2007 (2007-22), the filing fee was determined by multiplying the aggregate value as described in the preceding sentence by .0000307.

(5)	Total fee paid:

$8,081.62
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[ • ], 2007

To the Shareholders of Emeritus Corporation:

You are invited to attend the 2007 annual meeting of shareholders of Emeritus Corporation to be held at the South Cascade Room of the Harbor Club, Norton Building, 801 Second Avenue, 17th Floor, 1325 Sixth Avenue, Seattle, Washington, 98104, on Wednesday, August 29, 2007, at 10:00 a.m., local time. Our board of directors has fixed the close of business on June 29, 2007 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

The Notice of Annual Meeting and proxy statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including the approval of the issuance of shares of our common stock in connection with our acquisition of Summerville Senior Living, Inc., amendments to our restated articles of incorporation to increase the number of authorized shares of common and preferred stock, and amendments to our 2006 Equity Incentive Plan to increase the number of shares reserved for issuance under such plan by 2 million shares and to increase the share limit on individual awards.

Our board of directors has approved the agreement and plan of merger pursuant to which we will acquire Summerville. Our common stock is traded on the American Stock Exchange under the symbol “ESC”. Section 712(b) of the American Stock Exchange rules requires shareholder approval in connection with the acquisition of another company where the present or potential issuance of common stock in connection with such acquisition could result in an increase in the outstanding common stock of 20% or more. The Summerville acquisition will result in an increase in outstanding shares of common stock in excess of 20%. Consequently, Emeritus and Summerville cannot complete the merger unless Emeritus shareholders approve the issuance of shares of our common stock pursuant to the merger agreement. Pursuant to the merger agreement, Daniel R. Baty, our Chairman of the Board of Directors and Chief Executive Officer, and Saratoga Partners IV, L.P., which together with its affiliates is our largest shareholder, have agreed to vote the shares of our common stock which they beneficially own in favor of the adoption and approval of the issuance of shares of our common stock pursuant to the Summerville transaction. The outstanding shares owned by Mr. Baty and his affiliates and Saratoga and its affiliates as of the record date for our annual meeting represent approximately 63.8% of the shares of our common stock outstanding as of the record date, which is sufficient to satisfy the American Stock Exchange shareholder approval requirements.

The obligations of Emeritus and Summerville to complete the merger are also subject to the satisfaction or waiver of several other conditions to the merger. More information about us, Summerville and the merger is contained in this proxy statement. We encourage you to read carefully this proxy statement before voting, including the section entitled “Risk Factors” beginning on page 13.

Our board of directors recommends that you vote “FOR” each of the proposals described in this proxy statement.

Your vote is very important.  Please submit your proxy promptly by completing, dating and returning your proxy card in the enclosed envelope. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the annual meeting and vote in person.

Sincerely,

Daniel R. Baty
Chairman of the Board and Chief Executive Officer

Neither the Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the proposed issuance of shares of Emeritus common stock in connection with the acquisition of Summerville or determined whether this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement is dated [ • ], 2007 and is first being mailed to Emeritus shareholders on or about [ • ], 2007.

EMERITUS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 29, 2007

To the Shareholders of Emeritus Corporation:

The annual meeting of shareholders of Emeritus Corporation will be held at the South Cascade Room of the Harbor Club, Norton Building, 801 Second Avenue, 17th Floor, Seattle, Washington, 98104, on Wednesday, August 29, 2007, at 10:00 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

1. To consider and vote upon a proposal to approve the issuance of up to 8,500,000 shares of our common stock, par value $0.0001 per share, pursuant to the terms of an agreement and plan of merger dated as of March 29, 2007, among Emeritus, Boston Project Acquisition Corp., Summerville Senior Living, Inc., AP Summerville, LLC, AP Summerville II, LLC, Daniel R. Baty and Saratoga Partners IV, L.P.

2. To elect three directors into Class II of our board of directors.

3. To approve amendments to our restated articles of incorporation to increase the number of authorized shares of Emeritus common stock from 40 million to 100 million and to increase the number of authorized shares of Emeritus preferred stock from 5 million to 20 million.

4. To approve amendments to our 2006 Equity Incentive Plan to increase the number of shares available for award under the plan from 1 million to 3 million and to increase the share limit on individual awards to allow more effective utilization of the plan to make tax-efficient compensation awards.

5. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2007.

6. To transact such other business as may properly come before the meeting and any adjournments thereof.

The board of directors recommends that you vote FOR the approval of the issuance of shares of our common stock in connection with the acquisition of Summerville, FOR the election of the director nominees, FOR the amendments to our articles of incorporation to increase the number of authorized shares of our common stock and the number of authorized shares of our preferred stock, FOR the amendments to our 2006 Equity Incentive Plan, and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm.

The board of directors has fixed the close of business on June 29, 2007, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Shareholders are cordially invited to attend the annual meeting in person.

By order of the board of directors

Daniel R. Baty
Chairman of the Board and Chief Executive Officer

Seattle, Washington
[ • ], 2007

i

Page

PROPOSAL 1 APPROVAL OF THE ISSUANCE OF UP TO 8,500,000 SHARES OF EMERITUS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT	56
Vote Required and Board of Directors Recommendation	56
PROPOSAL 2 ELECTION OF DIRECTORS	57
Class II Nominees for Terms Expiring in 2010	57
Class III Directors Whose Terms Will Expire in 2008	57
Class I Directors Whose Terms Will Expire in 2009	58
PROPOSAL 3 APPROVAL OF AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK	59
Purpose of the Proposed Amendment	59
Effects of the Proposed Amendment	59
Vote Required and Board of Directors Recommendation	60
PROPOSAL 4 APPROVAL OF AMENDMENTS TO OUR 2006 EQUITY INCENTIVE PLAN	61
General	61
Summary of the Proposed Amendments	61
Summary of Terms	61
Federal Income Tax Consequences	64
Interests of our Executive Officers and Directors in the Proposed Amendments to our 2006 Plan	65
Vote Required and Board of Directors Recommendation	65
EQUITY COMPENSATION PLAN INFORMATION	66
Equity Compensation Plan Information	66
PROPOSAL 5 PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	67
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	68
Independence of the board of directors	68
Board Attendance	68
Information on Committees of the Board of Directors and Meetings	68
Code of Conduct, Code of Ethics and Reporting of Concerns	69
Compensation Committee Interlocks and Insider Board Participation	70
Executive Officers	70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	71
COMPENSATION DISCUSSION AND ANALYSIS	74
Overview	74
Executive Compensation Program Objectives	74
Role of Executive Officers in Compensation decisions	74
Executive Compensation Components	74
2006 Executive Compensation Discussion	76
Tax and Accounting Implications	77
2007 Compensation	78
COMPENSATION COMMITTEE REPORT	78
Compensation Committee Report on Executive Compensation	78
EXECUTIVE COMPENSATION	79
2006 Summary Compensation Table	79
2006 Grants of Plan-Based Awards	80

QUESTIONS AND ANSWERS ABOUT
THE SUMMERVILLE MERGER AND THE ANNUAL MEETING

The following questions and answers briefly address some commonly asked questions about our proposed acquisition of Summerville Senior Living, Inc., which we refer to as Summerville, and the matters to be voted on at the annual meeting. These questions and answers, as well as the following summary, are not meant to be a substitute for the information contained in the remainder of this document and are qualified in their entirety by the more detailed descriptions and explanations contained elsewhere in this document. We urge you to read carefully this entire proxy statement, including the annexes and the other documents referred to herein. Page references are included in this summary to direct you to more detailed discussions elsewhere in this proxy statement.

Q:	What is the Summerville transaction? (see page 17)

A:	We have entered into an agreement and plan of merger with Summerville and certain other parties, which we refer to as the merger agreement. Pursuant to the merger agreement, we will acquire all of Summerville’s outstanding capital stock. Under the terms of the merger agreement, we will issue up to 8,500,000 shares of our common stock to satisfy certain outstanding indebtedness of Summerville, to satisfy certain compensatory arrangements with Summerville’s senior management that we are assuming in connection with the acquisition, and to acquire all of the outstanding capital stock of Summerville.

Q:	What am I being asked to vote on? (see page 9)

A:	You are being asked to vote to approve the issuance of up to 8,500,000 shares of our common stock in accordance with the merger agreement between Emeritus, Summerville and various other parties. You are also being asked to vote on the following additional matters:

• Amendments to our restated articles of incorporation to increase the authorized number of shares of our common stock from 40 million to 100 million and to increase the authorized number of shares of our preferred stock from 5 million to 20 million;

• The election of Class II director nominees to our board of directors;

• Amendments to our 2006 Equity Incentive Plan, which we refer to as the 2006 Plan, to increase the number of shares reserved for issuance under the plan from 1 million to 3 million and to increase the share limit on individual awards to allow more effective utilization of our 2006 Plan to make tax-efficient compensation awards; and

• The ratification of the appointment of KPMG LLP, which we refer to as KPMG, as our independent registered public accounting firm for fiscal year 2007.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors recommends that you vote FOR the approval of the issuance of shares of our common stock in connection with the acquisition of Summerville, FOR the election of the director nominees, FOR the amendments to our articles of incorporation, FOR the amendments to our 2006 Plan, and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2007.

Q:	Why is shareholder approval necessary for the issuance of Emeritus common stock to Summerville? (see page 56)

A:	As a result of our common stock being listed for trading on the American Stock Exchange, issuances of our common stock are subject to the provisions of the American Stock Exchange Company Guide, including Section 712(b). Section 712(b) requires shareholder approval in connection with the acquisition of another company where the present or potential issuance of additional shares of common stock, or securities convertible into common stock, could result in an increase in outstanding shares of common stock by 20% or more. The number of shares of our common stock that we would issue in connection with the Summerville transaction exceeds this threshold.

v

Q:	What is the vote of our shareholders required to approve the issuance of shares of our common stock pursuant to the merger agreement with Summerville? (see page 56)

A:	The issuance of shares of our common stock pursuant to the Summerville merger agreement requires an affirmative vote of a majority of the votes cast at our annual meeting. Pursuant to the terms of the merger agreement, Daniel R. Baty, our Chairman of the Board and Chief Executive Officer, and Saratoga Partners IV, L.P., which we refer to as Saratoga, have agreed to vote the shares that they own in favor of this proposal. Mr. Baty and his affiliates and Saratoga and its affiliates own a sufficient number of shares as of the record date to satisfy the American Stock Exchange shareholder approval requirements relating to this proposal.

Q:	What is the vote of our shareholders required to elect each director? (see page 57)

A:	Directors will be elected by a plurality of the votes present by proxy or in person at the annual meeting. Shareholders are not entitled to cumulate votes in the election of directors.

Q:	What is the vote of our shareholders required to approve the amendments to our articles of incorporation? (see page 60)

A:	The proposal to approve the amendments to our articles of incorporation to increase our authorized common stock and our authorized preferred stock requires the affirmative vote of a majority of our shares of common stock outstanding as of the record date.

Q:	What is the vote of our shareholders required to amend the 2006 Plan? (see page 65)

A:	The proposal to approve the amendments to our 2006 Plan will be approved if a majority of the total votes cast on the proposal vote in favor.

Q:	What is the vote of our shareholders required to ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2007? (see page 67)

A:	The proposal to ratify the appointment of our independent registered public accounting firm will be approved if a majority of the total votes cast on the proposal vote in favor.

Q:	When do Emeritus and Summerville expect to complete the merger?

A:	Emeritus and Summerville currently plan to complete the merger shortly following our 2007 annual meeting. However, neither Emeritus nor Summerville can predict the exact timing of the completion of the merger because the merger is subject to regulatory review processes and other conditions.

Q:	How can I vote? (see page 9)

A:	Shareholders of record as of the record date may vote in person by attending the annual meeting, by completing and returning a proxy card or, if you hold your shares in street name, a voting instruction form.

The method by which shareholders vote will in no way limit the right to vote at the meeting if you later decide to attend in person. If shares are held in street name, shareholders must obtain a proxy, executed in their favor, from their broker or other holder of record, to be able to vote at the meeting.

If shares are held through a broker, such shares may be voted even if holders of such shares do not vote or attend the annual meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If a signed proxy card is returned without indicating how shares should be voted on a matter and the proxy is not revoked, the shares represented by such proxy will be voted as the board of directors recommends and therefore “FOR” the issuance of shares in connection with the merger and the other proposals to be voted on at the 2007 annual meeting that are described in this proxy statement.

Q:	What happens if I do not vote? (see page 10)

A:	Except for the proposal to approve the amendments to our articles of incorporation, abstention from voting on any of the proposals will not affect the outcome of the proposal since an abstention will not represent a “vote cast” with respect to the proposal. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares as to which instructions are not given with respect to the election of directors and the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the proposal to approve the issuance of shares of common stock pursuant to the merger agreement with Summerville or the proposal to approve the amendments to our 2006 Plan, but broker non-votes will not affect the outcome of these proposals because broker non-votes are not considered votes cast. Brokers do not have discretionary authority to vote on the proposal to amend our articles of incorporation. Since the proposal to amend our articles of incorporation requires the affirmative votes of a majority of the outstanding shares entitled to vote, broker non-votes and abstentions on this proposal have the same effect as a vote against the proposal.

Q:	May I change my vote after I have submitted a proxy card or voting instruction card? (see page 10)

A:	Yes. Shareholders may revoke a previously granted proxy or voting instruction at any time prior to the annual meeting by:

• signing and returning a later dated proxy or voting instruction card for the annual meeting; or

• attending the annual meeting and voting in person, as described in the section entitled “The Annual Meeting of Shareholders” beginning on page 9 of this proxy statement.

Only the last submitted proxy or voting instruction card will be considered. Please submit a proxy or voting instruction card for the annual meeting as soon as possible.

Q:	What do shareholders need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including its annexes. In order for your shares to be represented at the annual meeting, you can (1) indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope, or (2) attend the annual meeting in person.

Q:	Who can answer questions?

A:	If you have questions about the merger or the other matters to be voted on at the annual meeting or desire additional copies of this proxy statement or additional proxy cards, you should contact:

Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Telephone: (206) 298-2909
Attention: Corporate Secretary

If you need additional copies of this proxy statement or voting materials, contact the Corporate Secretary at the address or telephone number above.

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and the other documents to which this document refers you, for a more complete understanding of the matters being considered at the annual meeting. See the section entitled “Where You Can Find More Information” beginning on page 91. Additionally, some of the statements contained in, or incorporated by reference into, this proxy statement are forward-looking statements. See the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 12. In this proxy statement, unless otherwise indicated, we refer to accounting principles generally accepted in the U.S. as “GAAP.”

The Annual Meeting of Shareholders (see page 9)

When and Where.  An annual meeting of our shareholders will be held at the South Cascade Room of the Harbor Club, Norton Building, 801 Second Avenue, 17th Floor, Seattle, Washington, 98104, on Wednesday, August 29, 2007, at 10:00 a.m., local time.

Purpose of the Annual Meeting.  The purpose of the annual meeting is to consider and vote on the proposals described below and any other matters that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

1. To consider and vote upon a proposal to approve the issuance of up to 8,500,000 shares of our common stock pursuant to the terms and conditions of a merger agreement we have entered into with Summerville and certain other parties.

2. To elect three directors into Class II of our board of directors.

3. To approve amendments to our restated articles of incorporation to increase the number of authorized shares of common stock from 40 million to 100 million and to increase the number of authorized shares of preferred stock from 5 million to 20 million.

4. To approve amendments to our 2006 Plan to increase the number of shares available for award under the 2006 Plan from 1 million to 3 million and to increase the share limit on individual awards to allow more effective utilization of our 2006 Plan to make tax-efficient compensation awards.

5. To ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2007.

6. To transact such other business as may properly come before the meeting and any adjournments thereof.

Record Date; Shares Entitled to Vote.  We have fixed the close of business on June 29, 2007 as the record date for the determination of holders of Emeritus common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. No other shares of Emeritus capital stock are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Emeritus had 19,010,657 shares of common stock outstanding and entitled to vote.

Required Votes.  A quorum, consisting of the holders of 9,505,329 shares (a majority of the shares entitled to vote as of the record date for the annual meeting), must be present in person or by proxy before any action may be taken at the annual meeting. Broker non-votes and abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

Directors are elected by plurality vote, meaning the candidates receiving the highest number of votes are elected to our board of directors. Since there are only three nominees for the three directorships up for election this year, broker non-votes and abstentions will have no impact on the election of directors.

The proposals to approve the issuance of our common stock to Summerville in accordance with the terms of the merger agreement, to approve the amendments to our 2006 Plan and to ratify the appointment of KPMG as our independent registered public accountants for 2007 must be approved by the affirmative vote of a majority of the votes cast on each proposal. Consequently, broker non-votes and abstentions will have no impact on the outcome of the shareholder vote on these proposals.

The proposal to approve the amendments to our restated articles of incorporation must be approved by the affirmative vote of a majority the shares of common stock outstanding as of the record date. Consequently, broker non-votes and abstentions will have the same effect as a vote against this proposal.

The approval of the issuance of our common stock to Summerville in accordance with the terms of the merger agreement is a condition to the completion of the acquisition of Summerville. As a result, a vote against the proposal relating to the issuance of our common stock to Summerville stockholders effectively will be a vote against the acquisition of Summerville. However, Mr. Baty and Saratoga have agreed in the merger agreement to vote in favor of this proposal and collectively own enough shares as of the record date to cause this proposal to be approved.

Recommendation of Our Board.  Our board of directors, by the unanimous vote of those directors present, has determined that the acquisition of Summerville is fair to and in the best interests of Emeritus and its shareholders and approved the issuance of our common stock in accordance with the merger agreement. In addition, our board of directors unanimously approved the amendments to our restated articles of incorporation to increase the number of authorized shares of our common stock and the number of authorized shares of our preferred stock and recommended that such amendment be approved by our shareholders. Our board of directors has unanimously approved the amendments to our 2006 Plan. The nominating and corporate governance committee of our board of directors and our board of directors have unanimously approved the nominations of Stanley L. Baty, Raymond R. Brandstrom and T. Michael Young for election to our board of directors. The Audit Committee approved the appointment of KPMG as our independent registered public accounting firm.

The Emeritus board of directors recommends that you vote “FOR” approval of the issuance of our common stock in accordance with the terms of the Summerville merger agreement, “FOR” approval of the amendments to our restated articles of incorporation, “FOR” approval of the amendments to our 2006 Plan, “FOR” election of Stanley L. Baty, Raymond R. Brandstrom and T. Michael Young to our board of directors, and “FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for 2007.

The Parties to the Merger (see page 15)

Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121

We were founded in 1993 and are one of the largest and most experienced national operators of assisted living and Alzheimer’s and dementia care residential communities. As of March 31, 2007, we operated, or had an interest in, 202 assisted living communities, consisting of approximately 16,463 units with a capacity for 20,094 residents. These facilities are located in 34 states and include 53 communities that we owned, 118 communities that we leased, and 31 communities that we managed, including 22 in which we held joint venture interests. As of March 31, 2007, our consolidated facilities were 87% occupied. For the first quarter of 2007, our average monthly revenue per occupied unit was $3,176. As of March 31, 2007, we had 10,363 employees, of which 7,957 were full-time employees.

Our communities provide a high quality residential housing alternative for senior citizens who need assistance with the activities of daily living, but do not require the constant skilled nursing services provided in skilled nursing facilities. The majority of our communities were built or opened after January 1996 and many others have been significantly upgraded in recent years. As a result, our residents enjoy a significant number of amenities, while we benefit from increased operating efficiencies. In addition, we believe our communities offer our residents a living environment that costs up to 50% less than the cost of living in a skilled nursing facility in the same location.

Due to the rapidly growing aging population and the correlation between aging and the prevalence of Alzheimer’s and dementia, we believe the need for Alzheimer’s and dementia care will continue to increase in the future. Alzheimer’s and dementia care residents typically experience declines in certain mental functions that prevent them from performing activities of daily living, such as dressing and feeding themselves. We provide services that are structured to meet the specific needs of these residents. As of March 31, 2007, we had 124 communities that offered Alzheimer’s and dementia care services with approximately 2,857 units in a mix of both free-standing facilities and as part of our standard assisted living facilities.

For further information concerning us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, both of which are incorporated by reference into this proxy statement.

Summerville Senior Living, Inc.
3000 Executive Parkway, Suite 530
San Ramon, California 94583

Summerville, headquartered in San Ramon, California, is a senior living services company organized to operate independent living, assisted living, and Alzheimer’s/dementia communities. At March 31, 2007, Summerville operated 81 senior living communities in 13 states. Summerville is one of the largest providers of assisted living services in California with 23 communities and in Florida with 24 communities, and is among the 8 largest operators nationally. At March 31, 2007, Summerville’s facilities were 91.1% occupied. For the quarter ended March 31, 2007, Summerville had an average monthly revenue per occupied unit of $3,258. At May 1, 2007, Summerville had approximately 4,900 employees and an approximate unit capacity of 7,935.

As of March 31, 2007, Summerville owns long-term leasehold interests in 81 properties, many containing purchase options. Summerville communities range in size from 20 to 221 units, with an average community size of 98 units, and offer a range of private and shared resident accommodations from studio suites to one and two bedroom apartments. The communities range in age from thirty years to less than four years.

Boston Project Acquisition Corp.
313 Elliott Avenue, Suite 500
Seattle, WA 98121

Boston Project Acquisition is a Delaware corporation and wholly-owned subsidiary of Emeritus that was recently formed to effect the Summerville acquisition.

AP Summerville, LLC
c/o Apollo Real Estate Advisors
60 Columbia Circle, 20th Floor
New York, NY 10023

AP Summerville, LLC is a Delaware limited liability company that is a wholly-owned subsidiary of Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership that is a private equity fund managed by Apollo Real Estate Advisors III, L.P.

AP Summerville II, LLC
c/o Apollo Real Estate Advisors
60 Columbia Circle, 20th Floor
New York, NY 10023

AP Summerville II, LLC is a Delaware limited liability company that is a wholly-owned subsidiary of Apollo Real Estate Investment Fund IV, L.P., a Delaware limited partnership that is a private equity fund managed by Apollo Real Estate Advisors V, L.P.

Daniel R. Baty
313 Elliott Avenue, Suite 500
Seattle, WA 98121

Mr. Baty is a founder of Emeritus, our Chairman of the Board and Chief Executive Officer and the beneficial owner of approximately 31.4% of our common stock as of the record date.

Saratoga Partners IV, L.P.
c/o Saratoga Management Company LLC
535 Madison Avenue
New York, NY 10022

Saratoga Partners IV, L.P. is a Delaware limited partnership that is a private investment fund managed by Saratoga Management Company. Saratoga and related entities beneficially own approximately 33.4% of our common stock as of the record date.

The Merger (see page 17)

On March 29, 2007, we entered into a merger agreement with Summerville and other parties. Pursuant to the merger agreement, we will acquire Summerville through a merger of Boston Project Acquisition, a wholly-owned subsidiary of Emeritus, into Summerville. Under the terms of the merger agreement, up to 8,500,000 shares of our common stock will be issued in the transaction. A portion of our common stock to be issued in the transaction will be issued in satisfaction of approximately $151.9 million in indebtedness expected to be outstanding at the closing date from certain investment funds affiliated with Apollo Real Estate Advisors, referred to as the Apollo Funds, and a portion of the shares to be issued in the transaction will be issued pursuant to certain incentive compensation arrangements with members of Summerville’s management team, certain of whom will be joining the combined company in connection with the transaction. The remaining shares will be issued to the stockholders of Summerville, including the Apollo Funds. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Following the completion of the Summerville transaction, and after giving effect to the consummation on July 3, 2007, of a public offering pursuant to which we sold 10,500,000 shares of our common stock, the former shareholders of Summerville, including the Apollo Funds, will own approximately 22.4% of our common stock. See the section entitled “The Merger Agreement” beginning on page 26 for a more detailed discussion.

Reasons for the Merger (see page 21)

In reaching its decision to approve the merger agreement and the acquisition of Summerville, our board of directors identified a number of factors that it believes are likely to contribute to the success of the combined enterprise, including:

•	the experience and reputation of Summerville’s management team members who will be joining our company;

•	the complementary nature of the two companies’ operations;

•	the expectation that the acquisition of Summerville will be immediately accretive to Emeritus’s cash flow per share;

•	the potential for the combination to leverage Emeritus’s and Summerville’s expertise and investment in technology to improve the delivery of assisted living and Alzheimer’s and dementia care services to the residents currently served by both companies; and

•	the opportunity to realize cost savings through potential operational synergies.

The Merger Agreement (see page 26)

The merger agreement, which is attached to this proxy statement as Appendix A, is described beginning on page 26. We urge you to read the merger agreement in its entirety because this document is the legal document governing our proposed acquisition of Summerville.

Representations and Warranties to the Merger Agreement (see page 29)

The parties to the merger agreement made a number of representations and warranties in the merger agreement regarding their respective authority to enter into the merger agreement and to complete the other transactions contemplated by the merger agreement, and with regard to certain aspects of their respective business, financial condition, structure and other facts pertinent to the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. For a more complete understanding of these representations and warranties, shareholders should carefully read the sections in the merger agreement under the headings “Representations and Warranties of Emeritus” and “Representations and Warranties of Parent and the Transitory Subsidiary.”

Conditions to the Merger (see page 34)

The parties’ obligations to complete the merger are subject to the prior satisfaction, or waiver to the extent permitted by law or stock exchange rule, of certain conditions specified in the merger agreement, including but not limited to, the following:

•	Emeritus shareholders shall have approved the issuance of shares of common stock pursuant to the merger;

•	the holders of less than 5% of the issued and outstanding shares of Summerville common stock (on a fully diluted basis) shall have voted against the merger and perfected appraisal rights under Delaware law;

•	Emeritus and Summerville shall have obtained specified governmental consents and approvals and such consents and approvals shall be in full force and effect;

•	representations and warranties set forth in the merger agreement shall be true and correct without giving effect to any qualification as to materiality or material adverse effect, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect on such party, in each case as of the date of the merger agreement and as of the date the merger is to be completed;

•	the parties to the merger agreement shall have performed in all material respects all of their obligations under the merger agreement;

•	Emeritus shall have received the resignations, effective upon the completion of the merger, of each director and officer of Summerville and its subsidiaries other than those parties that Emeritus shall have designated in writing at least five (5) business days prior to the closing;

•	there shall be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect (i) preventing the consummation of the merger, (ii) that would cause the merger to be rescinded following consummation or (iii) have, individually or in the aggregate, a material adverse effect on Summerville or Emeritus;

•	Summerville shall have delivered to Emeritus and Boston Project Acquisition a certificate providing that certain closing conditions have been satisfied and Emeritus shall have delivered to Summerville a certificate providing that certain conditions to closing have been satisfied;

•	Emeritus and Summerville shall have received any certificates or documents requested in connection with the corporate existence or authorization of the other party;

•	there shall have been no material adverse effect on Emeritus or Summerville;

•	all necessary third party consents, including landlord consents under Summerville’s facility leases shall have been obtained by Summerville and its subsidiaries;

•	Emeritus and Summerville shall have received an opinion of their respective counsel to the effect that the merger will qualify as a “reorganization’’ within the meaning of Section 368(a) of the Internal Revenue Code;

•	Granger Cobb, the Chief Executive Officer of Summerville, shall have entered into an employment agreement with Emeritus substantially in the form of the employment agreement attached to the merger agreement pursuant to which he will be employed as our co-Chief Executive Officer and President; and

•	the parties shall have entered into a registration rights agreement substantially in the form attached to the merger agreement.

Termination of the Merger Agreement (see page 36)

The merger agreement may be terminated by mutual written consent, or by either us or Summerville, with written notice, under any of the following circumstances, at any time before completion of the merger, as summarized below:

•	if any legal restraint having the effect of permanently prohibiting the merger shall have become final and non-appealable unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under the merger agreement;

•	if our shareholders do not approve the issuance of the shares of our common stock pursuant to the merger agreement;

•	if the merger is not completed by December 24, 2007 due to the other party’s failure to perform any of its covenants unless the failure results from the breach of any representation, warranty or covenant by the terminating party;

•	if the other party has breached any representation, warranty or covenant in the merger agreement and such breach would likely result in damages in excess of $20 million to the non-breaching party; or

•	if either party pays to the other a $25 million termination fee.

Payment of Termination Fee (see page 36)

If we terminate the merger agreement without cause or if we, or Summerville, terminate the merger agreement due to the failure of our shareholders to approve the issuance of the shares of our common stock pursuant to the merger agreement, we will be required to pay Summerville a termination fee of $25 million. Summerville will be required to pay us a termination fee of $25 million if it terminates the merger agreement without cause.

Regulatory Approvals

We are required to secure certain regulatory approvals pursuant to certain states’ applicable licensure and certificate of need regulations before we can close the Summerville transaction. Applicable licensure and certificate of need regulations in other states require that we, or Summerville, give written notice either prior to or after the closing of the transaction. In addition, certain of our leases and loan documents will require lender and/or landlord consent to the Summerville transaction. Closing of the transaction cannot occur until such government approvals and third-party consents are received and there can be no assurances that they will be obtained or that they will be obtained by the proposed closing date of the transaction.

Board of Directors and Management Following the Merger (see page 23)

Following the merger, our board of directors will have 10 members. All of our current directors will continue to serve as directors. In addition, Stuart Koenig, a representative of the Apollo Funds and Granger Cobb, the Chief Executive Officer of Summerville who will become our Co-Chief Executive Officer after the acquisition, will be appointed to our board of directors.

Upon consummation of the merger, Mr. Cobb, Justin Hutchens, Melanie Werdell, Claro Budgie Amparo, Jim L. Hanson and John Cincotta will become officers of the combined company and our current management team will remain members of the combined company’s management.

Interests of Certain Persons in the Merger (see page 23)

When considering the recommendation of Emeritus’s board of directors, you should be aware that certain of our executive officers and directors have interests in the transaction other than their interests as an Emeritus shareholder. These interests, which are described below in the sections entitled “— The Shareholders Agreement” and “— The Registration Rights Agreement” are different from your interests as an Emeritus shareholder. However, our board of directors took these additional interests into consideration when approving the Summerville transaction.

Material U.S. Federal Income Tax Consequences of the Acquisition to Holders of Emeritus Common Stock

Our acquisition of the outstanding capital stock of Summerville, pursuant to the merger, will not result in the recognition of gain or loss by holders of Emeritus common stock or by holders of Summerville common stock.

Anticipated Accounting Treatment

The acquisition of Summerville will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America under Statement of Financial Accounting Standards No. 141, Business Combinations. Emeritus will be the acquiring entity for financial reporting purposes. Under the purchase method of accounting, the cost of the transaction will be allocated to the tangible and intangible assets and liabilities assumed of the acquired entity based on their estimated fair values, with any excess being recognized as goodwill. Under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized, but will be subject to an annual impairment test.

Dissenters’ or Appraisal Rights

Our shareholders are not entitled to exercise dissenters’ rights in connection the issuance of the shares of our common stock pursuant to the merger agreement.

Risk Factors (see page 13)

See the discussion under the caption “Risk Factors,” which describes certain factors you should carefully consider before deciding how to vote your shares of Emeritus common stock at the annual meeting.

The Shareholders Agreement (see page 24)

In connection with the merger agreement, the Apollo Funds, Saratoga Partners IV, L.P. and certain related entities, referred to as the Saratoga Funds, Mr. Baty and certain entities affiliated with Mr. Baty, referred to as the Baty Shareholders, entered into an amended and restated shareholders agreement. Mr. Baty is our Chairman of the Board and Chief Executive Officer, as well as the beneficial owner of approximately 31.4% of our common stock as of the record date. David W. Niemiec and Charles P. Durkin, Jr. are members of our board of directors and representatives of the Saratoga Funds, which collectively are the beneficial owners of approximately 33.4% of our common stock as of the record date. The amended and restated shareholders agreement will become effective upon completion of the Summerville transaction and contains provisions relating to board composition, transfer restrictions, voting arrangements and other matters. Pursuant to the shareholders agreement, Messrs. Cobb and Koenig will be appointed to our board of directors immediately following the consummation of the proposed Summerville acquisition.

The Registration Rights Agreement (see page 24)

Concurrently with entering into the merger agreement, the Apollo Funds, the Saratoga Funds, the Baty Shareholders and Mr. Cobb entered into a registration rights agreement. Mr. Baty is our Chairman of the Board and Chief Executive Officer. David W. Niemiec and Charles P. Durkin, Jr. are members of our board of directors and representatives of the Saratoga Funds. The registration rights agreement will become effective upon the consummation of the proposed Summerville acquisition. Under the registration rights agreement, we have agreed to file by January 1, 2008, and to have declared effective by April 1, 2008, a shelf registration statement under the Securities Act of 1933, as amended, covering shares owned by certain of the Apollo Funds and up to 1.8 million shares owned by the Saratoga Funds (subject to reduction for sales by the Saratoga Funds after March 28, 2007 and prior to the effective date of the shelf registration statement in excess of 2 million shares). We are obligated to keep this initial shelf registration statement effective until April 1, 2010, until all of the shares subject to this shelf registration statement have been sold, or until all of the shares subject to this shelf registration statement may be sold without restriction under Rule 144 under the Securities Act. We have also granted the shareholders who are parties to the registration rights agreement certain customary incidental registration rights to participate in registrations initiated by us for our own account or other security holders as well as certain additional rights to request registration of their shares under the Securities Act of 1933. We and the shareholders who are parties to the registration rights agreement have agreed to certain other related obligations that are customary for agreements of this nature.

Amendment to Our Restated Articles of Incorporation (see page 59)

Our board of directors has adopted, subject to shareholder approval, a resolution recommending that our restated articles of incorporation be amended to increase the number of authorized shares of our common stock from 40 million shares to 100 million shares and to increase the number of authorized shares of our preferred stock from 5 million shares to 20 million shares. Assuming our shareholders approve the amendments to our restated articles of incorporation, and after taking into account our sale and issuance of 10,500,000 shares of our common stock in connection with a public offering we completed on July 3, 2007, upon consummation of the Summerville transaction we will have approximately 61,989,343 authorized shares of common stock and 20 million shares of preferred stock remaining available for other purposes. The board of directors believe this amount is a sufficient reserve of shares of common stock and preferred stock for our present and reasonably foreseeable future needs.

Approval of the Amendments to our 2006 Plan (see page 61)

Our board of directors has approved amendments to our 2006 Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 shares to 3,000,000 shares and to increase the share limit on individual awards from 400,000 to 500,000 shares. Our board of directors believes that the amended plan will help ensure that we have a reasonable number of additional shares available for future equity-based incentive awards to attract and retain our key personnel and officers, as well as reward officers and non-employee directors for the attainment of long-term achievements. Following the proposed acquisition of Summerville, the number of persons eligible to participate in the 2006 Plan will increase from approximately 300 employees and six non-employee directors to approximately 475 employees and seven non-employee directors.

THE ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies from the holders of our common stock by our board of directors for use at the 2007 annual meeting of our shareholders. This proxy statement is first being furnished to our shareholders on or about [ • ], 2007.

Date, Time and Place of the Annual Meeting

The 2007 annual meeting of our shareholders will be held at the South Cascade Room of the Harbor Club, Norton Building, 801 Second Avenue, 17th Floor, Seattle, Washington, 98104, on Wednesday, August 29, 2007, at 10:00 a.m., local time.

Matters to be Considered at the Annual Meeting

The purpose of the annual meeting is to consider and vote on the proposals described below and any other matters that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

1. To consider and vote upon a proposal to approve the issuance of up to 8,500,000 shares of our common stock, par value $0.0001 per share, pursuant to an Agreement and Plan of Merger, dated as of March 29, 2007, among Emeritus Corporation, Boston Project Acquisition Corporation, Summerville Senior Living, Inc., AP Summerville, LLC, AP Summerville II, LLC, Daniel R. Baty and Saratoga Partners IV, L.P.

2. To elect three directors into Class II of the board of directors.

3. To approve an amendment to our restated articles of incorporation to increase the number of authorized shares of Emeritus common stock from 40 million to 100 million and to increase the number of authorized shares of Emeritus preferred stock from 5 million to 20 million.

4. To approve amendments to our 2006 Plan to increase the number of shares available for award under the 2006 Plan from 1 million to 3 million and to increase the share limit on individual awards.

5. To ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2007.

6. To transact such other business as may properly come before the meeting and any adjournments thereof.

Record Date; Shares Entitled to Vote

We have fixed the close of business on June 29, 2007 as the record date for the determination of holders of our common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. No other shares of our capital stock are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, we had 19,010,657 shares of common stock outstanding and entitled to vote.

Voting of Proxies; Revocation of Proxies

If you vote your shares of Emeritus common stock by signing and returning the enclosed proxy in the enclosed prepaid and addressed envelope, your shares will be voted at the annual meeting as you indicate on your proxy, unless your proxy is revoked. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” approval of the issuance of our common stock in accordance with the terms of the Summerville merger agreement, “FOR” election of Stanley L. Baty, Raymond R. Brandstrom and T. Michael Young to our board of directors, “FOR” approval of the amendments to our restated articles of incorporation, “FOR” approval of the amendments to our 2006 Plan, and “FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for 2007.

You are urged to mark the box on the proxy card, following the instructions included on your proxy card, to indicate how to vote your shares. If your shares are held in an account at a brokerage firm or bank, you must instruct such institution on how to vote your shares. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank. If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares other than the proposals relating to the election of directors and the ratification of the appointment of our independent registered public accounting firm.

You may revoke your proxy at any time prior to its use by delivering to the Corporate Secretary, at Emeritus’s offices at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, a signed notice of revocation, by delivering a duly executed new, signed proxy prior to the annual meeting, or, if you are a holder of record, by attending the annual meeting and voting in person. If you hold your shares in “street name,” you must get a proxy from your broker, bank or other custodian to vote your shares in person at the annual meeting. Attendance at the annual meeting does not in itself constitute the revocation of a proxy.

Quorum; Broker Abstentions and Broker Non-Votes

A quorum, consisting of the holders of 9,505,329 shares (a majority of the shares entitled to vote as of the record date for the annual meeting), must be present in person or by proxy before any action may be taken at the annual meeting. Broker non-votes and abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

The proposal to approve the issuance of our common stock pursuant to the merger agreement with Summerville will be approved if a majority of the total votes cast on the proposal vote to approve the proposal. Directors will be elected by a plurality of the votes present by proxy or in person at the annual meeting. Shareholders are not entitled to cumulate votes in the election of directors. The proposal to approve the amendments to our 2006 Plan and the proposal to ratify the appointment of our independent registered public accounting firm will be approved if a majority of the total votes cast on the proposal vote in favor. The proposal to approve the amendments to our articles of incorporation to increase our authorized common stock and our authorized preferred stock require the affirmative vote of a majority of our shares of common stock outstanding as of the record date.

Except for the proposal to approve the amendments to our articles of incorporation, abstention from voting on any of the proposals will not affect the outcome of the proposal since no vote will have been cast for the proposal. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares as to which instructions are not given with respect to the election of directors and the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote on the proposal to approve the issuance of shares of common stock pursuant to the merger agreement with Summerville or the proposal to approve the amendments to our 2006 Plan, but broker non-votes will not affect the outcome of these proposals because broker non-votes are not considered votes cast. Brokers do not have discretionary authority to vote on the proposal to amend our restated articles of incorporation. Since the proposal to amend our restated articles of incorporation requires the affirmative votes of a majority of the outstanding shares entitled to vote, broker non-votes and abstentions on the proposal to amend our restated articles of incorporation have the same effect as a vote against the proposal.

Expenses of Solicitation

We will bear the cost of soliciting proxies. Certain of our directors, officers, and regular employees, without additional compensation, will solicit proxies personally or by telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement/prospectus or annual report may have been sent to multiple shareholders in your household. Emeritus will promptly deliver a separate copy of this proxy statement, including the attached appendices to you if you write or call our Corporate Secretary at the following address or phone number: 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, Telephone: (206) 298-2909. If you wish to receive separate copies of an annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Emeritus, as applicable, at the above address and phone number.

Recommendation of Our Board

Our board of directors, by the unanimous vote of those directors present, determined that the acquisition of Summerville is fair to and in the best interests of Emeritus and our shareholders and approved the issuance of our common stock to Summerville in accordance with the merger agreement. In addition, our board of directors has unanimously approved the amendments to our restated articles of incorporation to increase the number of authorized shares of our common stock and preferred stock, the amendments to our 2006 Plan and the ratification of KPMG as our independent registered public accounting firm. The nominating and corporate governance committee of our board of directors and our board of directors unanimously approved the nominations of Stanley L. Baty, Raymond R. Brandstrom and T. Michael Young for election to our board of directors.

The approval of the issuance of our common stock to Summerville in accordance with the terms of the merger agreement is a condition to the completion of the acquisition of Summerville. As a result, a vote against the proposal relating to the issuance of our common stock to Summerville stockholders effectively will be a vote against our acquisition of Summerville.

The Emeritus board of directors recommends that you vote “FOR” approval of the issuance of our common stock pursuant to the Summerville merger agreement, “FOR” each of the nominees for election to our board of directors, “FOR” approval of the amendments to our restated articles of incorporation, “FOR” approval of the amendments to our 2006 Plan, and “FOR” approval of the ratification of the appointment of KPMG as our independent registered public accounting firm for 2007.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, as well as our other public filings or public statements, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies. Without limiting the generality of the preceding sentence, statements contained in the sections “Summary,” and “The Transaction — Emeritus’s Reasons for the Merger” include forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the future management of Emeritus; approvals relating to, and the closing of, the acquisition of Summerville; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing; and statements relating to Emeritus obtaining financing. These statements are not historical facts, but instead represent only our expectations, estimates and projections regarding future events.

The forward-looking statements contained or incorporated by reference in this proxy statement are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including the following:

•	the ability to obtain governmental approvals of the merger on the proposed terms and schedule;

•	the risk that the Summerville transaction may involve unexpected costs;

•	the risk that the businesses of Emeritus and Summerville may suffer as a result of uncertainty surrounding the merger;

•	the risk that the businesses of Emeritus and Summerville will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the combination of Summerville with Emeritus may not be fully realized or may take longer to realize than expected;

•	potential disruptions from the Summerville transaction which make it more difficult to maintain relationships with customers, payors, employees or suppliers;

•	loss of key personnel in connection with any actual or perceived uncertainty associated with the Summerville transaction;

•	competition and its effect on pricing, spending, third-party relationships and revenues; and

•	adverse results in litigation and regulatory matters, the adoption of adverse legislation or regulations, more aggressive enforcement of existing legislation or regulations or a change in the interpretation of existing legislation or regulations.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this document in the case of forward-looking statements contained in this document, or the dates of the documents incorporated by reference into this document in the case of forward-looking statements made in those incorporated documents. Except as may be required by law, neither we nor Summerville has any obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before deciding how to vote on the proposals described in this proxy statement, you should carefully consider the risks relating to the Summerville acquisition and to our post-closing operations as described below, together with the other information in this proxy statement. Our business, financial condition and results of operations could be adversely affected by any of the following risks. If these risks adversely affect us, then the trading price of our common stock could decline. You should keep in mind that these risks are not the only risks that we face. Other factors that could affect our post-closing results are discussed in our filings with the Securities and Exchange Commission, or SEC, including those identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our other filings with the SEC. Additional risks not presently known to us, or risks that we currently believe are not material, may also impair our business operations.

Risk Factors Relating to the Merger

The proposed merger of Summerville with our acquisition subsidiary may be delayed or may not be consummated.

Applicable licensure and certificate of need regulations in certain states require that Emeritus and/or Summerville secure certain regulatory approvals prior to the effective date of the merger of Summerville and our acquisition subsidiary and/or the issuance of our common stock to the current Summerville stockholders. Applicable licensure and certificate of need regulations in other states require that we and/or Summerville give written notice either prior to or after the closing of the merger. In addition, certain of our and Summerville’s leases and loan documents will require lender and/or landlord consent to the merger. Closing of the merger cannot occur until such government approvals and third-party consents, as well as approval by our shareholders of the issuance of shares pursuant to the merger agreement, have been obtained. There can be no assurances that these approvals and consents will be obtained or that they will be obtained by the proposed closing date of the merger, or that the merger will be completed.

Any delay in completing the Summerville transaction may reduce or eliminate the benefits expected.

In addition to the required regulatory clearances and approvals, the merger of Summerville and our acquisition subsidiary is subject to a number of other conditions beyond our control that may prevent, delay or otherwise materially adversely affect its completion. We cannot predict whether and when these other conditions will be satisfied. Further, the requirements for obtaining the required clearances and approvals could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the Summerville transaction could cause us, following the transaction, not to realize some or all of the synergies that we expect to achieve if we successfully complete the transaction and integrate Summerville’s business with our own business.

The pendency of the Summerville transaction could materially adversely affect our future business and operations.

In connection with the pending transaction with Summerville, some of our suppliers and strategic partners may delay or defer decisions, which could negatively impact our revenues, earnings and cash flow, as well as the market prices of our shares of common stock, regardless of whether the transaction is completed. Similarly, our current and prospective employees may experience uncertainty about their future roles with us following the transaction, which may materially adversely affect our ability to attract and retain key management, sales, marketing, technical and other personnel.

The Summerville transaction may result in a loss of residents, customers, suppliers, partners or other persons with which we conduct business.

Difficulties in combining operations of Emeritus and Summerville could result in the loss of residents, customers, suppliers, partners or other persons with which we conduct business and potential disputes or litigation with residents, customers, suppliers, partners or other persons with which we conduct business. Any steps by our management to counter such potential increased resident, supplier or partner attrition may not be effective. Failure by management to control attrition could result in worse than anticipated financial performance and could, therefore, have a material adverse effect on our business, financial condition, liquidity and operating results prior to the consummation of the Summerville transaction or after we complete the transaction.

We may not be able to successfully integrate our proposed acquisition of Summerville or realize the potential benefits of the acquisition, which could cause our business to suffer.

We may not be able to combine successfully the operations of Summerville with our operations if the proposed acquisition is completed and, even if such integration is accomplished, we may never realize the potential benefits of the transaction. The integration of Summerville with our operations will also require significant attention from management and may impose substantial demands on our operational accounting and financial resources, possibly reducing management’s ability to focus on other operations or other projects. As part of the integration process, management will be required to devote resources to implementing best practices, coordinating corporate systems and integrating accounting procedures, including remediating Summerville’s material weaknesses in internal controls. Any delays or increased costs of combining the companies could adversely affect our operations, financial results, and liquidity.

We may fail to realize the anticipated synergies, cost savings and other benefits expected from the Summerville transaction, which could adversely affect the value of our common stock after the transaction.

The Summerville transaction involves the integration of two companies that have previously operated independently. We entered into the merger agreement with Summerville with the expectation that the transaction would combine Summerville’s business with our business and create opportunities to achieve cost synergies and other benefits from operating the combined business.

The value of our common stock following consummation of the transaction may be affected by the ability to achieve the benefits expected to result from consummation of the transaction. Achieving the benefits of the transaction will depend in part upon meeting the challenges inherent in the successful combination of two business enterprises of the size and scope of our business and Summerville and the possible resulting diversion of management attention for an extended period of time. There can be no assurance that such challenges will be met and that such diversion will not negatively impact our operations following the transaction.

Delays encountered in the transition process could have a material adverse effect upon our revenues, level of expenses, operating results and financial condition following the transaction. Although we expect significant benefits, such as increased cost savings, to result from the transaction, there can be no assurance that we will realize any of these anticipated benefits.

We may incur substantial expenses related to the integration of Summerville.

We may incur substantial expenses in connection with the integration of the business, policies, procedures, operations, technologies and systems of Summerville with those of Emeritus. There are a large number of systems that may be integrated, including information management, purchasing, operations, accounting and finance, sales, billing, payroll and benefits, fixed asset and lease administration systems and regulatory compliance. While we have assumed that a certain amount of expenses would be incurred, factors beyond our control could affect the total amount or the timing of all of the expected integration expenses. These expenses could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost and revenue synergies related to the integration of the businesses following the completion of our acquisition of Summerville.

THE PARTIES TO THE MERGER

Emeritus Corporation

We were founded in 1993 and are one of the largest and most experienced national operators of assisted living and Alzheimer’s care residential communities. As of March 31, 2007, we operated, or had an interest in, 202 assisted living communities, consisting of approximately 16,463 units with a capacity for 20,094 residents. These facilities were located in 34 states and include 53 communities that we owned, 118 communities that we leased, and 31 communities that we managed, including 22 in which we held joint venture interests. As of March 31, 2007, our consolidated facilities were 87% occupied. For the first quarter of 2007, our average monthly revenue per occupied unit was $3,176.

Our communities provide a high quality residential housing alternative for senior citizens who need assistance with the activities of daily living, but do not require the constant skilled nursing services provided in skilled nursing facilities. The majority of our communities were built or opened after January 1996 and many others have been significantly upgraded in recent years. As a result, our residents enjoy a significant number of amenities, while we benefit from increased operating efficiencies. In addition, we believe our communities offer our residents a living environment that costs up to 50% less than the cost of living in a skilled nursing facility in the same location.

Due to the rapidly growing aging population and the correlation between aging and the prevalence of Alzheimer’s and dementia, we believe the need for Alzheimer’s and dementia care will continue to increase in the future. Alzheimer’s and dementia care residents typically experience declines in certain mental functions that prevent them from performing activities of daily living, such as dressing and feeding themselves. We provide services that are structured to meet the specific needs of these residents. As of March 31, 2007, we had 124 communities that offered Alzheimer’s and dementia care services with approximately 2,857 units in a mix of both free-standing facilities and as part of our standard assisted living facilities.

For further information concerning us, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, both of which are incorporated by reference into this proxy statement.

Summerville Senior Living, Inc.

Summerville, headquartered in San Ramon, California, is a senior living services company organized to operate independent living, referred to as IL, assisted living, referred to as AL, and Alzheimer’s/dementia, referred to as ALZ, communities. At March 31, 2007, Summerville operated 81 senior living communities in 13 states. Summerville is one of the largest providers of assisted living services in California with 23 communities and in Florida with 24 communities, and is among the eight largest operators nationally. At March 31, 2007, Summerville’s facilities were 91.1% occupied. For the quarter ended March 31, 2007, Summerville has average monthly revenue per occupied unit of $3,258. At May 1, 2007, Summerville had approximately 4,900 employees and an approximate unit capacity of 7,935.

As of March 31, 2007, Summerville owns long-term leasehold interests in 81 properties, many containing purchase options. Summerville communities range in size from 20 to 221 units with an average community size of 98 units, and offer a range of private and shared resident accommodations from studio suites to one and two bedroom apartments. The communities range in age from thirty years to less than four years.

For further information concerning Summerville, please refer to the section of this proxy statement entitled, “Description of Summerville” beginning on page 41.

Boston Project Acquisition Corporation

Boston Project Acquisition is a Delaware corporation and wholly-owned subsidiary of Emeritus that was recently formed to effect the Summerville acquisition.

AP Summerville, LLC

AP Summerville, LLC is a Delaware limited liability company that is a wholly-owned subsidiary of Apollo Real Estate Investment Fund III, a Delaware limited partnership that is a private equity fund managed by Apollo Real Estate Advisors.

AP Summerville II, LLC

AP Summerville II, LLC is a Delaware limited liability company that is a wholly-owned subsidiary of Apollo Real Estate Investment Fund IV, a Delaware limited partnership that is a private equity fund managed by Apollo Real Estate Advisors.

Daniel R. Baty

Mr. Baty is a founder of Emeritus, our Chairman of the Board and Chief Executive Officer and the beneficial owner of approximately 31.4% of our common stock.

Saratoga Partners IV, L.P.

Saratoga Partners is a Delaware limited partnership that is a private investment fund managed by Saratoga Management Company. Saratoga and related entities beneficially own approximately 33.4% of our common stock.

THE MERGER

The following is a description of the material aspects of the Summerville merger. A more complete summary of the merger agreement is contained under the section entitled “The Merger Agreement” beginning on page 26. While we believe that the following description and that section cover the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the merger agreement attached to this proxy statement as Appendix A, for a more complete understanding of the merger.

General Description of the Merger

On March 29, 2007, we entered into a merger agreement with Boston Project Acquisition, Summerville, AP Summerville, LLC, AP Summerville II, LLC, Apollo Real Estate Investment Fund III, L.P., Apollo Real Estate Investment Fund IV, L.P., referred to collectively as the Apollo Funds, Mr. Baty, and Saratoga Partners IV, L.P., referred to as Saratoga Partners. The Apollo Funds are real estate investment funds managed by Apollo Real Estate Advisors. Pursuant to the merger agreement, at the effective time of the merger, Boston Project Acquisition, a wholly-owned subsidiary of Emeritus, will merge with and into Summerville. As a result, Summerville will become a wholly-owned subsidiary of Emeritus. Under the terms of the merger agreement, up to 8,500,000 shares of our common stock will be issued in the transaction. A portion of the common stock to be issued in the transaction will be issued in satisfaction of outstanding loans from the Apollo Funds (estimated to be approximately $151.9 million in the aggregate as of the expected closing date), and a portion of the shares to be issued in the transaction will be issued pursuant to certain incentive compensation arrangements with members of Summerville’s management team, certain of whom will be joining the combined company in connection with the transaction. The remaining shares will be issued to the stockholders of Summerville, including the Apollo Funds. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code. Following the completion of the transaction and the consummation of a proposed public offering by us of 10,500,000 shares of our common stock, the former stockholders of Summerville, including the Apollo Funds, will own approximately 22.4% of our common stock.

Background of the Merger

One element of our business strategy is focused on growth through selective acquisitions. Prior to 1998, we made a number of acquisitions of properties and other assisted living companies. In 1998, we decided to reduce our acquisition activity to focus on improving our operations through occupancy and rate enhancement. In recent years as we achieved a measure of success in these areas, we began to look again at opportunities to accelerate our growth through selective acquisitions. As a result of this strategic initiative, our senior management began considering the possibility of a transaction with Summerville.

We and Summerville initially had exploratory discussions about a potential combination of us and Summerville in early 2004. In March of 2004, we entered into a confidentiality agreement and exchanged some high-level information with Summerville.

On October 7, 2004, Mr. Baty, our Chairman of the Board and Chief Executive Officer, met with Mr. Cobb, Summerville’s Chief Executive Officer, in Chicago, Illinois at a conference sponsored by the National Investment Center for Seniors Housing & Care Industry, or NIC. Messrs. Baty and Cobb discussed some of the similarities between the two companies, Mr. Cobb indicated that Apollo Real Estate Advisors wanted to identify an exit strategy for their funds’ investment in Summerville and Messrs. Baty and Cobb agreed that a potential combination of the companies warranted further discussion.

On October 12, 2004, Richard Ackerman, a then Partner of Apollo Real Estate Advisors, and Bennett Kim, also with Apollo Real Estate Advisors at the time, met with Mr. Baty, Ray Brandstrom, our Chief Financial Officer, and Martin Roffe, our Vice President, Financial Planning, at Emeritus’ corporate headquarters in Seattle. At this meeting, the participants held a general discussion about the merits of a proposed combination of the two companies. They discussed on a general level a number of factors that pointed to the merits of a potential business combination, including the companies’ similar business models, similarities in the types of buildings in their property portfolios, similarities in the types of services the companies offered, overlapping geographical footprints, and overlapping landlords and lenders. The participants also generally discussed potential synergies that might be expected to be achieved in a combination between the two companies. There was no substantive discussion of structure, price or terms, but it was agreed that Apollo Real Estate Advisors would later provide Emeritus’s senior management with general proposals on these matters.

Apollo Real Estate Advisors later presented Emeritus’s senior management with general proposals about the terms and structure of a potential combination. Mr. Baty met with Messrs. Ackerman, Kim, and Cobb at Apollo’s offices in Los Angeles, California in November, 2004 to discuss the proposals, including general relative valuation and structure. Following this meeting, Emeritus’s senior management determined, that the parties were too far apart with respect to acceptable relative valuation and structure parameters to warrant further discussions.

On April 28, 2006, Mr. Baty contacted Mr. Cobb by phone. Messrs. Baty and Cobb discussed overall operations at the respective companies over the past several months, as well as certain recent developments. Mr. Cobb advised Mr. Baty that Messrs. Ackerman and Kim were no longer with Apollo, and that Stuart Koenig, Partner and Chief Financial Officer of Apollo Real Estate Advisors, was now Chairman of the Board of Summerville. Messrs. Baty and Cobb agreed to meet and revisit the potential for combining the two companies. Mr. Cobb indicated that he would be at a conference sponsored by the Assisted Living Federation of America, or ALFA, the following week, and that he would contact Mr. Baty as soon as he returned in order to schedule a time to meet.

On May 3, 2006, Mr. Baty flew to San Diego, California to meet with Mr. Cobb during the ALFA conference. Messrs. Baty and Cobb engaged in more in-depth discussions about company philosophy, culture, and vision for the future. Their discussions also covered the relative strengths of the two organizations and how those would appear to complement one another, should the companies combine. Messrs. Baty and Cobb decided that the potential merits of a transaction warranted the new exchange of financial and operational information and further consideration of the benefits of a combination of the two companies.

On May 17, 2006, we entered into a confidentiality agreement with Summerville. Thereafter, we and Summerville began exchanging historical and projected financial information as well as information about operational structures for each of the companies in anticipation of further discussions, including potential structure and terms, regarding a potential combination between the two companies.

On June 6, 2006, Messrs. Baty and Roffe and Leo Watterson, our director of corporate accounting, met at Emeritus’s corporate headquarters with Messrs. Cobb and Koenig. The participants in this meeting discussed generally the benefits of a possible combination, focusing on various similarities between the two companies that weighed in favor of a combination and some of the synergies they expected might be obtained. They did not discuss specific terms of any proposed transactions, nor were any agreements or understandings regarding a possible combination reached at this meeting.

After this meeting, officers and employees of Emeritus and officers and employees of Summerville continued to exchange financial and other information and began developing a financial model for the combined company. From time to time, senior management and other personnel in the respective finance and accounting functions of the two companies had telephone discussions to review the progress on efforts to develop a financial model for the combined company and to discuss and agree upon key assumptions underlying that model.

During the month of June 2006, Mr. Cobb and Jayne Sallerson, Summerville’s Vice President of Sales and Marketing, visited a number of Emeritus’s properties as part of Summerville’s efforts to better understand Emeritus’s property portfolio and operations. In addition, Summerville engaged CB Richard Ellis to provide a community-level overview and competitive market analysis for approximately 80 of Emeritus’s properties.

On July 17, 2006, Mr. Cobb met with Mr. Baty at Emeritus’s corporate office to review and compare the respective parties’ analyses to date and to have further discussion about corporate governance if the companies were to merge. The parties discussed organizational and reporting structure, authority and board representation.

On August 8, 2006, Messrs. Cobb and Koenig met with David Niemiec and Charles Durkin, two of our directors who are affiliated with our largest shareholder, Saratoga Partners and related entities, in New York to introduce Summerville. At this his meeting, arranged by Mr. Baty, the parties shared their respective backgrounds.

In addition, Messrs. Cobb and Koenig provided an overview of Summerville, including its history, track record, and operating philosophy.

On August 9, 2006, Messrs. Baty and Brandstrom met with Messrs. Cobb and Koenig, as well as Lee Neibart, a Senior Partner of Apollo Real Estate Advisors, in New York. At this meeting, Messrs. Cobb and Koenig led an exploratory discussion regarding a potential combination, focusing on the financial projections for the combined company jointly developed by the parties, each company’s relative contributions to those projected financial results and the implications the relative projected contributions and other matters had on the valuations for each company in the context of a potential combination. The participants in this meeting also discussed different structures for a proposed combination of Summerville with Emeritus, including merger consideration consisting solely of cash, solely of stock or a combination of cash and stock. Messrs. Cobb and Koenig proposed that Summerville’s stockholders and debt holders should receive up to 40% of the combined company if the combination were structured as an all stock transaction, in light of Summerville’s relative contributions to the combined company’s projected financial results and Summerville’s stronger financial performance in certain areas. They further suggested that they would be willing to consider a lower value for Summerville in an all cash acquisition. Mr. Baty indicated that from his perspective an all stock transaction should result in Summerville’s stockholders and debt holders receiving about 30% of the combined company. Although there were no agreements or understandings reached at this meeting, the participants agreed that a possible combination between the two companies was worth exploring further.

After this meeting, Mr. Brandstrom met with Messrs. Niemiec and Durkin, to brief them on the discussions between Emeritus’ senior management and representatives of Summerville and Apollo that had occurred up to that point. Messrs. Niemiec and Durkin indicated generally their willingness to consider a potential transaction involving Summerville, subject to further financial and operational due diligence and discussions regarding the terms of a potential transaction.

Although the participants in the August 9, 2006 meeting had indicated a willingness to continue discussions, further substantive discussions and information exchanges ceased shortly after this meeting. In addition to Emeritus, Summerville had been exploring other possible acquirers or merger partners and Emeritus learned in early September, 2006 that Summerville was approached by another publicly traded assisted living company with an offer to acquire Summerville.

On September 28, 2006 at a NIC conference in Chicago, Mr. Koenig informed Mr. Baty that the Summerville board felt that they had a fiduciary obligation to further explore this other business combination opportunity. Although Summerville, Apollo Real Estate Advisors and the other potential acquirer engaged in extensive due diligence investigations and negotiations regarding a potential combination, discussions between these parties ultimately broke off.

After learning in late December 2006 that the other transaction pursued by Summerville had not been consummated, Mr. Baty re-initiated discussions with Summerville and Apollo Real Estate Advisors about a potential combination between Emeritus and Summerville.

On January 9, 2007, Messrs. Baty, Brandstrom and Roffe, as well as Eric Mendelsohn, our Director of Real Estate & Business Legal Affairs, met with Messrs. Cobb and Koenig in Miami, Florida during a conference sponsored by the American Seniors Housing Association. At this meeting, the participants resumed discussions about the benefits of a potential business combination and general terms of a transaction. The participants exchanged their respective views about Summerville’s relative value in the context of a potential transaction. During the course of these discussions, Messrs. Cobb and Koenig indicated a willingness to consider an all stock deal that would result in Summerville’s stockholders and the holders of certain Summerville debt collectively owning approximately 32% of the combined company. They also indicated that they were open to considering a slightly lower total value for Summerville if the consideration to be received by Summerville’s stockholders and debt holders were comprised of Emeritus stock and cash. Mr. Koenig indicated that on the assumption that the Emeritus shares received by the Summerville stockholders and debt holders would not be registered under the Securities Act of 1933, Apollo expected that its affiliated funds would be granted registration rights with respect to the shares received in the transaction. The specific terms of such registration rights were not discussed. Messrs. Cobb and Koenig also proposed that Summerville’s stockholders and debt holders have the right to appoint two directors to Emeritus’ board of directors, that Mr. Cobb serve as the president and Chief Executive Officer of the combined company and that Mr. Baty serve as Chairman of the Board. Although no agreements or understandings were reached on these points at this meeting, the Emeritus participants expressed an interest in pursuing further discussions regarding a transaction on these terms.

Shortly after the meeting, Emeritus and Summerville instructed their respective outside legal counsel, Riddell Williams P.S. and Morgan, Lewis & Bockius LLP, to begin preparing definitive agreements relating to a proposed business combination.

At a regularly scheduled meeting of the Emeritus board of directors on January 24, 2007, Messrs. Baty and Brandstrom and other members of Emeritus’ management team briefed the board on the proposed transaction with Summerville. At this meeting, Messrs. Baty and Brandstrom and other members of Emeritus’s management team advised the board that the terms of the transaction under consideration included the issuance of up to 8.5 million shares in connection with the acquisition, representing approximately 32% of the combined company, and their expectation that the parties’ and their legal counsel would soon commence negotiations on the specific terms of the merger agreement and related agreements as well undertake extensive financial, legal and operational due diligence investigations. They also advised the board generally that various corporate governance and other matters to be addressed in a shareholders agreement, as well as registration rights, remained to be negotiated. No specific action was requested of the Emeritus board, but the consensus of Emeritus directors was to continue negotiations of definitive agreements relating to a proposed combination with Summerville.

After the January 24, 2007 Emeritus board meeting, the parties and their respective legal counsel began to exchange detailed financial, operational and legal due diligence materials and to negotiate the specific terms of the merger agreement, shareholders agreement and registration rights agreement. Representatives of Saratoga Partners and related entities participated from time to time in negotiations regarding the terms and conditions of the shareholders agreement and the registration rights agreement.

On January 24, 2007, Morgan Lewis provided a draft merger agreement to Emeritus and Riddell Williams. On February 8, 2007, Riddell Williams provided initial comments to the draft merger agreement to Morgan Lewis and Summerville. Between February 8, 2007 and March 27, 2007, Emeritus’s and Summerville’s senior management and their respective advisors each worked to conduct their due diligence and review of the proposed business combination, reviewing financial and other terms of the transaction and the versions of the draft merger agreement, disclosure schedules, shareholders agreement, registration rights agreement and related documents and met on numerous occasions to negotiate such documentation. Numerous issues regarding the draft merger agreement were discussed, including the scope of the representations and warranties, covenants, closing conditions, indemnification provisions, taxes, and termination fee, the terms of the shareholders agreement and the registration rights agreement. Emeritus’s outside general counsel, Perkins Coie LLP, was involved in the negotiation of the registration rights agreement.

On February 22, 2007, at a regularly scheduled meeting of Emeritus’ board of directors, senior management provided an update to the Emeritus directors on the proposed transaction, including the history of negotiations regarding key terms, the strategic rationale and objectives for a combination between the two companies, expected benefits, summary historical financial and operational data for Summerville and pro forma combined financial information, and a valuation analysis supporting the proposed financial terms of the transaction. Members of the Emeritus board of directors provided input to senior management regarding various terms of the transaction and due diligence issues. The board also expressed a desire to meet personally with Mr. Cobb given the expectation that he would become co-Chief Executive Officer of the combined company and would play a crucial management role. The consensus of the Emeritus board was to continue efforts to negotiate definitive agreements relating to a proposed combination between Emeritus and Summerville and to complete appropriate due diligence investigations.

On March 15, 2007, the Emeritus board met to discuss the proposed transaction with Summerville. Senior management updated the board on the status of negotiations regarding the terms and conditions of the merger agreement, shareholders agreement and registration rights agreement, and an employment agreement for Mr. Cobb. In addition, Emeritus’ senior management briefed the board on certain issues relating to the transaction, such as the status of due diligence and open due diligence items, including proposed site visits to sample properties of the two companies, state licensing issues relating to the transaction, the status of Summerville’s 2006 audit, and other accounting issues relating to Summerville and the combined company. After discussions among the directors about the transaction terms and related issues, Mr. Cobb provided the Emeritus board a brief history of his involvement in the senior housing industry and a brief history of Summerville. He also provided the Emeritus directors a summary of Summerville’s strategy and operating philosophy, as well as detailed information regarding Summerville’s historical financial and key operating data, management and organizational structure. The Emeritus board and Mr.Cobb engaged in a question and answer session. Afterwards, the Emeritus directors discussed next steps in the process and an anticipated time table for completing negotiations and due diligence investigations.

After the March 15, 2007 meeting, the parties and their respective legal counsel continued to negotiate the terms of the merger agreement, shareholders agreement, the registration rights agreement and Mr. Cobb’s employment agreement. As Emeritus’ largest shareholders and parties to the proposed shareholders agreement and registration rights agreement, Mr. Baty and representatives of Saratoga Partners and related entities, as well as Saratoga’s outside legal counsel, engaged in negotiations with representatives of Summerville and Apollo Real Estate Fund, and their outside legal counsel, relating to the terms of the shareholders agreement and the registration rights agreement. In addition, the parties and their advisors engaged in efforts to complete their respective due diligence investigations.

At a regularly scheduled meeting of the Emeritus board of directors on March 27, 2007, the Emeritus board of directors further considered the proposed transaction with Summerville. A representative of Riddell Williams attended the meeting to provide a summary of the terms and conditions of the merger agreement, as well as the shareholders agreement and registration rights agreement relating to the transaction, including key remaining open issues and the expected resolution of those issues. Senior management of Emeritus briefed the board on the terms of a proposed employment agreement with Mr. Cobb. Senior management also presented detailed pro forma combined financial information and other financial regarding the proposed combination. Following extensive discussion, the Emeritus board of directors approved the merger agreement, the shareholders agreement, the registration rights agreement and the employment agreement for Mr. Cobb, subject to the resolution of certain key open issues as discussed at the meeting.

On March 28 and March 29, 2007, the parties and their advisors exchanged revised drafts of the merger agreement, shareholders agreement and registration rights agreement and worked to resolve remaining open issues and finalize the agreements.

On March 29, 2007, Emeritus, Summerville and the other parties to the merger agreement, shareholders agreement and registration rights agreement executed the agreements, and Emeritus and Summerville announced the transaction by joint press release.

Emeritus’s Reasons for the Merger

In approving, adopting, and authorizing the merger agreement and the issuance of shares of our common stock pursuant to the merger agreement, Emeritus’s board of directors considered a number of factors, including, without limitation, the facts discussed in the following paragraphs. In light of the number and wide variety of factors considered in connection with its evaluation of the merger, Emeritus’s board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The board viewed its position and recommendations as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Emeritus’s reasons for the merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-looking Statements” beginning on page 12.

In reaching its decision, the board consulted with Emeritus’s management with respect to strategic and operational matters and with Emeritus’s legal counsel with respect to the merger agreement and the transactions contemplated thereby.

Our board of directors considered a number of factors that it believes will contribute to the success of the combined company. These included:

•	the experience and strength of Summerville’s management team;

•	similar corporate cultures and values focused on providing quality care to residents and building collaborative relationships with referral agencies;

•	the complementary nature of the two companies’ operations;

•	information presented by Emeritus’s management that indicated the merger would be immediately accretive to Emeritus’s cash flow per share; and

•	the potential for the combination to leverage Emeritus’s and Summerville’s expertise and investment in technology to improve the delivery of assisted living and Alzheimer’s and related dementia care services to the residents currently served by both companies, including the incorporation of Summerville’s Resident Care System throughout the merged company.

Our board of directors also considered the following in approving the transaction:

•	current financial market conditions;

•	the terms and conditions of the merger agreement;

•	information presented by Emeritus’s management that indicated the consideration to be paid in the merger is consistent with recent comparable transactions in the assisted living and Alzheimer’s and related dementia care industry;

•	historical information concerning Emeritus’s and Summerville’s respective businesses, financial condition, operating results, earnings, and prospects on a stand-alone basis and on a forecasted combined basis; and

•	the anticipated capital structure of Emeritus following the effective time of the merger.

Emeritus’s board also identified and considered a number of uncertainties and risks relating to the transactions, including:

•	the risk that the merger may not be completed;

•	the risk that the potential benefits of the merger might not be realized if the merger is completed;

•	the challenges, costs, and risks of integrating the business of Emeritus and Summerville and the potential management, resident, supplier, partner, and employee disruptions that may be associated with the merger;

•	the diversion of management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	the conditions to the merger agreement requiring receipt of certain regulatory consents and approvals;

•	the risks of not capturing all of the anticipated benefits of the merger, including anticipated increases in revenue and decreases in expenses;

•	the potential inability to maintain favorable relationships with vendors that have historically supplied Emeritus;

•	expenses expected to be incurred by Emeritus and Summerville in connection with the merger; and

•	various other applicable risks associated with the combined company and the merger, including those described under the section entitled “Risk Factors” beginning on page 13.

The board weighed the benefits, advantages, and opportunities against the challenges inherent in the combination of two businesses of the size of Emeritus and Summerville. The board realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the board concluded that the potential benefits outweighed the potential risks of consummating the merger.

After taking into account these and other factors, the board unanimously determined that the merger agreement and the transactions contemplated thereby were fair to, and in the best interests of, Emeritus and its shareholders, and approved and authorized the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of our common stock pursuant to the terms of the merger agreement.

Approvals Required for the Acquisition of Summerville

Pursuant to certain licensure and certificate of need regulations in certain states, we or Summerville must secure certain regulatory approvals prior to the effective date of the merger. Applicable licensure and certificate of need regulations in other states require that we, or Summerville, give written notice either prior to or after the closing of the merger. In addition, certain of our and Summerville’s leases and loan documents will require landlord or lender consent as a condition to the merger. Closing of the acquisition cannot occur until such government approvals and third-party consents are received and there can be no assurances that they will be obtained or that they will be obtained by the proposed closing date of the merger.

Interests of Certain Persons in the Merger

You should be aware that certain members of our management and board of directors have interests in the merger that may be in addition to or different from the interests of Emeritus shareholders generally. These interests, which we discuss below under the captions “— The Amended and Restated Shareholders Agreement” and “— The Registration Rights Agreement,” may create potential or actual conflicts of interest for these directors and officers.

Board of Directors and Management following the Merger

Members of our management and board of directors will remain in management positions and/or continue in service as members of our board of directors following the completion of the merger.

As a result of the merger and the agreements we have entered into in connection with the merger agreement, we will employ Mr. Cobb, who currently serves as Summerville’s Chief Executive Officer, as our Co-Chief Executive Officer and President. The terms of the employment agreement with Mr. Cobb are summarized below under the caption “— Employment Agreement.” In addition, Justin Hutchens, Melanie Werdell, and Claro Budgie Amparo, who are the Senior Vice President, Operations, Senior Vice President, Administration and Vice President of Quality and Risk Management, respectively, of Summerville, as well as John Cincotta, our National Director of Sales and Jim L. Hanson, our Director of Financial Services, will become members of our senior management team following the merger.

In addition, as described below under the caption “— The Amended and Restated Shareholders Agreement,” pursuant to the terms of the shareholders agreement entered into in connection with the merger, we will appoint Mr. Cobb and Mr. Koenig to our board of directors. As a result, following the merger, our board of directors will be comprised of 10 directors.

Material U.S. Federal Income Tax Consequences of the Transaction to Holders of Emeritus Common Stock

Emeritus’s acquisition of the capital stock of Summerville pursuant to the merger agreement will not result in the recognition of gain or loss by holders of Emeritus common stock.

Accounting Treatment

The acquisition of Summerville will be accounted for using the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America under Statement of Financial Accounting Standards No. 141, Business Combinations. Emeritus will be the acquiring entity for financial reporting purposes. Under the purchase method of accounting, the cost of the transaction will be allocated to the tangible and intangible assets and liabilities assumed of the acquired entity based on their estimated fair values, with any excess being recognized as goodwill. Under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized, but will be subject to an annual impairment test.

Mr. Baty and Saratoga Partners to Vote Shares pursuant to the Merger Agreement

Pursuant to the merger agreement, Mr. Baty and Saratoga Partners have agreed to vote shares of our common stock which they beneficially own in favor of the adoption and approval of the issuance of shares of our common stock pursuant to the transaction. In addition, they have agreed not to transfer or dispose of their shares between the date of the merger agreement and the consummation of the transactions contemplated by the merger agreement.

Dissenters’ or Appraisal Rights

Our shareholders are not entitled to exercise dissenters’ rights in connection with the issuance of the shares of our common stock pursuant to the merger agreement with Summerville.

The Amended and Restated Shareholders Agreement

In connection with the merger agreement, the Apollo Funds, the Saratoga Funds, and the Baty Shareholders entered into an amended and restated shareholders agreement. The amended and restated shareholders agreement will become effective upon completion of the Summerville transaction and contains provisions relating to board composition, transfer restrictions, voting arrangements and other matters. We urge you to read the shareholders agreement in its entirety because it is the legal document governing important aspects of the relationship among Emeritus, Summerville, Baty, B.F., Limited Partnership, and Saratoga after completion of the transaction.

Board and Representation.  The amended and restated shareholders agreement provides that following consummation of the acquisition of Summerville, the Apollo Funds, the Saratoga Funds and the Baty Shareholders have agreed to vote their shares to elect to our board of directors one representative designated by the Apollo Funds, one representative designated by the Saratoga Funds and one representative designated by the Baty Shareholders so long as each shareholder group beneficially owns at least 5% of our outstanding shares or one-half of the amount of shares beneficially owned by the shareholder group immediately following the closing of the merger transaction. Pursuant to this agreement, our board of directors will be expanded by two directors and Messrs. Cobb and Koenig will be appointed to our board of directors immediately following the consummation of the merger. In addition, these shareholders have agreed to vote their shares in favor of the election of the Emeritus Chief Executive Officer (Mr. Baty) and new (or to be) co-Chief Executive Officer and President (Mr. Cobb) to our board of directors.

Transfer Restrictions.  Each of the shareholders who are parties to the amended and restated shareholders agreement have agreed that, in the event that the shareholder proposes to transfer (other than certain permitted transfers, including sales pursuant to a registration statement under the Securities Act, transfers to the limited partners or owners of certain shareholders that are entities, and transfers pursuant to gifts and bequests to certain family members) more than thirty percent of the shares beneficially owned by the shareholder in a transaction or series of related transactions, then the other shareholders shall have the right to participate in such transfer on a pro rata basis.

Termination.  The amended and restated shareholders agreement will terminate with respect to any shareholder who is a party to the agreement at such time as the shareholder owns less than a certain level of ownership. The amended and restated shareholders agreement may also be terminated with the unanimous written consent of the shareholders who are parties to the agreement.

The Registration Rights Agreement

In connection with the merger agreement, the Apollo Funds, the Saratoga Funds, the Baty Shareholders and Mr. Cobb entered into a registration rights agreement. The registration rights agreement will become effective upon the consummation of the merger between us and Summerville. Under the registration rights agreement, we have agreed to file by January 1, 2008, and to have declared effective by April 1, 2008, a shelf registration statement under the Securities Act covering shares owned by certain of the Apollo Funds and up to 1.8 million shares owned by the Saratoga Funds (subject to reduction for sales by the Saratoga Shareholders after March 28, 2007 and prior to the effective date of the shelf registration statement in excess of 2 million shares). We are obligated to keep this initial shelf registration statement effective until April 1, 2010, until all of the shares subject to this shelf registration statement have been sold, or until all of the shares subject to this shelf registration statement may be sold without restriction under Rule 144 under the Securities Act. In addition, each of the Apollo Funds, the Saratoga Funds and the Baty Shareholders have the right, beginning 18 months after the closing of the merger transaction, to request that we file up to two additional registration statements, one of which may be a shelf registration statement. We have also granted the shareholders who are parties to the registration rights agreement certain customary incidental, or

“piggyback” registration rights to participate in registrations initiated by us for our own account or other security holders. We and the shareholders who are parties to the registration rights agreement have agreed to certain other related obligations that are customary for agreements of this nature.

Employment Agreement

At the closing of the merger, we will enter into a five-year employment agreement with Mr. Cobb pursuant to which Mr. Cobb will be employed as our President and co-Chief Executive Officer. Under this employment agreement, we will pay Mr. Cobb a base salary of $600,000 per year, and Mr. Cobb will be entitled to certain bonus compensation (not to exceed 75% of his base salary) based on our earnings before interest, taxes, depreciation and amortization, as well as other benefits. In addition, we will grant Mr. Cobb a stock option to purchase 500,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant, of which 20% will be vested immediately on the date of grant and remaining 80% will vest over a four year vesting schedule. The employment agreement will provide Mr. Cobb certain separation benefits in the event that his employment is terminated by us without cause or by Mr. Cobb for good reason (as defined in the employment agreement).

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this proxy statement as Appendix A and is incorporated by reference into this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Emeritus or Summerville. Such information can be found elsewhere in this document and in the public filings that Emeritus makes with the SEC, which are available without charge through the SEC’s website at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made by each of Emeritus and Summerville to the other. These representations and warranties were made as of specific dates and are subject to important exceptions, limitations and supplemental information contained in the confidential disclosure letters provided by each of Emeritus and Summerville to the other in connection with the signing of the merger agreement, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Emeritus and Summerville rather than to establish matters as facts. The merger agreement is described in this proxy statement and included as Appendix A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Emeritus, Summerville or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Emeritus or Summerville, and you should read the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement for information regarding Emeritus and Summerville and their respective businesses. See “Where You Can Find More Information” beginning on page 91 of this proxy statement.

Structure of the Merger and Conversion of Summerville Stock

In accordance with the merger agreement and Delaware law, Boston Project Acquisition, a direct wholly-owned subsidiary of Emeritus, will merge with and into Summerville. As a result of the merger, the separate corporate existence of Boston Project Acquisition will cease, and Summerville will survive as a wholly-owned subsidiary of Emeritus.

As soon as practicable following the closing, Summerville will file an executed and acknowledged certificate of merger with the Secretary of State of the State of Delaware. At that time, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger, the merger will become effective.

Upon completion of the merger, each outstanding share of Summerville stock, other than shares held by Summerville as treasury stock, or subsidiaries of Summerville or by holders who perfect appraisal rights under Delaware law, will be cancelled and converted into the right to receive shares of our common stock, subject to the allocation procedures described below, and cash payable in lieu of any fractional shares or as otherwise provided in the merger agreement.

Merger Consideration

Total Emeritus Common Stock.  Under the terms of the merger agreement, up to 8,500,000 shares of our common stock will be issued in the transaction.

Apollo Debt Repayment.  A portion of our common stock to be issued in the transaction will be issued in satisfaction of outstanding loans to Summerville from the Apollo Funds (estimated to be approximately $151.9 million in the aggregate as of the expected closing date). The number of shares of our common stock that will be issued in satisfaction of this indebtedness will be based on the average of the daily market prices of our common stock for the ten trading day period ending three days prior to the closing of the Summerville transaction.

Summerville Employee Participation Amount.  A portion of the shares to be issued in the transaction may be issued pursuant to certain incentive compensation arrangements with members of Summerville’s management team, certain of whom will be joining the combined company in connection with the transaction. We have the option of paying the amounts due under these incentive compensation arrangements in shares of our common stock or cash. Based on our current expectations relating to the current Summerville managers who will join the combined company, we expect that the maximum number of shares of our common stock that we would issue pursuant to these arrangements is 361,000 shares.

Summerville Shareholders.  The remaining shares to be issued in the transaction will be issued to the stockholders of Summerville, including the Apollo Funds, based on the respective liquidation preferences of Summerville’s outstanding preferred stock and the average of the daily market prices of our common stock for the ten trading day period ending three days prior to the closing of the Summerville transaction. The market price of our common stock on a trading day will be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange.

Cancellation of Summerville Stock.  As of the effective time, all shares of Summerville stock will no longer be outstanding and will automatically be canceled and will cease to exist. Each holder of a certificate that formerly represented a share of Summerville stock will no longer have any rights in connection with that certificate, except the right to receive merger consideration upon the surrender of such certificate in certain instances as described below and cash payable in lieu of any fractional shares or as otherwise provided in the merger agreement:

•	each common share issued and outstanding prior to the merger will be cancelled and no consideration will be issued in connection with such cancellation in accordance with Delaware law and Summerville’s certificate of incorporation;

•	each share of Series A preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series A merger consideration as outlined in greater detail in the merger agreement;

•	each share of Series B-1 preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series B-1 merger consideration as outlined in greater detail in the merger agreement;

•	each share of Series B-2 preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series B-2 merger consideration as outlined in greater detail outlined in the merger agreement;

•	each share of Series C-1 preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series C-1 merger consideration as outlined in greater detail in the merger agreement;

•	each share of Series C-2 preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series C-2 merger consideration as outlined in greater detail in the merger agreement;

•	each share of Series D preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series D merger consideration as outlined in greater detail in the merger agreement;

•	each share of Series E preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series E merger consideration as outlined in greater detail in the merger agreement;

•	each share of Series F preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series F merger consideration as outlined in greater detail in the merger agreement; and

•	each share of Series G preferred stock issued and outstanding prior to the merger will be converted automatically into the right to receive the Series G merger consideration as outlined in greater detail in the merger agreement.

Not less than five days prior to the completion of the merger, Summerville will deliver to us a statement, as determined by Summerville, of the number of shares of our common stock that we will deliver at the closing to certain Summerville employees that are parties to the employment agreements listed in the merger agreement. In lieu of delivering shares to such Summerville employees, we may elect to deliver cash equal to the number of shares multiplied by the average of the market prices of our common stock for the most recent ten (10) consecutive trading days ending three (3) trading days prior to the completion of the merger. The market price of our common stock on a trading day will be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange. Upon the completion of the merger, all Summerville warrants and options, and any stock option plan or other equity-related plan of Summerville will be terminated and will not be converted into options to purchase or rights to acquire or receive shares of our common stock, as the case may be.

Accredited Investors.  No shares of our common stock will be issued in connection with the merger to any Summerville stockholder that is not an accredited investor and any Summerville stockholder that is not an accredited investor but would otherwise receive shares of our common stock upon completion of the merger will instead receive a cash payment equal to the number of our shares such Summerville stockholder would have received if an accredited investor multiplied by the average of the market prices of Emeritus common stock for the ten (10) consecutive trading days ending three (3) trading days prior to the completion of the merger. The market price of our common stock on a trading day will be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange.

Cash Payment.  The cash payment, if any, and the number of shares of our common stock issuable in the merger will be proportionally adjusted for any stock split, stock dividend, recapitalization or similar event with respect to our common stock or Summerville common stock effected between the date of the merger agreement and the completion of the merger.

Fractional Shares.  No fractional shares of our common stock will be issued in connection with the merger. Instead, Summerville stockholders will receive an amount of cash (rounded to the nearest whole cent) in lieu of a fraction of a share of our common stock equal to the product of such fraction multiplied by $25.60.

Transitory Merger Sub Stock.  Upon completion of the merger, each share of common stock of Boston Project Acquisition will be converted into one share of common stock of Summerville. In addition, any shares of Summerville stock owned by Summerville or held by Summerville as treasury stock prior to the merger will be cancelled and no payment or distribution will be made in connection with the cancellation of such stock.

Dissenters’ Rights.  No holder of a dissenting share of Summerville common stock will be entitled to any stock consideration, cash consideration, cash in lieu of fractional shares or dividends or other distributions in respect of the dissenting share unless and until the holder has failed to perfect or has effectively withdrawn or lost its right to dissent from the merger, and any holder of dissenting Summerville shares will be entitled to receive only the payment provided by section 262 of the DGCL in respect of such holder’s dissenting shares. If any person who otherwise would be deemed a dissenting Summerville stockholder has failed to properly perfect or has effectively withdrawn or lost the right to dissent with respect to any dissenting Summerville shares, such shares will thereupon be treated as though they had been converted into the merger consideration. Summerville will not, except with our prior written consent, voluntarily make any payment with respect to any demands for appraisals of dissenting Summerville shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Our shareholders are not entitled to exercise dissenters’ rights in connection the issuance of the shares of our common stock pursuant to the merger.

Closing and Effective Time

The closing of the merger will take place at 9 a.m. on a date that shall be two (2) business days after the satisfaction or waiver of all of the closing conditions, unless the parties agree to another mutually acceptable date.

The merger will become effective at the time at which Summerville has duly filed the certificate of merger with the Secretary of State of the State of Delaware.

Surrender of Summerville Stock Certificates

As soon as practicable after the effective time of the merger, Mellon Investor Services, the exchange agent for the merger, will mail to each record holder of Summerville stock a transmittal letter that will detail procedures for record holders to exchange Summerville stock certificates for the merger consideration and any cash payments including cash in lieu of any fractional shares. After the effective time of the merger, transfers of Summerville stock will not be registered on Summerville stock transfer books.

Representations and Warranties

Each of Emeritus, Summerville and Boston Project Acquisition made a number of representations and warranties in the merger agreement regarding its authority to enter into the merger agreement and to complete the other transactions contemplated by the merger agreement, and with regard to certain aspects of its respective business, financial condition, structure and other facts pertinent to the merger.

The representations and warranties made by Summerville cover the following topics as they relate to Summerville and its subsidiaries:

•	organization and qualification;

•	authority to enter into merger agreement and binding effect of merger agreement;

•	capital structure;

•	licenses;

•	consent, approval or authorization of governmental entities;

•	subsidiaries;

•	tax matters;

•	conflicts between merger agreement and organizational documents, certain contracts and applicable law;

•	matters relating to material contracts;

•	matters relating to facility leases;

•	company assets;

•	owned real property;

•	hazardous substances;

•	survey reports;

•	capital expenditures;

•	absence of notices from customers or suppliers;

•	resident records;

•	advance payments and residents funds;

•	Medicare or Medicaid participation;

•	third-party payor reimbursement;

•	licensed beds and units;

•	intellectual property;

•	company financial statements and absence of undisclosed liabilities;

•	absence of litigation;

•	absence of certain changes or events since December 31, 2006;

•	employees and employee and labor relations;

•	employee benefit plans;

•	inventory and supplies;

•	transactions with related parties;

•	insurance;

•	fees and commissions related to brokers, finders and agents engaged in connection with the merger;

•	books and records;

•	compliance with applicable laws; and

•	internal controls.

The representations made by Emeritus and Boston Project Acquisition cover the following topics as they relate to Emeritus, Boston Project Acquisition and Emeritus’s other subsidiaries:

•	organization and qualification;

•	authority to enter into merger agreement and binding effect of merger agreement;

•	capital structure;

•	consent, approval or authorization of governmental entities;

•	conflicts between merger agreement and organizational documents, certain contracts and applicable law

•	Medicare or Medicaid participation;

•	third-party payor reimbursement;

•	SEC filings and financial statements;

•	absence of material adverse effect;

•	licenses;

•	real property;

•	absence of notices from customers or suppliers;

•	employee and labor relations;

•	employee benefit plans;

•	inventory and supplies;

•	fees and commissions related to brokers, finders or agents engaged in connection with the merger; and

•	taxes.

The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections in the merger agreement under the headings “Representations and Warranties of Emeritus” and “Representations and Warranties of Parent and the Transitory Subsidiary.”

Concept of Material Adverse Effect

Many of the representations and warranties contained in the merger agreement are qualified by the concept of “material adverse effect.” This concept also applies to some of the covenants and conditions to the merger described under “— Conditions to the Merger” below, as well as to termination of the merger agreement for breaches of representations and warranties as described under “— Termination of the Merger Agreement.” For purposes of the merger agreement, the concept of material adverse effect means any material adverse change, event, circumstance or development with respect to, or material adverse effect on:

•	the business, assets, liabilities, capitalization, condition (financial or otherwise), or results of operations of Summerville or Emeritus, as the case may be, taken as a whole with their respective subsidiaries, or any of the Summerville facilities;

•	the ability of Summerville to consummate the merger and the transactions contemplated by the merger agreement; or

•	the ability of Emeritus to operate the business of Summerville and each of Summerville’s subsidiaries, taken as a whole, immediately after the closing of the merger.

Mr. Baty and Saratoga Partners to Vote Shares pursuant to the Merger Agreement

Pursuant to the merger agreement, Mr. Baty and Saratoga Partners have agreed to vote shares of our common stock which they beneficially own in favor of the adoption and approval of the issuance of shares of our common stock pursuant to the transaction. In addition, they have agreed not to transfer or dispose of their shares between the date of the merger agreement and the consummation of the transactions contemplated by the merger agreement without Summerville’s consent.

Summerville’s Conduct of Business Before Completion of the Merger

Summerville has agreed that, until termination of the merger agreement or the completion of the merger, Summerville and its subsidiaries will conduct their operations in the ordinary course and in compliance in all material respects with all applicable laws and regulations and use reasonable best efforts to preserve its current business organization and intellectual property; keep its physical assets in good working condition, order and repair (normal wear and tear excepted); maintain, comply with and not make any changes or modifications to any contracts, leases or other agreements; keep, maintain and comply with all insurance policies, permits and licenses; keep available the services of its current officers and employees; and preserve its relationships with customers, suppliers and others having business dealings with Summerville or any of its subsidiaries. Summerville has also agreed that, until the completion of the merger, except as expressly contemplated by the merger agreement, any of the following actions by Summerville or its subsidiaries will require Emeritus’s consent:

•	the issuance or sale of securities or any options, warrants or rights to acquire securities, other than pursuant to the conversion or exercise of warrants outstanding on the date of the merger agreement;

•	the amendments of any warrants or restricted stock agreements, or repurchase or redemption of any Summerville securities, other than from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to Summerville;

•	the split, combination or reclassification of any securities; or declaration, setting aside or payment of any dividend or other distribution in respect of Summerville’s securities;

•	the creation, renewal, incurrence or assumption of any indebtedness; the assumption, guarantee, endorsement or other acceptance of liability or responsibility (whether directly, contingently or otherwise) for the obligations of any person or entity; or the entering into of any loans, advances or capital contributions to, or investments in, any person or entity other than indebtedness or other obligations to be paid or satisfied on or prior to the merger;

•	the entering into, adoption or amendment in any material respect of any employee benefit plan or any employment or severance agreement or arrangement of the type described in the merger agreement, other than additional bonus agreements of the type described in the merger agreement or (other than normal increases in the ordinary course of business) the increase in any material respect of the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or the payment of any bonus or other benefit to its directors, officers or employees

(except for existing payment obligations described in the merger agreement or annual or other bonuses or salary increases contemplated under Summerville’s annual budgets) or the hiring of any new officers, or, except in the ordinary course of business, any new employees;

•	the acquisition, sale, lease, license or disposition of any assets or property (including equity interests in or securities of any subsidiary of Summerville or any corporation, partnership, association or other business organization or division thereof), other than the purchases and sales of assets or property in the ordinary course of business (but not any equity interests in or securities of any subsidiary of Summerville, whether or not in the ordinary course of business), or the merger or consolidation with any entity;

•	the mortgage or pledge of any of Summerville’s property or assets or subject any such property or assets (other than in the ordinary course of business), to any security interest;

•	other than in the ordinary course of business, the discharge or satisfaction of any security interest or the payment of any obligation or liability;

•	the amendments of Summerville’s charter, bylaws or other organizational documents;

•	the changing of its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or the making of any new elections, or the changing of any current tax elections;

•	the entering into of any new contract or agreement requiring payments by Summerville in excess of $25,000 or not cancelable by Summerville upon thirty (30) days notice, except for certain Summerville resident care contracts and residential leases in the ordinary course of business, provided that, except as set forth in the merger agreement, the entering into of new resident care contracts and residential leases with new residents on substantially the same terms and conditions as other resident care contracts and Summerville residential leases in effect prior to March 29, 2007 for the same company facility and otherwise consistent with the specimen Summerville resident care contracts and Summerville residential leases set forth in the merger agreement is permitted, or the amendment, termination, the taking or omission of any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement (including, without limitation, any Summerville facility lease or non-facility lease) of a nature required to be listed in the merger agreement;

•	the making or the commitment to make any capital expenditure in excess of $50,000 per item or $200,000 in the aggregate, unless any such capital expenditure is otherwise consistent with certain budgets outlined in the merger agreement;

•	the commencement or settlement of any legal proceeding;

•	the failure to keep in full force and effect insurance comparable in amount and scope to coverage maintained prior to the date of the merger agreement; or

•	the committing to take any of the foregoing actions.

The agreements related to the conduct of Summerville’s business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections in the merger agreement under the heading “— Operation of Business of Company.”

We have agreed that, until termination of the merger agreement or completion of the merger, we will conduct our operations in the ordinary course of business and in compliance in all material respects with all applicable laws and regulations and use our reasonable best efforts to preserve current business organizations, keep its physical assets in good working condition, order and repair (normal wear and tear excepted). We have also agreed that, until termination of the merger agreement or completion of the merger, unless expressly contemplated by the merger agreement, any of the following actions by us or our subsidiaries will require Summerville’s consent:

•	the split, combination or reclassification of any securities, or declaration, the setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its securities;

•	the creation, renewal, incurrence or assumption of any indebtedness (including obligations in respect of capital leases); or the assumption, guarantee, endorsement or other incurrence of liability or responsibility (whether directly, contingently or otherwise) for the obligations of any person or entity;

•	the amendments of its charter, bylaws or other organizational documents;

•	the changing of its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or the making of any new elections, or changing of any current tax elections; or

•	the committing to take any of the foregoing actions.

We have also agreed that until termination of the merger agreement or completion of the merger, unless expressly contemplated by the merger agreement, we will provide the Apollo Stockholders with reasonable advance notice, in sufficient detail, of our (or any of our subsidiaries’) intention to take any of the following actions, will consult with the Apollo Stockholders prior to taking such action and, if so requested by the Apollo Stockholders, will permit a representative of the Apollo Stockholders to meet with our board prior to the approval or taking of any of the following actions; provided, that the Apollo Stockholders shall not be required to take any such action:

•	file or cause to be filed or participate in the filing of, any registration statement under the Securities Act relating to the offering or sale of our common stock; provided, however, that such limitation will not (A) restrict us from filing a registration statement (x) on Form S-8 to register securities or other interests of Summerville to be offered under any employee benefit plan to our employees or employees of our subsidiaries or (y) as contemplated by the merger agreement, or (B) restrict our ability to comply with our contractual obligations;

•	issue or sell any of our (or our subsidiaries) stock or other securities or any options, warrants or rights to acquire any such stock or other securities, or amend any of the terms of (including the vesting of) any of our warrants or restricted stock agreements, or repurchase or redeem any of our stock or other securities (except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to us); or

•	incur indebtedness in a principal amount in excess of $55 million individually or in the aggregate or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person or entity in connection with the acquisition of facilities.

The agreements related to the conduct of our business in the merger agreement are complicated and not easily summarized. You are urged to carefully read the sections in the merger agreement under the heading “Operation of Business of Parent.”

No Solicitation of Transactions

Until the merger is complete or the merger agreement is terminated, Summerville, each of its subsidiaries, and each of their respective affiliates, employees, directors, officers, investment bankers and other representatives and agents have agreed to terminate discussions or negotiations with third parties regarding any acquisition proposals and have requested the return of any documents or information, confidential or otherwise, provided in relation to such discussions. Summerville has also agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its affiliates, employees, directors, officers, investment bankers or other representatives and agents to, whether directly or indirectly:

•	take any action to facilitate the making of, solicit, encourage, induce, or initiate any acquisition proposal; or

•	enter into any agreement with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement relating to an acquisition proposal; or release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Summerville is a party.

An acquisition proposal is any inquiry, offer or proposal (other than the merger) that could reasonably be expected to lead to an acquisition transaction. An acquisition transaction is any merger, consolidation or other business combination involving Summerville or any of its subsidiaries or any sale, lease, exchange, transfer or other disposition of the capital stock (or other equity securities), assets or business of Summerville, or any of its subsidiaries, other than the merger agreement.

Reasonable Best Efforts

We and Summerville have each agreed to use our reasonable best efforts to take all actions necessary, proper or advisable to complete the transactions contemplated by the merger agreement, including, among other things, using our reasonable best efforts to ensure that our representations and warranties are true and correct in all material respects at the closing date of the merger. We and Summerville have each agreed to use our reasonable best efforts to obtain, at our expense, all waivers, permits, consents, approvals or other authorizations from governmental entities and to effect all registrations, filings and notices with or to governmental entities, as may be required to consummate the transactions contemplated by the merger agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by the merger agreement; provided that nothing shall require either of us to agree to regulatory restrictions on the operation of the business, including agreements or commitments to divest, hold separate, sell, abandon or limit our operations or take similar actions with respect to our respective assets or business interests.

Notwithstanding this covenant, Summerville will use its commercially reasonable best efforts to obtain all necessary consents from the requisite stockholders of Summerville to ensure that there are no contracts, agreements, plans, or arrangements entered into or maintained by Summerville or any of its subsidiaries, including the indemnification provisions of the merger agreement, covering any current or former employee, director or consultant of Summerville that, individually or collectively, will give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Internal Revenue Code.

Conditions to the Merger

Every obligation of Emeritus and Boston Project Acquisition under the merger agreement is subject to the prior satisfaction or written waiver, on or before closing, of each of the following conditions specified in the merger agreement, except that the conditions set forth in items (c), (e), (f), (g)(iii), (i), (j) and (k) below shall be deemed waived by us, unless the failure to meet such conditions would be likely to result, in the aggregate, of damages to Emeritus in excess of $20 million:

a) Emeritus shareholders shall have approved the issuance of shares of our common stock pursuant to the merger;

b) less than 5% of the issued and outstanding shares of Summerville common stock (on a fully diluted basis) do not vote in favor of the merger agreement and such appraisal shall have been perfected under Delaware law;

c) Summerville shall have obtained specified governmental consents and approvals and such consents and approvals shall be in full force and effect;

d) the representations and warranties of Summerville set forth in the merger agreement shall be true and correct without giving effect to any qualification as to materiality or material adverse effect, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect on such party, in each case as of the date of the merger agreement and as of the date the merger is to be completed;

e) Summerville shall have performed in all material respects all of their obligations under the merger agreement;

f) Emeritus shall have received the resignations, effective upon the completion of the merger, of each director and officer of Summerville and its subsidiaries other than those parties that Emeritus shall have designated in writing at least five (5) business days prior to the closing;

g) there shall be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect (i) preventing the consummation of the merger, (ii) that would cause the merger to be rescinded following consummation or (iii) have, individually or in the aggregate, a material adverse effect on Summerville;

h) Summerville shall have delivered and made available to us and Boston Project Acquisition, a certificate providing that certain closing conditions have been satisfied and we shall have delivered and made available to Summerville, a certificate providing that certain closing conditions have been satisfied;

i) Emeritus shall have received any certificates or documents requested in connection with the corporate existence or authorization of Summerville;

j) there shall have been no material adverse effect on Summerville;

k) all required third party consents, including landlord consents under the Summerville facility leases shall have been obtained by Summerville and its subsidiaries;

l) Emeritus shall have received an opinion from our counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; and

m) Mr. Cobb shall have entered into an employment agreement substantially in the form of the employment agreement attached to the merger agreement.

Every obligation of Summerville under the merger agreement is subject to the prior satisfaction or written waiver, on or before closing, of each of the conditions specified in the merger agreement, except that the conditions set forth in items (b), (d), (e)(iii), (g) and (h) below shall be deemed waived by Summerville, unless the failure to meet such conditions would be likely to result, in the aggregate, of damages to Summerville in excess of $20 million:

a) Emeritus shareholders shall have approved the issuance of shares of Emeritus common stock pursuant to the merger;

b) Emeritus and its subsidiaries shall have obtained specified governmental consents and approvals and such consents and approvals shall be in full force and effect;

c) the representations and warranties of Emeritus and Boston Project Acquisition set forth in the merger agreement shall be true and correct without giving effect to any qualification as to materiality or material adverse effect, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect on such party, in each case as of the date of the merger agreement and as of the date the merger is to be completed;

d) Emeritus and Boston Project Acquisition shall have performed in all material respects all of their obligations under the merger agreement;

e) there shall be no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition in effect (i) preventing the consummation of the merger, (ii) that would cause the merger to be rescinded following consummation or (iii) have, individually or in the aggregate, a material adverse effect on Emeritus;

f) Emeritus shall have delivered and made available to Summerville, a certificate providing that certain closing conditions have been satisfied;

g) Summerville shall have received any certificates or documents requested in connection with the corporate existence or authorization of Emeritus;

h) there shall have been no material adverse effect on Emeritus;

i) the parties shall have entered into a registration rights agreement substantially in the form attached to the merger agreement;

j) Summerville shall have received an opinion of its counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; and

k) Mr. Cobb shall have entered into an employment agreement substantially in the form of the employment agreement.

Termination of the Merger Agreement

The merger agreement may be terminated by mutual written consent, or by either Emeritus or Summerville, with written notice, under any of the following circumstances, at any time before completion of the merger, as summarized below:

•	if any legal restraint having the effect of permanently prohibiting the merger shall have become final and non-appealable unless the party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under the merger agreement;

•	if Emeritus’s shareholders do not approve the issuance of shares of our common stock pursuant to the merger agreement;

•	if the merger is not completed by December 24, 2007 due to the other party’s failure to perform any of its covenants unless the failure results from the breach of any representation, warranty or covenant by the terminating party;

•	if the other party has breached any representation, warranty or covenant in the merger agreement and such breach would likely result in damages in excess of $20 million to the non-breaching party; or

•	if either party pays to the other the termination fee.

Payment of Termination Fee

Except as described below, whether the merger is completed or the merger agreement is terminated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expense.

Emeritus will be required to pay Summerville a termination fee of $25 million under the following circumstances: (1) the merger agreement is terminated by Emeritus without cause, (2) the merger agreement is terminated by Emeritus or Summerville due to Emeritus’s breach of any representation, warranty or covenant which would likely result in damages to Summerville in excess of $20 million.

Summerville will be required to pay Emeritus a termination of $25 million if the merger agreement is terminated by Summerville without cause.

Amendments, Extensions and Waivers

Any provision of the merger agreement may be amended at any time prior to the closing. All amendments must be in writing and signed by all of the parties. Any waiver of any right or remedy must be in writing and signed by the party giving such waiver. Any waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant under the merger agreement must be in writing and signed by the party making such waiver and will neither be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under the merger agreement, nor affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach of warranty or covenant under the merger agreement.

PER SHARE MARKET PRICE DATA

Emeritus

Our common stock trades on the American Stock Exchange under the symbol “ESC.” The following table sets forth, for the periods indicated, the high and low sale prices per share of our common stock as reported on the American Stock Exchange.

	High	Low

Fiscal year ended December 31, 2005
First quarter	$15.52	$11.10
Second quarter	14.20	12.25
Third quarter	17.74	14.41
Fourth quarter	21.45	17.25
Fiscal year ending December 31, 2006
First quarter	$25.11	$20.40
Second quarter	22.15	18.75
Third quarter	21.97	16.76
Fourth quarter	25.05	21.22
Fiscal year ending December 31, 2007
First quarter	$33.75	$25.61
Second quarter	39.23	31.60

The closing sale price of Emeritus common stock as reported on the American Stock Exchange on March 28, 2007, the date prior to the public announcement of the proposed acquisition of Summerville was $30.25 per share. The closing sale price of Emeritus common stock as reported on the American Stock Exchange on March 29, 2007 was $30.06 per share. As of the record date, there were 91 holders of record of Emeritus common stock based on information provided by our transfer agent. The number of shareholders of record does not reflect the actual number of individual or institutional shareholders that own Emeritus common stock because most stock is held in the name of nominees. There are a substantially greater number of beneficial holders of Emeritus common stock.

We have never declared or paid any dividends on our common stock, and expect to retain any future earnings to finance the operation and expansion of our business. Future dividend payments will depend on our results of operations, financial condition, capital expenditure plans, and other obligations and will be at the sole discretion of our board of directors. Certain of our existing leases and lending arrangements contain provisions that restrict our ability to pay dividends, and it is anticipated that the terms of future leases and debt financing arrangements may contain similar restrictions. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Summerville

There is no trading market for the capital stock of Summerville, which is a privately-owned company. Summerville has not paid any dividends since its inception.

EMERITUS SELECTED HISTORICAL AND UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL DATA

The selected historical consolidated statements of operations data presented below for each of the years in the five-year period ended December 31, 2006, is derived from the audited consolidated financial statements of Emeritus Corporation. The selected historical unaudited consolidated balance sheet data presented below as of March 31, 2007, and the selected historical unaudited consolidated statements of operations data presented below for the three-month periods ended March 31, 2006, and March 31, 2007, is derived from the unaudited condensed consolidated financial statements of Emeritus Corporation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, such historical consolidated financial statements, including the related notes thereto. The following summary unaudited pro forma condensed consolidated financial data presented below is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the unaudited pro forma condensed consolidated financial statements included elsewhere in this proxy statement. The summary unaudited pro forma condensed consolidated balance sheet data presented below as of March 31, 2007, gives effect to the acquisition of Summerville as if it had occurred on March 31, 2007. The unaudited pro forma condensed consolidated statements of operations data presented below for the year ended December 31, 2006, and for three months ended March 31, 2007, gives effect to the following transactions as if they occurred at the beginning of the respective periods:

•	our acquisition of Summerville;

•	our July 2006 acquisition of the 101-unit Arbor Place community, which we previously managed;

•	our February 2007 acquisition of Fretus Investors LLC, an entity that owned 24 communities we previously operated under long-term leases with Fretus;

•	our March 2007 acquisition from entities affiliated with Healthcare Realty Trust, Inc. of 12 communities we previously operated under long-term leases with certain of these entities;

•	our March 2007 acquisition from Healthcare Property Investors, Inc. of seven communities we previously operated under long-term leases with HCPI;

•	the March 2007 conversion of $16.12 million principal amount of our outstanding 6.25% convertible subordinated debentures due 2008 into 732,725 shares of common stock pursuant to our offer to the holders of such debentures to pay such holders an incentive payment equivalent to the amount of interest they would have earned to maturity in consideration for their early conversion of the debentures; and

•	our December 2006 investment in a joint venture with Blackstone Real Estate Advisors and our entry into the related management contracts for 24 communities.

The unaudited pro forma condensed consolidated balance sheet and statements of operations data does not give pro forma effect to:

•	the pending purchases of 52 communities that we and Summerville currently lease or the proposed secured debt financing that would be required to consummate such transactions, including the effect, without limitation, on rent expense, interest expense and depreciation;

•	Summerville’s April 2006 acquisition of Summerville Investors, LLC, which controlled 17 communities through leasehold interests that Summerville had previously managed;

•	Summerville’s acquisition at various dates during 2006 and the first quarter of 2007 of leasehold interests for an additional 19 communities; and

•	the stock option compensation expense relating to a stock option to purchase 500,000 shares of our common stock that we will grant to Mr. Cobb pursuant to the terms of his employment agreement that will become effective upon the completion of the Summerville acquisition.

For further information on these Summerville transactions, you should review Summerville’s consolidated financial statements included elsewhere in this proxy statement (including Notes 5, 6 and 17 to Summerville’s audited consolidated financial statements). For further information relating to Mr. Cobb’s option grant, see Note 4 to the unaudited pro forma condensed consolidated financial statements included elsewhere in this proxy statement.

	Year Ended December 31,						Three Months Ended May 31,
						Pro forma			Pro forma
Consolidated Statement of Operations Data	2002	2003	2004	2005	2006	2006	2006	2007	2007
	In thousands, except per share data

Revenues:
Community revenue	$138,677	$191,447	$312,188	$385,751	$419,978	$643,115	$100,609	$109,500	$178,886
Management fees	10,892	10,243	4,678	1,981	1,887	4,825	457	877	877

Total operating revenues	149,569	201,690	316,866	387,732	421,865	647,940	101,066	110,377	179,763

Expenses:
Community operations (exclusive of depreciation and amortization and facility lease expense shown separately below)	103,651	122,352	200,725	257,078	272,812	418,340	66,367	70,498	113,831
Texas lawsuit accrual (settlement)(1)	—	—	18,680	—	(12,207)	(12,207)	(12,207)	—	—
General and administrative(2)	7,156	24,041	26,274	30,843	38,078	61,273	8,731	10,114	15,405
Depreciation and amortization	8,892	11,855	32,492	46,277	50,478	99,250	12,150	14,589	24,981
Facility lease expense	27,193	33,831	38,390	41,465	44,545	94,773	10,918	10,370	27,116

Total operating expenses	146,892	192,079	316,561	375,663	393,706	661,429	85,959	105,571	181,331

Operating income from continuing operations	2,677	9,611	305	12,069	28,159	(13,489)	15,107	4,806	(1,570)

Other income (expense):
Interest income	400	664	595	1,507	2,893	3,380	871	591	728
Interest expense	(13,138)	(18,611)	(42,198)	(50,144)	(49,252)	(74,030)	(11,731)	(13,615)	(18,905)
Gain on sale of investment in Alterra Healthcare Corporation(3)	—	—	—	55,441	—	—	—	—	—
Equity earnings (losses) in unconsolidated joint ventures(4)	(410)	174	(775)	2,188	(993)	(2,853)	(96)	(569)	(569)
Other, net	3,829	1,839	2,348	2,796	1,581	2,113	596	(672)	661

Net other income (expense)	(9,319)	(15,934)	(40,030)	11,788	(45,771)	(71,390)	(10,360)	(14,265)	(18,085)

Income (loss) from continuing operations before income taxes	(6,642)	(6,323)	(39,725)	23,857	(17,612)	(84,879)	4,747	(9,459)	(19,665)
Benefit of (provision for) income taxes	—	(418)	(1,188)	(9,358)	3,044	2,383	(10)	(276)	(276)

Income (loss) from continuing operations	(6,642)	(6,741)	(40,913)	14,499	(14,568)	(82,496)	4,737	(9,735)	(19,931)
Income (loss) from discontinued operations, net of tax benefit	187	(1,340)	373	(2,197)	(50)	(50)	(10)	—	—

Net income (loss)	(6,455)	(8,081)	(40,540)	12,302	(14,618)	(82,546)	4,727	(9,735)	(19,931)
Preferred stock dividends(5)	(7,343)	(6,238)	(3,737)	(599)	—	—	—	—	—
Gain on repurchase of Series A preferred stock(6)	—	14,523	—	—	—	—	—	—	—

Net income (loss) to common shareholders	$(13,798)	$204	$(44,277)	$11,703	$(14,618)	$(82,546)	$4,727	$(9,735)	$(19,931)

Basic income (loss) per common share:
Continuing operations	$(1.37)	$0.15	$(4.21)	$1.02	$(0.82)	$(3.05)	$0.28	$(0.53)	$(0.73)
Discontinued operations	0.02	(0.13)	0.04	(0.16)	—	(0.01)	—	—	—

	$(1.35)	$0.02	$(4.17)	$0.86	$(0.82)	$(3.06)	$0.28	$(0.53)	$(0.73)

Diluted income (loss) per common share:
Continuing operations	$(1.37)	$0.14	$(4.21)	$0.81	$(0.82)	$(3.05)	$0.25	$(0.53)	$(0.73)
Discontinued operations	0.02	(0.12)	0.04	(0.12)	—	(0.01)	—	—	—

	$(1.35)	$0.02	$(4.17)	$0.69	$(0.82)	$(3.06)	$0.25	$(0.53)	$(0.73)

Weighted average common shares outstanding:
Basic	10,207	10,255	10,623	13,625	17,774	27,007	17,030	18,374	27,411

Diluted	10,207	11,521	10,623	18,305	17,774	27,007	18,819	18,374	27,411

(1)	In February 2005, a Texas jury awarded a $19.5 million verdict against us for a professional liability case. We settled this action for $5.6 million in March 2006. We accrued $18.7 million in 2004 for this original verdict and reversed $12.2 million in 2006 upon settlement of the action.

(2)	In 2006 we implemented SFAS No. 123R — Stock-Based Compensation and recorded $2.8 million in non-cash stock option compensation expense for the year ended December 31, 2006, and $538,000 for the three months ended March 31, 2007, which is included in general and administrative expense.

(3)	The gain on sale of Alterra Healthcare Corporation in 2005 resulted from the sale of our 25% ownership interest in Alterra for approximately $62.3 million, resulting in, a gain of approximately $55.4 million.

(4)	Included in equity earnings (losses) in unconsolidated joint ventures for 2005 is a gain on sale of approximately $2.4 million representing the partial sale of our ownership interest in Senior Healthcare Partners, LLC.

(5)	In the second quarter of 2005 our Series B Convertible Preferred Stock was converted into 5,365,746 shares of common stock and no dividends accrued after that date.

(6)	In a two-part transaction completed in August 2003, we repurchased all the outstanding Series A Preferred Stock for $20.5 million originally issued at $25 million. In addition, accrued and unpaid dividends of approximately $10.0 million was waived by the holder of the preferred stock resulting in a a gain of approximately $14.5 million.

						As of
	Year Ended December 31,					March 31, 2007
Consolidated Balance Sheet Data	2002	2003	2004	2005	2006	Actual	Pro forma
	In thousands

Cash and cash equivalents	$7,301	$6,368	$10,748	$56,413	$14,049	$23,214	$28,659
Working capital (deficit)	(27,618)	(38,285)	(70,603)	(28,808)	(41,877)	(54,639)	(84,908)
Total assets	203,820	389,794	718,969	747,770	703,060	953,019	1,344,463
Long-term debt, less current portion	119,887	136,388	50,528	77,650	83,597	344,327	357,269
Capital lease and financing obligations, less current portion	40,949	215,324	614,046	607,677	585,912	560,633	617,354
Convertible debentures, less current portion	32,000	32,000	32,000	26,625	26,575	10,455	10,455
Redeemable preferred stock	25,000	—	—	—	—	—	—
Shareholders’ deficit	(89,834)	(86,927)	(128,319)	(113,073)	(119,032)	(111,563)	165,282

DESCRIPTION OF SUMMERVILLE

Overview

Summerville, headquartered in San Ramon, California, is a senior living services company organized to operate independent living, assisted living, and Alzheimer’s/dementia communities. At March 31, 2007, Summerville operated 81 senior living communities in 13 states. Summerville is one of the largest providers of assisted living services in California with 23 communities and in Florida with 24 communities, and is among the eight largest operators nationally. At March 31, 2007, Summerville’s facilities were 91.1% occupied. For the quarter ended March 31, 2007, Summerville had average monthly revenue per occupied unit of $3,258.

As of March 31, 2007, Summerville owns long-term leasehold interests in 81 properties, many containing purchase options. Summerville communities range in size from 20 to 221 units, with an average community size of 98 units, and offer a range of private and shared resident accommodations from studio suites to one and two bedroom apartments. The communities range in age from thirty years to less than four years. The following table sets forth a summary of the various types of properties which Summerville operated as of May 1, 2007.

				Independent
				Living/
			Assisted	Assisted	Independent
			Living/	Living/	Living/
	Assisted	Alzhemier/	Alzheimer/	Alzheimer/	Assisted	Independent
	Living	dementia	dementia	dementia	Living	Living	Total

Communities	25	4	39	5	6	2	81
Units	2,304	108	3,585	744	957	237	7,935
Avg. Units/ Community	92.2	27.0	91.9	148.8	159.5	118.5	98.0

Description of Services

Summerville provides senior residential, assisted living and Alzheimer’s/dementia care and related services in a residential setting, on an as-needed basis for each resident.

Senior residential, assisted living and Alzheimer’s/dementia care and related services

Summerville’s communities provide base-care and personal care assistance to residents. Those residents, who do not require personal care assistance, pay only the base rent including all basic necessities and 24-hour staffing. Included in the base rent are three meals per day, weekly housekeeping and linen services, scheduled transportation, activities, and 24-hour staffing.

Summerville’s assisted living model is designed to provide the highest level of care available by continually re-assessing residents’ changing needs and preferences through a proprietary needs and services assessment tool. The resident assessment tool drives the needs and services plan, which in turn drives the care managers’ daily scheduling. Significant and/or chronic variations, from the resident plan, trigger a re-assessment and/or modifications to the needs and services plan. This system results in an accurate charge structure as well as an efficient deployment of care-giving staff to maximize operating margin. Residents requiring extended care services are assessed and categorized into one of several levels of care.

Summerbrook® programs

Summerville’s communities may also have a dedicated Summerbrook® wing, designed for residents suffering from Alzheimer’s or other cognitive impairments. The program provides increased programming, staffing levels and specialized physical plant amenities related to safety, security, and comfort. Trained caregivers work with residents using progressive techniques with structured activities, redirection, and memory cues that help to ease anxieties and improve overall quality of life for residents with memory disorders. Base rents average about $1,200 to $1,400 more than standard assisted living rates, reflecting the provision of additional, specialized services.

Properties Overview

At May 1, 2007, Summerville operated 81 senior living communities in 13 states. The following table summarizes Summerville’s portfolio of communities as of May 1, 2007:

	Number of
13 States	Communities	Units	Beds

California	23	2,045	2,355
Connecticut	2	149	181
Florida	24	2,571	2,917
Indiana	3	211	237
Louisiana	1	123	135
Maryland	3	237	265
Massachusetts	2	301	345
Michigan	2	216	240
New Jersey	3	231	262
Ohio	10	968	1,162
Tennessee	2	134	136
Texas	4	596	618
Virginia	2	153	180

Total	81	7,935	9,033

Sales and Marketing

Summerville has developed distinct sales and marketing programs for each community, spanning every stage of operation (i.e., pre-opening, fill-up and stabilized). In addition, marketing strategies are developed for acquired communities to integrate within the existing structure so as to accelerate fill-up, turn-around, and/or repositioning of those communities.

Sales and marketing management systems are implemented and monitored, in each community, by executive directors and directors of community relations.

Regional sales and marketing directors recruit community-level marketing personnel, oversee the effectiveness of each community’s program and provide training, strategic guidance, and motivation. All regional and community level personnel are incentivized based upon resident move-ins.

At the corporate level, strategic planning, data collection and analysis, sales enhancement tools, advertising collateral pieces and proactive public relations are created and distributed to the sales and marketing personnel in the field.

Employees and Labor Relations

As of May 2, 2007, Summerville had approximately 4,900 employees, of which approximately 117 are in Summerville’s corporate and regional offices.

Selected Historical Financial Data of Summerville

The following selected financial data presented below is derived from Summerville’s consolidated financial statements. The selected statements of operations data for each of the years in the three-year period ended December 31, 2006, and the selected balance sheet data as of December 31, 2005, and 2006 is derived from the audited consolidated financial statements of Summerville Senior Living, Inc. included elsewhere in this prospectus supplement. The selected unaudited balance sheet data as of March 31, 2007, and the summary historical unaudited statements of operations data for the three-month periods ended March 31, 2006, and March 31, 2007, is derived from the unaudited condensed consolidated financial statements of Summerville Senior Living, Inc. included elsewhere in this prospectus supplement. This summary should be read in conjunction with, and is qualified in its entirety by reference to, such historical consolidated financial statements, including the related notes thereto.

				Three Months Ended
	Year Ended December 31,			March 31,
Consolidated Statements of Operations Data	2004	2005	2006	2006	2007
				(Unaudited)
	In thousands

Total operating revenues	$95,483	$117,592	$223,123	$39,425	$69,390
Total operating expenses	90,244	99,352	204,478	36,108	58,915

Operating income from continuing operations	5,239	18,240	18,645	3,317	10,475
Net other income (expense)	(20,058)	(27,551)	(49,460)	(9,810)	(15,120)

Income (loss) from continuing operations before income taxes	(14,819)	(9,311)	(30,815)	(6,493)	(4,645)
Benefit of (provision for) income taxes	(404)	(512)	(661)	(246)	—

Income (loss) from continuing operations	(15,223)	(9,823)	(31,476)	(6,739)	(4,645)
Income (loss) from discontinued operations, net of tax benefit	(270)	(115)	—	—	—

Net income (loss)	$(15,493)	$(9,938)	$(31,476)	$(6,739)	$(4,645)

	December 31,		March 31,
Consolidated Balance Sheet Data	2005	2006	2007
			(Unaudited)
	In thousands

Cash and cash equivalents	$5,766	$5,423	$7,065
Working capital (deficit)	(10,575)	(30,156)	(30,337)
Total assets	190,228	373,802	414,341
Long-term debt, less current portion	108,365	138,003	155,247
Capital lease and financing obligations, less current portion	173,396	331,548	356,907
Shareholders’ deficit	$(119,208)	$(150,684)	$(155,329)

	December 31,			March 31,
Other Operating Data	2004	2005	2006	2006	2007

Communities owned, leased, or managed	36	62	77	63	81
Number of units	3,346	6,469	7,492	6,585	7,935

Summerville Management’s, Discussion and Analysis of Financial Condition and Results of Operations

Overview

Summerville Senior Living, Inc. is a Delaware corporation incorporated in 1996, to acquire, develop, and operate senior living facilities. Two investment funds managed by Apollo Real Estate Advisors, a private equity firm based in New York, own, directly or indirectly, 95% of the Company. Another 2.5% is owned by Health Care REIT, Inc., and the remainder is owned by various institutional and individual investors.

From 1996 through 1999, Summerville expanded through acquisition and internal ground-up development, growing to 54 communities. By 2000, the industry had become overbuilt, creating significant rate and occupancy pressures for operators. As a result, Summerville made the decision to divest 22 properties in order to focus on improving occupancy, pricing, and operating efficiencies in the remaining 32 communities. As a result, Summerville succeeded in increasing its average portfolio occupancy to 95% by the third quarter of 2004. At that time, Summerville implemented an acquisition strategy. As a result of the execution of that strategy, by March 31, 2007, Summerville operated 81 communities in 13 states.

Summerville leases all of its properties from real estate investment trusts (REITs) and other private and public parties through direct leasing, many of which were the result of sale-leaseback transactions. As of March 31, 2007, 33 of Summerville’s leased communities are accounted for as financing transactions due to provisions in the sale-leaseback agreements that constitute continuing involvement under the accounting rules and, therefore, did not qualify as a sale. Summerville continues to reflect these properties as owned with a corresponding financing obligation equal to the proceeds from the sale. Also, as of March 31, 2007, Summerville accounts for six leases as capital leases and reflects those facilities as owned for accounting purposes.

The following table sets forth a summary of our property interests.

	As of March 31,		As of December 31,		As of December 31,		As of December 31,
	2007		2006		2005		2004
	Buildings	Units	Buildings	Units	Buildings	Units	Buildings	Units

Owned/Financed(1)	33	2,847	33	2,848	16	1,593	2	166
Leased	42	4,632	41	4,407	26	2,650	28	2,555
Capital Lease(2)	6	456	3	237	3	237	1	98

Consolidated Portfolio	81	7,935	77	7,492	45	4,480	31	2,819
Managed/Admin Services	—	—	—	—	17	1,989	5	527

Operated Portfolio	81	7,935	77	7,492	62	6,469	36	3,346

Percentage increase(3)	5.2%	5.9%	24.2%	15.8%	72.2%	93.3%	13.0%	19.0%

(1)	Owned communities increased since December 2004 due to sale-leaseback transactions. These are treated as owned due to accounting requirements related to sale-leaseback accounting, notwithstanding the legal sale of the communities and their subsequent leasing by Summerville.

(2)	Six of the leased communities at March 31, 2007, are accounted for as capital leases and are treated as owned due to lease accounting rules.

(3)	The percentage increase indicates the change from the prior year, or, in the case of March 31, 2007, from the end of the prior year.

Two of the important factors affecting Summerville’s financial results are the rates it charges its residents and the occupancy levels it achieves in its communities. Summerville relies primarily on its residents’ ability to pay its charges for services from their own or family resources and expects that it will do so for the foreseeable future. Although care in an assisted living community is typically less expensive than in a skilled nursing facility, Summerville generally believes that only seniors with income or assets meeting or exceeding the regional median can afford to reside in its communities. In this context, Summerville must be sensitive to its residents’ financial circumstances and remain aware that rates and occupancy are interrelated.

In evaluating the rate component, Summerville generally relies on the average monthly revenue per unit, computed by dividing the total community revenues for a particular period by the average number of occupied units for the same period. In evaluating the occupancy component, Summerville generally relies on an average occupancy rate, computed by dividing the average units occupied during a particular period by the total unit capacity during that same period.

A significant component of Summerville’s total revenue is the revenue generated by charging for increased amounts of care as its residents age in place. Summerville’s experience is that its residents (and families) desire to stay as long as possible in its communities as opposed to moving into a skilled nursing facility environment. As a result, Summerville requires its residents to pay for the additional care and services as they are required or desired. In 2005, Summerville implemented a program to more effectively match the level-of-care charges (relating to the support services required by residents) to the actual cost of rendering those additional services. As a result, Summerville was able to increase its level-of-care revenue to support the higher level of care and service being provided to its residents, thereby allowing them to remain in the community.

In Summerville’s consolidated portfolio, its average occupancy rate was 94.3% in 2004, decreasing to 93.1% and 91.0% in 2005 and 2006, respectively. The 2006 decline was primarily due to the lower average occupancy of Summerville’s newly acquired communities. In the first quarter of 2006, Summerville’s average occupancy rate was 92.2%, decreasing to 92.1% for the same period in 2007. The slight decline was due in part to the lower average occupancy of Summerville’s newly acquired communities. In Summerville’s same store portfolio (those communities under Summerville’s management since January 1, 2005, excluding its Kenner community), Summerville’s average occupancy changed from 94.3% to 94.6% and 93.2% in 2004, 2005, and 2006, respectively. The occupancy essentially held steady from 2004 to 2005 and decreased slightly in 2006 as corporate sales and marketing resources were focused on new acquisitions.

In Summerville’s consolidated portfolio, the average monthly residential revenue per occupied unit increased from $3,025 in 2004 to $3,174 in 2005 and decreased to $3,167 in 2006, respectively. The change from 2005 to 2006 reflects the impact of Summerville’s acquisitions and their lower average revenue per occupied unit. For the first quarter of 2006, the consolidated portfolio average monthly residential revenue per occupied unit increased from $3,164 to $3,257 for the same period in 2007. The change from the first quarter of 2006 to the first quarter of 2007 represents an increase of $93, or 3%, which includes the impact of incorporating several acquisitions with lower average revenue per unit into the consolidated portfolio during that period. In addition, in Summerville’s same store portfolio, the average monthly revenue per occupied unit increased from $2,945 to $3,229 and to $3,463 in 2004, 2005, and 2006, respectively. The change from 2004 to 2005 represents an increase of $284, or 9.6%, and the change from 2005 to 2006 represents an increase of $234, or 7.3%. This level of increase was facilitated in part by the implementation of corporate oversight into the rate process and the implementation of new systems with respect to monitoring and charging appropriately for additional level-of-care services.

Hurricane Katrina caused one of Summerville’s communities to close operations for four months resulting in a loss of nearly $1.5 million in revenues in 2005. The Community reopened in January 2006, but took four months to return to its pre-Katrina occupancy. Summerville recovered $450,000 for business interruption in 2006 and expects to recover more in 2007. It also received insurance proceeds of approximately $1.0 million towards the costs of repairs to the building.

Since Summerville’s inception in 1996, it has incurred operating losses totaling approximately $234.0 million through December 31, 2006. We believe that these losses have resulted from Summerville’s early emphasis on expansion, occupancy and rates falling well short of projections in the early years, losses related to the divestment of properties, administrative and corporate expenses incurred in conjunction with an increased emphasis on risk management, and most recently, the effects of sale-leaseback accounting.

Significant Transactions

From 2004 through 2006, and continuing into 2007, Summerville entered into several transactions that affected the number of communities it owns, leases, and manages; and its financing arrangements. These transactions are summarized below.

2007 additions.  In March 2007, Summerville acquired two assisted living and Alzheimer’s and related dementia properties in a transaction, totaling $28.6 million. The communities, located in Ohio, consisted of

219 units. The transaction was financed by a REIT with a leasehold loan in the amount of $12.9 million and the properties were added to Summerville’s master lease with the REIT.

In January 2007, Summerville acquired two assisted living and Alzheimer’s and related dementia properties containing 192 units. Both properties are located in Ohio. The transaction, which totaled $25.3 million, was financed by a REIT and the properties added to Summerville’s master lease with the REIT.

In 2007, Summerville entered into a development agreement for a 106-unit assisted living and Alzheimer’s and related dementia property in Ohio. The agreed purchase price, including building, land, and fixed assets, is $12.8 million and the project is targeted for a December 2007 opening.

2006 additions.  In December 2006, Summerville added a 78-unit assisted living and dementia care property in Virginia. A REIT acquired the property for $11.2 million and added it to Summerville’s master lease with the REIT.

In October 2006, Summerville acquired two assisted living and dementia care properties totaling 180 units in Ohio. The purchase price, totaling $22.0 million, was financed by a REIT and the properties were added to Summerville’s master lease with the REIT.

Also in October 2006, Summerville closed on five assisted living communities, of which two are located in Tennessee and three are located in Florida. These five properties added 327 units to Summerville’s portfolio at a cost of $31.0 million. A REIT financed the properties through a master lease agreement.

In August 2006, Summerville closed on a 100-unit assisted living community located in Ohio. The $10.7 million transaction was financed through a long-term lease agreement with a REIT.

Also in August 2006, Summerville acquired an 89-unit assisted living and dementia care community in Ohio for $9.1 million and financed the transaction through a sale-leaseback transaction with a REIT.

In June 2006, Summerville exercised purchase options on two communities located in Florida and entered into a sale-leaseback transaction with a REIT for a purchase price of $27.0 million. The properties have a total of 186 assisted living and dementia care units. Summerville has operated these two properties under a sublease since September 2005. The net proceeds of $6.9 million from the transaction were retained by Summerville to be used for general corporate purposes.

In April 2006, Summerville purchased 100% of the membership interests in Summerville Investors, LLC, or SI, for $24.7 million. The seventeen communities, comprised of 1,961 units, were managed by Summerville prior to the acquisition. Effective April 1, 2006, the communities became leased communities and are included in Summerville’s consolidated portfolio effective as of that date.

In April 2006, Summerville acquired three, small, purpose-built dementia care communities located in California with a total of 62 units. The transaction was structured as a sale-leaseback with a REIT for a purchase price of $10.4 million.

Also in April 2006, Summerville acquired a 106-unit assisted living and dementia care community in Florida. The transaction was structured as a sale-leaseback with a REIT for a purchase price of $7.2 million.

In February 2006, Summerville acquired a 114-unit assisted living and dementia care community located in Ohio. The transaction was structured as a sale-leaseback for a purchase price of $8.9 million.

2005 Additions.  In December 2005, Summerville purchased two notes that were secured by two assisted living facilities with 372 units in Texas for approximately $17.0 million. After negotiating deeds in lieu of foreclosure for each property, Summerville entered into a sales-leaseback transaction for these properties.

In August 2005, Summerville entered into an agreement to assume the leases for four assisted living facilities in Florida with 404 units. Summerville also entered into an agreement to purchase five additional assisted living facilities with 398 units which was financed through a sale-leaseback transaction. As part of the same acquisition, Summerville entered into an agreement to sublease four assisted living facilities in Florida with 516 units.

2004 and 2005 Sale-leaseback.  In July 2004, Summerville entered into a sale-leaseback agreement with a REIT for the sale of four of its communities. The transaction involving two of the four communities closed in July 2004 and involved two assisted living and dementia care communities in Connecticut and Ohio. The second sale-leaseback transaction involving two assisted living and dementia care communities located in California was completed in February and July 2005. Due to the terms of the sale-leaseback transaction, the leases are treated as financing transactions for accounting purposes and are reflected as owned properties in Summerville’s financial statements with a corresponding financing obligation. A portion of the proceeds from this transaction were used to pay down $2.3 million of Summerville’s debt.

Purchase and Sale-leaseback of Five Communities.  In April 2005, Summerville exercised an option to purchase five properties, including one in Connecticut, two in New Jersey, and two in Florida. In conjunction with the purchase of these facilities, Summerville entered into a sales-leaseback transaction. Summerville generated proceeds of $9.5 million and used the proceeds to repay a $5.2 million note with the balance of $4.3 million used for general corporate purposes.

2004 Management of Summerville Investors, LLC Communities.  In 2004, Summerville began managing assisted living and dementia care communities operated by SI. SI controlled 17 communities totaling 1,961 units which were located in Massachusetts, Michigan, Indiana, and Florida.

Discontinued Operations.  In September 2004, Summerville did not renew an expiring lease for an assisted living community located in California. There was a loss on this lease termination of approximately $34,000 in 2004.

In May 2005, Summerville did not renew a lease for a dementia care community located in California. Summerville recognized a loss from discontinued operations of approximately $115,000 related to this lease termination in 2005.

Both of these transactions qualify for discontinued operations treatment under SFAS No. 144 and the results of discontinued operations is reported as a separate line item in Summerville’s consolidated statement of operations for the respective years.

Results of Operations

Summary of significant accounting policies and use of estimates

The discussion and analysis of Summerville’s financial condition and results of operations are based upon Summerville’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Summerville’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Summerville’s management evaluates these estimates, including those related to resident programs and incentives such as move-in fees, bad debts, investments, intangible assets, impairment of long-lived assets, income taxes, restructuring, long-term service contracts, contingencies, self-insured retention, health insurance, and litigation. Summerville’s management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Summerville’s management believes the following accounting policies are most significant to the judgments and estimates used in the preparation of Summerville’s consolidated financial statements. Revisions in such estimates are charged to income in the period in which the facts that give rise to the revision become known.

•	General and professional liability risk is insured under a “claims made” program, which is virtually the only program available to the senior living industry. In 2004, Summerville completed an initiative to address claims that had arisen under previous management. In 2004, Summerville adopted a high deductible plan for its general and professional liability risk. The deductible was $250,000 in 2004. In May 2006, Summerville redesigned its insurance program. The result was a 35% premium savings per bed and an overall annual savings of $1.0 million. The lower cost was realized while lowering the self insurance retention to $100,000. Summerville also maintained coverage back to 2001 with a $250,000 deductible.

Summerville establishes claims reserves upon notice of a claim based upon actuarial estimates of the total aggregate liability for claims within the current year, plus related administrative expenses.

•	For workers’ compensation coverage, Summerville adopted several approaches between 2004 and 2006. Summerville’s non-California employees were historically covered under a guaranteed risk program. From 2002 to 2005, California workers’ compensation costs became increasingly expensive to state employers due to existing program requirements. In 2004, to combat its costs, Summerville transferred its California community-level employees to a co-employer relationship with Kelly Services. This enabled Summerville to benefit from Kelly’s national self insurance program, thereby lowering the overall costs of its workers’ compensation coverage by more than $1.0 million compared to prior years. In 2006, workers’ compensation reform legislation in California became effective and the Kelly arrangement was terminated. As a result, Summerville’s California employees were once again covered under a loss-sensitive workers’ compensation program.

•	Most of Summerville’s community leases contain annual rent inflators. In accordance with accounting practices, when lease inflators are known or readily determinable, Summerville records the lease expense on a straight-line basis over the life of the lease and recognizes the average annual lease expense rather than the cash lease payment.

As of March 31, 2007, Summerville leased six facilities that are treated as capital leases for accounting purposes. Depreciation on the capital asset is included in depreciation and amortization expense in Summerville’s consolidated statements of operations and the lease payments are recorded as interest and principal payments on the corresponding lease obligation.

In addition, Summerville leases certain equipment that is treated as capital leases for accounting purposes and is included in property and equipment.

•	Summerville evaluates its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount of the asset. Due to our ongoing operating losses, a complete impairment analysis of all facilities and related goodwill was performed as of December 31, 2006, 2005, and 2004. As a result of this analysis, no impairment charge was recorded during 2006 and 2005, while an impairment charge of $426,000 was recorded during 2004.

Comparison of the three months ended March 31, 2007 and 2006

Total operating revenues.  The increase in total community revenues of $30.9 million was due primarily to additional revenues related to Summerville’s acquisition or lease of 25 communities, including 17 previously managed communities which were acquired on April 1, 2006. These additional communities represented an increase in revenue of approximately $27.7 million for the first quarter of 2007. The balance of the increase was due to an increase in the average revenue per unit and occupancy changes.

Management fees were eliminated effective with Summerville’s purchase of the managed communities in April 2006. As a result, the 17 managed communities became leased communities and were included in the consolidated portfolio as of that date.

Salary and benefits.  Salary and benefit expense increased $12.2 million in 2007 over the prior year period. Approximately $11.7 million of this increase was from the addition of new communities. The remaining increase of approximately $500,000 represents a 2.3% increase over the prior year period.

Lease expense.  Lease expense includes Summerville’s community and corporate office leases. The $4.6 million increase in 2007 resulted from a $6.0 million increase due to the new community leases and a reduction in lease expense resulting from the acquisition of a leased community and subsequent sale-leaseback transaction which was accounted for as a financing lease. The corporate office lease cost increased by $130,000 due to the expansion of the office.

General and administrative.  General and administrative expenses consist of both community operating expenses and corporate overhead costs and increased by $6.0 million in 2007. The increase was attributable to the addition of new communities since the comparable period last year. In 2006, one of Summerville’s communities was still incurring post-Katrina expenses that were no longer present in 2007, contributing to a slight decrease in general and administrative expenses from the comparable prior year period.

Consultants and professional fees.  Consulting and professional fees decreased by $32,000 in the first quarter of 2007 over the same period in 2006. Reductions in corporate legal and other costs more than offset the increase of $357,000 in these costs associated with the new communities.

Interest expense.  In the first quarter of 2007, interest expense increased $1.4 million primarily due to the addition of $12.9 million in long-term debt related to Summerville’s acquisition of certain properties in March 2007 and an additional $4.5 million loan from Apollo for the acquisition of new communities.

Interest related to financing obligations.  Interest related to financing obligations increased by $3.0 million in the first three months of 2007 compared to the prior year period. Of this amount, $2.4 million is due to new community leases that are treated as financing obligations for accounting purposes.

Comparison of the years ended December 31, 2006 and 2005

Total operating revenues.  The increase in total community revenues in 2006 of approximately $107.1 million is largely due to Summerville’s acquisition of 32 communities since the comparable period in the prior year, including the conversion of 17 communities from managed properties to leased communities in April 2006. These additional communities represented an increase in revenue of approximately $65.0 million. Of the remaining increase of $42.0 million, $7.0 million, or 6.3%, was due to an increase in the average revenue per unit in the same store group and $35.6 million of the increase reflects the revenue growth from the 15 communities acquired in 2005.

The increase in revenue per unit was primarily attributable to rate increases and increased level-of-care revenue in the existing communities.

Management fees decreased by $1.4 million for the year ended December 31, 2006, due to the purchase of Summerville Investors, LLC in April 2006. As a result, the 17 previously managed communities became leased communities and were incorporated into Summerville’s consolidated portfolio.

Salary and benefits.  Salary and benefit expense increased approximately $49.2 million in 2006. Approximately $27.0 million of this increase was from the addition of 32 new communities. Of the remaining increase of $22.2 million, approximately $6 million was increased wage costs and approximately $15.2 million was due to mid-year acquisitions in 2005.

Lease expense.  Of the $22.8 million increase in 2006, approximately $15.0 million was due to the addition of 32 new communities. Of the balance, approximately $2.5 million related to the reversal of a straight-line rent accrued liability upon termination of a lease in 2005. In addition, Summerville’s corporate office lease cost increased by $321,000 due to the expansion of the office and the balance was due to the impact of the annual inflators in the lease expense.

General and administrative.  General and administrative expenses increased $27.7 million in 2006 from 2005. Approximately $3.8 million of the increase was due to a one-time credit booked in 2005 reflecting a reduction in Summerville’s professional liability claim reserves due to an actuarial analysis. Of the remaining increase, $16.0 million was related to an increase in community level costs from the acquisition of properties and $8.0 million was related to the increased administrative costs accompanying the 2005 acquisitions.

Consultants and professional fees.  Consultants and professional fees increased by $4.4 million in 2006 due to third party costs, including legal fees, due diligence fees, appraisal fees, and other third party costs associated with a number of transactions executed in 2006. In addition, Summerville was involved in a non-resident litigation which was settled in 2007.

The costs associated with this litigation increased by approximately $1.0 million in 2006 over the prior year period.

Interest expense.  Interest expense increased by approximately $4.2 million in 2006 primarily due to the additional long-term debt of $21.0 million with Apollo for the acquisition of new communities, which resulted in $3.5 million in additional interest expense.

Interest related to financing obligations.  Interest expense related to financing obligations increased by approximately $12.7 million in 2006. Of this increase, $7.7 million was due to the addition of 19 new leased communities which are treated as financing obligations for accounting purposes.

Income taxes.  The provision for income taxes in 2006 and 2005 was primarily related to taxes on gains realized from the sale-leaseback transactions.

Income (loss) from discontinued operations.  In May 2005, Summerville did not renew a lease for a dementia care community in California and recognized a loss from discontinued operations of $115,000 for this community.

Comparison of the years ended December 31, 2005 and 2004

Total operating revenues.  The increase in community revenues of $19.6 million in 2005 was largely due to Summerville’s acquisition or lease of 15 communities during the year. These additional communities represented an increase in revenue of approximately $14.0 million for 2005. The remaining increase of $5.6 is primarily due to an increase in average revenue per unit, offset by hurricane-related revenue losses of approximately $1.5 million from the 2005 temporary closure of Summerville’s Louisiana community.

The increase in revenue per unit was primarily attributable to rate increases in the previously existing communities and the implementation of an initiative to better match the level-of-care charges to the cost of providing the care.

Management fees increased by approximately $1.8 million in 2005 due to the addition of management agreements related to 12 communities.

Salaries and benefits.  Labor costs increased approximately $13.4 million in 2005 over 2004. The salary and benefit cost related to the 15 additional communities was approximately $6.0 million and the increase related to employee benefit increases was approximately $1.0 million. The balance was due to general increases in labor and benefit costs.

Lease expense.  Lease expense decreased in 2005 primarily due to the reversal of $2.5 million in deferred rents payable from straight-line lease accounting upon termination of a lease in a sale-leaseback transaction.

General and administrative.  General and administrative costs increased by $2.1 million in 2005. Of the increase, $4.7 million was attributable to the 15 new communities acquired by Summerville in 2005 and partially offset by a $3.8 million reduction in its general and professional liability accrual as the result of an updated actuarial analysis. The balance of the increase was due to general cost increases.

Asset impairment charges.  Summerville evaluates its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. In 2004, Summerville determined that the value of its goodwill was impaired for several properties and recognized an impairment loss of $426,000.

Gain on sale.  In 2005, the gain on sale of $1.0 million was related to the sale-lease back transaction for two Texas communities.

Interest related to financing obligations.  Interest related to financing obligations increased by $7.7 million in 2005. Of this increase, $6.2 million was due to the 12 new leased communities which are treated as financing obligations for accounting purposes.

Loss on discontinued operations.  In May 2005, Summerville did not renew a lease for a dementia care community in California and recognized a loss from discontinued operations of $115,000.

In September 2004, Summerville did not renew a lease for an assisted living community in California and recognized a loss from discontinued operations of $270,000.

Income taxes.  Summerville’s provision for income taxes for 2005 and 2004 relates primarily to the recognition of gains on the sale-leaseback transaction in the respective years.

Same community comparison

Year ended December 31, 2006 and 2005.  Of Summerville’s 81 communities, it has operated 29 communities continuously since January 1, 2005, and defines these as same communities. This group excludes the Louisiana community that was damaged by Hurricane Katrina. In addition, the analysis below excludes general and administrative expenses. The following table sets forth a comparison of Summerville’s same community results of operations for the years ended December 31, 2006 and 2005.

	Year Ended December 31,
	2006	2005	$	%
	(In thousands)

Residential Revenue	$102,490	$97,139	$5,351	5.5%
Community Operating Expense*	62,992	60,772	2,220	3.7%

Community Operating Income	39,498	36,367	3,131	8.6%
Depreciation and Amortization	(4,812)	(3,370)	(1,442)	(42.8)%
Facility Lease Expense	(12,350)	(10,084)	(2,266)	22.5%

Operating Income	22,336	22,913	(577)	(2.5)%
Interest Expense related to Financing Obligations	(10,189)	(7,669)	(2,520)	(32.9)%
Interest Expense, Net	(1,297)	(959)	(338)	(35.2)%

Operating Income (loss) after interest expense	$10,850	$14,285	$(3,435)	(24.0)%

*	Exclusive of depreciation and amortization and facility lease expense as shown separately in the table.

The same communities revenues of $102.5 million represented 46% of Summerville’s total revenue of $221.7 million for 2006. Same community revenues increased by $5.4 million, or 5.5%, in 2006, from 2005. The occupancy average dropped 1.4 percentage points for the year from 94.6% in 2005 to 93.2% in 2006 due to a shift in strategic focus to price increases in rent and level of care revenue in those communities that were stabilized in terms of occupancy. In addition, Summerville shifted its corporate and regional resources related to occupancy enhancement to Summerville’s new acquisitions as their first priority. The increase in same community average monthly revenue per unit made up for the loss of occupancy and accounted for the remainder of the increase.

The table below shows the amounts and changes in Summerville’s average monthly revenue per occupied unit and occupancy rates:

	Year Ended December 31st,
	2006	2005	$	%
	(In thousands)

Average monthly residential revenue per occupied unit	$3,463	$3,229	$234	7.2%
Average occupancy rate	93.2%	94.6%		(1.4	)ppt

A major factor impacting the change in community operating expense between the periods was a reduction in workers’ compensation expense of approximately $1.0 million in 2006 in Summerville’s same community group. The reduction reflects reductions of Summerville’s estimated ultimate exposure in its workers’ compensation program.

Exclusive of the worker’s compensation adjustments mentioned above, community operating expenses would have increased approximately $3.1 million primarily from increased costs for direct care labor and related employee taxes and benefits of $1.8 million. The remaining $1.3 million increase was due to increases in other general operating expenses of the communities, including marketing, food costs, bad debts, supplies, vehicle expenses, telephone, cable television, legal, dues, and similar community operating expenses.

Property-related expenses (depreciation and amortization, facility lease expense, and interest expense, net of interest income) increased by approximately $4.0 million after adjusting for the one-time credit in 2005 of $2.5 million related to the straight-line rent adjustment discussed above. The interest on financing obligations increased due to a sale-leaseback transaction. In addition, lease expense increased due to lease terms that provide for periodic increases in rent based on contingent factors such as cost indices or revenue volumes. Depreciation increased due to capital expenditures to improve Summerville’s properties and interest expense decreased due to the normal pay down of principal balances.

Operating income (loss) after interest expense decreased by $3.4 million from $14.2 million in 2005 to $10.8 million in 2006 as a result of the changes discussed above. Exclusive of the workers’ compensation adjustments noted above, the decrease in operating results would have been approximately $4.4 million.

Liquidity and capital resources

Beginning in 2004, Summerville’s strategy was to increase the number of assisted living communities it operates through acquisitions. Apollo supported this strategy by agreeing to defer interest on its debt as well as providing additional cash to facilitate the expansion. The cash flow activity excludes all non-cash activity associated with acquisition accounting.

Cash provided by operating activities was $3.6 million for the quarter ended March 31, 2007. The primary components of cash provided by operating activities for this period were $4.4 million from the deferral of interest payments to Apollo, $3.2 million of depreciation and amortization, $310,000 in deferred rent (straight-line lease adjustments), $1.6 million in deferred (prepaid) revenue and a slight reduction in the allowance for doubtful accounts. Cash provided was offset by $4.6 million in net losses, $929,000 reduction in trade payables, an increase of $283,000 in accounts receivable and $232,000 in prepaid expenses and other current assets.

For the same period ended March 31, 2006, net cash used by operating activities was $1.9 million. The primary components of cash provided by operating activities during this period were $3.1 million of interest payable to Apollo, $2.3 million from depreciation and amortization, $1.5 million from deferred (prepaid) revenue, and $857,000 in the deferred rent (straight line lease adjustments). This was offset by an operating loss of $6.7 million, an increase of $1.5 million in prepaid expenses and a $1.1 million increase in accounts receivable.

Cash provided by operating activities was $6.7 million in 2006. The primary components of cash provided by operating activities for the period were $16.2 million from the deferral of interest payments to Apollo, $10.1 million of depreciation and amortization, $5.9 million in trade payables and accrued liabilities, $5.4 million in the deferred rent (straight line lease adjustments), $2.9 million in deferred (prepaid) revenue and $2.2 from a reduction in deposits. This was offset by $31.5 million in net losses and an increase of $5.4 million in prepaid expenses and other current assets. In 2005, net cash used by operating activities was $2.3 million. The primary components of cash provided by operating activities was $11.9 million of interest payable to Apollo, $4.7 million from depreciation and amortization, $1.4 million from increased trade payables, and $442,000 from a reduction of the allowance for doubtful accounts. This was offset by a net operating loss of $9.9 million, an adjustment of $3.5 million related to the decrease in straight-line rents, $2.4 million of increases in prepaid expenses, a $1.6 million increase in security deposits on new leases, a $2.0 million increase in accounts receivables, an adjustment of $1.0 million for a gain on sale of property, and $407,000 of insurance proceeds for claims on property damages.

In 2004, net cash provided by operating activities was $600,000. The primary components of cash provided by operating activities were $11.1 million in interest payable to Apollo, $3.9 million of depreciation and amortization, $948,000 in deferred (prepaid) revenue, decreases in deposits of $839,000, a $426,000 adjustment for asset impairment, and $422,000 of straight-line rent adjustments. This was offset by net operating losses of $15.5 million, an increase of $1.2 million in prepaid assets, a $190,000 increase in accounts receivable, and a $113,000 decrease in trade payables.

In the first quarter of 2007, cash used for investing activities amounted to $14.1 million. The largest component, totaling $12.8 million, was business acquisition costs related to the four communities acquired by Summerville in the quarter. In addition, $1.3 million was used to purchase associated equipment. In the first quarter of 2006, we acquired one new community. The cash used by investing activities was $281,000, primarily for capital expenditures.

In 2006, cash used in investing activities amounted to $32.2 million. The largest component, totaling $30.6 million, was business acquisition costs related to communities acquired during the year. The remaining cash used in investing activities resulted from an increase of $1.1 million in restricted cash and an increase of $1.0 million in a note receivable from an officer.

In 2005, Summerville acquired 15 new communities. Cash used in investing activities for 2005 amounted to $25.6 million, primarily consisting of $17.1 million to purchase two defaulted notes to acquire assisted living communities in Texas, business acquisition costs of $5.5 million to purchase five communities, and capital expenditures of $3.4 million.

In 2004, cash used in investing activities amounted to $1.7 million, due primarily to $1.9 million for costs to upgrade the billing process and information technology equipment, partially offset by a decrease of $271,000 in restricted cash.

For the three months ended March 31, 2007, cash provided by financing activities was $12.2 million, due primarily to an increase in financing obligations of $12.9 million, partially offset by $669,000 for payments on debt and capital leases.

For the three months ended March 31, 2006, cash used in financing activities was $850,000 due to payments on debt and capital leases.

For 2006, cash provided by financing activities was $25.1 million, due primarily to an increase in long-term debt of $23.0 million and an increase in financing obligations of $6.7 million, partially offset by a $2.6 million pay off of debt and capital leases and a payment of $2.0 million for accrued interest.

For 2005, cash provided by financing activities was $32.1 million, due primarily to an increase in financing obligations of $30.5 million to acquire additional communities, and increase in long-term borrowings of $22.0 million, partially offset by a $20.0 million pay off of debt.

For 2004, cash provided by financing activities was $640,000, due primarily to an increase in financing obligations of $26.8 million in relation to sale leaseback transactions and an increase in long-term borrowings of $2.6 million, partially offset by $23.6 million in long-term debt payments, $4.1 million in interest payments to Apollo, and $846,000 in cash paid for financing fees.

The following table summarizes Summerville’s contractual obligations at December 31, 2006:

	Principal and Lease Payment Due by Period
Contractual Obligations	Total	1 Year	2-3 Years	4-5 Years	After 5 Years
	(In thousands)

Long-term debt, including current portion	$85,431	$7,753	$77,651	$27	$—
Capital Lease	23,264	593	1,355	863	20,453
Operating leases	474,970	37,103	74,966	75,953	286,948

	$583,665	$45,449	$153,972	$76,843	$307,401

The following table summarizes interest on Summerville’s contractual obligations at December 31, 2006:

	Interest Payment Due by Period
Contractual Obligations	Total	1 Year	2-3 Years	4-5 Years	After 5 Years
	(In thousands)

Long-term debt, including current portion	$26,981	$18,090	$8,891	$—	$—
Capital lease	16,185	1,111	2,106	2,052	10,916

Total	$43,166	$19,201	$10,997	$2,052	$10,916

Summerville Quantitative and Qualitative Disclosures about Market Risks

The table below provides information about Summerville’s financial instruments entered into for purposes other than trading, none of which are sensitive to changes in interest rates. For our debt and capital lease and financing obligations, the table presents principal repayments in thousands of dollars and current weighted averages of interest rates on these obligations as of December 31, 2006.

	Expected Maturity Date
								Average
	2007	2008	2009	2010	2011	Thereafter	Total	Interest Rate
	(In thousands)

Long -term debt	$7,753	$77,618	$33	$27	$—	$—	$85,431	21.70%
Capital Lease	$593	$698	$657	$457	$406	$20,453	$23,263	4.73%

Summerville’s indebtedness to certain of the Apollo Funds is expected to be paid as part of the merger transaction. In that event, the debt and the related interest will be have no ongoing impact and will be satisfied. There are no penalties or additional fees arising out of the pay off of this debt.

At March 31, 2007, Summerville had a note payable in the amount of $12.9 million that is a variable rate borrowing. The rate changes annually on November 1 of each year based on the lesser of the change in the Consumer Price Index or .27%.

PROPOSAL 1
APPROVAL OF THE ISSUANCE OF UP TO 8,500,000 SHARES OF
EMERITUS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT

On March 29, 2007, we entered into a merger agreement with Boston Project Acquisition, Summerville, and other parties. Pursuant to the merger agreement, we will acquire Summerville through a merger of Boston Project Acquisition into Summerville. Under the terms of the merger agreement, up to 8,500,000 shares of our common stock will be issued in the transaction. A portion of our common stock to be issued in the transaction will be issued in satisfaction of outstanding loans from the Apollo Funds (estimated to be approximately $151.9 million in the aggregate as of the expected closing date), and a portion of the shares to be issued in the transaction will be issued pursuant to certain incentive compensation arrangements with members of Summerville’s management team who will be joining the combined company in connection with the transaction. The remaining shares will be issued to the stockholders of Summerville, including the Apollo Funds. Following the completion of the Summerville transaction, and after giving effect to the consummation on July 3, 2007, of a public offering pursuant to which we sold 10,500,000 shares of our common stock, the former stockholders of Summerville, including the Apollo Funds, will own approximately 22.4% of our common stock.

Neither Washington law nor our articles of incorporation or bylaws require us to obtain shareholder approval in connection with the merger. The only corporate approval that was required pursuant to Washington law, our articles of incorporation and our bylaws to consummate the merger was the approval of our board of directors. However, our common stock is listed on the American Stock Exchange and we are subject to the American Stock Exchange Company Guide. Section 712(b) of the American Stock Exchange Company Guide requires shareholder approval in connection with the acquisition of another company where the present or potential issuance of common stock, or securities convertible into common stock, in connection with such acquisition could result in an increase in outstanding common shares of 20% or more. The aggregate number of shares of our common stock that may be issued in connection with the merger will result in an increase in outstanding common shares of more than 20%. Accordingly, the American Stock Exchange requires that we obtain the approval of our shareholders prior to issuing the shares of our common stock pursuant to the merger agreement.

Vote Required and Board of Directors Recommendation

Approval of the issuance of our common stock pursuant to the merger agreement requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions with respect to this proposal and broker “non-votes” will not be counted as votes cast on the proposal and therefore will not impact the outcome of this vote.

Pursuant to the merger agreement, Mr. Baty and Saratoga have agreed to vote shares of Emeritus common stock which they beneficially own in favor of the adoption and approval of the issuance of shares of Emeritus common stock pursuant to the Summerville transaction. Mr. Baty and his affiliates and Saratoga and their affiliates collectively own approximately 63.8% of the outstanding shares of our common stock as of the record date. Consequently, these shareholders control the outcome of the vote on this proposal.

The approval of Proposal No. 1 is a condition to the completion of the acquisition of Summerville, and thus a vote against this proposal effectively will be a vote against the acquisition of Summerville.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
THE PROPOSAL TO ISSUE UP TO 8,500,000 SHARES OF OUR COMMON STOCK
PURSUANT TO THE MERGER AGREEMENT.

For a more detailed description of the merger agreement and the transactions contemplated by the merger agreement, see the sections below entitled “The Merger Agreement.”

PROPOSAL 2
ELECTION OF DIRECTORS

The board of directors is divided into three classes. One class is elected each year by the shareholders. At the annual meeting, three directors will be elected to serve for a term of three years, expiring on the date of the annual meeting of shareholders in 2010. Directors will be elected by a plurality of the votes present in person or by proxy at the annual meeting. Shareholders are not entitled to cumulate votes in the election of directors. If elected, the nominees will continue in office until a successor has been elected or until resignation or removal in the manner provided by our bylaws. The names of directors nominated for the terms, as well as the directors whose terms will continue after the annual meeting, are listed below.

Pursuant to a shareholders’ agreement dated as of December 10, 1999, we and Mr. Baty have agreed to take all necessary action to elect a number of directors selected by Saratoga Partners that constitutes not less than the percentage of the entire Board that equals Saratoga’s percentage ownership of our voting securities. Based on a Board of eight directors, Saratoga is entitled to select at least three directors, but has thus far chosen to select only two. Since 1999, David W. Niemiec and Charles P. Durkin, Jr. have been nominated and elected under this arrangement.

Class II Nominees for Terms Expiring in 2010

Stanley L. Baty (age 35), has served as a director since September 2004. Mr. Baty is the son of Daniel R. Baty, Chairman of the Board and Chief Executive Officer. Stanley L. Baty is the Vice President for Columbia Pacific Management, Inc., where he is responsible for real estate related investment decisions. Prior to that, from 1994 to 1996, Mr. Baty was a financial analyst for Nomura Securities Corporation.

Raymond R. Brandstrom (age 54), one of Emeritus’s founders, has served as a director since its inception in 1993. From 1993 to March 1999, Mr. Brandstrom also served as Emeritus’s President and Chief Operating Officer. In March 2000, Mr. Brandstrom was elected Vice President of Finance, Chief Financial Officer and Secretary of Emeritus. From May 1992 to October 1996, Mr. Brandstrom served as President of Columbia Pacific Group, Inc. and Columbia Pacific Management, Inc. From May 1992 to May 1997, Mr. Brandstrom served as Vice President and Treasurer of Columbia Winery, a company previously affiliated with Mr. Baty that is engaged in the production and sale of table wines.

T. Michael Young (age 62), has been a director of Emeritus since April 2004, when he was appointed to the Board. He is the Chairman of the Board of Directors of Metal Supermarkets (Canada), Ltd., a privately-held metal distributor with locations in the United States, Canada, Europe, and the Middle East, and has held this position since December 2005. From December 2002 through December 2005 he was President and Chief Executive Officer of that company. In October 2003, he was elected to the Board of Directors of that company. Prior to that, from June 1998 to May 2002, Mr. Young was Chairman of the Board of Transportation Components, Inc., a publicly-held distributor of replacement parts for commercial trucks and trailers, and also served as its President and Chief Executive Officer from June 1998 to May 2001. On May 7, 2001, Transportation Components filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. The company was later liquidated in June 2002. In March 2005, Mr. Young joined the board of directors of Restoration Hardware, Inc., a public company whose shares are traded on the NASDAQ Exchange. Mr. Young is a Certified Public Accountant and former partner of Arthur Andersen & Co.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
EACH OF THE DIRECTOR NOMINEES

Class III Directors Whose Terms Will Expire in 2008

Daniel R. Baty (age 63), one of Emeritus’s founders, has served as its Chief Executive Officer and as a director since its inception in 1993 and became Chairman of the Board in April 1995. Mr. Baty also has served as the Chairman of the Board of Holiday Retirement Corporation since 1987 and served as its Chief Executive Officer from 1991 through September 1997. Since 1984, Mr. Baty has also served as Chairman of the Board of Columbia Pacific Group, Inc. and, since 1986, as Chairman of the Board of CPM. Both of these companies are wholly-owned by Mr. Baty and are engaged in developing independent living facilities and providing consulting services for that market. Mr. Baty is the father of Stanley L. Baty, a current director of our company.

Bruce L. Busby (age 63), has been a director of Emeritus since April 2004, when he was appointed to the Board. Mr. Busby served as Chairman and Chief Executive Officer of The Hillhaven Corporation prior to its merger with Vencor, Inc. in 1995. Hillhaven was a publicly-held operator of skilled nursing facilities based in Tacoma, Washington, and prior to its merger it operated 350 facilities in 36 states. During his tenure with Hillhaven, Mr. Busby served as the Chief Executive Officer and as a director beginning in April 1991 and as that company’s Chairman of the Board from September 1993 until the merger with Vencor. Mr. Busby, who has been a Certified Public Accountant for over thirty years, has been retired since 1995.

Charles P. Durkin, Jr. (age 68), has served as a director of Emeritus since December 30, 1999. Mr. Durkin is one of the founders of Saratoga Partners, a private equity investment firm. Since Saratoga’s formation as an independent entity in September 1998, he has been a Managing Director of Saratoga Management Company LLC, the manager of the Saratoga Partners funds. Prior to that, from September 1997, he was a Managing Director of SBC Warburg Dillon Read, Inc., the successor entity to Dillon, Read & Co., where Mr. Durkin started his investment banking career in 1966 and became a Managing Director in 1974.

Class I Directors Whose Terms Will Expire in 2009

Robert E. Marks (age 55), has been a director of Emeritus since July 2005, when he was appointed to the Board. From 1994 to the present, Mr. Marks has been the President of Marks Ventures, LLC, a private equity investment firm. He is a director and Chairman of the Audit Committee of Denny’s Corporation and a director of Soluol Chemical Company and Brandrud Furniture Company, as well as a member of the board of Trustees of the Fisher House Foundation and The International Rescue Committee.

David W. Niemiec (age 57) has served as a director of Emeritus since December 30, 1999. He is a private equity investor, as well as an Advisor to Saratoga Partners, a private equity investment firm. Mr. Niemiec was a Managing Director of Saratoga Partners from 1998 to 2001. He also held various positions at Dillon, Read & Co. Inc. and its successor firm, SBC Warburg Dillon Read, from 1974 to 1998, including Vice Chairman, Chief Administrative Officer and Chief Financial Officer. He is a member of the board of directors of OSI Pharmaceuticals, Inc., as well as a director and trustee of various Templeton Funds, which are internationally oriented mutual funds of the Franklin Templeton Investments group.

PROPOSAL 3
APPROVAL OF AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
PREFERRED STOCK

The board of directors has adopted, subject to shareholder approval, resolutions approving the amendments to our restated articles of incorporation to increase the number of authorized shares of our common stock from 40 million shares to 100 million shares and to increase the authorized number of shares of our preferred stock from 5 million to 20 million and recommending that our shareholders approve such amendment. Such increase in the number of authorized shares of common stock and preferred stock would be effected by amending Section 2.1 of current Article 2 of our restated articles of incorporation to read as follows:

“The total number of shares of which this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.”

The full text of the articles of amendment is set forth in Appendix B to this proxy statement.

Purpose of the Proposed Amendment

Emeritus presently is authorized to issue 40 million shares of common stock. As of the record date, approximately 19,010,657 shares of common stock were issued and outstanding, approximately 475,227 shares of common stock were issuable upon conversion of our outstanding convertible debentures and approximately 1,400,451 shares were issuable upon exercise of outstanding stock options. Another 691,500 shares were available for issuance under our 2006 Plan and our Amended and Restated Stock Option Plan for Non-Employee Directors as of the record date. After giving effect to our consummation on July 3, 2007, of a public offering pursuant to which we sold 10,500,000 shares of our common stock, upon completion of the Summerville transaction, we would have approximately 38,010,657 shares of common stock outstanding. Consequently, the amendment to our restated articles of incorporation to increase our authorized shares of common stock would be necessary in order for us to have a sufficient number of authorized shares to satisfy commitments under stock options or other awards that may be granted under our 2006 Plan if the proposal to increase the number of shares reserved for issuance under that plan is adopted by our shareholders at the annual meeting.

Emeritus is also presently authorized to issue 5 million shares of preferred stock. As of the record date, no shares of preferred stock were issued and outstanding.

The increase in the number of authorized shares of common stock and preferred stock is recommended by the board of directors to provide a sufficient reserve of authorized common stock and preferred stock for the present and future needs of Emeritus. This increase could save Emeritus the expense and delay of having to hold a special shareholders’ meeting when a specific need arises. These shares of authorized common stock and preferred stock would be available for issuance in the future, from time to time, by action of the board of directors without further shareholder approval, unless otherwise required by law or by rule of the American Stock Exchange, the exchange on which our common stock is listed. The additional authorized common stock would provide us greater flexibility in the consideration of future stock dividends or stock splits, sales of common stock or convertible securities to enhance capital and liquidity, possible future acquisitions, and other corporate purposes.

Effects of the Proposed Amendment

The additional shares of authorized common stock and preferred stock would be identical to the shares of common stock now authorized and outstanding, and this proposed amendment would not affect the rights of current holders of common stock or preferred stock. Any issuances of additional shares of common stock, however, could adversely affect the existing holders of shares of common stock by diluting their ownership, voting power or earnings per share with respect to such shares.

The proposed increase in the number of authorized shares of common stock and preferred stock is not intended to inhibit a change in control of Emeritus, and Emeritus has no current intention to use such additional shares for anti-takeover purposes. However, the availability for issuance of additional shares of common stock or preferred stock could theoretically be utilized to render more difficult or discourage an attempt to acquire control of Emeritus. The board of directors is not currently aware of any attempt or plan to obtain control of Emeritus.

Vote Required and Board of Directors Recommendation

The approval of the proposed amendment to the restated articles of incorporation requires the affirmative vote of a majority of the total number of shares of our common stock outstanding as of the record date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION

PROPOSAL 4
APPROVAL OF AMENDMENTS TO OUR 2006 EQUITY INCENTIVE PLAN

General

The board of directors, the Compensation Committee and our management all believe that the effective use of stock-based compensation has been integral to Emeritus’s success in the past and is vital to its ability to achieve continued strong performance in the future. Subject to the approval of our shareholders, board of directors has adopted amendments to the 2006 Plan. These amendments, if approved by our shareholders, will enable the Compensation Committee to continue to use the 2006 Plan for stock-based compensation and also will allow the Compensation Committee to utilize the 2006 Plan more effectively to make tax-efficient compensation awards.

Summary of the Proposed Amendments

We are asking our shareholders to approve two amendments to the 2006 Plan. First, we are asking shareholders to approve an increase in the number of shares of our common stock available for award under the 2006 Plan from 1 million to 3 million. This increase will ensure that Emeritus is able to continue to grant awards to employees in amounts determined appropriate by the Compensation Committee.

Second, we are asking our shareholders to approve a change designed to allow the Compensation Committee to utilize the 2006 Plan more effectively to make tax-efficient awards. Under Section 162(m) of the Internal Revenue Code, in order for compensation in excess of $1,000,000 paid in any year to certain executive officers to be deductible by Emeritus, such compensation must qualify as “performance-based.” We are proposing an amendment that will allow the Compensation Committee to use the 2006 Plan more effectively to allow incentive awards for these executive officers to qualify as “performance-based” for purposes of Section 162(m) by increasing from 400,000 to 500,000 the maximum number of shares of our common stock with respect to which awards may by granted to an individual participant in any single calendar year. Section 162(m) requires that this amendment be approved by our shareholders.

Set forth below is a summary of certain important features of the 2006 Plan, which does not purport to be a complete description of the 2006 Plan. A copy of the complete text of the 2006 Plan, as amended, is attached to this proxy statement as Appendix C, and the following description is qualified in its entirety by reference to the text of the 2006 Plan.

Summary of Terms

Purpose.  The purpose of the 2006 Plan is to enhance our long-term shareholder value by offering opportunities to selected individuals to participate in our growth and success, enabling us to attract and retain the services of well-qualified individuals.

Shares Available for Issuance.  The 2006 Plan authorizes the issuance of up to 3 million shares of common stock. The shares authorized under the 2006 Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar event. Shares issued under the 2006 Plan will consist of authorized and unissued shares.

If an award granted under the 2006 Plan lapses, expires, terminates or is forfeited or surrendered without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by that award will again be available for use under the 2006 Plan. Shares that are (i) tendered by a participant or retained by us as payment for the purchase price of an award or to satisfy tax withholding obligations or (ii) covered by an award that is settled in cash will be available for issuance under the 2006 Plan. In addition, awards granted as substitute awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2006 Plan.

Administration.  The 2006 Plan will be administered by our compensation committee. The Compensation Committee, subject to the terms of the 2006 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the 2006 Plan. The Compensation Committee’s decisions, determinations and interpretations are binding on all holders of awards granted under the 2006 Plan. Subject to the terms of the 2006 Plan, the board of directors may delegate administration of the 2006 Plan to one or more committees consisting of at least two members of the board or to one or more senior executive officers within specific limits, including limits that no such officer may grant awards under the 2006 Plan to himself or to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Eligibility.  Our employees, non-employee directors, consultants, advisors and independent contractors or those of our related companies are eligible to receive awards under the 2006 Plan. Although we employ approximately 10,363 persons (including part-time employees), we have not in the past, and do not intend under the 2006 Plan, to consider most staff at the community level for awards. In view of this, at May 31, 2007, approximately 300 employees and six non-employee directors would be eligible to participate in the 2006 Plan. Following the proposed acquisition of Summerville, this number will increase to approximately 475 employees and seven non-employee directors.

Types of Awards

Stock Options.  Both nonqualified and incentive stock options may be granted under the 2006 Plan. The Compensation Committee determines the exercise price for stock options, which may not be less than 100% of the fair market value of the common stock on the date of grant (except for awards granted as substitute awards in connection with acquisition transactions). As of June 29, 2007, the closing sales price for our common stock as reported by the American Stock Exchange was $30.98. The exercise price for stock options may be paid by an optionee in cash, through a broker-assisted cashless exercise, by delivery of previously owned shares or by such other consideration permitted by the Compensation Committee. The Compensation Committee also establishes the vesting schedule for each option granted and the term of each option, which term cannot exceed ten years from the date of grant. If not provided otherwise in the instrument evidencing an option, options will typically vest in equal annual installments over three years.

Unless otherwise provided in the instrument evidencing an option, a participant generally will be able to exercise the vested portion of his or her option for (i) three months following termination of employment or services for reasons other than cause, retirement, disability or death and (ii) one year following termination due to retirement, disability or death. If a participant is terminated for cause, all options held by that participant generally will automatically expire.

Stock Appreciation Rights (referred to as SARs).  The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2006 Plan or on a stand-alone basis. SARs are the right to receive a payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with a stock option will result in a reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

Stock Awards, Restricted Stock and Stock Units.  The Compensation Committee may grant awards of shares of common stock, or awards denominated in units of common stock, that are subject to repurchase or forfeiture restrictions. The repurchase or forfeiture restrictions may be based on continuous service with us or a related company or on the achievement of specified performance criteria, as determined by the Compensation Committee. Until the lapse of any applicable restrictions, participants may not dispose of their restricted stock. The Compensation Committee, in its sole discretion, may waive any repurchase or forfeiture periods and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the Compensation Committee deems appropriate. Stock units may be paid in stock, cash or a combination of stock and cash.

Performance Shares and Units.  The Compensation Committee may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the Compensation Committee. Performance share or performance unit awards may be paid in stock, cash or other property or in any combination of cash, stock and other property, at the discretion of the Compensation Committee.

Other Stock-Based or Cash-Based Awards.  The Compensation Committee also is authorized to grant other incentives payable in cash or in shares of common stock, subject to its established terms and conditions.

Change in Control.  Unless otherwise determined at the time of grant of an award, if certain changes in control occur, awards granted under the 2006 Plan will become fully vested and no longer subject to forfeiture. A change in control is defined in the 2006 Plan as (i) an acquisition of 50% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions, or (ii) a change in the composition of board of directors during any two-year period such that individuals who, as of the beginning of such two-year period, constituted the board cease to constitute at least a majority of the board. In the event of other types of company transactions, the awards under the 2006 Plan will become fully vested and no longer subject to forfeiture and the Compensation Committee may determine in its discretion if the award will be cashed out for a payment based on the consideration received by shareholders in the company transaction.

Performance-Based Compensation under Section 162(m).  The Compensation Committee may determine that awards under the 2006 Plan will be granted subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the awards under Section 162(m) of the Internal Revenue Code. Under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to the Chief Executive Officer or any of the other four most highly compensated officers, the compensation must qualify as “performance-based” under Section 162(m). One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by our shareholders.

The business criteria under which we may make performance-based awards under the 2006 Plan include cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; operating performance factors, including occupancy rate and rate per unit; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Such performance goals also may be based on the achievement of specified levels of company performance (or performance of an applicable affiliate or business unit of Emeritus) under one or more of the business criteria described above relative to the performance of other corporations. The performance goals will be set by the Compensation Committee within the time period required by Section 162(m). The Compensation Committee may decrease, but not increase, the amount payable pursuant to such awards.

In addition, the maximum number of shares of common stock that may be granted subject to awards to any individual during any calendar year is 500,000 shares, subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization or similar event. The maximum dollar value payable under awards that are payable in cash and granted to any individual in any calendar year cannot exceed $3 million. These limits are intended to qualify the grant of awards under the 2006 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Transferability.  Unless the Compensation Committee determines otherwise, and to the extent permitted by Section 422 of the Internal Revenue Code, during a participant’s lifetime, awards may be exercised only by the participant and are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary to exercise an award or receive payment under an award after the participant’s death.

Adjustment of Shares.  In the event of a stock dividend, stock split, recapitalization or other similar event, the Compensation Committee will make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the 2006 Plan; (ii) the maximum number and kind of securities that may be made subject to awards to any participant for purposes of Section 162(m); and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid for such award.

Term, Termination and Amendment.  The 2006 Plan will terminate on June 14, 2016 unless terminated earlier by board of directors or the Compensation Committee. The board of directors or the Compensation Committee may generally amend, suspend or terminate all or any portion of the 2006 Plan at any time, subject to shareholder approval to the extent required by applicable law, exchange rules or other regulatory requirements. The Compensation Committee generally may also amend outstanding awards under the 2006 Plan provided that such amendment does not reduce a participant’s rights under an award without his or her consent. In no event may board of directors or the Compensation Committee reduce the exercise price of outstanding options or stock appreciation rights or issue a new option upon exercise of an option under the 2006 Plan without shareholder approval.

Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to us and to participants in the 2006 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 2006 Plan. For example, the summary does not discuss the ramifications of the recent deferred compensation legislation on awards. It is our intent that awards granted under the 2006 Plan satisfy the requirements of the new deferred compensation provisions of the Internal Revenue Code, and the Compensation Committee intends to interpret and administer the 2006 Plan accordingly. We strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 2006 Plan.

Incentive Stock Options.  Generally, the grant of an incentive stock option will not result in any federal income tax consequences to the participant or to us. The exercise of an incentive stock option generally will not result in the recognition of income by the participant for regular tax purposes, but may subject the participant to the alternative minimum tax or increase the participant’s alternative minimum tax liability. If a participant exercises an incentive stock option and does not dispose of the shares within two years from the date of grant or within one year from the date of exercise, any gain realized upon disposition will be taxable to the employee as long-term capital gain. If a participant violates these holding period requirements, the participant will realize ordinary income in the year of disposition in an amount equal to the excess of (i) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise over (ii) the exercise price. An incentive stock option that is exercised more than three months after the participant terminates employment with us will be treated as a nonqualified stock option for federal income tax purposes.

Nonqualified Stock Options.  Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Upon a sale of the shares, the participant generally will have short-term or long-term capital gain or loss equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option.

Stock Appreciation Rights.  A participant will not recognize taxable income upon the grant of an SAR. Upon exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.

Stock Awards, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.  When a participant receives shares of stock that are not subject to restrictions, the participant will generally recognize taxable ordinary income at the time of receipt of the shares equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares.

A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may elect to be taxed at the time of grant.

Tax Effects to Us.  We receive a compensation expense deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to the limitations imposed by Section 162(m) of the Internal Revenue Code.

Potential Limitation on Our Deductions.  As described above, Section 162(m) precludes a deduction for compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers to the extent that such compensation exceeds $1 million per individual for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million deduction limitation.

New Plan Benefits.  A new plan benefits table is not provided because awards under the 2006 Plan will be discretionary. However, please refer to the description of stock option grants made in the last fiscal year to our to our executive officers named in the Summary Compensation Table under the heading “2006 Grants of Plan-Based Awards” and to our non-employee directors under the heading “2006 Director Compensation Table.”

Interests of our Executive Officers and Directors in the Proposed Amendments to our 2006 Plan

Our executive officers and directors have certain interests in the approval of the amendments to the 2006 Plan that are different from and in addition to your interests as a shareholder.

If the proposal to adopt the amendments to the 2006 Plan is approved by our shareholders, our executive officers and directors will be eligible to receive certain types of awards under the 2006 Plan, including stock options, stock appreciation rights, stock awards, restricted stock and stock units, performance shares and units, and other equity-based awards. Awards may or may not be based on the performance of our common stock, and no individual is guaranteed to receive any awards under the 2006 Plan.

Vote Required and Board of Directors Recommendation

Approval of the amendments to the 2006 Plan requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions with respect to this proposal will have the same effect as a vote against the proposal. Failures to vote on this proposal and broker “non-votes” could have the same effect as votes cast against approval if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, beneficial owners of our shares should instruct their brokers or nominees how to vote.

The approval of Proposal No. 4 is not a condition to the acquisition of Summerville. Approval of the amendments to our restated articles of incorporation is a condition to the adoption of the amendments to the 2006 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL
OF THE AMENDMENTS TO OUR 2006 EQUITY INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under our existing equity compensation plans and arrangements as of December 31, 2006, including the 2006 Plan, the 1995 Stock Incentive Plan, the Amended and Restated Stock Option Plan for Nonemployee Directors, and the Employee Stock Purchase Plan. These plans are described in Note (8) “Shareholders’ Deficit” to “Notes to Consolidated Financial Statements” in our annual report on Form 10-K filed March 16, 2007.

Number of Shares
	Number of Shares to			Remaining Available
	be Issued Upon		Weighted Average	for Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans		Total of Shares
	Options, Warrants		Options, Warrants	(Excluding Shares		Reflected in
	and Rights		and Rights	Reflected in Column (a))		Columns (a) and (c)
Plan Category	(a)		(b)	(c)		(d)

Equity compensation plans approved by shareholders	1,510,189	(1)	9.09	873,257	(2)	2,383,446
Equity compensation plans not approved by shareholders	—		—	—		—

Total	1,510,189		9.09	873,257		2,383,446

(1)	Includes shares subject to stock options under the Amended and Restated 1995 Stock Incentive Plan, which expired with respect to new grants in September 2005, shares subject to outstanding options under the Amended and Restated Stock Option Plan for Nonemployee Directors, and shares subject to stock options under the 2006 Plan.

(2)	Represents 181,757 shares available for purchase under the Employee Stock Purchase Plan and 522,500 shares available for grant under the 2006 Plan, and 169,000 shares available for grant under the Amended and Restated Stock Option Plan for Nonemployee Directors.

PROPOSAL 5
PROPOSAL FOR RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected KPMG, an independent registered public accounting firm, to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2007. KPMG has audited our accounts since July 28, 1995. The board of directors is submitting its selection of KPMG to the shareholders for ratification.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, the board of directors has chosen to submit this matter to the shareholders as a matter of good corporate practice. Ratification of the appointment of KPMG shall be approved if a majority of the votes cast on the proposal vote in favor. If the shareholders fail to ratify the appointment, the board will reconsider whether to retain KPMG, and may retain that firm or another without resubmitting the matter to our shareholders. Even if the appointment is ratified, the board of directors may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and the shareholders.

The following table presents the aggregate fees for professional audit services rendered by KPMG for the audit of our annual financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG.

	2006	2005

Audit fees(1)	$1,000,000	$1,189,000
Audit-related fees(2)	47,500	67,745
Tax fees(3)	35,000	24,750
All other fees	—	—

Total	$1,082,500	$1,281,495

(1)	KPMG’s aggregate fees billed for the audit of Emeritus’s annual consolidated financial statements, and three quarterly reviews on Form 10-Q.

(2)	KPMG’s aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Emeritus’s financial statements and are not reported as “Audit Fees”, including fees for assurance services related to accounting consultations and audits of employee benefit plans.

(3)	KPMG’s aggregate fees billed for professional services rendered for tax compliance.

The Audit Committee has considered whether KPMG’s provision of non-audit services is compatible with maintaining the independence of KPMG. The Audit Committee’s policy requires that all services KPMG may provide to us, including audit services and permitted audit-related services, be pre-approved in advance by the Audit Committee. In the event that an audit or non-audit service requires approval prior to the next scheduled meeting of the Audit Committee, the Chairman of the Audit Committee can approve the services. The Chairman approval of such services will be reported to the Audit Committee at its next scheduled meeting. In 2006, 100% of the Audit-related fees and Tax fees listed above were pre-approved by the Audit Committee or the Chairman of the Audit Committee in accordance with the above policy.

A representative of KPMG is expected to be present at the annual meeting with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RATIFICATION OF KPMG AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the board of directors

The standards relied upon by our board of directors in determining whether a director is “independent” consist of those of the American Stock Exchange listing standards and, in the case of directors who serve on our Audit Committee, Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended, referred to as the Exchange Act, and the related American Stock Exchange rules. In order to be defined as “independent,” a director must not be an employee of the company or the company’s CEO, must not be an immediate family member of an executive officer, and must not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of director

As required by the American Stock Exchange listing standards, a majority of the members of Emeritus’s board of directors qualify as “independent”. These directors are Bruce L. Busby, Charles P. Durkin, Jr., Robert E. Marks, David W. Niemiec, and T. Michael Young.

Board Attendance

During 2006, there were five meetings of the board of directors. All board members attended at least 93% of the aggregate number of meetings of the board of directors and each committee of which he was a member. We do not have a specific policy requiring director attendance at the annual meeting; however, we encourage our directors to be present at the annual meeting and available to answer shareholder questions. All but one of our directors attended last year’s annual meeting.

Information on Committees of the Board of Directors and Meetings

The board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Audit Committee.  Our Audit Committee currently consists of Messrs. Busby (Chairman), Young, and Marks, each of whom is independent in accordance with applicable rules promulgated by the SEC and the American Stock Exchange listing standards. The Audit Committee selects and retains the independent registered public accounting firm to audit Emeritus’s annual financial statements, approves the terms of the engagement of the independent registered public accounting firm and reviews, and approves the fees charged for audits and for any non-audit assignments. The Audit Committee’s responsibilities also include overseeing (1) the integrity of Emeritus’s financial statements, which includes reviewing the scope and results of the annual audit by the independent registered public accounting firm, any recommendations of the independent registered public accounting firm resulting from the annual audit and management’s response thereto and the accounting principles being applied by Emeritus in financial reporting, (2) Emeritus’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of Emeritus’s internal and independent registered public accounting firm, and (5) such other related matters as may be assigned to it by the board of directors. The board of directors has adopted a written charter for the Audit Committee, a copy of which is posted on Emeritus’s website at http://www.emeritus.com/Investors/default.aspx. The Audit Committee met five times during 2006.

The board of directors has determined that each of Mr. Marks, Mr. Young, and Mr. Busby qualify as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and that all members of the Audit Committee are financially literate and independent in accordance with the requirements of the SEC and the American Stock Exchange.

Compensation Committee.  Our Compensation Committee is responsible for administering our executive compensation programs including salaries, incentives, and other forms of compensation for directors, officers, and our other key employees, and making recommendations with respect to such programs to the Board; administering the equity incentive plans; and recommending policies relating to benefit plans to the Board. In April 2004, the board of directors adopted a written Compensation Committee charter. The Compensation Committee’s charter is available at our website at http://www.emeritus.com/Investors/default.aspx. The Compensation Committee’s charter allows it to delegate its authority in appropriate circumstances to subcommittees or one or more members of the board or Emeritus officers. The Compensation Committee currently consists of Robert E. Marks (Chairman) and Messrs. Busby and Durkin, all of whom are independent within the meaning of Section 121A of the listing standards of the American Stock Exchange. The Compensation Committee held four meeting during 2006.

Nominating and Corporate Governance Committee.  The board adopted a Nominating and Corporate Governance Committee charter in April 2004 and implemented the charter in June 2004. Prior to that time, the entire Board carried out nominating responsibilities. Our Nominating and Corporate Governance Committee currently consists of Messrs. Niemiec (Chairman), Young, and Busby. It held one meeting during 2006.

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the board, approving and recommending director candidates to the Board, developing and recommending to the Board our corporate governance principles and policies, and monitoring compliance with these principles and policies. All the members of the Nominating and Corporate Governance Committee are independent within the meaning of Section 121A of the listing standards of the American Stock Exchange. The Nominating and Corporate Governance Committee’s charter is available at our website at http://www.emeritus.com/Investors/default.aspx.

Director Nominations and Qualifications

The Nominating and Corporate Governance Committee charter establishes director selection guidelines (the “Director Selection Guidelines”) for guidance in determining and identifying qualification requirements for directors, board composition criteria, and the procedure for the selection of new directors. The Director Selection Guidelines are attached as an annex to our Nominating and Corporate Governance Committee charter, which can be found on our website at http://www.emeritus.com/Investors/default.aspx. In accordance with the Director Selection Guidelines, the Committee will review the following considerations, among others, in its evaluation of candidates for nomination: personal and professional ethics, training, commitment to fulfill the duties of board of directors, commitment to understanding our business, commitment to engage in activities in our best interests, independence, diversity, industry knowledge and contacts, financial or accounting expertise, leadership qualities, public company board of director and committee experience, and other relevant qualifications. A director candidate’s ability to devote adequate time to Board of Directors and committee activities is also considered.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Nominating Committee, c/o our Corporate Secretary, providing the candidate’s name, biographical data, and other relevant information outlined in the Director Selection Guidelines. The Committee will review shareholder-recommended nominees based on the same criteria as its own nominees. Shareholders who intend to nominate a director for election at the 2008 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary in the manner described below under “Shareholder Proposals.” To date, Emeritus has not received any recommendations from shareholders requesting that the board consider a candidate for inclusion among the slate of nominees in Emeritus’s proxy statement.

Shareholder Communications with the Board of Directors

Shareholders may contact the Board of Directors as a group or any individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121. Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual to whom the communication is addressed.

Code of Conduct, Code of Ethics and Reporting of Concerns

We have adopted a Code of Conduct that provides ethical standards and policies applicable to all our officers, employees and directors in the conduct of their work. The Code of Conduct requires that our officers, employees, and directors avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest.

We have also adopted a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our principal accounting officer and controller. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

The Code of Conduct and Code of Ethics is available at our website at http://www.emeritus.com/Investors/default.aspx.

We have also established procedures for the confidential and anonymous submission and receipt of complaints regarding accounting and auditing matters, conflicts of interests, securities violations and other matters. These procedures provide substantial protections to employees who report company misconduct.

Compensation Committee Interlocks and Insider Board Participation

The Compensation Committee is comprised of Messrs. Marks, Busby, and Durkin, all of whom served on the committee during 2006. None of the members of the Compensation Committee was an officer or employee of Emeritus during 2006, and none of such members is a former officer of Emeritus. Mr. Durkin is a Managing Director of Saratoga Management Company LLC, the manager of a group of funds which collectively beneficially own approximately 33.4% of our common stock. We have entered into a number of transactions with the Saratoga entities which are described in “Transactions with Related Persons” section beginning on page 83 of this proxy statement.

EXECUTIVE OFFICERS

The following table presents certain information about our executive officers.

Name	Age	Position

Daniel R. Baty	63	Chairman of the Board and Chief Executive Officer
Raymond R. Brandstrom	54	Vice President of Finance, Secretary, and Chief Financial Officer
Martin D. Roffe	60	Vice President, Financial Planning
P. Kacy Kang	39	Vice President, Operations — Western Division
Christopher M. Belford	45	Vice President, Operations — Central Division

For biographical information for Daniel R. Baty and Raymond R. Brandstrom, please refer to the section entitled “Proposal 2 — Election of Directors” on page 57.

Martin D. Roffe joined Emeritus as Director of Financial Planning in March 1998, and was promoted to Vice President of Financial Planning in October 1999. Mr. Roffe has 33 years experience in the acute care, long-term care, and senior housing industries. Prior to joining Emeritus, from May 1987 until February 1996, Mr. Roffe served as Vice President of Financial Planning for the Hillhaven Corporation, where he also held the previous positions of Sr. Application Analyst and Director of Financial Planning. Hillhaven Corporation operated nursing centers, pharmacies, and retirement housing communities.

P. Kacy Kang joined Emeritus as Regional Director of Operations in June 1997 and was promoted to Senior Director of Operations — Western Division, in February 2001. Mr. Kang was then promoted to Vice President of Operations — Western Division in August 2001. Prior to joining Emeritus, Mr. Kang operated nursing and rehabilitation facilities for Beverly Enterprises, Inc. from 1991 to 1994 and for Sun Healthcare Group, Inc. from 1994 through 1997.

Christopher M. Belford joined Emeritus as Regional Director of Operations for California in January 2001 and was promoted to Divisional Director of Operations for the Southwest Division in May 2001. Mr. Belford was then promoted to Vice President of Operations — Central Division in October 2003. Prior to joining Emeritus, Mr. Belford served as Vice President of Operations for Regent Assisted Living, Inc. from 1996 to 2000 in the Southwest Division. Mr. Belford operated nursing, assisted, and independent living facilities for ERA Care in the Seattle/Puget Sound area from 1991 to 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 29, 2007, certain information with respect to the beneficial ownership of our common stock and our subordinated convertible debentures (on an as-converted basis) by:

•	each person that we know owns more than 5% of the common stock,

•	each of our directors,

•	each officer named in the Summary Compensation Table above, and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of stock subject to options, convertible debentures currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options or convertible debentures, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names. Unless otherwise indicated, the following officers, directors and shareholders can be reached at the principal offices of Emeritus.

The table includes the beneficial ownership of the subordinated convertible debentures as converted into common stock and shares of common stock subject to options currently exercisable or exercisable within 60 days.

	Shares of Emeritus Common Stock
	Amount and Nature of
Name and Address	Beneficial Ownership	Percent of Class(1)

Daniel R. Baty(2)(3)	5,999,441	31.4%
c/o Emeritus Corporation 3131 Elliott Avenue, Suite 500 Seattle, WA 98121
Raymond R. Brandstrom(4)	600,742	3.1%
Stanley L. Baty(3)(5)	4,144,351	21.8%
600 University Street, Suite 2500 Seattle, WA 98101
Gary S. Becker(6)	142,906	*
Christopher Belford(7)	67,787	*
Bruce L. Busby(8)	25,000	*
Charles P. Durkin, Jr.(9)	6,455,615	33.5%
535 Madison Avenue New York, NY 10022
Robert E. Marks(10)	10,000	*
David W. Niemiec(11)	70,474	*
Frank Ruffo(12)	261,404	1.4%
T. Michael Young(13)	25,000	*
Brandon D. Baty(3)(14)	4,143,391	21.8
600 University Street, Suite 2500 Seattle, WA 98101
B.F., Limited Partnership(15)	4,117,351	21.7%
Columbia-Pacific Group, Inc. 3131 Elliott Avenue, Suite 500 Seattle, WA 98121
FMR Corp.(16)	1,820,636	9.6%
82 Devonshire Street Boston, MA 02109
Saratoga Partners IV, L.P.(17)	6,422,615	33.4%
535 Madison Avenue New York, NY 10022
All directors and executive officers as a group	13,767,083	68.8%
(13 persons)(3)(17)(18)

*	Less than 1%.

(1)	Based on 19,010,657 outstanding shares as of June 29, 2007.

(2)	Includes 1,812,091 shares and options exercisable within 60 days for the purchase of 69,999 shares held directly.

(3)	Also includes 4,117,351 shares held indirectly, consisting of 3,399,625 shares held by B.F., Limited Partnership (“B.F.”), 311,363 shares held by Catalina General, L.P. (“Catalina”), of which B.F. is the general partner and has a 25% interest, and 406,363 shares held by Columbia Select, L.P. (“Columbia”), of which B.F. is the general partner and has a 40% interest. Columbia-Pacific Group, Inc. (“CPG”) is the general partner of B.F. CPG is wholly owned by Daniel R. Baty and controlled by Mr. Baty and his sons Stanley L. Baty, who is a director of the Company, and Brandon D. Baty. Daniel R. Baty, Stanley L. Baty and Brandon D. Baty are also each limited partners of B.F. Daniel R. Baty, Stanley L. Baty and Brandon D. Baty each disclaim beneficial ownership of the shares held by B.F., Catalina and Columbia except to the extent of their respective pecuniary interests in such shares.

(4)	Includes options exercisable within 60 days for the purchase of 238,667 shares.

(5)	Includes 9,500 shares and options exercisable within 60 days for the purchase of 17,500 shares held directly. In addition, of the shares held as described in footnote 3 above, 40,950 shares are attributable to a trust for the benefit of Brandon D. Baty’s children, of which Stanley L. Baty serves as sole trustee, and 85,176 shares are attributable to trusts for the benefit of Stanley L. Baty’s children of which Brandon D. Baty serves as sole trustee, in each case as a result of such trusts’ ownership of limited partnership interests in B.F. See footnote 3 above. Stanley L. Baty disclaims beneficial ownership of the shares held by the trusts.

(6)	Includes options exercisable within 60 days for the purchase of 141,822 shares. Mr. Becker resigned as our Senior Vice President of Operations effective as of May 1, 2007.

(7)	Includes options exercisable within 60 days for the purchase of 67,334 shares.

(8)	Includes options exercisable within 60 days for the purchase of 25,000 shares.

(9)	Includes(i) 6,195,343 shares of outstanding common stock held by or voted by Saratoga Partners and its affiliates, of which Mr. Durkin is a principal, (ii) 227,272 shares of common stock issuable on conversion of $5 million principal amount of convertible subordinated debentures held by Saratoga Partners and its affiliates, and (iii) options exercisable by Mr. Durkin within 60 days for the purchase of 33,000 shares. Mr. Durkin may be deemed to have sole dispositive power over 82,792 shares of outstanding common stock and 3,078 shares of the common stock issuable on conversion of the convertible subordinated debentures. See footnote (11) regarding shares beneficially owned by Mr. Niemiec that are included in these figures.

(10)	Includes options exercisable within 60 days for the purchase of 10,000 shares.

(11)	Includes (i) 36,131 shares of outstanding common stock and 1,343 shares of common stock issuable on conversion of $29,556 principal amount of convertible subordinated debentures, all of which are held by Saratoga Management Company LLC as agent and attorney-in-fact for Mr. Niemiec and (ii) options exercisable by Mr. Niemiec within 60 days for the purchase of 33,000 shares. Mr. Niemiec may be deemed to have no dispositive or voting power over the common stock or debentures for which Saratoga Management Company acts as agent and attorney-in-fact. See footnote (9) hereof.

(12)	Includes 256,404 shares held directly and options exercisable within 60 days for the purchase of 5,000 shares. Mr. Ruffo resigned as our Vice President of Administration effective as of December 31, 2006.

(13)	Includes options exercisable within 60 days for the purchase of 25,000 shares.

(14)	Includes 26,040 shares held directly. In addition, of the shares held as described in footnote 3 above, 40,950 shares are attributable to a trust for the benefit of Brandon D. Baty’s children, of which Stanley L. Baty serves as sole trustee, and 85,176 shares are attributable to trusts for the benefit of Stanley L. Baty’s children of which Brandon D. Baty serves as sole trustee, in each case as a result of such trusts’ ownership of limited partnership interests in B.F. Limited Partnership. Brandon D. Baty disclaims beneficial ownership of the shares held by the trusts.

(15)	Consists of 3,399,625 shares held of record by B.F., Limited Partnership, 406,363 shares held of record by Columbia Select, L.P., and 311,363 shares held of record by Catalina General, L.P. Columbia-Pacific Group, Inc. is the general partner of B.F., which is the general partner of each of Columbia and Catalina. See footnote 3 above.

(16)	Based on Amendment No. 1 to Schedule 13G filed by FMR Corp. on May 10, 2007, indicating beneficial ownership as of April 30, 2006. Consists of 1,820,636 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp.

(17)	Includes 6,195,343 shares currently held or voted by Saratoga Partners and its affiliates and 227,272 shares into which debentures held by Saratoga Partners and its affiliates are convertible. Mr. Durkin, an Emeritus director, is a principal of Saratoga Partners and its affiliates. Until November 2001, Mr. Niemiec, another Emeritus director, was also a principal of Saratoga Partners and its affiliates.

(18)	Includes options exercisable within 60 days for the purchase of 784,656 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee has responsibility for setting the overall compensation strategy for Emeritus and aligning it to our business goals. This includes determining the compensation of our executive officers, including those named in the Summary Compensation Table below (the “named executive officers”), overseeing the equity incentive plans, and other benefit plans and ensuring that all of Emeritus’s compensation programs are fair, reasonable and competitive.

In 2006, management of Emeritus retained Watson and Wyatt, compensation consultants, to provide a variety of information on compensation in order to facilitate decision making for the overall compensation strategy. This information consisted of peer group proxy study, general healthcare industry market data, benchmarks for stock option issuance, and recommendations on types of equity awards.

Executive Compensation Program Objectives

Our executive compensation program is designed to attract quality executive personnel who are capable of leading us to completion of our strategic and financial performance objectives and to retain and motivate these executives in order to achieve superior performance. Thus, our executive program offers competitive compensation opportunities that link individual executive compensation to individual and Company performance, and align executives’ financial interests with those of our shareholders.

The program generally follows the following guidelines:

•	Implementation of competitive pay practices that take into account the compensation practices of companies in our industry;

•	A pay-for-performance component designed to reward the named executive officers and other executives for achievement of annual corporate financial goals; and

•	Equity-based incentives designed to motivate the named executive officers and other executives on long-term strategic goals and to allow them to participate in the benefits they achieve for our shareholders.

We believe that a mix of both cash and equity will be effective in retaining and motivating our executive officers to accomplish our annual and long-term objectives.

Role of Executive Officers in Compensation decisions

Although the Compensation Committee determines the compensation and other terms of employment of the named executive officers and other executives, the Committee also relies upon the recommendations of the Chief Executive Officer in matters related to the individual performance of the other executive officers because the Committee believes that the Chief Executive Officer is the most qualified to make this assessment. The Compensation Committee then reviews and considers his recommendation in its deliberations, taking into account the executive officer’s success in achieving individual performance goals and objectives, and Emeritus’s performance goals and objectives deemed relevant.

Executive Compensation Components

Executive compensation generally consists of three components: base salary, cash bonuses, and long-term incentive awards. The Compensation Committee has established each executive’s compensation package by considering the salaries of executive officers in similar positions in companies in the same industry as Emeritus and in related industries, the experience and contribution levels of the individual executive officer, and our financial performance. Companies used as a reference for considering compensation levels are referred to collectively as our “peer group.” For 2006, the companies which comprised our peer group were American Retirement Corp., Brookdale Senior Living Inc., Capital Senior Living Corp., and Sunrise Assisted Living, Inc. Base salaries for executive officers generally have been designed to be less than those paid by competitors in our peer group. These lower base salaries historically, and in 2006, have been combined with stock option grants so that a significant portion of the executives’ pay is tied to performance of our stock.

Base Salaries.  Base salaries are established initially based on the experience, skills, knowledge, and responsibilities required of each executive officer, as well as market conditions. These base salaries are historically designed to be less than those paid by competitors in our peer group. Base salaries are subject to annual review and adjustment. The Compensation Committee evaluated the 2006 executive performance at its March 2007 meeting. Individual and corporate goals along with the executive officer’s level of responsibility, competitive factors and our internal policies regarding salary increases were considered regarding salary increases. Merit-based salary increases for 2006 ranged from 16.7% for the Chief Executive Officer to an average of 8.1% for the other named executive officers

Annual Cash Incentives.  Until 2006, the Compensation Committee had not established a regular annual incentive or bonus plan for executive officers, but awarded discretionary cash bonuses based on its review of individual performance and our financial results. For the year 2006, a bonus plan was established that gave our executive officers, including the named executive officers, the opportunity to earn cash bonuses for performance in 2006, based on specified financial results for 2006 and recommendations of our Chief Executive Officer. The annual performance objectives for 2006 were based on Emeritus achieving an increase in net income adjusted for certain non-recurring items from the previous year at three different target levels. Individual executive officers would receive a percentage of their base salary that increased incrementally at each target level. Other senior executives received bonuses designed to establish their total compensation comparable to other similar executives in the industry.

Specifically, under the 2006 bonus plan, the Vice Presidents of Operations were given targets which required them to achieve their budget goals for their operating area only. Of the three Vice Presidents of Operations, only two achieved their goals and therefore received their full target bonus per the plan. For the remaining non-operational executive officers, including the Chief Executive Officer, the target goal was a $3.4 million increase of net income adjusted for certain non-recurring items. This goal was not achieved. However, based on the recommendation of our Chief Executive Officer, the Compensation Committee awarded those executive officers bonuses at 60% of target. These compensation decisions were made taking into account general compensation levels of other similarly situated companies and the compensation paid to our other senior executives.

Equity Compensation.  In 2006, Emeritus granted stock options to the director level and above. We granted stock options to provide a long-term incentive opportunity that is directly linked to shareholder value and to provide a continuing incentive to maximize long-term value to shareholders, and to help make the executive’s total compensation competitive. The terms for these options were based on an analysis of how many options had been granted in the past to the named executive officers and other executive officers and on the estimated future value of the granted options. These options have a seven-year life with one-third vesting immediately and the remainder vesting over the next two years, thus encouraging executives to remain in the long-term employment of our Company. Our policy is to grant options that set the exercise price at the closing price of the Common Stock on the date of grant. To encourage stock retention, all options were granted as incentive stock options to the maximum extent possible under the Internal Revenue Code.

Prior to the 2006 grant, we had not granted any material stock options since 2003. The Compensation Committee began in 2004 to evaluate the effectiveness of stock options and other forms of equity compensation, including restricted stock grants and restricted stock units, in providing incentives as well as the costs and the accounting impact of these various alternatives. As discussed below, the Committee continues to assess the effectiveness, cost, and reporting of long-term incentive compensation and, although this assessment is not complete, the Committee believes that equity incentives will be a smaller component of executive compensation packages in future years.

Separation and Change in Control Arrangements.  To date, the Compensation Committee has not established a formal plan for separation and change in control arrangements. In cases where the need arises for a separation plan the Compensation Committee relies upon the recommendations of the Chief Executive Officer in matters related to the specific individual. The Compensation Committee then reviews and considers his recommendation in its deliberations. Recently, the Compensation Committee has entered into agreements, due to the retirement of officers that allowed for those individuals to receive their base salary for a set number of months and, in certain cases, thereafter to receive 60% of their base salary for another set number of months. In addition, those officers also receive additional compensation to cover medical insurance premiums. The extent to which the Compensation Committee will provide for similar types of arrangements continues to be decided on a case-by-case basis.

Retirement Benefits.  We do not provide pension plan benefits to our named executive officers. Emeritus does provide for the management level of director and higher, including the named executive officers, to participate in a NonQualified Deferred Compensation Plan. The Deferred Compensation Plan allows the participants to defer receipt of a portion of their salary into eight investment options, which are similar options to Emeritus’s 401(k) plan. The named executive officers and other executive officers receive a mandatory employer contribution of up to 25% of their contributions that is immediately vested. In addition, there is a discretionary employer match of up to an additional 75% of contribution. The discretionary match, which is required to be approved by the Compensation Committee, was 50% in 2006.

Perquisites.  We provide our named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. In 2006, the named executive officers received an auto allowance of $500 per month, paid parking, health care insurance costs, a personal life insurance policy in the amount of $500,000, and long term disability insurance.

2006 Executive Compensation Discussion

Chief Executive Officer, Daniel R. Baty

Mr. Baty, our Chief Executive Officer and a founder of Emeritus, beneficially owns shares (directly and indirectly) and holds exercisable options representing approximately 31.4% of our common stock. Because of this significant equity stake, Mr. Baty had chosen to receive no base salary up until 2003. This compensation pattern was established prior to our initial public offering and the Compensation Committee had continued it through 2002, recognizing that Mr. Baty’s principal compensation would be the inherent value of his equity stake. In past years, the Compensation Committee granted options to Mr. Baty consistent with grants to other executive officers. In 2003, however, the Compensation Committee and Mr. Baty reconsidered this practice. The Compensation Committee recognized that Emeritus had grown significantly in size and complexity in the last several years, and that Mr. Baty had made a substantial contribution to progress in stabilizing the business and improving cash flow. The compensation committee, recognized Mr. Baty’s significant investment in Emeritus, as well as his role as a party in a number of transactions having to do with the acquisition, financing, and management of Emeritus assisted living communities. These “related party transactions,” which are described in “Transactions with Related Persons,” have been considered and approved by a special committee of independent directors. In view of these factors, the Compensation Committee concluded that Mr. Baty’s contribution as Chief Executive Officer should properly be evaluated separately from his ownership position and his other relationships with us and should be consistent with the compensation for Chief Executive Officers of other companies in similar circumstances. Accordingly, in 2003, Mr. Baty was awarded stock options to purchase 50,000 shares at $3.95 per share and a bonus of $250,000. The Compensation Committee established a base salary of $300,000 for 2004 and 2005 and agreed to increase his base salary 16.7% to $350,000 for 2006. As described above, the first tier target goal for cash bonus was not achieved in 2006. However, the Compensation Committee, for the reasons described above, awarded Mr. Baty a discretionary bonus of $50,000, which was 36% of his target bonus. Had the first tier bonus been achieved Mr. Baty would have earned 40% of his base salary in bonus.

Chief Financial Officer, Raymond R. Brandstrom

Mr. Brandstrom, our chief financial officer and a founder of Emeritus, beneficially owns shares (directly and indirectly) and holds exercisable options representing approximately 3.1% of our common stock. The Compensation Committee determined Mr. Brandstrom’s base salary and cash bonus based on his performance relative to both his financial and non-financial goals. Mr. Brandstrom’s 2006 base salary increased approximately 9.5% from the previous year. As described above, the first tier target goal for cash bonus was not achieved in 2006. The Compensation Committee, for the reasons described above, awarded Mr. Brandstrom a discretionary bonus of

$34,000, which was 60% of his target bonus. Had Mr. Brandstrom’s first tier goal been achieved, he would have earned 25% of his base salary in cash bonus.

Senior Vice President — Operations, Gary S. Becker

Mr. Becker, our Senior Vice President — Operations until May 1, 2007, when he resigned, beneficially owns shares (directly and indirectly) and holds exercisable options representing less than 1% of our common stock. The Compensation Committee determined Mr. Becker’s base salary and cash bonus based on his performance relative to both his financial and non-financial goals. Mr. Becker’s base salary was increased approximately 9.5% in 2006 from the previous year. As described above, the initial target goal for cash bonus was not achieved in 2006. The Compensation Committee, for the reasons described above, awarded Mr. Becker a discretionary bonus of $34,000, which was 60% of his target bonus. Had Mr. Becker’s first tier goal been achieved, he would have earned 25% of his base salary in cash bonus. In April 2007, Mr. Becker submitted his resignation to retire effective as of May 1, 2007. In recognition of his years of service to Emeritus and his contributions, Emeritus entered into a compensation agreement with Mr. Becker that was approved by the Compensation Committee. Under this agreement, Mr. Becker will receive his base salary for a 24-month period and then 60% of his base salary for 12 months thereafter. In addition, Emeritus has agreed to pay Mr. Becker a pro rated portion of his 2007 bonus, to cover medical insurance premiums for 18 months and to make a cash payment thereafter to cover costs of an individual health plan for another 18 months, and to continue vesting his options for a two-year period.

Vice President Operations — Central Division, Christopher Belford

Mr. Belford, our Vice President — Operations — Central Division, beneficially owns shares (directly and indirectly) and holds exercisable options representing less than 1% of our common stock. The Compensation Committee determined Mr. Belford’s base salary and cash bonus based on his performance relative to both his financial and non-financial goals. Mr. Belford was promoted in the third quarter of 2005 and his base salary was increased to reflect the increase in responsibility. His 2006 base salary was increased approximately 5% from his newly adjusted base salary. As described above Mr. Belford achieved the first tier of his target goal for cash bonus in 2006 and was awarded $50,000, which was 100% of his target bonus. In addition, the Compensation Committee determined Mr. Belford should receive moving expenses of approximately $58,000 along with a tax gross up of $38,800 due to his relocation in order to better manage the Central Division after its realignment.

Vice President Administration, Frank Ruffo, Jr.

Mr. Ruffo, a founder of Emeritus and until December 31, 2006, our Vice President of Administration, beneficially owns shares (directly and indirectly) and holds exercisable options representing approximately 1.4% of our common stock. The Compensation Committee determined Mr. Ruffo’s base salary and cash bonus based on his performance relative to both his financial and non-financial goals. Mr. Ruffo’s base salary was increased approximately 6% in 2006 from the previous year. As described above, the first tier target goal for cash bonus was not achieved. The Compensation Committee, for the reasons described above, awarded Mr. Ruffo a discretionary bonus of $20,000, which was 60% of his target bonus. Had Mr. Ruffo’s first tier goal been achieved, he would have earned 20% of his base salary in cash bonus. Effective December 31, 2006, Mr. Ruffo resigned as an executive officer and will retire from Emeritus effective June 30, 2007. In recognition of his years of service to Emeritus and his contributions, Emeritus entered into a compensation agreement with Mr. Ruffo, which was ratified by the Compensation Committee. This agreement provides that he will receive his base salary for six months and that he and his spouse will continue to participate in Emeritus’s executive benefits program. After this time period, Mr. Ruffo will receive 60% of his base salary for the next five years, along with 5% additional compensation to cover medical insurance premiums, full vesting of any unvested stock options and other benefits.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the executive officers whose compensation is required to be reported in our proxy statement. Performance-based compensation that meets certain requirements, including shareholder approval of the material terms of the performance goals, is not subject to the deduction limit. Our equity incentive plans are structured to qualify stock options as performance-based compensation under Section 162(m). For 2006, the Compensation Committee does not expect that there will be any nondeductible compensation.

As of January 1, 2006, Emeritus accounted for stock option awards to employees and directors using a modified prospective application, as permitted under the Financial Accounting Standards Board’s, referred to as FASB, Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, referred to as SFAS 123R.

2007 Compensation

The Compensation Committee’s 2007 objectives for the executive officer compensation plan are to maintain competitive pay practices with base salary and pay-for-performance cash bonus. While the Compensation Committee has determined base salary goals, both the performance targets for the cash bonus and whether there will be an equity incentive award, has not yet been determined. The Compensation Committee continues to assess the effectiveness, cost and reporting of long-term incentive compensation on an ongoing basis. Due to Emeritus’s entry into a merger agreement with Summerville Senior Living, Inc., executive officer compensation will be reassessed. Emeritus will retain Watson and Wyatt to provide similar information to that used in reviewing 2006 compensation strategies. The Compensation Committee considers Emeritus’s performance against objectives when determining salary changes, bonus, or equity incentives. When qualitative factors are involved in the determination of an individual’s performance, the Compensation Committee does make a subjective performance assessment.

COMPENSATION COMMITTEE REPORT

Compensation Committee Report on Executive Compensation

The Compensation Committee of board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Robert E. Marks (Chairman)
Bruce L. Busby
Charles P. Durkin, Jr.

EXECUTIVE COMPENSATION

2006 Summary Compensation Table

The following table presents information regarding compensation for 2006 for each of our named executive officers (the Chief Executive Officer, chief financial officer, and three other most highly compensated executive officers. Salary includes amounts deferred at the executive’s election.

				Option	All Other
		Salary	Bonus	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)		($)

Daniel R. Baty	2006	$337,500	$50,000	$114,413	$—		$501,913
Chairman and Chief Executive Officer
Raymond R. Brandstrom	2006	225,000	34,000	95,344	24,550	(3)	378,894
Vice President of Finance, Chief Financial Officer
Gary S. Becker(4)	2006	225,000	34,000	95,344	7,730	(5)	362,074
Senior Vice President, Operations
Christopher M. Belford	2006	197,500	50,000	76,275	111,903	(6)	435,678
Vice President, Operations — Central Division
Frank Ruffo, Jr.(7)	2006	167,500	20,000	114,413	714,688	(8)	1,016,601
Vice President, Administration

(1)	Reflects the compensation cost for financial reporting purposes for 2006 under SFAS 123R. See Note 1, under the heading “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements set forth in our annual report on Form 10-K filed on March 16, 2007, for assumptions made in determining these amounts. These amounts reflect Emeritus’s accounting expense for the awards, and do not correspond to the actual value that may be recognized by the executives.

(2)	Consists of amounts paid for parking fees, health club memberships, life insurance, and Company matching contributions allocated to each officer under Emeritus’s non-qualified retirement plans.

(3)	Consists of Company matching contributions of $18,000 for the nonqualified deferred compensation plan, $6,000 in car allowance, and $500 in life insurance premiums.

(4)	Mr. Becker retired from Emeritus effective as of May 1, 2007.

(5)	Consists of $6,000 in car allowance and $1,100 in life insurance premiums.

(6)	Consists of $58,065 paid for Chris Belford’s relocation expenses, $38,808 for the tax gross-up amount on the relocation expenses, Company matching contributions of $8,100 for the nonqualified deferred compensation plan, and $6,250 in car allowance.

(7)	Mr. Ruffo ceased to be an executive officer as of December 31, 2006, and will retire from Emeritus effective June 30, 2007.

(8)	Consists of an accrual for Frank Ruffo, Jr. of $698,513 for post-retirement benefit due to his termination agreement on December 31, 2006, Company matching contributions of $7,200 for the nonqualified deferred compensation plan, and $6,000 for car allowance.

2006 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards for each of Emeritus’s named executive officers for 2006.

		All Other Option
		Awards: Number of	Exercise or Base	Grant Date Fair
		Securities	Price of Option	Value of Stock and
	Grant	Underlying Options	Awards	Option Awards
Name	Date	(#)(1)	($/Sh)(2)	($)(3)

Daniel R. Baty	7/25/06	30,000	$18.60	$305,100
Raymond R. Brandstrom	7/25/06	25,000	18.60	254,250
Gary S. Becker	7/25/06	25,000	18.60	254,250
Christopher Belford	7/25/06	20,000	18.60	203,400
Frank Ruffo, Jr.	7/25/06	15,000	18.60	152,550

(1)	Options granted to the named executive officers during 2006 were incentive stock options and nonqualified stock options granted pursuant to Emeritus’s 2006 Plan. Each executive received options to purchase shares with a term of seven years and a vesting schedule of one-third vesting immediately and two-thirds vesting over the next two years.

(2)	The exercise price of the options granted equals the market closing price of Emeritus common stock on the day of the grant.

(3)	The fair value of options granted is calculated under SFAS 123R. See Note 1, under the heading “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements set forth in our annual report on Form 10 K filed on March 16, 2007, for assumptions made in determining these amounts. These amounts reflect Emeritus’s accounting expense for the awards, and do not correspond to the actual value that may be recognized by the executives.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table provides information on the holdings of stock options by the named executive officers at December 31, 2006.

	Option Awards Number of Securities Underlying Unexercised Options (#)
Name	Grant Year		Exercisable	Unexercisable	Exercise Price	Expiration Date

Daniel R. Baty	02/06/02		16,666	—	$2.95	02/06/12
	03/12/03		33,333	—	3.95	03/12/13
	07/25/06	(1)	10,000	20,000	18.60	07/25/13

Total			59,999	20,000

Raymond R. Brandstrom	12/10/01		162,000	—	$2.11	12/10/11
	02/06/02		40,000	—	2.95	02/06/12
	03/12/03		40,000	—	3.95	03/12/13
	07/25/06	(1)	8,334	16,666	18.60	07/25/13

Total			250,334	16,666

Gary S. Becker	12/10/01		63,500	—	$2.11	12/10/11
	02/06/02		40,000	—	2.95	02/06/12
	03/12/03		40,000	—	3.95	03/12/13
	07/25/06	(1)	8,334	16,666	18.60	07/25/13

Total			151,834	16,666

Christopher Belford	03/12/03		4,000	—	$3.95	03/12/13
	05/05/05		50,000	—	13.60	05/05/15
	07/25/06	(1)	6,667	13,333	18.60	07/25/13

Total			60,667	13,333

Frank Ruffo, Jr.	07/25/06	(1)	5,000	10,000	$18.60	07/25/13

Total			5,000	10,000

(1)	Unexercised options reflect options to the named executive officers during 2006 granted pursuant to Emeritus’s 2006 Plan. Each executive received options to purchase shares with a vesting schedule of one-third vesting immediately and two-thirds vesting over the next two years.

2006 Option Exercises

The following table presents information regarding the exercise of stock options by the named executive officers during 2006.

	Option Awards
	Number of Shares
	Acquired on Exercise	Value Realized Upon
Name	(#)	Exercise ($)

Daniel R. Baty	—	$0
Raymond R. Brandstrom	—	0
Gary S. Becker	—	0
Christopher Belford	3,500	69,330
Frank Ruffo, Jr.	67,000	1,363,231

2006 Nonqualified Deferred Compensation

Emeritus maintains a nonqualified deferred compensation plan that allows certain employees, including the named executive officers, to defer receipt of up to 25% their salary into eight investment options, which are similar options to Emeritus’s 401(k) plan. The named executive officers and other executive officers receive a mandatory employer contribution of up to 25% of their contributions that is immediately vested. In addition, there is a discretionary employer match of up to an additional 75% of contribution that becomes nonforfeitable subject to a three-year vesting schedule or if earlier upon the executive officer’s reaching normal retirement age or death, or a change in control. The discretionary match, which is required to be approved by the Compensation Committee, was 50% for 2006. Deferral elections occur once a year and may be either the executives’ base salary, bonus or both. Once the election is chosen that deferral amount may not be changed for that year. Any contributions made to the plan, and the earnings on those contributions, will be paid in January of the following year of an executive’s termination of employment for whatever reason. In cases were the balance in the plan is less than $100,000, it is paid as a single sum and amounts greater are paid in five equal annual payments. The only unscheduled, in-service payment of benefits that may be made under the Deferred Compensation Plan are those on account of an unforeseen emergency. For this purpose, an “unforeseen emergency” means a severe financial hardship to a participant resulting from an illness or accident of the participant, the participant’s spouse or a dependent; the loss of the participant’s property due to casualty; or other extraordinary and unforeseeable circumstances arising from events beyond the participant’s control.

The following table presents information on the nonqualified deferred compensation for each of the named executive officers for 2006.

					Aggregate
			Aggregate		Balance
	Executive	Company	Earnings	Aggregate	at Last
	Contributions in	Contributions in	in Last	Withdrawals/	Fiscal Year
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	End
Name	($)	($)	($)	($)	($)

Daniel R. Baty	$—	$—	$—	$—	$—
Raymond R. Brandstrom	24,000	18,000	24,268	—	195,512
Gary S. Becker	—	—	66,213	—	447,301
Christopher M. Belford	10,800	8,100	4,678	—	54,700
Frank Ruffo, Jr.	9,600	7,200	6,447	—	61,149

Potential Payments Upon Termination or Change in Control

To date, the Compensation Committee has not established a formal plan for separation and change in control arrangements. In cases where the need arises for a separation arrangement, the Compensation Committee relies upon the recommendations of the Chief Executive Officer in matters related to the specific individual. The Compensation Committee then reviews and considers his recommendation in its deliberations. Recently, the Compensation Committee has entered into agreements, due to the retirement of officers that allowed for those individuals to receive their base salary for a set number of months and there-after to receive 60% of their base salary for another set number of months. In addition, those officers also receive additional compensation to cover medical insurance premiums. The extent to which the Compensation Committee will provide for these types of arrangements, or whether the components will remain as described above, continues to be decided on a case-by-case basis.

2006 Plan.  Unless otherwise determined at the time of grant of an award, if a change in control occurs, awards granted under the 2006 Plan will become fully vested and no longer subject to forfeiture. A change in control is defined in the 2006 Plan as (i) an acquisition of 50% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions, or (ii) a change in the composition of board of directors during any two-year period such that individuals who, as of the beginning of such two-year period, constituted the board cease to constitute at least a majority of the board. In the event of a Company transaction that is a change in control, the awards under the 2006 Plan will become fully vested and no longer subject to forfeiture and the Compensation Committee may determine in its discretion if the award will be cashed out for a payment based on the consideration received by shareholders in Emeritus transaction. A Company transaction is defined in the 2006 Plan as the consummation of (a) a merger or consolidation of Emeritus, (b) a statutory share exchange for at least 50% of Emeritus’s outstanding voting securities or (c) a sale or other transfer of all or substantially all of Emeritus’s assets.

If a change in control or a Company transaction had occurred effective as of the last business day of fiscal year 2006 (December 29, 2006), the estimated amount of incremental compensation to be received by each of the named executive officers upon the change in control or Company transaction as a result of the acceleration of their unvested stock options would be as follows:

Acceleration of
Name	Unvested Options ($)

Daniel R. Baty	$125,000
Raymond R. Brandstrom	104,163
Gary S. Becker	104,163
Christopher M. Belford	83,331
Frank Ruffo, Jr.	62,500

These amounts are based on the difference between the exercise price of the outstanding options and the closing price of Emeritus common stock on December 29, 2006, which was $24.85. The actual amounts to be received can only be determined at the time of a change in control or corporate transaction, if any.

Nonqualified Deferred Compensation Plan.  The Nonqualified Deferred Compensation Plan provides for a mandatory company matching contribution, which is immediately vested, and a discretionary company contribution, which will become nonforfeitable subject to a three-year vesting schedule or if earlier upon the participant’s reaching normal retirement age, the participant’s death, or a change in control. A change in control means (i) an acquisition of 50% or more of our outstanding common stock or the voting power of then outstanding voting securities, (ii) shareholder approval of a reorganization, merger or consolidation where shareholders immediately prior to the transaction do not own more than 50% of the combined voting power after the transaction; (iii) a liquidation or dissolution of Emeritus; or (iv) a sale of all or substantially all of Emeritus’s assets. If any such termination event had occurred effective as of December 29, 2006, the estimated amount of incremental compensation to be received by each of the named executive officers would be zero as all named executives are 100% vested.

DIRECTOR COMPENSATION

Director Compensation

Employee directors do not receive any separate compensation for their service on board of directors. We currently pay our non-employee directors an annual cash retainer of $15,000 and cash fees of $1,500 for each board meeting or committee meeting they attend. We also reimburse them for all reasonable expenses incurred in connection with their attendance. Under the Emeritus Amended and Restated Stock Option Plan for Nonemployee Directors, each non-employee director automatically receives an option to purchase 2,500 shares of our common stock at the time of the director’s initial election or appointment to the Board. In addition, each non-employee director automatically receives an option to purchase 7,500 shares of our common stock immediately following each year’s annual meeting of shareholders. All options granted under the plan fully vest on the day immediately prior to the annual shareholders’ meeting that follows the date of grant, and expire 10 years after the date of grant, with the exception of the option for 2,500 shares granted at the time of a director’s initial election or appointment to the Board, which is vested immediately upon grant. The exercise price for these options is the fair market value of our common stock on the grant date.

2006 Director Compensation Table

	Fees Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)

Stanley L. Baty	$22,500	$43,762	$0	$66,262
Bruce L. Busby	39,000	43,762	3,584	86,346
Charles P. Durkin, Jr.	30,000	43,762	0	73,762
Robert E. Marks	37,500	43,762	200	81,462
David W. Niemiec	27,000	43,762	1,784	72,546
T. Michael Young	34,500	43,762	690	78,952

(1)	Reflects the compensation cost for financial reporting purposes for the year under SFAS 123R for stock options granted to each director in 2006 and prior years. See Note 1, under the heading “Stock-Based Compensation,” in the Notes to the Consolidated Financial Statements set forth in our annual report on Form 10-K filed on March 16, 2007, for assumptions made in determining these amounts. These amounts reflect Emeritus’s accounting expense for the awards, and do not correspond to the actual value that may be recognized by the directors. The SFAS 123R fair value of options granted for 2006 was $11.67 per share.

The following Table contains the aggregate number of option awards outstanding at December 31, 2006, for non employee directors:

Option
Name	Shares

Stanley L. Baty	17,500
Bruce L. Busby	25,000
Charles P. Durkin, Jr.	33,000
Robert E. Marks	10,000
David W. Niemiec	33,000
T. Michael Young	25,000

TRANSACTIONS WITH RELATED PERSONS

Our Code of Conduct provides that prior to any transaction between us and an officer or a director, such proposed transaction must be fully disclosed in writing to our board of directors, or a committee of independent directors designated by the board, and must be approved by the board or such committee. In early 2001, the board began the practice of using a special committee of independent directors, referred to as the Special Committee, to consider any transaction between a director and us and to make recommendations to the Board. Since that time, the board has maintained the Special Committee to review and make recommendations with respect to such transactions as needed. The Special Committee currently consists of David W. Niemiec (Chairman), T. Michael Young, and Robert E. Marks. In circumstances in which the transaction involves Saratoga entities, in which Mr. Niemiec would not be independent, the matter is referred to the Audit Committee for disposition in lieu of the Special Committee. These committees are authorized to retain outside advisors and consultants to assist them in evaluating the subject transactions and, on several occasions involving major real estate transactions, they have retained real estate appraisers to assist them and on one occasion involving transactions, a valuation firm was retained to assist the committee.

In general, the board, Special Committee, or Audit Committee, as the case may be, determines whether the subject transaction is fair to us and our shareholders and, where appropriate, whether the transaction is consistent with similar transactions between independent parties. Other than the Code of Conduct, we have not established written policies and procedures applicable to related party transactions but have relied on these historical practices and standards.

With one exception, the related party transactions described below that were entered into since January 1, 2006, were reviewed by the Special Committee or Audit Committee in accordance with the above practices. The exceptions were the amended and restated shareholders’ agreement and the registration rights agreements entered into in connection with our pending merger with Summerville, which involved the Saratoga Funds and the Baty Shareholders, as well as the Apollo Funds, and will become effective only on effectiveness of the Summerville merger. These agreements were not separately submitted to either the Special Committee or the Audit Committee but were considered by the independent directors as part of and incidental to the larger merger transaction, and were approved by the full board.

Community Agreements with Baty-Related Entities

Daniel R. Baty, our Chairman of the Board and Chief Executive Officer, personally guarantees our obligations under a master lease pursuant to which we lease 20 communities from a REIT. As compensation for facilitating this lease in 2004 and for the guarantee, Mr. Baty receives, based on a prescribed formula, 50% of the positive cash flow of the 20 communities and will be responsible for 50% of any negative cash flow, as defined in a cash flow sharing agreement. We have the right to purchase Mr. Baty’s 50% interest in the cash flow of the 20 communities for 50% of the lesser of six times cash flow or the fair market value of that cash flow. For purposes of this transaction, cash flow is defined as actual cash flow after management fees of 5% of revenues payable to us, actual capital expenditures, and certain other agreed adjustments. Under this agreement, Mr. Baty received $178,000 in the first quarter of 2007 and $632,000 for 2005 and paid us $317,000 in 2006, as a result of capital expenditures.

The lease guaranteed by Mr. Baty has a term of 15 years, with one 15-year renewal option. The annualized cash lease payment for the communities is approximately $16.0 million per year, with inflators to the extent the change in the consumer price index exceeds 0%, not to exceed 40 basis points during years two through four and 30 basis points thereafter, as calculated with respect to the REIT’s investment basis in the properties. The lease is a net lease and is cross-defaulted and cross-collateralized with all of our other leases and loans relating to other communities owned by the REIT. All of the leases contain certain financial and other covenants. We have the right of first refusal to purchase these leased communities.

At January 1, 2006, we managed eleven assisted living communities, seven of which were owned by five entities that Mr. Baty controlled and in which he and/or the Baty family partnership held varying direct and indirect financial interests ranging from 22.2% to 50%, and four of which were wholly-owned by Mr. Baty. The management agreements generally provided for fees ranging from 4% to 6% of revenues, were for indefinite terms, unless terminated for cause, and granted us a right of first refusal on sale of the property. In January 2006, one community was discontinued and one new community was opened and in April 2006, one community was sold. In July 2006, we purchased a 101-unit community in which Mr. Baty had a 50% interest for a total purchase price of

$11 million. In January 2007, one of the communities owned by Mr. Baty was sold. As a result of these activities, at January 1, 2007, we managed seven communities, four of which were owned by four entities that Mr. Baty controlled and in which he and/or the Baty family partnership held varying direct and indirect financial interests ranging from 25.4% to 77.7%, and three of which were wholly-owned by Mr. Baty. During 2006, we received $1.1 million in management fees from all communities in this group, including those that have been discontinued.

On March 15, 2007, we purchased 12 communities consisting of 786 units located in five states for a price of $99 million, plus transaction costs. We had leased four of these communities from Healthcare Realty Trust, or HRT, since May 2002 and eight since May 2003. Capmark Finance, Inc. provided mortgage financing of $101.6 million, which was used to pay the purchase price and related debt and transaction and financing costs. At the time of the transaction, we had a $10.8 million loan outstanding with HRT that was secured by mortgages on the leases on the 12 communities acquired. As part of this transaction, this loan was acquired by Columbia Pacific Opportunity Fund, LP, an entity in which Mr. Baty has a financial interest. The payment terms were unchanged from the original note. The loan accrues interest at 10% per annum, is payable in monthly installments of interest only and is due in full in June 2008. We provided a cash security deposit of $1 million at the time of the original loan transaction in June 2005, which continues under the current arrangement.

We have a continuing agreement with Mr. Baty which governs the operating, accounting, and payment procedures relating to the foregoing entities in which Mr. Baty had a financial interest, including prompt repayment of any balances that are temporarily outstanding as a result of normal operations and interest on average outstanding balances at LIBOR plus 3%. As of March 31, 2007, there were no material outstanding balances (net of funds held by us for application to outstanding balances).

Fretus Lease and Other Transactions

During 2006, we leased 24 assisted living communities in six states containing approximately 1,650 units from Fretus Investors LLC, a private investment joint venture between Fremont Realty Capital, which holds a 65% stake, and an entity controlled by Mr. Baty, which holds a 35% minority stake. Through other entities, Mr. Baty held an indirect 44.3% financial interest in the minority entity and, therefore, a 15.5% indirect financial interest in Fretus itself. Mr. Baty guaranteed a portion of the debt and controlled the entity that served as the administrative member of Fretus. The Fretus lease provided for an initial 10-year period with two 5-year extensions and included an opportunity for us to acquire the communities during the third, fourth, or fifth year and the right under certain circumstances for the lease to be cancelled as to one or more properties upon the payment of a termination fee. The lease was a net lease. Originally, the base rent was equal to (i) the debt service on the outstanding senior mortgage granted by Fretus, and (ii) an amount necessary to provide a 12% annual return on equity to Fretus. The initial senior mortgage debt was for $45 million and interest accrued at LIBOR plus 3.5%, subject to a floor of 6.25%. The Fretus initial equity was approximately $24.8 million but increased to $25 million at December 31, 2004, as a result of additional capital contributions for specified purposes. Based on the initial senior mortgage terms and Fretus equity, the rent was approximately $500,000 per month. In addition to the base rent, the lease also provided for percentage rent equal to a percentage (ranging from 7% to 8.5%) of gross revenues in excess of a specified threshold commencing with the thirteenth month of the lease. Total rent expense in 2004, was approximately $5.9 million.

In October 2005, Fretus refinanced the senior mortgage debt, increasing the debt to $90 million (which returned the Fretus investors’ original equity and provided $20 million of additional cash), with interest accrued at LIBOR plus 2.65%, and a maturity in October 2008. In connection with this refinancing, which required our consent, our rent payment was adjusted by one half of the amount by which the interest cost of the original mortgage debt differed from the interest cost of the refinanced debt. Based on LIBOR rates at the time, this reduced our rental by approximately $392,000 per year, but was subject to change based on our increase in interest rates. In connection with the amendment, our maximum annual rental for the remaining term of the lease was limited to $7.2 million, excluding percentage rent. During 2005, our total rent expense under this lease was approximately $6.5 million and in 2006 was approximately $7.7 million, including percentage rent.

On February 22, 2007, we purchased the 24 Fretus communities for a price of $143.7 million, including transaction costs. Of the purchase price, Capmark provided fixed rate mortgage financing of $132 million and variable rate mortgage financing of $8 million. The fixed rate component has a term of five years and bears interest at 6.55% per annum (with a 1% exit fee payable if the debt is paid off or refinanced by anyone except Capmark), with monthly interest-only payments for two years and thereafter, monthly payments of principal and interest based on a 25-year amortization and the remaining balance due in full in February 2012. The variable rate component has a term of three years and interest at 30-day LIBOR plus 1.8%, which was 7.12% at closing, and the same exit fee and payment schedule as for the fixed component. In conjunction with this transaction, Baty-related entities provided $18 million in short-term financing to us, of which approximately $5.1 million was used to fund the balance of the purchase price. The unsecured short-term debt is due in 24 months and bears interest at 9% per annum, which is payable monthly.

Saratoga Shareholder Agreement and Warrants

Under a shareholders agreement between Saratoga Partners IV, L.P. and its related entities and Mr. Baty dated December 1999, Saratoga is entitled to board representation at a percentage of the entire Board of Directors, rounded up to the nearest whole director, that is represented by the voting power of equity securities attributable to the stock owned by Saratoga. The shareholders agreement also provides for a minimum of two Saratoga directors. Under this agreement, Saratoga is currently entitled to designate three of eight members of the Board, but thus far has chosen to select only two. Messrs. Durkin and Niemiec currently serve as directors of Emeritus pursuant to this agreement. Saratoga’s right to designate directors terminates if Saratoga has sold more than 50% of its initial investment and its remaining shares represent less than 5% of the outstanding shares of common stock on a fully diluted basis or it is unable to exercise independent control over its shares.

The shareholders agreement provides that neither Saratoga nor Mr. Baty is permitted to purchase voting securities in excess of a defined limit. That limit for Saratoga is 110%, and for Mr. Baty is 100%, of the number of shares of common stock beneficially owned by Saratoga and its related investors at the completion of the original financing (including securities originally issued and those issued as dividend with respect thereto). These restrictions will terminate 18 months after the date on which Saratoga and its related investors cease to hold securities representing 5% of the outstanding shares of Common stock on a fully diluted basis. The shareholders agreement also provides that if Mr. Baty contemplates selling 30% or more of the common stock he owns, Saratoga and its related investors would have the right to participate in the sale on a proportionate basis.

In August 2000, we issued to Saratoga seven-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $4.30 per share, which was subsequently adjusted to $4.20 per share due to dilutive stock option transactions, as provided in the warrant agreement. In March 2006, we issued 829,597 shares of common stock pursuant to the exercise of the warrants. The shares were purchased by the holders of the warrants pursuant to a “net exercise” provision of the warrants in which 170,403 shares subject to the warrants were used to pay the exercise price of $4.2 million. The shares used to pay the exercise price were valued at $24.65 per share based on then current market prices, as determined under the terms of the warrants. We received no cash proceeds from this transaction.

Convertible Debentures

In November 2005, we completed an offer to exchange our outstanding 6.25% Convertible Subordinated Debentures due 2006 for new 6.25% Convertible Subordinated Debentures due 2008. In the exchange offer, $26.6 million of the $32 million principal amount of outstanding debentures were exchanged. The remaining $5.4 million principal amount of outstanding debentures continued outstanding and was paid at maturity in January 2006. The terms of the then existing debentures and the new debentures are substantially the same, except that the maturity of the new debentures is July 1, 2008, instead of January 1, 2006, and the new debentures can not be redeemed at our election. The new debentures are convertible into common stock at the rate of $22 per share. Interest on the new debentures is payable semiannually on January 1 and July 1 of each year. The new debentures are unsecured, and subordinated to all of our other indebtedness.

Of the $32 million principal amount of the original debentures, $15.8 million was owned by entities controlled by Mr. Baty and Stanley L. Baty and in which they have financial interests, and $5 million was owned by Saratoga. All of these debentures were exchanged in the exchange offer.

In February 2007, we offered to the holders of the new debentures to pay each holder who elected to convert its debentures by March 8, 2007, an amount in cash equal to the amount of interest the holder would receive if the new debentures were held to the maturity date of July 1, 2008. The incentive payment of $1.3 million was made April 16, 2007. This amount would otherwise have been paid in three equal installments on July 1, 2007, January 1, 2008, and July 1, 2008. Of the $26.6 million principal amount of new debentures outstanding, holders of $16.1 million principal amount converted their debentures into 732,725 shares of common stock. Of those converted, $15.8 million principal amount of new debentures was owned by entities that Mr. Baty and Stanley L. Baty control. These entities were issued 717,727 shares of common stock in the conversions and received approximately $1.3 million in cash.

In 2006, we paid an aggregate amount of approximately $987,000 to entities that Mr. Baty and Stanley L. Baty control as interest on the debentures they held and an aggregate amount of approximately $313,000 to Saratoga as interest on the debentures they held. Saratoga continues to hold debentures in the aggregate principal amount of $5 million.

Painted Post

During 1995, Messrs. Baty and Brandstrom formed Painted Post Partners, a New York general partnership, to facilitate the operation of assisted living communities in the state of New York for state regulatory reasons. This partnership later contributed its assets to Painted Post LLC, which is now the successor to the partnership. We have entered into administrative services agreements with the partnership for the term of the underlying leases. The administrative services agreements provide for fees that would equal or exceed the profit of a community operated efficiently at full occupancy and, unless reset by agreement of the parties, will increase automatically on an annual basis in accordance with changes in the Consumer Price Index. In addition, we have agreed to indemnify Messrs. Baty and Brandstrom against losses and, in exchange, they have agreed to assign any profits to us. As part of their general noncompetition agreements with us, each of Messrs. Baty and Brandstrom has agreed that, in the event either ceases to be a senior executive of Emeritus, they will transfer his interest in Painted Post for a nominal charge to his successor at Emeritus or other person designated by us.

Noncompetition Agreements

We have entered into noncompetition agreements with Messrs. Baty and Brandstrom. These agreements provide that they will not compete with us, directly or indirectly, in the ownership, operation, or management of assisted living communities anywhere in the United States and Canada during the terms of their employment and for a period of two years following the termination of their employment. The agreements also provide, however, that they may hold (1) up to a 10% limited partnership interest in a partnership engaged in such business, (2) less than 5% of the outstanding equity securities of a public company engaged in such business, or (3) interests in Painted Post, as described above.

During 2005 and 2006, Mr. Baty requested waivers under the noncompetition agreement for the development, by entities in which he has a financial interest ranging from 21% to 43%, of four assisted living communities for Alzheimer and/or assisted living residents that we had declined to participate in. After review by a special committee of independent directors, we entered into a management agreement with respect to two such communities, providing for a perpetual term, unless terminated for cause or the community is sold, and fees equal to the greater of $5,000 per month or 6% of revenues. In all four cases, we have an option to purchase the community during the third or fourth through the tenth year at the greater of fair market value or a price that yields a 15% internal rate of return on the owner’s equity. In addition, through the tenth year, we have a right of first refusal, in one case, and a right of first offer, in the three other cases, in the event of the sale of the community. We expect to apply similar guidelines in reviewing such requests for waiver in the future.

Summerville Agreements

On March 29, 2007, we entered into an agreement and plan of merger with Boston Project Acquisition Corp., our wholly-owned subsidiary, Summerville Senior Living, Inc., AP Summerville, LLC, AP Summerville II, LLC, Mr. Baty, and Saratoga. Pursuant to the merger agreement, we will acquire Summerville, a privately-held operator of independent living, assisted living, and Alzheimer’s and dementia related services to seniors, for a total of up to

8,500,000 shares of our common stock. Mr. Baty and Saratoga and various of their affiliates have entered into additional agreements in connection with the merger agreement.

Mr. Baty and Saratoga have agreed in the merger agreement to vote shares of common stock which they beneficially own in favor of the adoption and approval of the issuance of our shares of common stock in the transaction. In addition, these shareholders have agreed not to transfer or dispose of their shares between the date of the merger agreement and the consummation of the transactions contemplated by the merger agreement except for certain kinds of transfers or with Summerville’s prior consent.

In connection with the merger agreement, we, certain entities affiliated with Apollo Real Estate Advisors, Saratoga and certain of its affiliates, and Mr. Baty and certain of his affiliates, entered into an amended and restated shareholders agreement dated March 29, 2007. The amended shareholders agreement, which will become effective upon the consummation of the Summerville transaction, amends and restates the shareholders agreement described above dated December 1999, between us, Mr. Baty, Saratoga, and certain other persons. Under the amended shareholders agreement, the Apollo shareholders, the Saratoga shareholders and the Baty shareholders have agreed to vote their shares to elect one representative designated by the Apollo shareholders, one representative designated by the Saratoga shareholders and one representative designated by the Baty shareholders so long as each shareholder group beneficially owns at least 5% of our outstanding shares or one-half of the amount of shares beneficially owned by the shareholder group immediately following the closing of the Summerville transaction. In addition, each of the shareholders who are parties to the amended shareholders agreement have agreed that, in the event the shareholder proposes to transfer (other than certain permitted transfers, including sales pursuant to a registration statement under the Securities Act of 1933, sales pursuant to Rule 144 under the Securities Act, transfers to the limited partners or owners of certain shareholders that are entities, and transfers pursuant to gifts and bequests or to certain family members) more than thirty percent of the shares beneficially owned by the shareholder in a transaction or series of related transactions, then the other shareholders shall have the right to participate in such transfer on a pro rata basis. The amended shareholders agreement will terminate with respect to any shareholder who is a party to the agreement at such time as the shareholder owns less than a certain level of ownership. The amended shareholders agreement may also be terminated with the unanimous written consent of the shareholders who are party to the agreement.

In addition to the amended shareholders agreement, the Apollo shareholders, the Saratoga shareholders, the Baty shareholders, and Granger Cobb, who will become our President and Co-Chief Executive Officer upon completion of the Summerville transaction, have entered into a registration rights agreement dated March 29, 2007, which will become effective upon the consummation of the Summerville transaction. Under the registration rights agreement, we have agreed to file by January 1, 2008, and to have declared effective by April 1, 2008, a shelf registration statement under the Securities Act covering shares owned by certain Apollo shareholders and up to 1.8 million shares owned by the Saratoga shareholders (subject to reduction for sales by the Saratoga shareholders in excess of 2 million shares prior to the effective date of the shelf registration statement, including those shares sold in this offering). We are obligated to keep this initial shelf registration statement effective until April 1, 2010, until all of the shares subject to this shelf registration statement have been sold, or until all of the shares subject to this shelf registration statement may be sold without restriction under Rule 144 under the Securities Act. In addition, each of the Apollo shareholders, the Saratoga shareholders and the Baty shareholders have the right to request that we file up to two additional registration statements, one of which may be a shelf registration statement. We have also granted the shareholders who are parties to the registration rights agreement certain customary incidental, or “piggyback,” registration rights to participate in registrations initiated by us for our own account or other security holders. We and the shareholders who are parties to the registration rights agreement have agreed to certain other related obligations that are customary for agreements of this nature.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of the copies of such reports furnished us and written representations that no other reports were required, we believe that during the year ended December 31, 2006, our officers, Directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements, with the exception of Gary Becker, who filed one late Form 4 with respect to an open market sale on May 16, 2006, Frank Ruffo, who filed one late Form 4 with respect to an open market sale on May 19, 2006, and Stanley L. Baty, who has recently filed a Form 4 to report his gift of an indirect interest in Common Stock on October 23, 2006, to three trusts for the benefit of his minor children. In addition, Mr. Baty and Stanley L. Baty recently filed Forms 4 to reflect the following transactions by entities controlled by them and in which they have indirect beneficial ownership interests, (i) open market purchases of Common Stock in December 1999, December 2000 and December 2005, and (ii) the exchange in 2005 of convertible subordinated debentures due 2006 for an equivalent amount of convertible subordinated debentures due 2008, resulting in the following delinquent filings for Mr. Baty, in 1999, one delinquent filing with respect to ten transactions, in 2000, one delinquent filing with respect to eight transactions, and in 2005, three delinquent filings with respect to nine transactions; for Stanley L. Baty, in 2004, one delinquent filing with respect to his holdings as report on his initial report on Form 3, in 2005, three delinquent filings with respect to nine transactions, and in 2006, three delinquent filings with respect to sixteen transactions.

REPORT OF THE AUDIT COMMITTEE

The board found that the Audit Committee members of Messrs. Busby, Marks, and Young, are independent as that term is defined in Section 121A of the American Stock Exchange listing standards. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2006 with the management of Emeritus. Additionally, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the discussions and reviews noted above, the Audit Committee recommended to Emeritus’s Board of Directors that the audited financial statements be included in Emeritus’s Annual Report on Form 10-K for fiscal year 2006.

Audit Committee (2007)

Bruce L. Busby (Chairman)
Robert E. Marks
T. Michael Young

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in the Proxy Statement

For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting of shareholders next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than [ • ], 2007. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals should be addressed to: Corporate Secretary, Emeritus Corporation, 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121.

Advanced Notice Procedures for Director Nominations and Other Business

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2008 annual meeting of shareholders without inclusion of the proposal in our proxy materials must provide advanced written notice of such nomination or proposal in the manner required by our bylaws. We expect our 2008 annual meeting to be held June 18, 2008. Based on this date, under our bylaws notice of nomination or other business must be delivered to our Corporate Secretary at our principal executive offices no earlier than March 20, 2007, and no later than April 19, 2008. If less than 60 days’ notice or public disclosure of the date of the 2008 annual meeting of shareholders is given, then notice must be received not later than the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders or such public disclosure was made. Any shareholder notice shall set forth: (i) the name and address of the shareholder making the proposal; (ii) a representation that the shareholder is entitled to vote at the annual meeting and a statement of the number of shares of our stock that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting, the language of the proposal and any material interest of the shareholder in presenting the proposal.

Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2008 annual meeting, due to other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Emeritus Corporation is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the Securities and Exchange Commission (which we refer to as the “SEC”). You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

If you have questions about the annual meeting or the merger with Summerville after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact our Corporate Secretary at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, telephone: (206) 298-2909.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our businesses.

Emeritus Corporation SEC Filings (File No. 1-14012)

Annual Report on Form 10-K for the fiscal year ended December 31, 2006
Quarterly Report on Form 10-Q for three months ended March 31, 2007

We also incorporate by reference additional documents that may be filed with the SEC between the date of this proxy statement and the date of the annual meeting of shareholders or, if sooner, the termination of the merger agreement with Summerville. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the reports incorporated by reference in this proxy statement through us, the SEC or the SEC’s Internet web site at www.sec.gov. You may obtain documents we incorporate by reference from us without charge, excluding all exhibits except those that we have specifically incorporated by reference in this proxy statement. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

Emeritus Corporation
Attn: Corporate Secretary
3131 Elliott Avenue, Suite 500
Seattle, WA 98121
(206) 298-2909

We will send you any of these documents within one business day of your request by first class mail.

Copies of the report and other information we filed with the SEC may also be inspected and copied at the public reference facilities maintained by the SEC at:

100 F Street, N.E.
Washington, D.C. 20549

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330 or (202) 942-8085. The SEC maintains a Website that contains reports, proxy statements and other information regarding us. The address of the SEC web site is http://www.sec.gov.

You should rely only on the information contained or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or in any of the materials that have been incorporated by reference into this document. This proxy statement is dated [ • ], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to shareholders does not create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement nor any distribution of securities pursuant to this proxy statement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement by reference or in the affairs of Emeritus since the date of this proxy statement.

EMERITUS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

The following tables present unaudited pro forma condensed consolidated financial information of Emeritus Corporation as of and for the three months ended March 31, 2007, and the year ended December 31, 2006.

The following unaudited pro forma condensed consolidated financial statements are adjusted, as described below, to give pro forma effect to the following transactions, collectively the pro forma adjustments:

1. The proposed merger with Summerville Senior Living, Inc. (“Summerville”), referred to as the “Summerville Acquisition.”

2. Emeritus transactions consisting of (a) the acquisition of the 101-unit Arbor Place community in July 2006 formerly managed by Emeritus; (b) the acquisition of the 24 Fretus communities in February 2007 formerly operated by Emeritus under long-term leases; (c) the acquisition of the 12 HRT communities in March 2007 formerly operated by Emeritus under long-term leases; (d) the acquisition of the 7 HCPI communities in March 2007 formerly operated by Emeritus under long-term leases; (e) the accelerated conversion of $16.12 million of 6.25% Convertible Subordinated Debentures into 732,725 shares of common stock in March 2007; and (f) the December 2006 investment in a joint venture with Blackstone Real Estate Advisors and the related management contracts for 24 communities. All of these transactions are collectively referred to as the “Emeritus Transactions.”

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007, gives effect to the Summerville Acquisition using the purchase method of accounting as if it had occurred on March 31, 2007. The unaudited pro forma condensed consolidated statements of operations for three months ended March 31, 2007, and the year ended December 31, 2006, give effect to the Summerville Acquisition and the Emeritus Transactions as if they had occurred at the beginning of the respective periods.

The unaudited pro forma merger transaction adjustments and the resulting unaudited pro forma condensed consolidated financial statements were prepared based on available information and certain assumptions and estimates described in the notes to the unaudited pro forma condensed consolidated financial information. The estimated acquisition costs related to Summerville have been allocated to the assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as of the expected date of acquisition. Any differences between the fair value of the consideration paid and the fair value of the assets acquired and liabilities assumed is recorded as goodwill. The amounts allocated to the acquired assets and assumed liabilities in the unaudited pro forma condensed consolidated balance sheet are based on these preliminary estimates. Accordingly, the pro forma purchase price allocation is preliminary and is subject to revision based on a final determination of fair value after closing of the acquisition. The preliminary allocation has been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been had the Summerville Acquisition and Emeritus Transactions occurred on the date indicated or to project our financial position or results of operations for any future period. Furthermore, the unaudited pro forma condensed consolidated financial statements do not reflect changes which may occur as a result of activities after the Summerville Acquisition closes. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Summerville’s consolidated financial statements and related notes as of and for the three months ended March 31, 2007, and as of December 31, 2006, and for each of the years in the three year period ended December 31, 2006, filed as exhibits to our current report filed on Form 8-K on June 12, 2007, and our consolidated financial statements filed with the Securities and Exchange Commission in our annual report on Form 10-K for the year ended December 31, 2006, and our quarterly report on Form 10-Q for the three months ended March 31, 2007.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2007

				Emeritus and
		Summerville	Merger	Summerville
	Emeritus	as Reported	Transaction	Pro Forma
	as Reported	(Reclassified)	Adjustments	Consolidated
	(Condensed)	Note 5	Note 4	(Condensed)
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$23,214	$7,065	$(1,620)	$28,659
Accounts receivable, net	4,940	1,465	—	6,405
Prepaid expenses and other current assets	30,739	7,594	—	38,333

Total current assets	58,893	16,124	(1,620)	73,397
Property and equipment, net	844,129	341,289	(254,323)	931,095
Lease and contract intangibles, net	23,188	20,010	179,961	223,159
Goodwill	—	14,770	56,230	71,000
Other assets	26,809	22,148	(3,145)	45,812

Total Assets	$953,019	$414,341	$(22,897)	$1,344,463

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Trade accounts payable	$3,642	$10,832	$—	$14,474
Current portion of long-term debt	46,218	9,393	(1,688)	53,923
Accrued employee compensation and benefits	21,517	9,083	—	30,600
Other accrued expenses and liabilities	42,155	17,153	—	59,308

Total current liabilities	113,532	46,461	(1,688)	158,305
Long-term debt, net	344,327	12,942	—	357,269
Financing and lease obligations, net	560,633	356,907	(300,186)	617,354
Convertible debentures	10,455	—	—	10,455
Long-term debt and interest payable to Apollo	—	142,305	(142,305)	—
Other long-term liabilities	35,635	11,055	(10,892)	35,798

Total Liabilities	1,064,582	569,670	(455,071)	1,179,181

Shareholders’ equity (deficit):
Common stock	2	—	1	3
Convertible preferred stock	—	28	(28)	—
Additional paid-in capital	105,184	83,419	193,425	382,028
Accumulated earnings (deficit)	(216,749)	(238,776)	238,776	(216,749)

Total Shareholders’ Equity (Deficit)	(111,563)	(155,329)	432,174	165,282

Total Liabilities and Shareholders’ Equity (Deficit)	$953,019	$414,341	$(22,897)	$1,344,463

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2006

					Emeritus and
		Emeritus	Summerville	Merger	Summerville
	Emeritus	Pro Forma	as Reported	Transaction	Pro Forma
	as Reported	Transactions	(Reclassified)	Adjustments	Consolidated
	(Condensed)	Note 3	Note 5	Note 4	(Condensed)
	(Unaudited, in thousands, except per share amounts)

REVENUES:
Community revenues	$419,978	$1,453	$221,684	$—	$643,115
Management fees	1,887	2,039	899	—	4,825

Total revenues	421,865	3,492	222,583	—	647,940

OPERATING EXPENSES:
Community operations	272,812	938	144,590	—	418,340
Texas lawsuit settlement	(12,207)	—	—	—	(12,207)
General and administrative	38,078	450	22,745	—	61,273
Depreciation and amortization	50,478	7,646	9,833	31,293	99,250
Facility lease expense	44,545	(15,056)	37,135	28,149	94,773

Total operating expenses	393,706	(6,022)	214,303	59,442	661,429

Operating income (loss) from continuing operations	28,159	9,514	8,280	(59,442)	(13,489)

OTHER INCOME (EXPENSE):
Interest income	2,893	—	487	—	3,380
Interest expense, debt and other	(7,995)	(20,139)	(18,714)	17,729	(29,119)
Interest expense, capital and financing leases	(41,257)	2,050	(21,400)	15,696	(44,911)
Other, net	588	(1,860)	532	—	(740)

Total other income (expense), net	(45,771)	(19,949)	(39,095)	33,425	(71,390)

Income (loss) from continuing operations before taxes	(17,612)	(10,435)	(30,815)	(26,017)	(84,879)
Income tax (expense) benefit	3,044	—	(661)	—	2,383

Income (loss) from continuing operations	$(14,568)	$(10,435)	$(31,476)	$(26,017)	$(82,496)

Basic and diluted earnings per share	$(0.82)				$(3.05)

Basic and diluted weighted common shares outstanding	17,774	733		8,500	27,007

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2007

					Emeritus and
		Emeritus	Summerville	Merger	Summerville
	Emeritus	Pro Forma	as Reported	Transaction	Pro Forma
	as Reported	Transactions	(Reclassified)	Adjustments	Consolidated
	(Condensed)	Note 3	Note 5	Note 4	(Condensed)
	(Unaudited, in thousands, except per share amounts)

REVENUES:
Community revenues	$109,500	$—	$69,386	$—	$178,886
Management fees	877	—	—	—	877

Total revenues	110,377	—	69,386	—	179,763

OPERATING EXPENSES:
Community operations	70,498	—	43,333	—	113,831
General and administrative	10,114	—	5,291	—	15,405
Depreciation and amortization	14,589	110	3,154	7,128	24,981
Facility lease expense	10,370	(3,064)	10,291	9,519	27,116

Total operating expenses	105,571	(2,954)	62,069	16,647	181,333

Operating income (loss) from continuing operations	4,806	2,954	7,317	(16,647)	(1,570)

OTHER INCOME (EXPENSE):
Interest income	591	—	137	—	728
Interest expense, debt and other	(3,523)	(3,831)	(5,195)	4,818	(7,731)
Interest expense, capital and financing leases	(10,092)	332	(6,908)	5,494	(11,174)
Other, net	(1,241)	1,329	4	—	92

Total other income (expense), net	(14,265)	(2,170)	(11,962)	10,312	(18,085)

Income (loss) from continuing operations before taxes	(9,459)	784	(4,645)	(6,335)	(19,655)
Income tax (expense) benefit	(276)	—	—	—	(276)

Income (loss) from continuing operations	$(9,735)	$784	$(4,645)	$(6,335)	$(19,931)

Basic and diluted earnings per share	$(0.53)				$(0.73)

Basic and diluted weighted common shares outstanding	18,374	537		8,500	27,411

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.	BASIS OF PRO FORMA PRESENTATION

On March 29, 2007, Emeritus Corporation (the “Company”) announced that it entered into a definitive agreement whereby the Company will acquire all of the outstanding stock of Summerville Senior Living, Inc. (“Summerville”). The Company will issue up to 8,500,000 shares of the Company’s unregistered common stock in the transaction, a portion of which will be issued in satisfaction of certain indebtedness to Summerville’s controlling shareholders, a portion to satisfy certain obligations under incentive compensation arrangements to senior management of Summerville who will be joining the Company as a result of the merger, and the balance to be issued to the shareholders of Summerville (the “Summerville Acquisition”). After the merger, the former Summerville shareholders will hold approximately 31% of the Company’s common stock.

2.	PRELIMINARY SUMMERVILLE PURCHASE PRICE

The estimated purchase price of the Summerville Acquisition as of March 31, 2007, is as follows (in thousands). The common stock issued in the transaction is valued at an estimated price of $32.57 per share based on the average trading price over a five-day period, including two days before and two days after the public announcement of the merger on March 29, 2007.

Common stock	$276,845
Estimated direct transaction costs	1,620

Total	$278,465

Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Summerville’s net tangible and intangible assets based on their estimated fair values as of the closing date of the proposed transaction. Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets is recorded as goodwill.

Based upon the estimated purchase price and assumptions regarding valuation of acquired assets and assumed liabilities, the preliminary purchase price allocation, is as follows:

Net working capital deficit	$(20,944)

Property and equipment	17,380
Assets under capital leases	69,586

Total property and equipment	86,966

Operating lease costs	43,413
Above/below market rents, net	81,003
Resident contracts	50,282
Lease purchase options	25,273

Total lease and contract intangibles	199,971

Goodwill	71,000

Other long-term assets and liabilities, net	18,840

Capital lease obligations	(56,721)

Long-term debt	(20,647)

Total	$278,465

The depreciation and amortization related to the fair value allocations are reflected as pro forma adjustments to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

The preliminary purchase price allocation for the Summerville Acquisition is subject to revision as a more detailed analysis is completed, including completion of valuations to be performed by a third-party valuation firm, and as additional information on the fair values of Summerville’s assets and liabilities becomes available. Goodwill would not be amortized and would be tested for impairment on an annual basis or whenever events or circumstances occur indicating that the goodwill may be impaired. Any change in the fair value of the assets or liabilities of Summerville will change the amount of the purchase price allocation. The final purchase price allocation may differ materially from the allocation presented here.

3.  EMERITUS TRANSACTIONS

The unaudited pro forma Emeritus Transactions include historical results and related pro forma adjustments for the year ended December 31, 2006, and the three months ended March 31, 2007, to include acquired communities, investments and debt converted by Emeritus as if the transactions had occurred as of the beginning of the respective periods, as follows (in thousands):

Emeritus Transactions
Unaudited pro forma statement of operations
For the year ended December 31, 2006

		Blackstone
	Arbor Place	Joint Venture	Debenture	Fretus	HRT	HCPI	Emeritus
	Acquisition	Investment	Conversion	Acquisition	Acquisition	Acquisition	Total 2006
	(a)	(b)	(c)	(d)	(e)	(f)	Pro Forma
	(In thousands)

REVENUES:
Community revenues	$1,453	$—	$—	$—	$—	$—	$1,453
Management fees	(97)	2,136	—	—	—	—	2,039

Total revenues	1,356	2,136	—	—	—	—	3,492

OPERATING EXPENSES:
Community operations	938	—	—	—	—	—	938
General and administrative	—	450	—	—	—	—	450
Depreciation and amortization	429	—	—	4,380	1,122	1,715	7,646
Facility lease expense	—	—	—	(7,709)	(3,942)	(3,405)	(15,056)

Total operating expenses	1,367	450	—	(3,329)	(2,820)	(1,690)	(6,022)

Operating income (loss) from continuing operations	(11)	1,686	—	3,329	2,820	1,690	9,514

OTHER INCOME (EXPENSE):
Interest expense, debt and other	(305)	—	1,008	(11,319)	(7,320)	(2,203)	(20,139)
Interest expense, capital and financing leases	—	—	—	—	2,050	—	2,050
Other, net	—	(1,860)	—	—	—	—	(1,860)

Total other income (expense)	(305)	(1,860)	1,008	(11,319)	(5,270)	(2,203)	(19,949)

Income (loss) from continuing operations before taxes	$(316)	$(174)	$1,008	$(7,990)	$(2,450)	$(513)	$(10,435)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

Emeritus Transactions
Unaudited pro forma statement of operations
For the three months ended March 31, 2007

	Debenture	Fretus	HRT	HCPI	Emeritus
	Conversion(c)	Acquisition(d)	Acquisition(e)	Acquisition(f)	Pro Forma
	(In thousands)

OPERATING EXPENSES:
Depreciation and amortization	—	467	39	(396)	110
Facility lease expense	—	(1,302)	(951)	(811)	(3,064)

Total operating expenses	—	(835)	(912)	(1,207)	(2,954)

Operating income (loss) from continuing operations	—	835	912	1,207	2,954

OTHER INCOME (EXPENSE):
Interest expense, debt and other	182	(1,988)	(1,507)	(518)	(3,831)
Interest expense, capital and financing leases	—	—	332	—	332
Other, net	1,329	—	—	—	1,329

Total other income (expense)	1,511	(1,988)	(1,175)	(518)	(2,170)

Income (loss) from continuing operations before taxes	$1,511	$(1,153)	$(263)	$689	$784

The acquisition and investment pro forma adjustments for the periods presented were derived from pre-acquisition unaudited financial statements for these communities, adjusted for revised property-related costs based on the various underlying agreements entered into by Emeritus as part of the transactions, or in the case of the debenture conversion, from the terms of the debenture conversion agreement.

(a)	The Arbor Place community was managed by Emeritus prior to the acquisition in July 2006. These adjustments reflect the unaudited pre-acquisition historical results of operations for the six-month period ended June 30, 2006, and the elimination of management fees earned by Emeritus from this community for the same period, as if the Company had owned Arbor Place as of January 1, 2006.

(b)	The Company entered into a joint venture agreement with Blackstone Real Estate Advisors in December 2006. Emeritus owns a 19% interest in the joint venture and manages 24 of the 25 communities owned and operated by the Blackstone joint venture. The Company accounts for this investment using the equity method of accounting. These adjustments reflect unaudited management fees, equity losses of the joint venture, and general and administrative expenses for the 11 months ended November 30, 2006, as if the joint venture was effective on January 1, 2006, and includes the elimination of $501,000 of the management fees that represents the Company’s 19% interest in the fees earned.

(c)	$16.12 million face amount of the Company’s convertible debentures were converted into 732,725 shares of common stock effective March 8, 2007. Interest was paid on these debentures through the maturity date of July 1, 2008, as an incentive for early conversion. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the three months ended March 31, 2007, reflects the conversion as if it happened at the beginning of the respective periods. The weighed average shares outstanding was adjusted for year ended December 31, 2006, and the three months ended March 31, 2007, to reflect the issuance of these shares as if they were outstanding from the beginning of the respective periods.

(d)	The Fretus communities were operated by Emeritus under long-term leases prior to the acquisition on February 28, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

December 31, 2007, and the three months ended March 31, 2007, reflect the unaudited results of the 24 Fretus communities as if the Company had owned them since the beginning of the respective periods.

(e)	The HRT communities were operated by Emeritus under long-term leases prior to the acquisition on March 15, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2007, and the three months ended March 31, 2007, reflect the unaudited results of the 12 HRT communities as if the Company had owned them since the beginning of the respective periods.

(f)	The HCPI communities were operated by Emeritus under long-term leases prior to the acquisition on March 26, 2007. The adjustment to the unaudited pro forma statement of operations for the year ended December 31, 2006, and the three months ended March 31, 2007, reflect the unaudited results of the seven HCPI communities as if the Company had owned them since the beginning of the respective periods.

4.	MERGER TRANSACTION ADJUSTMENTS

Pro forma merger adjustments are necessary to reflect the allocation of the estimated purchase price to Summerville’s assets and liabilities based on a preliminary estimate of their fair market values, to record the effect of lease accounting treatments as of the merger date, and to reflect any other transaction adjustments directly related to the proposed transaction.

The pro forma merger adjustments do not give effect to the estimated fair value of stock options to be issued to Granger Cobb upon closing of the merger transaction. The 500,000 stock options to be granted have an estimated fair value of approximately $8.1 million based on an assumed share price of $32.57, which is the average closing price of our common stock for the five trading day period beginning two days before our public announcement of the Summerville merger. The estimated annual stock option compensation expense in the first year would be approximately $3.3 million, and $1.6 million annually for the next three years, based on the vesting schedule.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

The accompanying unaudited pro forma transaction adjustments reflected in the unaudited pro forma condensed consolidated financial statements are as follows (in thousands):

Merger Transaction Adjustments
Unaudited pro forma consolidated balance sheet
As of March 31, 2007

	Summerville	Transaction		Lease	Purchase	Total
	Reclassified	Adjustments		Accounting	Accounting	Transaction	Summerville
	Note 5	(a)		(b)	(c)	Adjustments	Pro Forma
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$7,065	$—		$—	$(1,620)	$(1,620)	$5,445
Accounts receivable, net	1,465	—		—	—	—	1,465
Prepaid expenses and other current assets	7,594	—		—	—	—	7,594

Total current assets	16,124	—		—	(1,620)	(1,620)	14,504

Property and equipment, net	341,289	(341,289	)(1)(2)	69,586	17,380	(254,323)	86,966
Net asset/liability assumed	—	22,751		(12,865)	(9,886)	—	—
Lease and contract intangibles, net	20,010	(20,010)		—	199,971	179,961	199,971
Goodwill	14,770	(14,770	)(3)	—	71,000	56,230	71,000
Other assets	22,148	(3,145	)(1)	—	—	(3,145)	19,003

Total Assets	$414,341	$(356,463)		$56,721	$276,845	$(22,897)	$391,444

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade accounts payable	$10,832	$—		$—	$—	$—	$10,832
Current portion of long-term debt and lease obligations	9,393	(1,688	)(2)	—	—	(1,688)	7,705
Accrued employee compensation and benefits	9,083	—		—	—	—	9,083
Other accrued expenses and liabilities	17,153	—		—	—	—	17,153

Total current liabilities	46,461	(1,688)		—	—	(1,688)	44,773

Long-term debt, net	12,942	—			—	—	12,942
Financing and lease obligations, net	356,907	(356,907	)(1)(2)	56,721	—	(300,186)	56,721
Long-term debt and interest payable to Apollo	142,305	(142,305	)(4)	—	—	(142,305)	—
Other long-term liabilities	11,055	(10,892	)(2)	—	—	(10,892)	163

Total Liabilities	569,670	(511,792)		56,721	—	(455,071)	114,599

Shareholders’ deficit:
Common stock	—	—		—	1	1	1
Convertible preferred stock	28	(28	)(5)	—	—	(28)	—
Additional paid-in capital	83,419	(83,419	)(5)	—	276,844	193,425	276,844
Accumulated deficit	(238,776)	238,776	(5)	—	—	238,776	—

Total Shareholders’ Deficit	(155,329)	155,329		—	276,845	432,174	276,845

							—
Total Liabilities and Shareholders’ Deficit	$414,341	$(356,463)		$56,721	$276,845	$(22,897)	$391,444

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

Merger Transaction Adjustments
Unaudited pro forma consolidated statement of operations
For the year ended December 31, 2006

	Reclassified	Transaction		Lease	Purchase	Total
	Summerville	Adjustments		Accounting	Accounting	Transaction	Adjusted
	Note 5	(a)		(b)	(c)	Adjustments	Summerville
	(In thousands)

REVENUES:
Community revenue	$221,684	$—		$—	$—	$—	$221,684
Management fees	899	—		—	—	—	899

Total revenues	222,583	—		—	—	—	222,583

OPERATING EXPENSES:
Community operations	144,590	—		—	—	—	144,590
General and administrative	22,745	—		—	—	—	22,745
Depreciation and amortization	9,833	(9,833	)(1)(2)	3,866	37,260	31,293	41,126
Facility lease expense	37,135	17,069	(1)(2)	4,312	6,768	28,149	65,284

Total operating expenses	214,303	7,236		8,178	44,028	59,442	273,745

Operating income (loss) from continuing operations	8,280	(7,236)		(8,178)	(44,028)	(59,442)	(51,162)

OTHER INCOME (EXPENSE):
Interest income	487	—		—	—	—	487
Interest expense, debt and other	(18,714)	17,729	(4)	—	—	17,729	(985)
Interest expense, capital and financing lease obligations	(21,400)	21,400	(1)(2)	(5,704)	—	15,696	(5,704)
Other, net	532	—		—	—	—	532

Total other income (expense), net	(39,095)	39,129		(5,704)	—	33,425	(5,670)

Income (loss) from continuing operations before taxes	(30,815)	31,893		(13,882)	(44,028)	(26,017)	(56,832)
Income tax (expense) benefit	(661)	—		—	—	—	(661)

Income (loss) from continuing operations	$(31,476)	$31,893		$(13,882)	$(44,028)	$(26,017)	$(57,493)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

Merger Transaction Adjustments
Unaudited pro forma consolidated statement of operations
For the three months Ended March 31, 2007

	Reclassified	Transaction		Lease	Purchase	Total
	Summerville	Adjustments		Accounting	Accounting	Transaction	Adjusted
	Note 5	(a)		(b)	(c)	Adjustments	Summerville
	(in thousands)

REVENUES:
Community revenues	$69,386	$—		$—	$—	$—	$69,386
Management fees	—	—		—	—	—	—

Total revenues	69,386	—		—	—	—	69,386

OPERATING EXPENSES:
Community operations	43,333	—		—	—	—	43,333
General and administrative	5,291	—		—	—	—	5,291
Depreciation and amortization	3,154	(3,154	)(1)(2)	967	9,315	7,128	10,282
Facility lease expense	10,291	6,965	(1)(2)	862	1,692	9,519	19,810

Total operating expenses	62,069	3,811		1,829	11,007	16,647	78,716

Operating income (loss) from continuing operations	7,317	(3,811)		(1,829)	(11,007)	(16,647)	(9,330)

OTHER INCOME (EXPENSE):
Interest income	137	—		—	—	—	137
Interest expense, debt and other	(5,195)	4,818	(4)	—	—	4,818	(377)
Interest expense, capital and financing lease obligations	(6,908)	6,908	(1)(2)	(1,414)	—	5,494	(1,414)
Other, net	4	—		—	—	—	4

Total other income (expense), net	(11,962)	11,726		(1,414)	—	10,312	(1,650)

Income (loss) from continuing operations before taxes	(4,645)	7,915		(3,243)	(11,007)	(6,335)	(10,980)
Income tax (expense) benefit	—					—	—

Income (loss) from continuing operations	$(4,645)	$7,915		$(3,243)	$(11,007)	$(6,335)	$(10,980)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

(a)	These pro forma adjustments eliminate those assets and liabilities that will not be carried forward into the combined organization, or that will be restated at fair market value as of the date of merger, and the related impact to the statements of operations for the periods presented, as follows:

(1)	The assets and liabilities related to sale-leaseback transactions entered into by Summerville prior to the merger, which were accounted for as refinancing transactions by Summerville, and property and equipment are eliminated.

(2)	The assets and liabilities related to leases accounted for as capital leases by Summerville, as well as deferred rent on operating leases recorded as the result of straight-line rent accounting, are eliminated.

(3)	Goodwill recorded by Summerville from business acquisitions completed prior to the merger is eliminated.

(4)	Long-term debt and interest payable to certain funds affiliated with Apollo Real Estate Advisors, which owns a significant majority of Summerville’s capital stock, will be satisfied through the issuance of Emeritus common stock in the merger transaction and is eliminated.

(5)	The equity accounts of Summerville as of the merger date are eliminated.

(b)	These pro forma adjustments estimate the fair market value of capital lease assets acquired and liabilities assumed as of the merger date, and the related adjustments for facility lease expense, depreciation and amortization expense, and interest expense for the periods presented.

(c)	These pro forma adjustments reflect the issuance of 8,500,000 shares of Emeritus common stock ($276,845) and related transaction costs ($1,620) incurred in the merger transaction, the preliminary allocation of the purchase price to the identifiable tangible and intangible net assets (exclusive of capital leases allocated in (b) above), and the related unaudited impact on the statements of operations for the periods presented. See note 2 for detail of the preliminary purchase price allocation.

Depreciation and amortization on the purchase price allocation to record the Summerville assets at fair market value is calculated using the straight-line method over estimated useful lives and is summarized as follows (in thousands):

			Year Ended		Three Months
	Summerville	Estimated	December 31,		March 31,
	Fair Value	Life	2006		2007

Leasehold improvements	$12,872	12.75 years(y)	$840		$210
Capital lease assets	69,586	20 years(y)	3,866		967
Furniture, fixtures & equipment	4,508	3-5 years	1,044		261
Goodwill	71,000	N/A	—		—
Lease intangibles(z)	50,282	19 months(z)	31,752		7,938
Purchase options(v)	25,273	N/A	—		—
Above/below market rents, net(w)	81,003	12 years(y)	6,768		1,692
Operating lease costs(x)	43,413	12 years(y)	3,624		906

	$357,937		$47,894	(u)	$11,974	(u)

(u)	Comprised of $41.1 million of depreciation and amortization and $6.8 million in facility lease expense adjustments for the year ended December 31, 2006, and $10.3 million of depreciation and amortization and $1.7 million in facility lease expense adjustments for the three months ended March 31, 2007.

(v)	Represents the estimated fair market value of purchase options contained in the Summerville leases.

(w)	Represents the net estimated fair market value of favorable lease rates of $89.3 million, offset by estimated unfavorable lease rates of $8.3 million contained in the Summerville leases, amortized over the remaining term of the respective leases.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

(x)	Reflects costs allocated to the Summerville communities operated under long-term operating leases. Fair value was determined based on discounted cash flows for the initial term of each lease. Costs are amortized over the term of the lease.

(y)	The remaining current lease term for all leases ranges from 1.50 to 24.75 years, and averages 20 years for capital leases, 12 years for operating leases, and 12.75 years for all leases combined. Most leases have extension terms available.

(z)	The lease intangibles represent the estimated fair value of in-place tenant leases with an estimated life of 19 months based on Summerville’s average resident length of stay.

5.	RECLASSIFICATIONS

The Summerville consolidated financial statements (“Summerville as reported”) were reclassified to conform to Emeritus financial statement presentations. Those reclassifications are presented in the table below (in thousands):

Summerville Senior Living, Inc. and Subsidiaries
Consolidated Statement of Operations
For the Year Ended December 31, 2006

	Summerville			Summerville
	as Reported	Reclassifications		Reclassified
	(In thousands)

REVENUES:
Community revenue	$—	$221,684		$221,684
Management fees	899	—		899
Rental and other resident service revenue	221,684	(221,684)		—
Other	540	(540	)(1)	—

Total revenues	223,123	(540)		222,583

OPERATING EXPENSES:
Community operations expenses	—	144,590		144,590
General and administrative	54,276	(31,531	)(2)(4)	22,745
Depreciation and amortization	—	9,833	(3)	9,833
Facility lease expense	37,135	—		37,135
Salary and benefits	105,368	(105,368	)(4)	—
Consultants and professional fees	7,691	(7,691	)(4)	—
Loss on disposal of property and equipment	8	(8)		—

Total operating expenses	204,478	9,825		214,303

Operating income (loss) from continuing operations	18,645	(10,365)		8,280

OTHER INCOME (EXPENSE):
Interest income	487	—		487
Interest expense, debt and other	(18,470)	(244	)(3)	(18,714)
Interest expense, capital and financing lease obligations	(21,400)	—		(21,400)
Other, net	—	532	(1)	532
Depreciation and amortization	(10,077)	10,077	(3)	—

Total other income (expense), net	(49,460)	10,365		(39,095)

Loss from continuing operations before taxes	(30,815)	—		(30,815)
Income tax (expense) benefit	(661)	—		(661)

Loss from continuing operations	$(31,476)	$—		$(31,476)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

Summerville Senior Living, Inc. and Subsidiaries
Unaudited consolidated statement of operations
For the three months ended March 31, 2007

	Summerville			Summerville
	as Reported	Reclassifications		Reclassified
	(In thousands)

REVENUES:
Community revenue	$—	$69,386		$69,386
Management fees	—	—		—
Rental and other resident service revenue	69,386	(69,386)		—
Other	4	(4	)(1)	—

Total revenues	69,390	(4)		69,386

OPERATING EXPENSES:
Community operations expenses	—	43,333		43,333
General and administrative	15,610	(10,319	)(2)(4)	5,291
Depreciation and amortization	—	3,154	(3)	3,154
Facility lease expense	10,291	—		10,291
Salary and benefits	31,936	(31,936	)(4)	—
Consultants and professional fees	1,078	(1,078	)(4)	—
Loss on disposal of property and equipment	—	—		—

Total operating expenses	58,915	3,154		62,069

Operating income (loss) from continuing operations	10,475	(3,158)		7,317

OTHER INCOME (EXPENSE):
Interest income	137	—		137
Interest expense, debt and other	(5,135)	(60	)(3)	(5,195)
Interest expense, capital and financing lease obligations	(6,908)	—		(6,908)
Other, net	—	4	(1)	4
Depreciation and amortization	(3,214)	3,214	(3)	—

Total other income (expense), net	(15,120)	3,158		(11,962)

Loss from continuing operations before taxes	(4,645)	—		(4,645)
Income tax (expense) benefit	—	—		—

Loss from continuing operations	$(4,645)	$—		$(4,645)

(1)	Reclassification of miscellaneous non-operating revenues to other income (expense).

(2)	Reclassification of general and administrative expenses at local communities to community operations expenses. The balance in general and administrative expenses represents corporate and regional overhead expenses.

(3)	Reclassification of depreciation and amortization from non-operating to operating expenses, with loan fee amortization included as a component of interest expense.

(4)	Reclassification of salary and benefits, and consultants and professional fees to community operations expenses or general and administrative expenses, as appropriate.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

Summerville Senior Living, Inc. and Subsidiaries
Unaudited consolidated balance sheet
As of March 31, 2007

	Summerville		Summerville
	as Reported	Reclassifications	Reclassified
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$7,065	$—	$7,065
Trade accounts receivable, net	1,465	—	1,465
Prepaid expenses and other current assets	7,594	—	7,594

Total current assets	16,124	—	16,124
Restricted cash	8,689	(8,689)	—
Notes receivable	1,238	(1,238)	—
Property and equipment, net	341,289	—	341,289
Deferred financing costs, net	3,042	(3,042)	—
Leasehold acquisition costs, net	20,010		20,010
Deposits and other assets	9,179	12,969	22,148
Goodwill	14,770	—	14,770

Total Assets	$414,341	$—	$414,341

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Trade accounts payable and other accrued expenses	$37,068	$(26,236)	$10,832
Current portion of long-term debt	9,393	—	9,393
Accrued employee compensation and benefits	—	9,083	9,083
Other accrued expenses and liabilities	—	17,153	17,153

Total current liabilities	46,461	—	46,461
Long-term debt, net	90,530	(77,588)	12,942
Financing obligations, net	308,877	48,030	356,907
Long-term debt payable to Apollo	64,717	77,588	142,305
Capital lease obligations, net	48,030	(48,030)	—
Deferred rent	10,892	(10,892)	—
Other long-term liabilities	163	10,892	11,055

Total Liabilities	569,670	—	569,670

Shareholders’ deficit:
Common stock	—	—	—
Convertible preferred stock	28	—	28
Additional paid-in capital	83,419	—	83,419
Accumulated deficit	(238,776)	—	(238,776)

Total Shareholders’ Deficit	(155,329)	—	(155,329)

Total Liabilities and Shareholders’ Deficit	$414,341	$—	$414,341

Report of Deloitte & Touche LLP Independent Auditors

To the Board of Directors of
Summerville Senior Living, Inc.
San Ramon, California

We have audited the accompanying consolidated balance sheets of Summerville Senior Living, Inc. and its subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Summerville Senior Living, Inc. and its subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the accompanying 2005 and 2004 consolidated financial statements have been restated.

/s/  Deloitte & Touche LLP

San Francisco, California
June 7, 2007

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(In thousands, except share amounts)

	2006	2005
		(Restated)

ASSETS
Current assets:
Cash and cash equivalents	$5,423	$5,766
Accounts receivable — net of allowance for doubtful accounts of $965 and $550	1,256	2,140
Prepaid expenses and other current assets	7,362	3,876

Total current assets	14,041	11,782
Restricted cash	8,661	2,093
Notes receivable from officers	1,223	189
Property and equipment — net	302,307	149,749
Deferred financing costs — net of accumulated amortization of $487 and $245	3,102	3,169
Leasehold acquisition costs — net of accumulated amortization of $1,470 and $129	20,646	5,391
Goodwill	14,770	14,770
Deposits and other assets	9,052	3,085

Total assets	$373,802	$190,228

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Trade accounts payable, accrued expenses, and other current liabilities	$11,555	$6,225
General and professional insurance liability	3,049	2,589
Accrued salaries and benefits	10,404	5,981
Real estate taxes payable	2,632	1,538
Income tax payable	1,544	916
Deposits	1,598	351
Deferred revenue	5,069	2,156
Current portion of long-term debt and capital lease obligations	8,346	2,601

Total current liabilities	44,197	22,357
Long-term debt	77,678	64,194
Financing obligations	308,878	168,109
Long-term interest payable to Apollo	60,325	44,171
Capital lease obligations	22,670	5,287
Deferred rent	10,582	5,188
Other long-term liabilities	156	130

Total liabilities	524,486	309,436

Stockholders’ deficit:
Common stock, $0.000001 par value — 999,962,200,000 shares authorized, 2,203,805 issued and outstanding in 2006 and 2005	—	—
Convertible preferred stock, aggregate liquidation value of $1,076,274	28	28
Additional paid-in capital	83,419	83,419
Accumulated deficit	(234,131)	(202,655)

Total stockholders’ deficit	(150,684)	(119,208)

Total liability and stockholders’ equity	$373,802	$190,228

See Notes to Consolidated Financial Statements.

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2006, 2005 and 2004
(In thousands)

	2006	2005	2004
		(Restated)	(Restated)

Revenues:
Rental and other resident service revenue	$221,684	$114,555	$94,914
Management/consulting fee revenue	899	2,336	542
Other	540	701	27

Total revenues	223,123	117,592	95,483

Operating expenses:
Salaries and benefits	105,368	56,160	42,809
Lease expense	37,135	14,335	19,276
General and administrative	54,276	26,586	24,529
Consultants and professional fees	7,691	3,302	3,262
Asset impairment charges	—	—	426
Loss (gain) on disposal of property and equipment	8	(1,031)	(58)

Total operating expenses	204,478	99,352	90,244

Operating income	18,645	18,240	5,239

Non-operating income (loss):
Interest income	487	179	46
Interest expense	(18,470)	(14,312)	(15,137)
Interest expense related to financing obligations	(21,400)	(8,710)	(1,028)
Depreciation and amortization	(10,077)	(4,708)	(3,939)

Total nonoperating loss	(49,460)	(27,551)	(20,058)

Loss from continuing operations before taxes	(30,815)	(9,311)	(14,819)
Provision for income taxes	(661)	(512)	(404)

Loss from continuing operations	(31,476)	(9,823)	(15,223)

Discontinued operations:
Loss from operations of divested facilities	—	(115)	(253)
Loss on divestment of facilities	—	—	17

Loss from discontinued operations	—	(115)	(270)

Net loss	$(31,476)	$(9,938)	$(15,493)

See Notes to Consolidated Financial Statements.

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
Years ended December 31, 2006, 2005, and 2004
(In thousands, except share amounts)

			Convertible		Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
						(Restated)	(Restated)

Balance — December 31, 2003	2,203,805	$—	27,925,337	$28	83,419	$(176,844)	$(93,397)
Prior period adjustments and reclassifications	—	—	—	—	—	(380)	(380)

Balance — December 31, 2003	2,203,805	—	27,925,337	28	83,419	(177,224)	(93,777)
Net loss-restated	—	—	—	—	—	(15,493)	(15,493)

Balance — December 31, 2004	2,203,805	—	27,925,337	28	83,419	(192,717)	(109,270)
Net loss-restated	—	—	—	—	—	(9,938)	(9,938)

Balance — December 31, 2005	2,203,805	—	27,925,337	28	83,419	(202,655)	(119,208)
Net loss	—	—	—	—	—	(31,476)	(31,476)

Balance — December 31, 2006	2,203,805	$—	27,925,337	$28	83,419	$(234,131)	$(150,684)

See Notes to Consolidated Financial Statements.

SUMMERVILLE SENIOR LIVING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2006, 2005, and 2004
(In thousands, except share amounts)

	2006	2005	2004
		(Restated)	(Restated)

Cash flows from operating activities:
Net loss	$(31,476)	$(9,938)	$(15,493)
Loss from discontinued operations	—	115	270
Adjustments to reconcile net loss from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	10,077	4,708	3,939
Litigation settlements	—	—	(188)
Provision for doubtful accounts	464	442	116
Asset impairment charges	—	—	426
Insurance proceeds from destruction of property and equipment	(261)	(407)	—
Loss (gain) on disposal of property and equipment	8	(1,031)	(75)
Changes in:
Accounts receivable	811	(1,985)	(190)
Prepaid expenses and other current assets	(5,414)	(2,426)	(1,205)
Deposits and other assets	2,186	(1,550)	839
Accounts payable and other accrued liabilities	5,855	1,425	(113)
Long-term interest payable to Apollo	16,154	11,947	11,103
Deferred revenue	2,913	(1)	948
Deferred rent	5,395	(3,533)	422

Net cash provided by (used in) operating activities from continuing operations	6,712	(2,234)	799
Net cash used in operating activities from discontinued operations	—	(96)	(200)

Net cash provided by (used in) operating activities	6,712	(2,330)	599

Cash flows from investing activities from continuing operations:
Additions to property and equipment	252	(3,353)	(1,899)
Acquisition of defaulted loan	—	(17,068)	—
Proceeds on disposal of property and equipment	2	1	—
Insurance proceeds from destruction of property and equipment	261	407	—
Cash payments for business combinations and lease intangibles, net of cash received	(30,554)	(5,520)	—
(Increase) decrease in restricted cash	(1,114)	(85)	271
(Increase) decrease in notes receivable from officers	(1,000)	47	(55)

Net cash used in investing activities from continuing operations	(32,153)	(25,571)	(1,683)

Cash flows from financing activities from continuing operations:
Cash paid for financing fees	—	—	(846)
Proceeds from issuance of debt	23,000	22,000	2,612
Proceeds from financing obligations	6,697	30,519	26,800
Payments on debt	(2,080)	(20,050)	(23,623)
Payments on interest payable to Apollo	(2,000)	(250)	(4,150)
Payments on capital lease obligations — net	(519)	(118)	(153)

Net cash provided by financing activities from continuing operations	25,098	32,101	640

Net (decrease) increase in cash and cash equivalents	(343)	4,200	(444)
Cash and cash equivalents — beginning of year	5,766	1,566	2,010

Cash and cash equivalents — end of year	$5,423	$5,766	$1,566

Supplemental disclosures of noncash transactions:
Write-off of accounts receivable	$196	$107	$204

Write-off of fully depreciated assets — main place	$—	$87	$—

Additions to property and equipment financed by increase in financing obligations	$99,167	$95,849	$—

Additions to property and equipment financed by increase in capital lease obligations	$18,346	$—	$—

Additions to property and equipment financed by foreclosure on defaulted loan	$—	$18,109	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$23,736	$23,059	$3,126

Cash paid for income taxes	$33	$—	$—

See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005, and 2004
(In thousands, except per share amounts)

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Summerville Senior Living, Inc. and its subsidiaries (the “Company”), a Delaware corporation, was incorporated on February 14, 1996, to acquire, develop, and operate senior living facilities. The Company is a national provider of Independent Living, Assisted Living, and Alzheimer/dementia facilities, operating in 13 states. The Company’s headquarters are located in San Ramon, CA. As of December 31, 2006, the Company operates 77 communities.

In 2006, the Company acquired 16 communities financed by sale-leaseback transactions with established groups of investors (see Note 6). In addition, the Company closed a transaction whereby it acquired 100% of the membership interests in Summerville Investors, LLC (“SI”). SI became a wholly owned subsidiary of the Company and owns (through leasehold interests) 17 communities that the Company had managed for a fee until that time (see Note 5).

Ownership structure

As of December 31, 2006 and 2005, 95% of the equity of the Company is owned by Apollo Real Estate Advisors Funds III and IV (“Apollo”), a real estate investment fund based in New York; 2.5% is owned by Health Care REIT, Inc. (“HCN”), and the remainder is owned by various institutional and individual investors.

Basis of consolidation

The consolidated financial statements include all of the subsidiaries of the Company over which it has majority ownership and financial and operating control. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements.

Management estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include the valuation of the general and professional insurance liability, realizability of accounts receivable, deferred rent and useful lives of property for purposes of determining depreciation expense, and valuation of and assessments as to whether there is impairment in the value of long-lived assets and goodwill. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers cash and cash equivalents to include currency on hand, demand deposits, and all highly liquid investments with maturities less than three months at the date of purchase.

Restricted cash

As of December 31, 2006 and 2005, the Company maintains $8.7 million and $2.1 million, respectively, in a lending institution at interest rates ranging from 3.51% to 4.9% and 2.49% to 3.43%, respectively. The cash is restricted as collateral for standby letters of credit required by the landlords of certain facilities leased and operated by the Company (see Note 10).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the shorter of the estimated useful life of the asset or, if applicable, the length of the lease, ranging from 3 to 35 years. Repair and maintenance costs are expensed as incurred, whereas expenditures that improve or extend the service lives of assets are capitalized. Depreciation expense was $8.5 million, $4.3 million, and $4.0 million in 2006, 2005, and 2004, respectively.

The Company classifies assets as held for sale in accordance with SFAS 144, Accounting for the Disposal of Long Lived Assets. Assets classified as held for divestiture are stated at the lower of their carrying amount or estimated fair value less disposal costs. The major classes of assets and liabilities to be disposed of are reflected on the consolidated balance sheets as assets and liabilities held for divestiture. Depreciation is not recorded on assets classified as held for divestiture. As of December 31, 2006 and 2005, there were no assets or liabilities classified as held for divestiture. Loss from operations of divested facilities and loss on divestment of facilities are reflected in the consolidated statements of operations as loss from discontinued operations for all periods presented.

Goodwill

Goodwill represents the excess of acquisition costs over the fair value of the identifiable net assets acquired. On January 1, 2002, upon adoption of Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets, the Company ceased amortizing goodwill and began testing goodwill for impairment on an annual basis.

Leasehold acquisition costs

The Company recorded $16.6 million and $5.5 million related to intangible leasehold acquisition costs during 2006 and 2005 as part of the acquisition of communities. Amortization is computed using the straight-line method over the period of the remaining lease terms, ranging from 10 to 15 years. Amortization expense was $1.3 million in 2006, $0.1 million in 2005, and $0 in 2004.

Impairment of long-lived assets

The Company evaluates its long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount of the asset. Due to the ongoing operating losses of the Company, a complete impairment analysis of all facilities and related goodwill was performed as of December 31, 2006, 2005, and 2004. As a result of this analysis, no impairment charge was recorded during 2006 and 2005, while an impairment charge of $426 was recorded during 2004. These charges are included in asset impairment charges in the consolidated statements of operations.

Deposits and other assets

Deposits and other assets consist primarily of lease deposits, repair and replacements reserves, and insurance and property tax escrows required by landlords and lenders as part of operating lease agreements and loans.

Deferred financing costs

Costs incurred in connection with the issuance of debt are deferred and amortized over the term of the related financing agreements using the interest method.

General and professional liability insurance

The Company purchases professional and general liability insurance to cover general liability and malpractice claims. In 2006, 2005, and 2004, the Company purchased a claims-made policy, and as of December 31, 2006 and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2005, reserves of $3.0 million and $2.6 million, respectively, were recorded as an estimate for the Company’s potential deductibles and other liabilities related to incurred but not reported claims.

Deferred rent

Certain facility leases contain fixed escalations of the minimum annual lease payments during the original terms of the lease. For these leases, the Company recognizes rental expense on a straight-line basis and records the difference between rent expense and the amount currently payable under the lease as deferred rent.

Revenue recognition

Resident service revenue includes community processing fees, monthly rent and dining charges, and fees for assisted living services based upon a resident-specific needs and services assessment. Generally, community processing fees approximate up to one month’s rent and are received from new residents upon occupancy. Accordingly, community processing fees are recognized as income over the first 30 days of the resident’s occupancy. All other resident services revenue is recognized when services are rendered. Revenue received in advance is deferred until earned.

Income taxes

The Company provides for income taxes in accordance with the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Concentration of credit risk

As of December 31, 2006 and 2005, the Company had $14.1 million and $7.9 million, respectively, of cash, including restricted cash on deposit with financial institutions in excess of federally insured limits.

Financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, notes receivable, long term debt and financing obligations. At December 31, 2006 and 2005, the fair values of these instruments approximated their financial statement carrying amounts.

Stock-based compensation

As of January 2006, the Company accounts for stock option awards to employees using a modified prospective application, as permitted under FASB Statement No. 123R, Share-Based Payments. FASB Statement No. 123R establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for all share-based payment transactions with employees. The fair value-based method requires the Company to make assumptions to determine expected risk-free interest rates, stock-price volatility, dividend yield, and weighted-average option life. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. As all stock options were vested prior to January 2006, stock based compensation is not material for any period presented within these financial statements.

Total comprehensive loss

Total comprehensive loss consists of net loss and other comprehensive income/loss. For each of the three years in the period ended December 31, 2006, there were no items of other comprehensive income/loss.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent accounting pronouncements

In June 2006, the FASB Statement issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Adoption of FIN No. 48 is not expected to have a significant impact on the Company’s consolidated results of operations and financial position.

Reclassification

Certain prior year amounts have been classified to conform with the 2006 presentation.

NOTE 2.  RESTATEMENT OF FINANCIAL STATEMENTS

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2006, the Company determined that it had:

•	misclassified certain insurance and property tax escrows as long-term assets instead of current assets in 2005, 2004, and earlier, resulting in a cumulative effect of $200,000 in 2003

•	incorrectly calculated the straight-line lease expense for some of their leases in 2005 and 2004

•	understated the depreciation of certain assets under capital lease in 2005, 2004, and earlier, resulting in a cumulative effect of $180,000 in 2003

•	incorrectly capitalized costs incurred in 2004

•	understated the provision for income tax gains due to sale-leaseback transactions in 2005 and 2004

•	misclassified proceeds from insurance settlement as operating activities in 2005

•	misclassified intangible assets acquired in business acquisitions in 2005

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

See below for a summary of the effects of these changes on the Company’s consolidated balance sheet as of December 31, 2005, and the Company’s consolidated statement of operations for the years ended December 31, 2005 and 2004.

	2005		2004
	As Previously		As Previously
	Reported	As Restated	Reported	As Restated

Balance Sheet Items as of December 31:
Prepaid expenses and other current assets	$1,989	$3,876	$—	$—
Property and equipment — net	150,009	149,749	—	—
Deposits and other assets	5,102	3,085	—	—
Leasehold acquisition cost — net	—	5,391	—	—
Goodwill	20,290	14,770	—	—
Income taxes payable	—	916	—	—
Deferred rent	4,876	5,188	—	—
Accumulated deficit	(200,908)	(202,655)	—	—
Total stockholder’s equity	$(117,461)	$(119,208)	$—	$—
Income Statement Items for the Years Ended December 31:
Lease expense	$14,279	$14,335	$19,220	$19,276
General and administrative	—	—	24,399	24,529
Depreciation and amortization	4,539	4,708	3,899	3,939
Provision for income tax	—	512	—	404
Net loss	$(9,201)	$(9,938)	$(14,863)	$(15,493)
Cash Flow Items for the Years Ended December 31:
Cash Flows From Operating Activities:
Insurance proceeds for destruction of property and equipment	$—	$(407)	$—	$—
Changes in:
Prepaid expenses and other current assets	(409)	(2,426)	(615)	(1,205)
Deposits and other assets	(3,567)	(1,550)	119	839
Accounts payable and other accrued expenses	913	1,425	(517)	(113)
Deferred rent	(3,589)	(3,533)	366	422
Net cash used in operating activities from continuing activities	(1,827)	(2,234)	—	—
Net cash used in operating activities	(1,923)	(2,330)	—	—
Cash Flows From Investing Activities:
Insurance proceeds for destruction of property and equipment	—	407	—	—
Cash payments for business combinations and lease intangibles, net of cash received	—	(5,520)	—	—
Acquisition of goodwill	(5,520)	—	—	—
Net cash used in investing activities	(25,978)	(25,571)	—	—

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3.  MANAGEMENT’S PLANS TO ADDRESS NEGATIVE OPERATING RESULTS

The Company incurred net losses of $31.5 million, $9.9 million, and $15.5 million in 2006, 2005, and 2004, respectively. The Company had positive cash flows from operations of $7.6 million and $0.6 million for the years ended December 31, 2006 and 2004, respectively, and negative cash flows from operations of $2.3 million for the year ended December 31, 2005. These recurring net losses during the three years are due mainly to new acquisitions, interest expense and debt service requirements.

In 2001, the board of directors adopted a plan to address negative operating results. The plan included initiatives aimed at restructuring or divesting of underperforming leased facilities. In 2002, the restructuring and divesting of underperforming leased facilities was completed. The Company obtained a bridge loan facility (the “Bridge Loan”) from Apollo in 2000 initially for $15 million. Since then, the Bridge Loan has increased to $67 million from Apollo (see Note 8). As of December 31, 2006, $3.5 million is available for drawdown under the Bridge Loan. In June 2005, the Company completed a transaction initiated in 2004 with the sale-leaseback of two communities to Ventas Realty, LP. The Company utilized $2.3 million of the $6.2 million of net sales proceeds to pay down principal on Health Care Property Investors, Inc. (“HCPI”)’s $13.5 million loan (see Note 8). In May 2005, the Company exercised its purchase option for five properties and entered into a sale-leaseback transaction with HCPI that allowed the Company to repay its $5.2 million note to Healthcare Realty Trust (HRT) and to generate approximately $4.3 million in additional net proceeds. In May 2006, the Company utilized $21 million to acquire the membership interest of SI. In addition, Apollo has committed to continue to assist the Company in extending the maturity date of its outstanding Bridge Loan debt through June 30, 2008, and in arranging for additional sources of capital to fund acquisitions, operating deficits, capital expenditures, principal payments to lenders, and/or any additional amounts the Company may require to meet its cash flow requirements. Management believes the plan adopted above will be adequate to meet its cash flow requirements.

NOTE 4.  DISCONTINUED OPERATIONS

The Company has taken significant steps to divest from and discontinue operations for unprofitable facilities.

Discontinued operations

During 2004, the Company did not renew their lease to operate the Chapman Manor assisted living facility. During 2005, the Company did not renew their lease to operate the Main Place assisted living facility. In 2006, there were no discontinued operations. The fixed assets related to these facilities were fully depreciated during their respective years and no impairment charge is recorded.

Loss from operations of divested facilities and divestment of facilities is reflected in the consolidated statements of operations as “Loss from discontinued operations.”

As of December 31, 2006, there were no assets and liabilities classified as held for divestiture.

Results of operations for the discontinued facilities during 2005 and 2004 are summarized as follows:

	2006	2005	2004

Statements of operations information:
Revenues	$—	$466	$2,399
Operating expenses	—	(562)	(2,599)

Operating loss	—	(96)	(200)
Depreciation and amortization	—	(19)	(53)

Operating loss before loss on divestment of facilities	—	(115)	(253)
Loss on divestment of facilities	—	—	(17)

Loss from discontinued operations	$—	$(115)	$(270)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5.  BUSINESS COMBINATION

Effective March 31, 2006, the Company purchased 100% of the membership interests in SI for $24.7 million. SI controlled, through leasehold interests, 17 properties all of which were managed by Summerville Management, LLC, a wholly owned subsidiary of the Company. Through March 31, 2006, the Company recorded $899 of management/consulting fee revenue associated with the 17 communities. Effective April 1, 2006, SI became a wholly owned subsidiary of the Company and the operating revenues and expenses of the 17 communities were consolidated together with the Company’s other operations.

The following table summarized the values of the assets acquired and liabilities assumed at the date of acquisition.

Current assets	$2,049
Property and equipment	16,053
Leasehold acquisition costs	16,596
Other assets	14,111

Total assets acquired		$48,809
Current liabilities	(6,623)
Long-term debt	(14,543)
Other liabilities	(2,957)

Total liabilities assumed		(24,123)

Net assets acquired		$24,686

The leasehold acquisition cost of $16,596 represents an intangible leasehold interest of the 17 communities. Of the $14,111 in other assets, $11,181 relates to lease deposits and $2,488 to insurance and property tax escrows and replacement reserves and $443 to other assets. Current liabilities consist of residents’ deposits and prepayments of $2,051 and property tax accruals of $3,759 and other accruals of $813. The long-term debt of $14,543 consists of the financing obligation of the one community of $14,513 and $30 related to the capital lease. Other liabilities consist of management fees payable of $2,130 and other payables of $667.

NOTE 6.  SALE-LEASEBACK TRANSACTIONS

Per FASB Statement No. 98, Accounting for Leases, a sale-leaseback transaction involving real estate must qualify as a sale under the provisions of FASB Statement No. 66, Accounting for Sales of Real Estate, before it is appropriate for the Company to account for the transaction as a sale. The below transactions do not qualify as “full accrual” sales as defined in FASB Statement No. 66 because of purchase options that exist in the leases; therefore, the Company has recorded the $308.9 million in gross proceeds from the noted sale-leaseback transactions as financing obligations in the accompanying consolidated balance sheets.

In July 2004, the Company entered into a sale-leaseback agreement with Ventas Realty, LP, a public real estate investment trust, for the sale of four of the Company’s facilities. The first two of the four sale-leaseback transactions occurred during July 2004, the second two, located in Anaheim, CA and Tracy, CA were completed in February and July of 2005. The lease terms are 15 years with two five-year extension options. The Company has an option to purchase the facilities in years 7 through 12 of the term, as defined in the agreement.

In April 2005, the Company exercised its option to purchase five properties owned by HRT, including the Hillsborough, Litchfield Hills, Ocoee, Port Orange, and Stafford communities. In conjunction with the purchase of these facilities, the Company entered into a sales-leaseback transaction with HCPI. The Company repaid the $5.2 million note due to HRT and generated net proceeds of $4.3 million.

In August 2005, the Company entered into an agreement with Adult Care Group and HCP, Inc. to assume the leases for four assisted living facilities and to enter a simultaneous sale-leaseback transaction (with HCP) for five

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

additional assisted living facilities. As part of the same acquisition, the Company entered into an agreement with Adult Care Group and Kading & Yellin to sublease four assisted living facilities. Eleven of the facilities are located in Florida, with the remaining two in Texas.

In December 2005, the Company purchased two notes from Ackerman/Zwirn that were attached to the Lakeland Hills and Irving assisted living facilities for approximately $17 million, negotiated a deed-in-lieu agreement with the borrower, and entered into a subsequent sales-leaseback transaction with HCP.

In February 2006, the Company purchased a 114-unit assisted living and Alzheimer community called Chestnut Hills located in Columbus, OH. The transaction was structured as a sale-leaseback with HCP for $8.9 million.

In April 2006, the Company purchased three purpose-built Alzheimer communities, totaling 62 units, located in Northern California from a small regional operator. The transaction was structured as a sale-leaseback with Ventas, Inc. for $10.4 million. In addition to these properties, Summerville closed on a 106-unit assisted living and Alzheimer community called Golden Pond in Bradenton, FL. The Company structured the deal as a sale-leaseback with Ventas, Inc. with a basis of $7.2 million.

In addition, in April 2006, the Company added two more sale-leaseback properties, Beckett Lake and Lake Mary, which were previously under management of SI. Beckett Lake entered into a sale-leaseback agreement with HCP in June 2005, and Lake Mary with Ventas, Inc. in March 2006.

In June 2006, the Company exercised purchase options on Carrollwood and Gainesville owned by Tampa-Cal LP and Gainesville-Cal LP, respectively, and entered into a sale-leaseback transaction with HCP for $27 million. Net proceeds of $6.9 million from the transaction were retained by the Company to be used for future growth and working capital.

In August 2006, the Company closed on a 100-unit assisted living community called Camelot Place located in Medina, OH. The $10.7 million transaction was financed through a sale-leaseback with Nationwide Health Properties, Inc. (NHP). The Company also acquired Fox Run, an 89-unit assisted living and Alzheimer community in Enon, OH, for $9.1 million and financed the transaction through a sale-leaseback with HCP.

In October 2006, the Company acquired two assisted living and Alzheimer properties from a regional operator in Ohio. The total transaction totaling $22 million included a 91-unit property in Mount Vernon, Ohio and an 89-unit property in Groveport, OH. The transaction was a sale leaseback transaction and added to a master lease with NHP. In addition, the Company closed on a five-property portfolio with 327 units for $31 million in October 2006. Three of the properties are located in Florida and other two properties are in Tennessee. The Company entered into a sale leaseback transaction and added to a master lease with HCP.

The monthly lease payments are reflected as interest expense as the payments approximate the Company’s effective interest yield. The financing obligations will remain recorded in the consolidated financial statements of the Company unless the purchase options are allowed to expire, and at that time, the Company will record a sale and a reduction of the financing obligations and related real estate. The facilities that recorded financing obligations are as follows:

Summerville at Hillsborough, Summerville at Stafford, Summerville at Litchfield Hills, Summerville at Port Orange, Summerville at Ocoee, Summerville at South Windsor, Summerville at Mentor, Summerville at Heritage Place, Summerville at Fairwood Manor, Summerville at Lakeland, Summerville at New Port Richey, Summerville at Venice, Summerville at Ocala East, Summerville at St. Augustine, Summerville at Lakeland Hills, Summerville at Irving, Summerville at Chestnut Hills, Summerville at Atherton, Summerville at Barrington, Summerville at Golden Pond, Summerville at Beckett Lake, Summerville at Carrollwood, Summerville at Gainesville, Summerville at Camelot Place, Summerville at Fox Run, Summerville at Lakeview, Summerville at HillenVale, Summerville at Wekiwa Springs, Summerville at Oak Park, Estate at Oak Ridge, The Terrace Estates and Summerville at Oviedo.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The future minimum lease payments required under the Company’s financing obligations (reflected as interest expense on the statement of operations) during the years beginning January 1, 2007, are as follows:

Financing
Obligations

2007	$28,172
2008	28,945
2009	29,739
2010	30,607
2011	31,472
Thereafter	296,992

Total minimum payments	$445,927

NOTE 7.  PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 and 2005, consist of the following:

	2006	2005
		(Restated)

Land	$51,626	$35,790
Buildings	219,796	104,493
Capital lease — buildings	28,111	11,123
Furniture	5,410	4,157
Equipment	5,287	3,647
Capital lease — equipment	2,063	828
Leasehold improvements	20,170	11,448

Total	332,463	171,486
Less accumulated depreciation	(30,156)	(21,737)

Property and equipment — net	$302,307	$149,749

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8.  LONG-TERM DEBT

Long-term debt as of December 31, 2006, 2005, and 2004, consists of the following:

	2006	2005

Secured:
Bridge Loan facility for borrowings of up to $67 million due to Apollo; interest at 25% per annum; principal and interest due June 30, 2008, facility secured by certain leasehold interests owned by the Company	$63,502	$42,502

Note payable to HCPI; interest at 12.5% per annum; interest payable monthly in arrears; principal payments of $238 payable quarterly through date of maturity, April 30, 2007 and extended to June 29, 2007; principal payment of $713 paid during 2006, note secured by certain facility leasehold interests	7,340	8,052

Note due to Apollo, interest at 12% per annum; interest and principal payable on June 30, 2008, note secured by certain leasehold interests owned by the Company	14,086	14,086

Unsecured:
Note payable to HCN; interest at 12%; interest payable monthly; principal payments of $200 per quarter commencing September 30, 2003; principal payments of $250 and $350 per quarter commencing for the years 2004 and 2005, respectively, and $350 due in first quarter in 2006, with principal due July 1, 2006 (note paid off during July 2006)	—	918

Note payable to Cox, West, Fischer, a lessor; interest at 7% per annum; principal and interest payable in monthly installments of $35; final payment due August 1, 2007	370	748

Note payable to Mission Felson, a lessor; interest at 9% per annum; principal and interest payable in monthly installments of $3; final payment due August 1, 2007	15	32

Note payable to HCPI; interest at 9% per annum; principal and interest payable in monthly installments of $3; final payment due September 1, 2010	118	144

Note payable to Ford Motor Credit; interest ranging from 0.9% to 3.9% per annum; principal and interest payable in monthly installments in aggregate of $5 (note paid off during September, 2006)	—	206

Total debt	85,431	66,688
Less current portion	(7,753)	(2,494)

Total long-term debt	$77,678	$64,194

During January 2005, the note payable to Prudential Huntoon Paige of $5 million was assumed by Ventas Realty, LP in conjunction with the sale leaseback transaction of Fairwood community. During April 2005, the Company exercised their option to purchase certain facilities from HR Acquisition I Corporation and the related note payable for $5.2 million was paid off in conjunction with this transaction. During May 2005, the note to HCN for $0.3 million was paid off.

During July 2006, the note payable to HCN of $0.9 million was paid off. During September 2006, the note payable to Ford Motor Credit of $0.2 million was paid off in conjunction with the capital lease transaction with NBR International Leasing Co.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In May 2007, the maturity date of a note between a wholly owned subsidiary of the Company and HCPI dated May 11, 1999, as amended, was extended to June 29, 2007.

Principal maturities of long-term debt as of December 31, 2006, are as follows:

Years Ending
December 31

2007	$7,753
2008	77,618
2009	33
2010	27
2011	—
Thereafter	—

Total	$85,431

NOTE 9.  RELATED-PARTY TRANSACTIONS

The Company holds two notes receivable from the former principal owner of Cobbco, Inc., now an officer of the Company. Cobbco, Inc., with 19 assisted living communities in California, was acquired by the Company in 1998. The interest-only notes bear interest at a rate of 4.51% and 7%, respectively. At December 31, 2006 and 2005, the total principal and accrued interest balance for the two notes was $1,223 and $189, respectively. No interest payments have been made with respect to either note, as such the total principal and unpaid interest is currently due. A waiver was granted by the board until December 31, 2007. The Company held another note receivable for a different officer of the Company, bearing interest at a rate of 5% and the principal and interest of $56 was paid off in 2005.

NOTE 10.  LETTER OF CREDIT COMMITMENTS

Pursuant to requirements in certain of the Company’s lease and insurance agreements, the Company is required to maintain irrevocable letters of credit totaling $8.4 million at December 31, 2006, and $1.9 million at December 31, 2005. The letters of credit are collateralized with cash or equivalents, which are classified as restricted cash in the consolidated balance sheets.

NOTE 11.  LEASE COMMITMENTS

Operating leases

The Company leases its corporate office space in California with a lease term expiring in 2011. Corporate office rental expense for the years ended December 31, 2006, 2005, and 2004, amounted to $588, $267, and $312, respectively.

The Company has entered into operating leases for 42 facilities. The operating lease terms range from 5 to 30 years, with certain options to extend. The leases are subject to annual increases based on the consumer price index and/or stated increases in the leases. The operating lease expense for the years ended December 31, 2006, 2005, and 2004, amounted to $36.5 million, $14.1 million, and $19.0 million, respectively.

In certain circumstances, the Company has not maintained the minimum required insurance coverage as specified in the lease agreements. In the opinion of management, the landlords do not consider this to be a technical violation of the covenants contained within the lease.

Capital leases

The Company leases certain equipment under capital leases. The original cost of the equipment capital leases included in property and equipment at December 31, 2006 and 2005, is $2.1 million and $0.8 million, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company leases 3 facilities that qualify for capital lease treatment based on the length of the lease, which extends for 35 years. As of December 31, 2006, the Company has $28.1 million of facilities under capital lease. The depreciation of the capital asset is included in depreciation and amortization expense in the consolidated statements of operations.

The future minimum lease payments required under the Company’s capital and operating leases during the years beginning January 1, 2006, are as follows:

	Capital Leases	Operating Leases

2007	$1,704	$37,103
2008	1,770	37,219
2009	1,691	37,747
2010	1,479	37,996
2011	1,436	37,957
Thereafter	31,368	286,948

Total minimum payments	39,448	$474,970

Interest on capital lease obligations	(16,185)

Net minimum payments	23,263
Current maturities of capital lease obligations	(593)

Long-term capital lease obligations	$22,670

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 12.  INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) are as follows (in thousands):

	2006	2005

Current:
Accrued compensation	$1,872	$1,178
Deferred revenue	1,964	835
Bad debts	374	213

Total current	4,210	2,226
Valuation allowance	(4,210)	(2,226)

Current — net	—	—

Noncurrent:
Fixed assets and land	(38,995)	(31,581)
Financing costs	(1,694)	(1,240)
Net operating loss carryforwards	43,640	40,310
Accumulated depreciation and amortization	2,646	341
Goodwill	1,707	1,940
Capital lease obligations	52,894	42,431
Straight-line rent reserve	4,347	1,889

Total noncurrent	64,545	54,090
Valuation allowance	(64,545)	(54,090)

Noncurrent — net	—	—

Total deferred tax asset	$—	$—

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $12.4 million and $.8 million for the years ended December 31, 2006 and 2005, respectively.

As of December 31, 2006, the Company had net operating loss forwards for federal income tax purposes of approximately $113 million, which expire beginning in the year 2020 through 2033. Net operating loss carry forwards for various state income tax purposes was approximately $60 million, which expire beginning in 2007.

Utilization of the Company’s net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

For the years ended in 2006, 2005, and 2004, a provision for income taxes of approximately $0.7 million, $0.5 million, and $0.4 million, respectively, was recorded due to the tax basis recognition of gains with respect to sale leaseback transactions. This accrual reflects the estimated amount of state income tax owed.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13.  EQUITY

Common stock

At December 31, 2006 and 2005, there were 999,962,200,000 shares of voting common stock authorized and 2,203,805 shares outstanding. Holders of common stock are entitled to dividends if and when declared by the Board of Directors. All outstanding common stock options and warrants are exercisable into voting common stock.

Common stock reserved for future issuance

As of December 31, 2006, the Company has reserved shares of common stock for future issuance as follows:

Common stock warrants:
Issued in connection with Series B financing	17,500
Issued to nonemployees	15,000
Series A convertible preferred stock	2,483,089,436
Series B convertible preferred stock	13,117,628,584
Series C convertible preferred stock	29,333,069,205
Series D convertible preferred stock	18,335,748,158
Warrants issued in connection with financings:
Series E convertible preferred stock	14,114,821,998
Series F convertible preferred stock	80,564,616,954
Series G convertible preferred stock	729,098,541,800
Common stock options issued and outstanding	75,635
Common stock options available under stock option plans	352,840

Total	887,047,977,110

Common stock warrants

In conjunction with the sale of additional Series B convertible preferred stock by the Company, the Company retained a financial advisor. Upon successful closing of $7 million in preferred equity, this advisor received 17,500 warrants at an exercise price of $13.00 per share. The warrant was issued on November 6, 1997, and expires on November 6, 2007.

In conjunction with investment banking services related to equity financing, the Company has issued a warrant certificate to an investment banker for the purchase of up to 15,000 shares of the Company’s common stock at an exercise price of $3.75 per share. The warrant was issued on July 19, 1997, and expires on July 19, 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Convertible preferred stock

As of December 31, 2006, the Company’s convertible preferred stock is as follows:

					Aggregate
	Par	Shares	Carrying	Conversion	Liquidation
Series	Value	Authorized	Value	Price	Preference

Series A convertible preferred stock	$0.001	3,000,000	2,669,500	$0.00108	$2,670
Series B convertible preferred stock:	0.001	7,700,000
Series B-1			3,076,923	0.00110	4,000
Series B-2			4,349,270	0.00119	11,568
Series C convertible preferred stock	0.001	14,600,000	10,571,429	0.00126	37,000
Series D convertible preferred stock	0.001	7,200,000	6,258,217	0.00128	23,468
Series E convertible preferred stock	0.001	2,477,000	—	0.00132	—
Series F convertible preferred stock	0.001	400,000	—	0.00154	—
Series G convertible preferred stock	0.001	1,000,000	999,998	0.05000	997,568

The shares of the Company’s Series A, B, C, D, E, F, and G have similar rights and preferences, except that the Company’s Series A convertible preferred stock has priority over the other series of preferred stock on dividends. The rights, preferences, and privileges of the holders of Series A, B, C, D, E, F, and G convertible preferred stock are as follows:

Dividends.  Holders of shares of Series A convertible preferred stock are entitled to cumulative dividends, when and if declared by the Board of Directors, of $0.07 per share per annum. Holders of shares of Series B, C, D, E, F, and G are entitled to noncumulative dividends, when and if declared by the Board of Directors. No dividends were declared or paid during 2006 or 2005.

Conversion.  Holders of shares of Series A, B, C, D, E, F, and G convertible preferred stock have the right, at their option, at any time to convert such shares to common stock based on the effective conversion rate. In addition, such convertible preferred shares must be converted upon the closing of an underwritten public offering with aggregate proceeds equal to or greater than $6 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Liquidation.  In the event of any liquidation, dissolution, or winding-up of the corporation, holders of shares of Series A, B, C, D, E, F, and G convertible preferred stock are entitled to receive, prior and in preference to payment or distribution to common stockholders or any other stock ranking junior to Series A, B, C, D, E, F, and G convertible preferred stock, a distribution as follows:

Per Share
Liquidation
Series	Preference

Series A	$1.0000
Series B:
Series B-1	1.3000
Series B-2	2.6000
Series C	3.5000
Series D	3.7500
Series E	4.8446
Series F	50.0000
Series G	997.5688

Voting.  Holders of shares of Series A, B, C, D, E, F, and G convertible preferred stock vote equally with holders of shares of common stock on an as-if-converted basis.

Series D convertible preferred stock

During 2000, the Company issued and sold 1,458,217 shares of Series D convertible preferred stock at fair value of $3.75 per share for total proceeds of $5.5 million to Apollo (800,000 shares), HealthSouth Corporation (266,667 shares), and various investors (391,550 shares).

In connection with the Series D convertible preferred stock issuance, the Company and its major stockholders entered into a stockholders’ agreement with Apollo on November 19, 1999. This agreement gives Apollo certain rights, including the first right of refusal on the additional sale of stock by the Company, participation rights in the event the other stockholders sell shares, the right to elect three directors, the right to select a new management team in the event of financial default by the Company, and commencing November 20, 2002, the right, in the event that the Company has not completed a public offering by such date, to sell all its shares of capital stock to the Company and, if such shares are not purchased by the Company, the right to effect a sale of the Company. As of December 31, 2006, Apollo has not exercised their rights to sell the Company.

Series E convertible preferred stock and related warrant

During 2000, the Company issued warrant certificates to Apollo for the purchase of up to 2,477,000 shares of Series E convertible preferred stock at an exercise price of $0.001 per share in conjunction with a guarantee by Apollo of debt issued by the Company in the amount of $4.5 million. The warrants expire on June 6, 2010. As of December 31, 2006 and 2005, no shares of Series E convertible stock have been issued.

Series F convertible preferred stock and related warrant

During 2000, the Company issued warrant certificates to Apollo for the purchase of up to 400,000 shares of Series F convertible preferred stock at an exercise price of $0.001 per share in conjunction with debt issued by the Company to Apollo in the amount of $4 million. The warrants expire on July 21, 2010. As of December 31, 2006 and 2005, no shares of Series F convertible stock have been issued.

Series G convertible preferred stock

During 2000, the Company issued a total of 1,000,000 shares of Series G convertible preferred stock to Apollo (972,226 shares) and HCN (27,774 shares). The shares were issued to Apollo in consideration for Apollo having provided funding in the form of a promissory note for $14.1 million. The shares issued to HCN were in connection with the settlement of certain liabilities due to HCN. In December 2002, Apollo elected to convert two shares to common stock. Each share of Series G convertible preferred stock converts to 729,100 shares of common stock.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 14.  STOCK OPTION PLAN

The Company’s Board of Directors adopted an employee stock option plan (the “Plan”) on March 1, 1996. The Company has reserved 400,000 shares of common stock for issuance upon exercise of incentive stock options (ISO) or nonqualified stock options (NQSO) to be granted under the Plan. The exercise price is determined by the Board of Directors. In the case of ISOs, the exercise price will not be less than 100% of the common stock’s fair market value on the date of the grant. In the case of NQSOs, the exercise price shall be determined by the Board of Directors and may be less than fair market value. Each option has a term of 10 years and is exercisable pursuant to a vesting schedule determined by the Board of Directors, generally not exceeding five years. There is no intrinsic value for the options. The Company has not granted any stock options since May 2000 and all granted options had been fully vested by December 2005.

		Weighted-Average
	Options	Exercise Price	Vested Price

Outstanding — January 1, 2004	75,635	$15.66	$15.41
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—

Outstanding — December 31, 2004	75,635	15.66	17.23
Exercisable at December 31, 2004	75,635	15.66	17.23
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—

Outstanding — December 31, 2005	75,635	15.66	15.66
Exercisable at December 31, 2005	75,635	15.66	15.66
Granted	—	—	—
Exercised	—	—	—
Forfeited	28,475	11.42	—

Outstanding — December 31, 2006	47,160	14.89	14.89

Exercisable at December 31, 2006	47,160	14.89	14.89
Available for grant at December 31, 2006	352,840	14.89	14.89

Vested, expected to vest at December 31, 2006	47,160	$14.89	$14.89

The following table summarizes information about outstanding and vested stock options at December 31, 2006:

	Options Outstanding			Options Vested
		Weighted-Average
		Remaining
	Shares	Contractual Life	Weighted-Average	Shares	Weighted-Average
Range of Exercise Price	Outstanding	(Years)	Exercise Price	Exercisable	Exercise Price

$10.00 - $13.00	35,530	1.52	$11.07	35,530	$11.07
$17.30 - $26.00	8,144	1.60	21.84	8,144	21.84
$37.50 - $38.50	3,486	3.00	37.61	3,486	37.61

Total	47,160		$14.89	47,160	$14.89

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additional stock plan information

As discussed in Note 1, the Company accounts for its stock-based awards using the modified prospective application, as permitted under FASB Statement No. 123R a revision of FASB Statement No. 123, as amended. All granted options have been fully vested by December 31, 2005.

The present value of each option award is estimated on the date of grant using the Black-Scholes option valuation. No options have been granted since May 2000.

NOTE 15.  BENEFIT PLAN

The Company has a 401(k) plan available to most employees. Participants may contribute a percentage of compensation up to the maximum permitted by the Internal Revenue Code. The Company may make discretionary matching and/or additional discretionary contributions. During 2006, 2005, and 2004, the Company made discretionary contributions of $143, $110, and $40 respectively.

NOTE 16.  LITIGATION AND CONTINGENT LIABILITIES

One or more of the Company’s subsidiaries are as defendants in certain resident-related matters. The Company maintains general and professional liability insurance coverage and has systems in place for tracking and managing community incidents. Management does not believe that the settlement of any active claims will have a material adverse impact on the consolidated financial position of the Company. In March 2007, the Company settled a legal dispute with a former development partner.

NOTE 17.  SUBSEQUENT EVENTS

In 2007, Summerville entered into a development agreement with McClain Development Co. Inc., for a 106 unit assisted living and Alzheimer-dementia property in Grove City, OH. The agreed purchase price including building, land, and fixed assets will be $12.8 million and the project is targeted for a December 2007 opening.

In January 2007, the Company acquired two assisted living and Alzheimer-dementia properties from an individual regional operator in Ohio. The transaction of $25.3 million included a 103-unit property in Zanesville, OH and an 89 unit property in Medina, OH. The transaction was established as an operating lease and added to a master lease with NHP.

In March 2007, the Company acquired two assisted living and Alzheimer-dementia properties from Paramount Health Resources, Inc., a regional operator in the Midwest and East Coast. The transaction of $28.6 million included a 104-unit property in Westerville, OH and a 115 unit property in Dayton, OH. HCN financed the transaction with a combination of lease and a leasehold loan.

On March 29, 2007, Emeritus Corporation , a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, and the Company announced that they had reached a definitive agreement whereby Emeritus will acquire all of the outstanding stock of the Company pursuant to an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, 8,500,000 shares of common stock of Emeritus will be issued to the shareholders of the Company, including Apollo and certain employees of the Company. Certain loans outstanding from Apollo to the Company will be satisfied through the distribution of the Emeritus common stock issued in this transaction. After the merger, the former shareholders of the Company will hold approximately 31% of the outstanding stock of Emeritus. Consummation of the transaction is subject to Emeritus shareholder approval and is anticipated to close in July 2007. After the merger, Emeritus will operate 284 communities in 36 states comprising 24,448 units with a capacity for over 28,000 residents.

In May 2007, Ventas Realty, LP (“Ventas”), a public real estate investment trust, notified the Company that an event of default had occurred affecting certain assisted living and dementia care communities. The notice demanded a $1.7 million increase in the Company’s aggregate security deposits in order to cure the default. The Company paid the required amount in conjunction with an advance from Apollo of $1.7 million. In June 2007, Ventas notified the Company that an additional $0.3 million increase in the Company’s aggregate security deposit was required to cure the default. The Company paid the additional amount.

SUMMERVILLE SENIOR LIVING, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$7,065	$5,423
Accounts receivable — net of allowance for doubtful accounts of $958 and $965	1,465	1,256
Prepaid expenses and other current assets	7,594	7,362

Total current assets	16,124	14,041
Restricted cash	8,689	8,661
Notes receivable from officers	1,238	1,223
Property and equipment — net	341,289	302,307
Deferred financing costs — net of accumulated amortization of $549 and $487	3,042	3,102
Leasehold acquisition cost — net of accumulated amortization of $1,856 and $1,470	20,010	20,646
Goodwill	14,770	14,770
Deposits and other assets	9,179	9,052

Total assets	$414,341	$373,802

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Trade accounts payable and other accrued expenses	$37,068	$35,851
Current portion of long-term debt and capital lease obligations	9,393	8,346

Total current liabilities	46,461	44,197
Long-term debt	90,530	77,678
Financing obligations	308,877	308,878
Long-term interest payable to Apollo	64,717	60,325
Capital lease obligations	48,030	22,670
Deferred rent	10,892	10,582
Other long-term debt	163	156

Total liabilities	569,670	524,486

Stockholders’ deficit:
Common stock, $0.000001 par value — 999,962,200,000 shares authorized, issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Convertible preferred stock, aggregate liquidation value of $1,076,274	28	28
Additional paid-in capital	83,419	83,419
Accumulated deficit	(238,776)	(234,131)

Total stockholders’ deficit	(155,329)	(150,684)

Total liability and stockholders’ equity	$414,341	$373,802

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SUMMERVILLE SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended March 31,
	2007	2006
	(Unaudited)

Revenues:
Rental and other resident service revenue	$69,386	$38,524
Management/consulting fee revenue	—	899
Other	4	2

Total revenues	69,390	39,425

Operating expenses:
Salaries and benefits	31,936	19,709
Lease expense	10,291	5,722
General and administrative	15,610	9,567
Consultants and professional fees	1,078	1,110

Total operating expenses	58,915	36,108

Operating income	10,475	3,317

Non-operating income (loss):
Interest income and dividends	137	43
Interest expense	(5,135)	(3,703)
Interest expense related to financing obligations	(6,908)	(3,897)
Depreciation and amortization	(3,214)	(2,253)

Total nonoperating loss	(15,120)	(9,810)

Net loss before income taxes	(4,645)	(6,493)

Provision for income taxes	—	(246)

Net loss	$(4,645)	$(6,739)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SUMMERVILLE SENIOR LIVING, INC.

STATEMENT OF CASH FLOW
(In thousands)

	Three Months Ended March 31,
	2007	2006
	(Unaudited)

Cash flows from operating activities:
Net loss	$(4,645)	$(6,739)
Depreciation and amortization	3,214	2,253
Provision for doubtful accounts	74	(89)
Changes in:
Accounts receivable	(283)	(1,096)
Prepaid expenses and other assets	(232)	(1,541)
Deposits and other assets	100	(37)
Interest accrual-Apollo loan	4,391	3,079
Accounts payable and other liabilities	(929)	(78)
Deferred revenue	1,582	1,473
Deferred rent	310	857

Net cash provided (used) in operating activities	3,582	(1,918)

Cash flows from investing activities:
Capital expenditures	(1,258)	(374)
Business acquisition	(12,850)	66
Interest in restricted cash	(28)	27

Net cash (used) in investing activities	(14,136)	(281)

Cash flows from financing activities:
Proceeds from financing obligations	12,865	—
Payments on debt	(350)	(694)
Payments on capital lease	(319)	(156)

Net cash provided (used) in financing activities	12,196	(850)

Net increase (decrease) in cash	1,642	(3,049)
Beginning of period — cash and cash equivalents	5,423	5,766

End of period — cash and cash equivalents	$7,065	$2,717

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SUMMERVILLE SENIOR LIVING, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ORGANIZATION AND BASIS OF PRESENTATION

Summerville Senior Living, Inc. and its subsidiaries (the “Company”), a Delaware corporation, was incorporated on February 14, 1996, to acquire, develop, and operate senior living facilities. The Company is a national provider of Independent Living, Assisted Living, and Alzheimer’s/dementia facilities, operating in 13 states. The Company’s headquarters are located in San Ramon, California. As of March 31, 2007, the Company operates 81 communities by virtue of long-term leaseholds.

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

The condensed, consolidated financial statements include all of the subsidiaries of the Company over which it has majority ownership and financial and operating control. All significant intercompany transactions and accounts have been eliminated in the condensed, consolidated financial statements.

The unaudited interim financial information furnished herein, in the opinion of the Company’s management, reflects all adjustments, consisting of only normally recurring adjustments, which are necessary to state fairly the condensed consolidated financial position as of March 31, 2007, and the results of operations, and cash flows of Summerville for the three-month periods ended March 31, 2007 and 2006. The results of operations for the period ended March 31, 2007, are not necessarily indicative of the operating results for the full year. The Company presumes that those reading this interim financial information have read or have access to its 2006 audited consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2007, the Company adopted FASB Statement issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Adoption of FIN No. 48 did not have a significant impact on the Company’s consolidated results of operations or financial position.

PROPOSED MERGER

On March 29, 2007, Emeritus Corporation , a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, and the Company announced that they had reached a definitive agreement whereby Emeritus will acquire all of the outstanding stock of the Company pursuant to an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, 8,500,000 shares of common stock of Emeritus will be issued to the shareholders of the Company, including Apollo and certain employees of the Company. Certain loans outstanding from Apollo to the Company will be satisfied through the distribution of the Emeritus common stock issued in this transaction. After the merger, the former shareholders of the Company will hold approximately 31% of the outstanding stock of Emeritus. Consummation of the transaction is subject to Emeritus shareholder approval and is anticipated to close in July 2007. After the merger, Emeritus will operate 284 communities in 36 states comprising 24,448 units with a capacity for over 28,000 residents.

Completion of the transaction is subject to the Company’s shareholder approval and is anticipated to close in the third quarter of 2007.

SUMMERVILLE SENIOR LIVING, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ACQUISITIONS

In January 2007, the Company acquired two assisted living and Alzheimer/dementia properties from an individual regional operator in Ohio. The transaction of $25.3 million included a 103-unit property in Zanesville, OH and an 89 unit property in Medina, OH. The transaction was established as an operating lease and added to a master lease with NHP.

In March 2007, the Company acquired two assisted living and Alzheimer/dementia properties from Paramount Health Resources, Inc., a regional operator in the Midwest and East Coast. The transaction of $28.6 million included a 104-unit property in Westerville, OH and a 115 unit property in Dayton, OH. HCN financed the transaction with a combination of lease and a leasehold loan.

LITIGATION AND CONTINGENT LIABILITIES

One or more of the Company’s subsidiaries are defendants in certain resident-related matters. The Company maintains general and professional liability insurance coverage and has systems in place for tracking and managing community incidents. Management does not believe that the settlement of any active claims will have a material adverse impact on the consolidated financial position of the Company.

SUBSEQUENT EVENT

In May 2007, the maturity date of a note with a principal balance of $7.1 million between a wholly owned subsidiary of the Company and Health Care Property Investors, Inc. dated May 11, 1999 as amended was extended to June 29, 2007.

In May 2007, Ventas Realty, LP (Ventas), a public real estate investment trust, notified the Company that an event of default had occurred affecting certain assisted living and dementia care communities. The notice demanded a $1.7 million increase in the Company’s aggregate security deposits in order to cure the default. The Company paid the required amount in conjunction with an advance from Apollo of $1.7 million. In June 2007, Ventas notified the Company that an additional $0.3 million increase in the Company’s aggregate security deposit was required to cure the default. The Company paid the additional amount.

Appendix A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
EMERITUS CORPORATION, BOSTON PROJECT ACQUISITION CORP.,
SUMMERVILLE SENIOR LIVING, INC.,
AP SUMMERVILLE, LLC
AP SUMMERVILLE II, LLC,
DANIEL R. BATY,
SARATOGA PARTNERS IV, L.P.
AND
AP SUMMERVILLE II, LLC,
as Stockholder Representative
March 29, 2007

ARTICLE I THE MERGER		A-1
1.1	The Merger	A-1
1.2	The Closing	A-1
1.3	Actions at the Closing	A-2
1.4	Merger Consideration	A-2
1.5	Effects of the Merger	A-3
1.6	Effects on Capital Stock	A-3
1.7	Exchange of Certificates	A-5
1.8	Dissenting Shares	A-6
1.9	No Further Rights	A-6
1.10	Closing of Transfer Books	A-6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-6
2.1	Organization and Qualification	A-6
2.2	Authority; Binding Effect	A-6
2.3	Capitalization	A-7
2.4	Company Licenses	A-8
2.5	Governmental Entities	A-8
2.6	Subsidiaries	A-9
2.7	Tax Matters	A-9
2.8	No Defaults	A-11
2.9	Contracts	A-11
2.10	Facility Leases	A-12
2.11	Company Assets	A-13
2.12	Owned Real Property	A-14
2.13	Hazardous Substances	A-14
2.14	Survey Reports, Etc	A-14
2.15	Capital Expenditures	A-14
2.16	Absence of Notices	A-15
2.17	Resident Records	A-15
2.18	Advance Payments and Residents Funds	A-15
2.19	Medicare or Medicaid Participation	A-15
2.20	Third Party Payor Reimbursement	A-15
2.21	Licensed Beds and Units	A-15
2.22	Intellectual Property	A-15
2.23	Company Financial Statements/ No Undisclosed Liabilities	A-16
2.24	No Litigation	A-16
2.25	Absence of Certain Changes or Events	A-16
2.26	Employees; Employee and Labor Relations	A-17
2.27	Employee Benefit Plans	A-17
2.28	Inventory and Supplies	A-19
2.29	Related Party Transactions	A-19
2.30	Insurance	A-19
2.31	Brokers’ Fees	A-20
2.32	Books and Records	A-20

A-i

2.33	Legal Compliance	A-20
2.34	Internal Controls	A-20
2.35	Disclaimer	A-20
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND THE TRANSITORY SUBSIDIARY		A-20
3.1	Organization and Qualification	A-20
3.2	Authority; Binding Effect	A-21
3.3	Capitalization	A-21
3.4	Governmental Entities	A-22
3.5	No Defaults	A-22
3.6	Medicare or Medicaid Participation	A-22
3.7	Third Party Payor Reimbursement	A-22
3.8	SEC Filings; Parent Financial Statements	A-22
3.9	No Parent Material Adverse Effect	A-23
3.10	Parent Licenses	A-23
3.11	Real Property	A-23
3.12	Absence of Notices	A-24
3.13	Employee and Labor Relations	A-24
3.14	Employee Benefit Plans	A-24
3.15	Inventory and Supplies	A-24
3.16	Brokers’ Fees	A-24
3.17	Taxes	A-24
3.18	Disclaimer	A-25
ARTICLE IV COVENANTS		A-25
4.1	Closing Efforts	A-25
4.2	Governmental and Third-Party Notices and Consents and Licenses	A-25
4.3	Operation of Business of Company	A-26
4.4	Operation of Business of Parent	A-28
4.5	Expenses	A-29
4.6	Indemnification and Insurance	A-29
4.7	WARN Act	A-29
4.8	Parent Major Shareholders	A-29
4.9	Notification	A-30
4.10	Proxy Statement	A-30
4.11	Meeting of Parent Shareholders	A-30
4.12	Access to Information	A-31
4.13	Closing Date Apollo Debt	A-31
4.14	Employee Participation Amount	A-31
4.15	Section 16	A-31
4.16	Tax-Free Reorganization	A-32
4.17	Officers and Directors of Parent	A-32
4.18	Company Warrants and Company Options	A-32
4.19	Further Assurances	A-32
4.20	Exclusivity	A-32

A-ii

ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER		A-33
5.1	Conditions to Each Party’s Obligations	A-33
5.2	Conditions to Obligations of Parent and the Transitory Subsidiary	A-33
5.3	Conditions to Obligations of the Company	A-34
ARTICLE VI INDEMNIFICATION; INVESTMENT		A-36
6.1	Indemnification by the Apollo Stockholders	A-36
6.2	Indemnification by Parent	A-36
6.3	Indemnification Claims	A-37
6.4	Survival of Representations, Warranties and Covenants	A-39
6.5	Limitations	A-39
6.6	Treatment of Indemnification Payments	A-40
6.7	Investment	A-40
ARTICLE VII TERMINATION		A-41
7.1	Termination	A-41
7.2	Effect of Termination	A-41
7.3	Remedies	A-42
7.4	Termination Fees	A-42
ARTICLE VIII DEFINITIONS		A-42
ARTICLE IX MISCELLANEOUS		A-51
9.1	Press Releases and Announcements	A-51
9.2	No Third Party Beneficiaries	A-51
9.3	Entire Agreement	A-51
9.4	Succession and Assignment	A-51
9.5	Counterparts and Facsimile Signature	A-52
9.6	Headings	A-52
9.7	Notices	A-52
9.8	Governing Law	A-53
9.9	Amendments and Waivers	A-53
9.10	Severability	A-53
9.11	Submission to Jurisdiction	A-53
9.12	Construction	A-53

Exhibit A	—	Shareholders’ Agreement
Exhibit B	—	Cap Ex Budget
Exhibit C	—	Registration Rights Agreement
Exhibit D	—	Employment Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger (this “Agreement”) entered into as of March 29, 2007 by and among EMERITUS CORPORATION, a Washington corporation (“Parent”), BOSTON PROJECT ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Transitory Subsidiary”), SUMMERVILLE SENIOR LIVING, INC., a Delaware corporation (the “Company”), and solely for purposes of Article VI, AP SUMMERVILLE, LLC, a Delaware limited liability company, and AP SUMMERVILLE II, LLC, a Delaware limited liability company (collectively, the “Apollo Stockholders”), and for the limited purpose set forth on the signature page hereto, APOLLO REAL ESTATE INVESTMENT FUND III, L.P., a Delaware limited partnership, and APOLLO REAL ESTATE INVESTMENT FUND IV, L.P., a Delaware limited partnership, and AP SUMMERVILLE II, LLC as Stockholder Representative, and solely for purposes of Section 4.8, DANIEL R. BATY, an individual, and SARATOGA PARTNERS IV, L.P., a Delaware limited partnership (collectively, the “Parent Major Shareholders”).

W I T N E S S E T H

WHEREAS, the respective Boards of Directors of Parent, Transitory Subsidiary and the Company deem it advisable and in the best interests of their respective stockholders to consummate the business combination provided for herein;

WHEREAS, in furtherance thereof, the respective Boards of Directors of Parent, Transitory Subsidiary and the Company have approved this Agreement and the Merger, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of Parent has authorized, and determined to recommend to the shareholders of Parent, the issuance of shares of Parent Common Stock pursuant to the Merger;

WHEREAS, the Board of Directors of the Company has recommended to the stockholders of the Company the adoption of this Agreement, and the stockholders of the Company have adopted this Agreement;

WHEREAS, Parent, as the sole stockholder of Transitory Subsidiary, has adopted this Agreement;

WHEREAS, for federal income tax purposes, it is intended that the acquisition of the Company by Parent pursuant to this Agreement shall qualify as a reorganization under the provisions of Section 368(a) of the Code; and

WHEREAS, concurrently herewith, each Apollo Stockholder, Parent, and each Parent Major Shareholder have entered into the Shareholders’ Agreement in the form attached hereto as Exhibit A, which shall be effective as of the Effective Time.

NOW THEREFORE, in consideration of the representations, warranties, covenants, promises and the mutual agreements contained herein, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1  The Merger.  Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 251 of the DGCL.

1.2  The Closing.  The Closing shall take place at the offices of Riddell Williams P.S., 1001 Fourth Avenue, Suite 4500, Seattle, WA 98154, commencing at 9:00 a.m. local time on the Closing Date. The “Closing Date” shall be two (2) business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V), or such other date as may be mutually acceptable to the Parties.

1.3  Actions at the Closing.

(a) At the Closing:

(i) The Company shall deliver to Parent and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2;

(ii) Parent and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

(iii) The Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

(iv) Parent shall issue and/or deliver to the Exchange Agent, the Merger Consideration and cash sufficient to make the payments required by Section 1.6(d) and 1.6(e);

(v) Parent shall issue and/or deliver to each employee of the Company entitled thereto (the “Participating Employees”) such employee’s share of the Employee Participation Amount in either shares of Parent Common Stock or cash as provided in Section 1.6(e);

(vi) Each outstanding Company Warrant and Company Option, and any Company Stock Plan, shall be terminated at or prior to the Effective Time;

(vii) Parent shall pay to Apollo the Apollo Debt Repayment and the Company shall cause Apollo to surrender to Parent the original promissory notes in respect of the Apollo Debt Repayment marked “canceled” and deliver to Parent an investment representation substantially similar to the representation set forth in Section 6.7; and

(viii) On the Closing Date, Parent shall file a registration statement on Form S-8, or any successor form, to register any portion of the Employee Participation Amount issued in shares pursuant to Section 1.3(a)(v).

(b) The Parent and the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable in accordance with this Agreement to the Participating Employees such amounts as the Parent or the Exchange Agent reasonably believes is required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock or the Participating Employees in respect of which such deduction and withholding was made by the Parent or the Exchange Agent. Each Participating Employee whose portion of the Employee Participation Amount is paid in shares of Parent Common Stock shall have the number of shares to be received reduced by the number of shares required to satisfy Parent or Exchange Agent’s withholding obligation under the Code or any provision of state, local or foreign Tax law calculated based on the average of the daily market prices of the Parent Common Stock for the ten (10) consecutive trading days ending three (3) trading days prior to the Closing. The market price for each such trading day shall be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange. Such withheld amounts shall be used by Parent to satisfy its withholding obligations. Provided further, Parent shall have no obligation to pay the employer portion of any employment taxes which may be owed as a result of the Employee Participation Amount. Such portion shall instead be paid by the Participating Employee; Parent or Exchange Agent shall withhold from the Employee Participation Amount such amount as is necessary to satisfy such withholding tax obligation.

1.4  Merger Consideration.  Subject to Sections 1.6(d) and 1.6(e), the “Merger Consideration” shall be equal to (i) the Total Parent Common Stock, minus (ii) the aggregate Apollo Debt Repayment, minus (iii) the aggregate Employee Participation Amount. The “Total Parent Common Stock” means Eight Million Five Hundred Thousand (8,500,000) fully paid and nonassessable shares of common stock of Parent, par value $.0001 per share (“Parent Common Stock”).

1.5  Effects of the Merger.

(a) At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the DCGL.

(b) The Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that (i) the name of the corporation set forth in Article I therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted.

(c) The Bylaws of the Transitory Subsidiary immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of the Company.

(d) The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will hold office until their successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

(e) The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will serve until their successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

1.6  Effects on Capital Stock.

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the Transitory Subsidiary, Parent, the Company or the Company Stockholders, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate formerly representing any such shares of Company Stock (the “Certificates”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as allocated in this Section 1.6 upon surrender of such Certificate in accordance with Section 1.7 below:

(i) each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be cancelled and retired and cease to exist and no consideration shall be issued in exchange therefore as determined in accordance with the DGGL, the Company’s Certificate of Incorporation, and the designations of the Preferred Shares;

(ii) each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series A Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series A Merger Consideration Per Share;

(iii) each share of Series B-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series B-1 Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series B-1 Merger Consideration Per Share;

(iv) each share of Series B-2 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series B-2 Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series B-2 Merger Consideration Per Share;

(v) each share of Series C-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series C-1 Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series C-1 Merger Consideration Per Share;

(vi) each share of Series C-2 Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series C-2 Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series C-2 Merger Consideration Per Share;

(vii) each share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series D Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series D Merger Consideration Per Share;

(viii) each share of Series E Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series E Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series E Merger Consideration Per Share;

(ix) each share of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series F Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series F Merger Consideration Per Share; and

(x) each share of Series G Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares of the Series G Preferred Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) will be converted automatically into the right to receive the Series G Merger Consideration Per Share;

(b) By virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities, each share of common stock, no par value, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence, one share of common stock, no par value, of the Surviving Corporation.

(c) Each share of Company Stock, if any, that is owned by the Company or held by the Company as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any exchange thereof, and no payment or distribution shall be made with respect thereto.

(d) Notwithstanding anything in this Agreement to the contrary, no shares of Parent Common Stock will be issued by virtue of the Merger to a Company Stockholder that is not an Accredited Investor, and any Company Stockholder that is not an Accredited Investor and would, but for this Section 1.6(d), be converted into the right to receive shares of Parent Common Stock as Merger Consideration pursuant to Section 1.6(a) shall instead be converted into the right to receive a cash payment equal to the number of such shares multiplied by the average of the market prices of the Parent Common Stock for the most recent ten (10) consecutive trading days ending three (3) trading days prior to Closing. The market price of the Parent Common Stock on a trading day shall be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange.

(e) Notwithstanding anything in this Agreement to the contrary, for all Participating Employees, Parent shall have the option, in its sole discretion to satisfy its obligation to deliver the Employee Participation Amount by delivery of a cash payment equal to the number of such shares multiplied by the average of the market prices of the Parent Common Stock for the most recent ten (10) consecutive trading days ending three (3) trading days prior to Closing. The market price of the Parent Common Stock on a trading day shall be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange.

(f) No fractional shares of Parent Common Stock will be issued by virtue of the Merger and any Company Stockholder entitled hereunder to receive a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that would otherwise be received by such holder) but for this Section 1.6(f) will be entitled hereunder to receive no such fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by $25.60.

(g) If between the date of this Agreement and the Effective Time, there shall be any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event with respect to Common Shares or Parent Common Stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or similar event.

1.7  Exchange of Certificates.

(a) At or prior to the Closing, Parent shall enter into an agreement with Mellon Investor Services (or such other bank or trust company in the United States as may be designated by Parent, the “Exchange Agent”), which shall provide that Parent shall, upon the Closing, deliver to the Exchange Agent the shares of Parent Common Stock necessary for the payment of the Merger Consideration pursuant to Section 1.3(a)(iv) and cash sufficient to make the payments required by Section 1.6(d) and 1.6(e) (the “Exchange Fund”). Parent shall pay the fees and expenses of the Exchange Agent.

(b) As soon as reasonably practicable after the Closing, Parent shall cause the Exchange Agent to deliver or mail to each holder of record of an outstanding Certificate (i) a letter of transmittal, in form and substance reasonably satisfactory to Parent, with such changes as the Exchange Agent shall reasonably request (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in surrendering Certificates in exchange for consideration specified and allocated in Section 1.6. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall receive in exchange therefore the Merger Consideration for which the shares formerly held by such holder are to be exchanged in accordance with Section 1.6, and the Certificates so surrendered shall be canceled. If a transfer of ownership of shares of Company Stock represented by a Certificate has not been registered in the Company’s transfer records, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other Tax required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(c) All cash and/or shares of Parent Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock represented by such certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Closing. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I, except as otherwise provided by law.

(d) None of Parent, the Transitory Subsidiary, the Surviving Corporation or any of their respective Affiliates or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official in accordance with any applicable abandoned property, escheat or other similar law. If any Certificate shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier date on which any amounts payable in accordance with this Article I would otherwise escheat to or become the property of any Governmental Entity), any such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the execution and delivery to the Exchange Agent by the holder of record of such Certificate of such additional documentation that the Exchange Agent may reasonably request, the payment to the Exchange Agent by such holder of any indemnity/surety bond in such amount as required by the Exchange Agent and the payment to the Exchange Agent by such holder of any handling or other fee required by the Exchange Agent, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto in accordance with Section 1.6.

1.8  Dissenting Shares.  Upon consummation of the Merger, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration, if any, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL. After the Effective Time, if a Company Stockholder forfeits or withdraws his, her or its right to appraisal of Dissenting Shares, then, as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares, and each share of Company Stock held by such formerly dissenting stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration specified and allocated in Section 1.6. The Company shall give Parent (a) prompt notice of any written demands for payment of Company Stock pursuant to Section 262 of the DGCL and any written demands for appraisal of any Company Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, (i) make any payment with respect to any demands for appraisal of Company Stock, (ii) offer to settle or settle any such demands or (iii) waive any failure by a former stockholder of the Company to timely deliver a written objection or to perform any other act perfecting appraisal rights in accordance with applicable law.

1.9  No Further Rights.  From and after the Effective Time, no Company Stock shall be deemed to be outstanding, and holders of certificates formerly representing Company Stock shall cease to have any rights with respect thereto except as provided herein or by law.

1.10  Closing of Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Stock shall thereafter be made. If, after the Effective Time, certificates formerly representing Company Stock are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, if any, in accordance with Section 1.6.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to Parent to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in Section 2 of the Company Disclosure Letter, the Company represents and warrants the following to Parent and Transitory Subsidiary, each of which representations and warranties is material to and is relied upon by Parent and the Transitory Subsidiary:

2.1  Organization and Qualification.  The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as currently being conducted and to own or lease and operate the properties it owns or leases as and in the places now owned, leased or operated, respectively. The Company has furnished, or Made Available, to Parent complete and accurate copies of its Certificate of Incorporation and Bylaws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

2.2  Authority; Binding Effect.

(a) The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, by unanimous written consent has (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Certificate of Incorporation, Bylaws and DGCL, and (iii) directed that this Agreement and the Merger be submitted to stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. Further, stockholders of the Company holding a majority of the outstanding Company Stock, voting together as a single class, have, by action by written consent in accordance with the provisions of the DGCL, the Certificate of Incorporation, and Bylaws of the Company and set forth in Section 2.2(a) of the Company Disclosure Letter, adopted and approved this Agreement, the Merger, and the transactions contemplated hereby, and such written consent constitutes a valid action by written consent under the DGCL and the organizational documents of the Company, is valid and binding on the Company and all of the Securityholders and is the only vote of, or written consent by, the holders of any class or series of the capital stock of the Company or any options, warrants or other securities of the Company required in connection with the approval of this Agreement, the Merger and the transactions contemplated hereby, including, without limitation, the granting to the Stockholder Representative (or its successors or assigns) the power and authority to incur obligations, to execute documents that are legally binding on Securityholders, to obligate Securityholders to provide the indemnification contemplated by Section 6.1, to make decisions and settle disputes on the Securityholders’ behalf as contemplated in Section 6.3 and elsewhere in this Agreement and to otherwise act on behalf of the Securityholders.

(b) This Agreement and each agreement, instrument or document being or to be executed and delivered by the Company or any of its Subsidiaries in connection with the transactions contemplated thereby (“Company Related Documents”), upon due execution and delivery by the Company and such Subsidiaries, will constitute, assuming the due execution and delivery by the other parties thereto, the legal, valid, and binding obligation of the Company and such Subsidiary, enforceable in accordance with its respective terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

2.3  Capitalization.

(a) The capital stock of the Company consists of: (i) 999,962,200,000 authorized shares of common stock, $.000001 par value per share, of which 2,203,805 shares were, as of the date of this Agreement, issued and outstanding; (ii) 37,800,000 authorized shares of preferred stock, $.001 par value per share designated as follows: (A) 3,000,000 authorized shares of Series A Preferred Stock, of which, as of the date of this Agreement, 2,669,500 were issued and outstanding; (B) 7,700,000 authorized shares of Series B Preferred Stock, of which, as of the date of this Agreement, 3,076,923 shares of Series B-1 Preferred Stock were issued and outstanding and 4,349,270 shares of Series B-2 Preferred Stock were issued and outstanding; (C) 14,600,000 authorized shares of Series C Preferred Stock, of which, as of the date of this Agreement, 10,571,429 shares of Series C-1 Preferred Stock were issued and outstanding and 0 shares of Series C-2 Preferred Stock were issued and outstanding; (D) 7,200,000 authorized shares of Series D Preferred Stock, of which, as of the date of this Agreement, 6,258,217 were issued and outstanding; (E) 2,477,000 authorized shares of Series E Preferred Stock, of which, as of the date of this Agreement, 0 were issued and outstanding and 2,477,000 were reserved for issuance pursuant to Company Warrants, which shall be exercised prior to Closing; (F) 400,000 authorized shares of Series F Preferred Stock, of which, as of the date of this Agreement, 0 were issued and outstanding and 400,000 were reserved for issuance pursuant to Company Warrants, which shall be exercised prior to Closing; and (G) 1,000,000 authorized shares of Series G Preferred Stock, of which, as of the date of this Agreement, 999,998 were issued and outstanding.

(b) Section 2.3(b) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock held by each stockholder. Section 2.3(b) of the Company Disclosure Letter also indicates all outstanding Common Shares that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries have been offered, issued and sold by the Company or its Subsidiaries, as applicable, in compliance with all applicable laws, including federal and state securities laws.

(c) Section 2.3(c) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement of: (i) all Company Stock Plans, indicating for each Company Stock Plan the number of shares of the Company’s common stock issued to date under such Plan, the number of shares of the Company’s common stock subject to outstanding options (the “Company Options”) under such Plan and the number of shares of the

Company’s common stock reserved for future issuance under such Plan; and (ii) all Company Optionholders and all Company Warrantholders, indicating with respect to each Company Warrant and Company Option the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Company Warrant and Company Option, the exercise price, the date of issuance and the expiration date thereof. The Company has provided, or Made Available, to Parent complete and accurate copies of all Company Stock Plans and all Company Warrants and Company Options. All of the shares of capital stock of the Company subject to Company Warrants and Company Option will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable.

(d) Neither Company nor any its Subsidiaries is obligated to purchase, and none of them owns, directly or indirectly, any equity securities or securities convertible into or exchangeable or exercisable for equity securities of any Person nor do any of them have any direct or indirect equity or ownership interest in any Person other than a Subsidiary of Company. There are no voting trusts or other agreements or understandings in respect of the voting of the securities of Company or any of its Subsidiaries.

(e) Except for the Company Options and the Company Warrants, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

(f) Except as set forth in Section 2.3(f) of the Company Disclosure Letter, there is no agreement, written or oral, between the Company and any holder of its securities, or, to the Company’s Knowledge, among any holders of its securities, relating to the sale or transfer of Company securities (including agreements relating to rights of first refusal, co-sale rights or “drag along” rights), registration under the Securities Act, or voting, of the capital stock of the Company.

(g) Section 2.3(g) of the Company Disclosure Letter sets forth the liquidation preferences that each of the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock is entitled to receive under the Company’s Certificate of Incorporation and the designations of the Company’s Preferred Shares.

2.4  Company Licenses.  Section 2.4 of the Company Disclosure Letter sets forth all material permits, licenses and provider agreements, if any, and other authorizations issued and required by Governmental Entities for the operations of the Company Facilities as assisted living facilities (collectively, the “Company Licenses”). The Company agrees to provide Parent with copies of the existing Company Licenses within fifteen (15) days after the Effective Time to the extent not previously provided. The Company or a wholly-owned Subsidiary of the Company is the holder of all the Company Licenses.

2.5  Governmental Entities.  Except as set forth in Section 2.5 of the Company Disclosure Letter or as otherwise expressly set forth herein, the Company is not required to submit any material notice, report or other filing with any Governmental Entity in connection with its execution or delivery of this Agreement or any of the Company Related Documents or the consummation of the transactions contemplated hereby and no consent, approval or authorization of any Governmental Entity is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement, except (i) for such filings as may be required under the Hart-Scott-Rodino Act, (ii) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required for Company Licenses, and (iv) where such failure to submit such notice, report or other filing or obtain such consent, approval or authorization would not reasonably be expected to have a Company Material Adverse Effect.

2.6  Subsidiaries.

(a) Section 2.6(a) of the Company Disclosure Letter sets forth: (i) the name and jurisdiction of incorporation or organization of each Subsidiary of the Company; and (ii) the officers, directors, managers, and general partners of each Subsidiary. The Company holds of record and owns beneficially, directly or indirectly, all of the capital stock or other equity securities of each Subsidiary free and clear of all Security Interests.

(b) Each Subsidiary of the Company is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each Subsidiary of the Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary of the Company has all requisite power and authority to carry on the businesses in which it is engaged and to own, lease or otherwise use the properties owned, leased and used by it. The Company has delivered, or Made Available, to Parent complete and accurate copies of the charter, bylaws or other organizational documents of each Subsidiary of the Company. No Subsidiary of the Company is in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding equity interests of each Subsidiary of the Company are duly authorized, validly issued, fully-paid and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements, preemptive rights, or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, sale, disposition, redemption or acquisition of any capital stock or other equity interests of any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity interests of any Subsidiary of the Company.

(c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company.

2.7  Tax Matters.

(a) Except as set forth in Section 2.7(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries has filed (or has had filed on their behalf) on a timely basis all Tax Returns that such entity was required to file, and all such Tax Returns were complete and accurate in all material respects; provided however that no representation is made hereunder with respect to the net operating loss or capital loss carryforwards of the Company and its Subsidiaries that will be available for any Tax period or portion thereof other than a taxable period ending on or before the Closing Date. Except as set forth in Section 2.7(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries has paid on a timely basis all material Taxes that were due and payable. All material Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, and have been properly reported as required under applicable information reporting requirements.

(b) The Company has delivered, or Made Available, to Parent complete and accurate copies of all federal and material state income Tax Returns of the Company and each of its Subsidiaries, and examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since December 31, 2003; Section 2.7(b) of Company Disclosure Letter lists all federal and material state income tax returns filed by the Company or any of its Subsidiaries since December 31, 2003. Except as set forth in Section 2.7(b) of the Company Disclosure Letter, the Company or the relevant Subsidiary has paid all deficiencies resulting from any examination or audit relating to Taxes. The federal and material state income Tax Returns of the Company are closed by the applicable statute of limitations for all taxable years through 2002. Except as set forth in Section 2.7(b) of the Company Disclosure Letter, no examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the Knowledge of the Company, threatened or contemplated and neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any such Subsidiary was required to file any Tax Return that was not filed. Except as set forth in Section 2.7(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, or executed any power of attorney with respect to any Tax matter that is currently in force. For purposes of this Section 2.7(b) a state income Tax Return is material if it is required to report income in excess of $25,000.

(c) Except as set forth in Section 2.7(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries: (i) has any actual or potential liability for any material amount of Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; (ii) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than an Affiliated Group the common parent of which was the Company); (iii) has participated in, or otherwise made a filing with respect to, a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2); (iv) has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code; (v) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (vi) is or was subject to the provisions of Section 1503(d) of the Code; or (vii) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d) There are no material liens for Taxes upon any property or asset of the Company or any of its Subsidiaries, except for liens arising as a matter of law relating to current Taxes not yet due and liens which would not reasonably be expected to have a Company Material Adverse Effect.

(e) Except as set forth in Section 2.7(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (i) is a party to or is bound by any Tax allocation or Tax sharing agreement or arrangement with any Person other than the Company or any of its Subsidiaries, pursuant to which it may have any obligation to make any payments after the Closing, (ii) is a party to any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof (or any similar provision of state, local or foreign law), or any prefiling or other agreement with the Internal Revenue Service, or (iii) is bound by any private letter ruling issued by the Internal Revenue Service or any comparable ruling or guidance relating to Taxes issued by any other Governmental Entity.

(f) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method, and the Internal Revenue Service has not proposed any such adjustment or change in accounting method.

(g) Neither Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(h) Any Tax sharing agreements or arrangements to which the Company or any of its Subsidiaries is a party or may have any liability or obligation shall be terminated effective as of the Closing.

(i) The Company (i) is not a “personal holding company” within the meaning of Section 542 of the Code and (ii) has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company will not incur a Tax liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns by reason of the Merger. The Company does not own an interest in a passive foreign investment company (as defined in Section 1297 of the Code) and there are no current or accumulated earnings and profits as determined under federal tax laws with respect to any subsidiary that is treated as a foreign corporation under the Code.

(j) The charges, reserves and accruals on the books and records of the Company and its Subsidiaries for Taxes are adequate (determined in accordance with GAAP) and are equal to or greater than the Tax liabilities of the Company and its Subsidiaries to which such charges, reserves and accrual relate.

(k) Neither the Company, nor any of its Subsidiaries, has given a power of attorney with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired or that has not been since terminated or revoked.

(l) All Taxes that the Company and its Subsidiaries are or were required to withhold or collect (including, without limitation, Taxes required to be withheld pursuant to Code Sections 1441 and 1442 and similar provisions of state, local or foreign law relating to Taxes) have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person within the time and in the manner prescribed by applicable law.

(m) Neither the Company, nor any of its Subsidiaries, is a party to any joint venture, partnership or other contract or arrangement which could be treated as a partnership for Tax purposes.

(n) The Company and its Subsidiaries represent and warrant that they have net operating losses sufficient to offset all Taxes due, in excess of $1,500,000 resulting from the amendment of the Tax Returns as required by Section 4.3(c) of this Agreement.

2.8  No Defaults.  Except as set forth in Section 2.8 of the Company Disclosure Letter, the execution, delivery and performance of this Agreement and any of the Company Related Documents by Company does not and will not:

(a) Conflict with or result in any breach of the provisions of, or constitute a default under the organizational documents of the Company or any of its Subsidiaries;

(b) (i) Violate any restriction to which the Company or any of its Subsidiaries is subject or, with or without the giving of notice, the passage of time, or both, (ii) violate (or give rise to any right of termination, cancellation or acceleration under) any mortgage, deed of trust, license, lease, indenture, contract or other material agreement or instrument, whether oral or written, to which the Company or any of its Subsidiaries is a party, or by which it or any of the assets of the Company and its Subsidiaries are bound (which will not be satisfied, assigned or terminated on or prior to the Closing as a result of the transactions contemplated by this Agreement), (iii) result in the termination of any such instrument or termination of any provisions in such instruments or (iv) result in the creation or imposition of any Security Interest upon the properties or assets of the Company and its Subsidiaries, including the Company Facilities (collectively, the “Company Assets”), in any such case or cases, that would reasonably be expected to have a Company Material Adverse Effect;

(c) Constitute a violation of any applicable rule, regulation, law, statute, ordinance, or any judgment, decree, writ, injunction or order of any Governmental Entity, where such violation has not had or would not reasonably be expected to have a Company Material Adverse Effect; or

(d) Result in the breach or violation of any of the warranties and representations herein set forth by the Company.

2.9  Contracts.

(a) Section 2.9(a) of the Company Disclosure Letter includes a true and correct list as of the date of this Agreement of all outstanding contracts or agreements, whether written or oral, to which the Company or any of its Subsidiaries is a party, except (i) those contracts which are cancelable on thirty (30) days notice without penalty or premium, (ii) the Company Resident Care Contracts, the Company Residential Leases, and the Company Facility Leases, (iii) any agreement for the lease of personal property from or to third parties providing for lease payments of less than $25,000 per annum and (iv) any agreement for the purchase and sale of products or for the furnishing or receipt of services, providing for payments by the Company or its Subsidiaries of less than $25,000 per annum (such contracts and agreements, excluding (i) and (ii), collectively the “Company Contracts”), and the Company has Made Available, or will have Made Available within ten (10) business days of the date hereof, to Parent a true and complete copy of each Company Contract. The Company is not in material default under the terms of any Company Contracts, and to the Knowledge of the Company, there is no material default existing or continuing by any other party under the terms of any Company Contracts, and, each Company Contract is in full force and effect and is valid and enforceable by the Company in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

(b) Specimen Resident admission agreements (“Company Resident Care Contracts”), specimen residential leases (“Company Residential Leases”) and a Rent Roll dated as of December 31, 2006 for each Company Facility have been Made Available to Parent. All Company Resident Care Contracts and all Company Residential Leases are terminable by the Resident therein named upon thirty (30) days notice. Except as set forth in Section 2.9(b) of the Company Disclosure Letter, all Residents of the Company Facilities have executed Company Resident Care Contracts or Company Residential Leases and all Company Resident Care Contracts and all Company Residential Leases do not vary in any material respect from the terms of the specimen agreements contained in the Company Disclosure Letter, were entered into on an arms’ length basis and do not provide for payment of a single sum in exchange for lifetime care or other prepaid services. True, correct and complete copies of all Company Resident Care Contracts and all Company Residential Leases are located at the Company Facilities to which they relate and access thereto have been Made Available, or will be Made Available within ten (10) business days of the date hereof, for Parent’s inspection at each Company Facility.

(c) (i) Except for any indebtedness of the Company or any of its Subsidiaries relating to its respective status as lessee under any Company Facility Lease or Company Non-Facility Lease characterized as a capital lease for accounting purposes, Section 2.9(c)(i) of the Company Disclosure Letter lists all outstanding debt (the “Company Debt Documents”) executed and delivered with respect to any indebtedness of the Company or any of its Subsidiaries as of the date hereof. Except as set forth in Section 2.9(c)(i) of the Company Disclosure Letter, the Company hereby represents and warrants that the Company and its Subsidiaries are in compliance with all material representations, warranties, covenants, requirements and conditions under each of the Company Debt Documents.

(ii) With the exception of (A) any indebtedness of the Company or its Subsidiaries relating to its respective status as lessee under any Company Facility Lease or Company Non-Facility Lease characterized as a capital lease for accounting purposes, (B) the Closing Date Apollo Debt, and (C) as set forth in Section 2.9(c)(ii) of the Company Disclosure Letter, neither the Company nor its Subsidiaries has any outstanding indebtedness for borrowed money.

(iii) Except as set forth in Section 2.9(c)(iii) of the Company Disclosure Letter all of which will be fully satisfied on or before Closing, neither the Company nor any Subsidiary (A) has outstanding any loan to any Person, or (B) is a party to any agreement requiring it to acquire any debt obligations of, or make any loan or capital contribution to, any Person.

2.10  Facility Leases.

(a) Section 2.10 of the Company Disclosure Letter lists: (a) each of the Company Facilities that is leased, licensed or otherwise held (other than in fee) by the Company or any of its Subsidiaries, (b) the agreements (including any amendments or modifications thereto) pursuant to which the Company or any of its Subsidiaries holds such interest (the “Company Facility Leases”), (c) the current lessee of such Company Facility, (d) the street address and the current and maximum licensed capacity of such Company Facility, (e) the Landlord and owner of each such Company Facility, (f) the term of each such Company Facility Lease, and (g) any extension and expansion or purchase options with respect thereto. The Company has delivered, or Made Available, to Parent complete and accurate copies of the Company Facility Leases. Except as set forth in Section 2.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries subleases or otherwise permits the occupancy by any third party (other than the Residents) of all or any portion of any of such Company Facilities. With respect to each Company Facility Lease, except as set forth in Section 2.10 of the Company Disclosure Letter:

(i) such Company Facility Lease is legal, valid, binding, enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratoriums or similar laws now or hereafter in effect relating to creditor’s rights generally or to general principles of equity; and

(ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party, is in material breach or violation of, or default under, any such Company Facility Lease.

(b) With respect to each Company Facility, except as set forth in Section 2.10 of the Company Disclosure Letter:

(i) none of the Company nor any of its Subsidiaries has received any written notice of (i) any material violations of any covenants or restrictions against such Company Facility, or (ii) any material violations of any zoning codes or ordinances or other laws, rules or regulations of any Governmental Entities applicable to such Company Facility;

(ii) to the Knowledge of the Company, all Company Facilities are supplied with utilities and other services adequate for the operation of said Company Facilities for the purposes for which they are presently being used;

(iii) to the Company’s Knowledge, each of the Company Facilities abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent irrevocable easement benefiting the Company Facility, and the Company has no Knowledge of, and none of the Company nor any of its Subsidiaries has received, any notice that alleges any material breach or default under any instrument creating such easement or attempting to terminate or revoke such easement;

(iv) to the Company’s Knowledge, there are no pending rezoning or other pending land use compliance actions affecting the Company Facilities and none of the Company nor any of its Subsidiaries has received written notice of, and the Company has no Knowledge of, any threatened or contemplated rezoning or other land use compliance actions affecting or which will affect the Company Facilities. To the Company’s Knowledge, the current use of each Company Facility is either lawfully permitted either as a currently conforming use or as a fully legally “grandfathered use”;

(v) there are no condemnation or eminent domain proceedings pending, or, to the Knowledge of the Company, threatened or contemplated against any Company Facility or any part thereof, or access thereto, and none of the Company nor any of its Subsidiaries has received notice, oral or written, of the intention of any public authority or other entity to take or use any Company Facility or any part thereof. Between the date hereof and the Closing, the Company will use good faith efforts to give Parent prompt written notice of any actual or any threatened or contemplated condemnation of any part of any Company Facility of which it receives written notice or obtains Knowledge;

(vi) there are no outstanding options or rights of first refusal granted by the Company or its Subsidiaries to purchase the Company’s and/or its Subsidiaries’ interests in the Company Facilities or any portion thereof or interest therein, other than rights running in favor of the Company and its Subsidiaries; and

(vii) to the Company’s Knowledge, there are no Security Interests, easements, covenants or other restrictions or title matters applicable to any Company Facility which would reasonably be expected to materially impair the current uses or the occupancy by the Company or a Company Subsidiary of such property.

2.11  Company Assets.

(a) This Section 2.11 does not relate to real property or interests in real property, such items being the subject of Section 2.10, or to any Intellectual Property, such items being the subject of Section 2.22. Except as set forth in Section 2.11(a) of the Company Disclosure Letter and except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or the applicable Subsidiary is the true and lawful owner, and has good and marketable title to, all of the assets (tangible or intangible) reflected on the Company’s Financial Statements or purported to be owned by the Company or its Subsidiaries, free and clear of all Security Interests. Each of the Company and its Subsidiaries owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted and as presently proposed to be conducted, and all such tangible assets are located at or on one of the Company Facilities except where any such failure of the foregoing would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 2.11(a) of the Company Disclosure Letter, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, and is suitable for the purposes for which it presently is used, except where any such failure of the foregoing would not reasonably be expected to have a Company Material Adverse Effect.

(b) Section 2.11(b) of the Company Disclosure Letter lists individually (i) all fixed assets (within the meaning of GAAP) of the Company or its Subsidiaries having a book value greater than $25,000, and (ii) all other assets of a tangible nature (other than Inventories) of the Company or its Subsidiaries whose book value exceeds $25,000.

2.12  Owned Real Property.  Neither the Company nor any of its Subsidiaries owns any real property.

2.13  Hazardous Substances.  For purposes of this Section 2.13, the term Knowledge, when applied to the Company, means the current actual knowledge of Granger Cobb, Stuart Koenig and Darin Piers.

(a) Except as set forth in Section 2.13(a) of the Company Disclosure Letter, the Company Assets, the Company Facilities and the real estate on which the Company Facilities are located do not contain any Hazardous Substance, except for Common Products, which Common Products have been used, transported, stored and disposed of by the Company in compliance with all applicable Environmental Laws, and except where the failure of which would not reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in Section 2.13(b) of the Company Disclosure Letter, there is no pending or, to the Company’s Knowledge, threatened litigation or proceeding before any Governmental Entity in which any Person or entity alleges the presence, release or threat of release of any Hazardous Substance or violation of Environmental Laws at a Company Facility or at any parcel of real property formerly leased or owned by the Company or any of its Subsidiaries.

(c) Except as set forth in Section 2.13(c) of the Company Disclosure Letter, the Company has not received any written notice of, and, to the Company’s Knowledge, no Governmental Entity or employee or agent thereof has determined, or threatens to determine, or is investigating, that there is a presence, release or threat of release or placement on, in or from the Company Facilities or at any parcel of real property formerly leased or owned by the Company or any of its Subsidiaries, or the generation, transportation, storage, treatment, or disposal at the Company Facilities or at any parcel of real property formerly leased or owned by the Company or any of its Subsidiaries, of any Hazardous Substance.

(d) Except as set forth in Section 2.13(d) of the Company Disclosure Letter, the Company has owned and operated the Company Facilities and any other parcels of real property formerly owned or leased by the Company or any of its Subsidiaries in compliance with all applicable Environmental Laws, has obtained all necessary permits under the Environmental Laws for the Company’s operations on the Company Facilities and any other parcels of real property formerly owned or leased by the Company or any of its Subsidiaries, and has not used any of the Company Facilities or any other parcels of real property formerly owned or leased by the Company or any of its Subsidiaries for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances, other than as described in Section 2.13(a) above, and except where the failure of which would not reasonably be expected to have a Company Material Adverse Effect.

(e) Except as set forth in Section 2.13(e) of the Company Disclosure Letter, and except as would not reasonably be expected to have a Company Material Adverse Effect, there has been no discharge of any Hazardous Substance on or from any of the Company Facilities or at any parcel of real property formerly leased or owned by the Company or any of its Subsidiaries during the time of the Company’s ownership or occupancy thereof.

(f) The Company has delivered, or Made Available, to Parent copies of all reports or tests prepared for the Company in its possession, if any, with respect to the compliance of the Company Facilities and any other parcel of real property formerly owned or leased by the Company or any of its Subsidiaries with the Environmental Laws and/or the presence of Hazardous Substances on the Company Facilities.

2.14  Survey Reports, Etc.  To the Company’s Knowledge, all material survey reports, waivers of deficiencies, plans of correction, and any other investigation reports issued with respect to the Company Facilities (collectively, “Company Licensing Surveys”) for the last three (3) years (to the extent in the Company’s possession) are true and complete copies of such reports, waivers, plans and reports in the Company’s possession. Copies of the Company Licensing Surveys have been Made Available to Parent.

2.15  Capital Expenditures.  Attached as Exhibit B is the Company’s capital expenditure budget for 2007 (the “Cap Ex Budget”).

2.16  Absence of Notices.  Except as disclosed in Section 2.16 of the Company Disclosure Letter, the Company has not received any written notice, and has no Knowledge, that any material customer or supplier of the Company intends to discontinue, substantially alter prices or terms to, or significantly diminish its relationship with the Company, its Subsidiaries or the Company Facilities as a result of the transaction contemplated hereby or otherwise.

2.17  Resident Records.  Except as provided in Section 2.17 of the Company Disclosure Letter, and except as would not reasonably be expected to have a Company Material Adverse Effect: (a) Resident records used or developed in connection with the business conducted at the Company Facilities have been maintained in accordance with all applicable federal, state or local laws or regulations governing the preparation, maintenance of confidentiality, transfer and/or destruction of such records, and (b) there is no material deficiency in the Resident records and other relevant records of the Company Facilities used or developed in connection with the operation of the business conducted at the Company Facilities.

2.18  Advance Payments and Residents Funds.  The accounting for advance payments and Resident trust fund accounts provided to Parent by the Company pursuant to the provisions of this Agreement is complete and accurate in all material respects.

2.19  Medicare or Medicaid Participation.  For the Company Facilities that currently participate in (a) Title XVIII (“Medicare”), or Title XIX (“Medicaid”) of the Social Security Act, (b) the CHAMPUS program, (c) the TRICARE program, or (d) any other federal, state or local governmental reimbursement programs, or successor programs to any of the above (collectively, the “Government Programs”), Section 2.19 of the Company Disclosure Letter sets forth a listing of all revenue derived from Government Programs, total revenue, and percentage of total revenue derived from Government Programs for the quarter ending December 31, 2006.

2.20  Third Party Payor Reimbursement.

(a) All billing practices of the Company with respect to the Company Facilities to all third party payors, including the Government Programs and private insurance companies, have been in compliance with all applicable laws, regulations and policies of such third party payors and Government Programs, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company has received no written notice that the Company has billed or received any payment or reimbursement in excess of amounts permitted by applicable law, regulations, or policies of third party payors and Government Programs, except to the extent cured or corrected and all penalties or interest discharged in connection with such cure or correction.

(b) The Company, its Subsidiaries and their senior management, officers and directors, have not been: (i) excluded from participating in any federal health care program (as defined in 42 U.S.C. § 1320a-7b); (ii) subject to sanction pursuant to 42 U.S.C. § 1320a-7a or 1320a-8; or (iii) convicted of a crime described in 42 U.S.C. § 1320a-7b.

2.21  Licensed Beds and Units.  As of the date of this Agreement, the number of licensed beds and the number of licensed units at the Company Facilities is as set forth in Section 2.21 of the Company Disclosure Letter, and such schedule also describes in reasonable detail the particulars of each such license. There are no skilled nursing beds located at any of the Company Facilities.

2.22  Intellectual Property.

(a) Other than the rights to use certain names associated with the Company Facilities that are owned by the Company and its Subsidiaries, and any software or other computer programs licensed to the Company and its Subsidiaries and used in connection with the operation of the Company Facilities, the Company has no other Intellectual Property of any kind. Such names and license agreements are listed in Section 2.22 of the Company Disclosure Letter.

(b) To the Company’s Knowledge, the Company has not infringed, misappropriated or conflicted with any Intellectual Property of any other Person. To the Company’s Knowledge, there is no third party that is infringing or violating any of the Company Intellectual Property. The Company has not granted any license or option or entered into any agreement of any kind with respect to the use of any of its Intellectual Property.

(c) The Company has taken commercially reasonable actions to maintain the tradename registrations referenced in Section 2.22(a) and will continue to maintain such registrations prior to the Closing. To the Company’s Knowledge, no loss of Intellectual Property by the Company is threatened, pending or reasonably foreseeable.

2.23  Company Financial Statements/ No Undisclosed Liabilities.

(a) Attached as Section 2.23(a) of the Company Disclosure Letter are the Company Financial Statements. Except as set forth in Section 2.23 of the Company Disclosure Letter, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and its Subsidiaries; provided, however, that the Company Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments and do not include footnotes.

(b) Neither Company nor any of its Subsidiaries has any Liabilities, except: (i) as and to the extent disclosed in Section 2.23 of the Company Disclosure Letter; (ii) as and to the extent reflected or reserved against on the Company Most Recent Balance Sheet; and (iii) current Liabilities incurred subsequent to the Company Most Recent Balance Sheet Date in the Ordinary Course of Business. The reserves reflected in the Company Financial Statements are reasonable and have been calculated consistent with past practice.

2.24  No Litigation.  Except as set forth in Section 2.24 of the Company Disclosure Letter and except as would not reasonably be expected to have a Company Material Adverse Effect or a potential financial impact of $50,000 or more, individually, or $250,000 in the aggregate, there are no actions, suits, dispute resolution proceedings, claims, governmental investigations or other legal or administrative proceedings, or any orders decrees or judgments in progress, pending or in effect, or, to the Knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries, the Company Facilities, the Company’s operation of the Company Facilities, any of the Company Assets, or against or relating to the transactions contemplated by this Agreement, and there are none pending in state courts, or in any federal courts, or, to the Knowledge of the Company, pending in other jurisdictions or threatened in writing, at law or in equity, by or before any federal, state or municipal court or other governmental agency, department, commission, board, bureau, instrumentality or other Governmental Entity.

2.25  Absence of Certain Changes or Events.  Since December 31, 2006, through the Effective Time, the Company and its Subsidiaries have not:

(a) Suffered any Company Material Adverse Effect;

(b) Since December 31, 2006, the Company has operated in the Ordinary Course of Business, consistent with past practices, and has not

(i) Other than in the Ordinary Course of Business, consistent with past practices, granted any increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents (except compensation granted to new employees who are hired in the Ordinary Course of Business on substantially similar terms to existing employees with comparable duties and experience);

(ii) contractually committed to any capital expenditure not included on the Cap Ex Budget (whether or not individually identified) in excess of $25,000;

(iii) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

(iv) declared, paid, or set aside for payment any dividend or other distribution in respect of shares of its capital stock, membership interests or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock, membership interests or other securities, or agreed to do so; or

(c) Except as set forth in Section 2.25 of the Company Disclosure Letter, sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any assets, or canceled, or agreed to cancel, any debts or claims in the amount of $25,000 or more in the aggregate except in the Ordinary Course of Business;

(d) Made any change in any method of accounting or accounting practice; or

(e) Except as set forth in Section 2.25 of the Company Disclosure Letter, entered into any agreement or made any commitment to do any of the foregoing.

2.26  Employees; Employee and Labor Relations.

(a) The Company has Made Available a list (by title and compensation) of all salaried employees of Company and each of its Subsidiaries whose total compensation exceeded One Hundred Thousand Dollars during the fiscal year ended December 31, 2006 or whose total compensation is currently anticipated to exceed One Hundred Thousand Dollars during the fiscal year ended December 31, 2007. Except as specifically detailed in Section 2.26(a) of the Company Disclosure Letter immediately following Closing the Company will not have any material bonus, stock option, management incentive or similar incentive compensation plans (collectively “Bonus Pans”) in effect, nor will it have any amounts outstanding and owing under any such Bonus Plans.

(b) Except as provided under Section 2.26(b) of the Company Disclosure Letter:

(i) Compliance.  The Company is in compliance with all federal, state or other applicable laws, domestic or foreign, and all rules, regulations, ordinances, orders and decrees of Governmental Entities respecting employment and employment practices in all material respects (collectively, “Employment Laws”); except as would not reasonably be expected to have a Company Material Adverse Effect.

(ii) No Claims.  To the Company’s Knowledge, no legal claim in respect of application for employment, employment, the terms or conditions of employment, the handling of benefits or termination of employment of any Person has been asserted or threatened, against the Company or any of its Subsidiaries.

(iii) No Labor Actions.  No labor strike, picketing action, dispute, slowdown or stoppage, or unfair labor practices are actually pending or, to the Knowledge of the Company, threatened against, or involving, the Company, any of its Subsidiaries or any of the Company Facilities.

(iv) No Bargaining Agreements.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. To the Company’s Knowledge, no petitions for representation have been filed against any of the Company Facilities nor have any demands been made for recognition.

(v) WARN Compliance.  Except as set forth in Section 2.26(b)(v) of the Company Disclosure Letter, the Company has taken, or will take prior to the Closing, as required by law, any and all actions necessary to comply with the WARN Act or state statute of similar import, with respect to any event of occurrence affecting the Company Facilities since the effective date of the WARN Act and prior to the Closing Date.

2.27  Employee Benefit Plans.

(a) Section 2.27(a) of the Company Disclosure Letter contains a complete and accurate list of all Company Plans. Complete and accurate copies (including all applicable amendments) of (i) all Company Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Plans, (iii) all related trust agreements, insurance contracts, summary plan descriptions and summaries of material modifications, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) and all plan financial statements, if any, in each case, for the three (3) most recent plan years for each Company Plan, have been delivered, or Made Available to, Parent.

(b) Each Company Plan has been administered in accordance with its terms and in all material respects in accordance with the Code, ERISA and all applicable law, and each of the Company, its Subsidiaries and the Company ERISA Affiliates has in all material respects met its obligations with respect to each Company Plan and has timely made all required contributions thereto. All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted. No Company Plan has assets that include securities issued by the Company or any Company ERISA Affiliate.

(c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) pending against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material liability.

(d) All the Company Plans that are intended to be qualified under Section 401(a) of the Code have received current determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and no such determination letter has been revoked and revocation has not been threatened, and no such Company Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

(e) Neither the Company, any of its Subsidiaries, nor any Company ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(f) At no time has the Company, any of its Subsidiaries or any Company ERISA Affiliate been obligated to contribute to any pension plan that is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and at no time has the Company, any of its Subsidiaries or any Company ERISA Affiliate been obligated to contribute to any welfare plan that is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(g) No Company Plan provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or applicable state law, or which is provided at the expense of the participant or the participant’s beneficiary. Each of the Company and any Company ERISA Affiliate which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

(h) No act or omission has occurred and to the Knowledge of the Company no condition exists with respect to any Company Plan that would subject the Company, any of its Subsidiaries or any Company ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA, the Code or applicable federal or state securities laws.

(i) No Company Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(j) Each Company Plan is amendable and terminable by the Company at any time without liability or expense to the Company or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Plan.

(k) Section 2.27(k) of the Company Disclosure Letter discloses each: (i) agreement with any stockholder, director, executive officer or employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement (either alone or in conjunction with any other event), or (B) providing severance benefits or other benefits after the termination of employment of such director, executive officer or employee; (ii) agreement, plan or arrangement under which any Person may receive payments or benefits from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s potential “parachute payments” under Section 280G of the Code; and (iii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement. Except as set forth in Section 2.27(k) of the Company Disclosure Letter, there is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party covering any current or former employee, director or consultant of the Company or any of its Subsidiaries that, individually or collectively, will give rise to the payment of any amount that would not be deductible pursuant to Sections 162(m), 404 or 280G of the Code.

(l) Section 2.27(l) of the Company Disclosure Letter sets forth the Company’s potential liability, as of the Closing Date, for awards payable to employees of the Company under the Company’s bonus programs, including the names of the employees to receive awards thereunder and the amount of such awards.

(m) Neither the Company nor any of its Company ERISA Affiliates have used the services or workers provided by third party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Company Plans or the imposition of penalties or excise taxes with respect to the Company Plans by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation.

(n) No option was granted under any Company Plan with an exercise price which, on the date of grant, was less than “fair market value” (within the meaning of Section 409A of the Code and as determined in accordance with the principles and standards set forth in the proposed regulations issued thereunder and Internal Revenue Service Notices 2005-1, 2006-4 and 2006-79, collectively the “409A Authorities”). Each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of, and subject to, Section 409A of the Code (a “Nonqualified Deferred Compensation Plan”) has been operated in material compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of the 409A Authorities. No Company Plan that would otherwise be a Nonqualified Deferred Compensation Plan but for the effective date provisions that are applicable to Section 409A of the Code (as set forth in Section 885 of the American Jobs Creation Act of 2004, as amended (the “AJCA”)) has been “materially modified “ within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, as determined on the basis of a good faith, reasonable interpretation of the AJCA and the 409A Authorities.

2.28  Inventory and Supplies.  As of the date of this Agreement and at the Closing, the Company’s Inventories are and will be in sufficient quantity and condition for the normal operation of its business at the Company Facilities and in compliance with all requirements of Governmental Entities, except as would not reasonably be expected to have a Company Material Adverse Effect.

2.29  Related Party Transactions.  Except as set forth in Section 2.29 of the Company Disclosure Letter, there are no contracts of any kind, written or oral, entered into by the Company or any of its Subsidiaries with, or for the benefit of, any officer, director or stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them, except in each case, for (a) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the Ordinary Course of Business) and copies of which have been provided to Parent and are listed in the Company Disclosure Letter, (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service, and (c) amounts paid pursuant to Company Plans of which copies have been provided to Parent. To the Knowledge of the Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with the Company or any of its Subsidiaries (other than ownership of securities in a publicly traded company representing less than one percent of the outstanding stock of such company). No officer or director of the Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% stockholder of the Company or, to the Knowledge of the Company, any Affiliate of any of them or any employee of the Company or any of its Subsidiaries is directly or indirectly interested in any Company Contract.

2.30  Insurance.  Section 2.30 of the Company Disclosure Letter sets forth (i) a true and complete list of all of the Company’s and each of its Subsidiaries insurance policies currently in force and (ii) a description of such risks that the Company or any of its Subsidiaries has designated as being self-insured. All such policies are in full force and effect, all premiums due thereon have been paid by the Company or one of its Subsidiaries, and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms and provisions of such policies. None of the Company or any of its Subsidiaries has received any notice of cancellation or non-renewal of any such policy or arrangement nor, to the Knowledge of the Company is the termination of any such policy or arrangements threatened.

2.31  Brokers’ Fees.  Except as set forth in Section 2.31 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.32  Books and Records.  The books and records of the Company and each of its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices. True and complete copies of all minute books and stock record books of the Company and all of its Subsidiaries have been Made Available to Parent. Section 2.32 of the Company Disclosure Letter contains a list of all bank accounts and safe deposit boxes of the Company and its Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.

2.33  Legal Compliance.

(a) Except as set forth in Section 2.33(a) of the Company Disclosure Letter, each of the Company and its Subsidiaries is currently conducting, and has at all times since January 1, 2004 conducted, their respective businesses in compliance in all material respects with all applicable laws (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company and its Subsidiaries have complied, in all material respects, with all applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act of 1996 and all applicable state privacy laws, and with all applicable regulations promulgated under any such legislation.

2.34  Internal Controls.  The Company maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Knowledge of the Company, it being understood by Parent that the Company has not heretofore been subject to the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 or the rules thereunder, the Company has no material weaknesses in the design or operation of its system of internal accounting controls.

2.35  Disclaimer.  Except as expressly set forth in this Agreement or the Company Related Documents, Company makes no representation or warranty, express or implied, at law or in equity, in respect of Company, each of its Subsidiaries, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE TRANSITORY SUBSIDIARY

As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in Section 3 of the Parent Disclosure Letter, each of Parent and the Transitory Subsidiary jointly and severally represents and warrants the following to the Company, each of which representations and warranties is material to and is relied upon by the Company.

3.1  Organization and Qualification.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, with full corporate power and authority to carry on its business as currently being conducted and to own or lease and operate the properties it owns or leases as and in the places now owned, leased or operated, respectively. Parent has furnished, or Made Available, to the Company complete and accurate copies of its Articles of Incorporation and Bylaws. Parent is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. Parent is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

3.2  Authority; Binding Effect.

(a) The execution and delivery by each of Parent and the Transitory Subsidiary of this Agreement and the consummation by each of Parent and the Transitory Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Parent and the Transitory Subsidiary, subject in the case of the consummation of the Merger to the Parent Shareholder Approval. Without limiting the generality of the foregoing, the Board of Directors of Parent, by unanimous written consent has (i) determined that the Merger is fair and in the best interests of Parent and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Articles of Incorporation, Bylaws and the WBCA, and (iii) directed that the issuance of shares of Parent Common Stock pursuant to the Merger be submitted to the shareholders of Parent (the “Parent Shareholders”) for their adoption and approval and resolved to recommend that the Parent Shareholders vote in favor of the adoption of the issuance of shares of Parent Common Stock pursuant to the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock at a duly convened meeting of the stockholders of Parent to adopt and approve the issuance of shares of Parent Common Stock pursuant to the Merger (the “Parent Shareholder Approval”) is the only vote of the holders of any class or series of the capital stock of Parent or any options, warrants or other securities of Parent required in connection with the approval of the issuance of shares of Parent Common Stock pursuant to the Merger.

(b) This Agreement and each agreement, instrument or document being or to be executed and delivered by Parent or any of its Subsidiaries in connection with the transactions contemplated thereby (“Parent Related Documents”), upon due execution and delivery by Parent and such Subsidiaries, will constitute, assuming the due execution and delivery by the other parties thereto, the legal, valid, and binding obligation of Parent and such Subsidiary, enforceable in accordance with its respective terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

3.3  Capitalization.

(a) The capital stock of Parent consists of (i) 40,000,000 authorized shares of common stock, $.0001 par value per share, of which 18,912,289 shares were, as of the date of this Agreement, issued and outstanding; (ii) 5,000,000 authorized shares of preferred stock, $.0001 par value per share designated as follows: (A) 25,000 authorized shares of Series A preferred stock, $.0001 par value per share, designated as Series A Convertible, Exchangeable, Redeemable Preferred Stock, of which, as of the date of this Agreement, none were issued and outstanding; and (B) 70,000 authorized shares of Series B preferred stock, $.0001 par value per share, designated as Series B Convertible Preferred Stock, of which, as of the date of this Agreement, none were issued and outstanding.

(b) All of the issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of Parent and its Subsidiaries have been offered, issued and sold by Parent or its Subsidiaries, as applicable, in compliance with all applicable laws, including federal and state securities laws.

(c) Except as set forth in the Parent SEC Reports, as of March 16, 2007 , no shares of capital stock of Parent are outstanding and Parent does not have outstanding any securities convertible into or exchangeable for any shares of capital stock, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock; and the Parent is not subject to any obligation to repurchase or otherwise acquire or retire, or to register under the Securities Act, any shares of capital stock.

(d) All of the outstanding stock of Transitory Subsidiary will be owned of record and beneficially by Parent, directly, prior to the consummation of the transactions contemplated by this Agreement.

3.4  Governmental Entities.  Except as set forth in Section 3.4 of the Parent Disclosure Letter or as otherwise expressly set forth herein, Parent is not required to submit any material notice, report or other filing with any Governmental Entity in connection with its execution or delivery of this Agreement or any of the Parent Related Documents or the consummation of the transactions contemplated hereby and no consent, approval or authorization of any Governmental Entity is required to be obtained by Parent in connection with the execution, delivery and performance of this Agreement, except (a) for such filings as may be required under the Hart-Scott-Rodino Act, (b) for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) for the filing with the SEC of the Proxy Statement and any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and (d) where such failure to submit such notice, report or other filing or obtain such consent, approval or authorization would not reasonably be expected to have a Parent Material Adverse Effect.

3.5  No Defaults.  Except as set forth in Section 3.5 of the Parent Disclosure Letter, the execution, delivery and performance of this Agreement and any of the Parent Related Documents by Parent does not and will not:

(a) Conflict with or result in any breach of the provisions of, or constitute a default under the organizational documents of Parent or any of its Subsidiaries;

(b) (i) Violate any restriction to which Parent or any of its Subsidiaries is subject or, with or without the giving of notice, the passage of time, or both, (ii) violate (or give rise to any right of termination, cancellation or acceleration under) any mortgage, deed of trust, license, lease, indenture, contract or other material agreement or instrument, whether oral or written, to which Parent or any of its Subsidiaries is a party, or by which it or any of the assets of Parent and its Subsidiaries are bound (which will not be satisfied, assigned or terminated on or prior to the Closing as a result of the transactions contemplated by this Agreement), (iii) result in the termination of any such instrument or termination of any provisions in such instruments or (iv) result in the creation or imposition of any Security Interest upon the properties or assets of Parent and its Subsidiaries, including the Parent Facilities, in any such case or cases, that will have a Parent Material Adverse Effect;

(c) Constitute a violation of any applicable rule, regulation, law, statute, ordinance, or any judgment, decree, writ, injunction or order of any Governmental Entity, where such violation has not had or would not reasonably be expected to have a Parent Material Adverse Effect; or

(d) Result in the breach or violation of any of the warranties and representations herein set forth by Parent or the Transitory Subsidiary.

3.6  Medicare or Medicaid Participation.  For the Parent Facilities that currently participate in Government Programs, Section 3.6 of the Parent Disclosure Letter sets forth a listing of all revenue derived from Government Programs, total revenue, and percentage of total revenue derived from Government Programs for the quarter ending December 31, 2006.

3.7  Third Party Payor Reimbursement.  All billing practices of Parent with respect to the Parent Facilities to all third party payors, including the Government Programs and private insurance companies, have been in material compliance with all applicable laws, regulations and material policies of such third party payors and the Government Programs, except as set forth in the Parent SEC Reports and except as would not reasonably be expected to have a Parent Material Adverse Effect.

3.8  SEC Filings; Parent Financial Statements.

(a) Parent has filed each report and definitive proxy statement (together with all amendments thereof and supplements thereto) required to be filed by it with the SEC since January 1, 2004 (as such documents have since the time of their filing been amended or supplemented, the “Parent SEC Reports”). As of the respective dates they were filed, after giving effect to any amendments or supplements thereto filed prior to the date hereof, (i) each Parent SEC Report complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the extent required by the Securities Act or the Exchange Act, and pursuant to the rules and regulations promulgated thereunder, each Parent

SEC Report contained the required disclosure of transactions with, or for the benefit of, any officer or director or beneficial owner of more than 5% of the Parent Common Stock. No Subsidiary of Parent is required to file any form, report or other document with the SEC or any similar Governmental Entity or any national securities exchange or quotation service.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports (the “Parent Financial Statements”) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presents fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of complete footnotes).

(c) Parent has furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

(d) Parent is in compliance with (i) the applicable provisions of SOX and (ii) the applicable listing and corporate governance rules and regulations of the American Stock Exchange.

(e) Parent has (i) implemented (x) disclosure controls and procedures to ensure that material information relating to the Parent and its Subsidiaries, is made known to the management of Parent by others within those entities and (y) a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of the Parent’s Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Parent’s ability to record, process, summarize and report financial data and have identified for Parent’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent’s internal controls. Parent has Made Available to the Company a summary of any such disclosure made by management to Parent’s auditors and audit committee.

(f) Except as set forth in the Parent SEC Reports, since January 1, 2004, Parent has not received any oral or written notification of a “reportable condition” or “material weakness” in Parent’s internal controls (as defined in the Statements of Auditing Standards 60, as in effect on the date hereof).

3.9  No Parent Material Adverse Effect.  Since December 31, 2006, there has not been any Parent Material Adverse Effect.

3.10  Parent Licenses.  Except as set forth in Section 3.10 of the Parent Disclosure Letter, the Parent Facilities have all material permits, licenses, regulatory approvals, and comparable authorizations (collectively, “Parent Licenses”) from all applicable government and quasi-governmental authorities that have jurisdiction over any aspect of Parent Facilities or over the operation thereof necessary for the use, operation and maintenance of the Parent Facilities in its current use and conduct as an assisted living facility. Parent or a wholly-owned Subsidiary of Parent is the holder of all of the Parent Licenses.

3.11  Real Property.  Section 3.11 of the Parent Disclosure Letter contains a list of all real property and interests in real property owned in fee by Parent or any of its Subsidiaries (the “Parent Owned Real Property”). Parent or one of its Subsidiaries has good and marketable title to each parcel of Parent Owned Real Property free and clear of all liens, except (i) liens which are reflected in the Parent Financial Statements, (ii) liens which arose in the Ordinary Course of Business, and (iii) zoning and building restrictions, easements, covenants, rights-of-way and other similar restrictions of record, none of which materially impairs the current or proposed use of such Parent Owned Real Property. There are no outstanding options or rights of first refusal to purchase such parcel of Parent Owned Real Property, or any portion thereof or interest therein.

3.12  Absence of Notices.  Except as disclosed in Section 3.12 of the Parent Disclosure Letter, Parent has not received any written notice, and has no Knowledge, that any material customer or supplier of Parent intends to discontinue, substantially alter prices or terms to, or significantly diminish its relationship with the Parent, its Subsidiaries or the Parent Facilities as a result of the transaction contemplated hereby or otherwise.

3.13  Employee and Labor Relations.  Except as provided under Section 3.13 of the Parent Disclosure Letter:

(a) No Labor Actions.  No labor strike, picketing action, dispute, slowdown or stoppage, or unfair labor practices are actually pending or, to the Knowledge of Parent, threatened against, or involving, Parent, any of its Subsidiaries or any of the Parent Facilities.

(b) No Bargaining Agreements.  Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Parent.

(c) WARN Act.  Neither Parent nor Transitory Subsidiary has any present plans or intentions to carry out, following the Closing, any plant closing or mass layoff which would violate the WARN Act at any of the Company Facilities (assuming for purposes of this subsection that no notice would be given in connection with any such closing or layoff).

3.14  Employee Benefit Plans.  No option was granted under any Parent Plan with an exercise price which, on the date of grant, was less than “fair market value” (within the meaning of the 409A Authorities). Each Parent Plan that is a Nonqualified Deferred Compensation Plan has been operated in material compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of the 409A Authorities. No Parent Plan that would otherwise be a Nonqualified Deferred Compensation Plan but for the effective date provisions that are applicable to Section 409A of the Code (as set forth in Section 885 of the AJCA) has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, as determined on the basis of a good faith, reasonable interpretation of the AJCA and the 409A Authorities.

3.15  Inventory and Supplies.  As of the date of this Agreement and at the Closing, the Parent’s Inventories are and will be in sufficient quantity and condition for the normal operation of its business at the Parent Facilities and in compliance with all requirements of Governmental Entities.

3.16  Brokers’ Fees.  Except as set forth in Section 3.16 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.17  Taxes.

(a) Parent and each of its Subsidiaries has filed (or has had filed on their behalf) on a timely basis all Tax Returns that such entity was required to file, and all such Tax Returns were complete and accurate in all material respects. Parent and each of its Subsidiaries has paid on a timely basis all material Taxes that were due and payable. All material Taxes that Parent or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, and have been properly reported as required under applicable information reporting requirements.

(b) Parent or the relevant Subsidiary has paid all deficiencies resulting from any examination or audit relating to Taxes. The federal and material state income Tax Returns of Parent and each of its Subsidiaries are closed by the applicable statute of limitations for all taxable years through 1999. No examination or audit of any Tax Return of Parent or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the Knowledge of Parent, threatened or contemplated and neither Parent nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Parent or any such Subsidiary was required to file any Tax Return that was not filed. Neither Parent nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, or executed any power of attorney with respect to any Tax matter that is currently in force.

(c) There are no liens for Taxes upon any property or asset of Parent or any of its Subsidiaries, except for liens arising as a matter of law relating to current Taxes not yet due and liens which would not reasonably be expected to have a Parent Material Adverse Effect.

(d) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(e) Parent has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code except as to persons owning, during the relevant testing period, more than five percent (5%) of any class of Parent stock traded on an established securities market. The charges, reserves and accruals on the books and records of Parent and its Subsidiaries for Taxes are adequate (determined in accordance with GAAP) and are equal to or greater than the Tax liabilities of Parent and its Subsidiaries to which such charges, reserves and accrual relate.

3.18  Disclaimer.  Except as expressly set forth in this Agreement or the Parent Related Documents, Parent and Transitory Subsidiary make no representations or warranties, express or implied, at law or in equity, in respect of Parent, each of its Subsidiaries, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE IV

COVENANTS

4.1  Closing Efforts.  Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (a) its representations and warranties are true and correct in all material respects at the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2  Governmental and Third-Party Notices and Consents and Licenses.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

(i) each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided that in no event shall Parent or any of its Affiliates be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Affiliates (including, without limitation, the Surviving Corporation or any of its Subsidiaries after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including, without limitation, under the Hart-Scott-Rodino Act); and

(ii) the Company and Parent shall use their collective Reasonable Best Efforts to obtain, if necessary, new Company Licenses, as necessary to operate the Company Facilities at the Closing Date.

(b) Notwithstanding anything else in this section to the contrary, the Company shall, prior to the Closing, use its commercially reasonable best efforts to obtain all necessary consents from the requisite stockholders of the Company to ensure that there are no contracts, agreements, plans, or arrangements maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party, including the provisions of Article VI of this Agreement, covering any current or former employee, director or consultant of the Company or any of its Subsidiaries that, individually or collectively, will give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

(c) Except as set forth above, the Company shall use its Reasonable Best Efforts (without the obligation to expend money except reasonable out-of-pocket costs) to obtain, at its expense, all such waivers, consents or approvals from third parties (including, without limitation, each of the Landlords, as applicable), and to give all such notices to third parties, as are required to be listed in the Company Disclosure Letter or as may be required for the Company to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement or as required by any Company Contract, including, without limitation, any waivers, consents or approvals from third parties arising or delivered after the Closing.

4.3  Operation of Business of Company.

(a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, the Company shall (and shall cause each of its Subsidiaries to) conduct its operations in the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization and Intellectual Property, keep its physical assets in good working condition, order and repair (normal wear and tear excepted), maintain, comply with and not make any changes or modifications to any Company Contracts, Company Facility Leases, Company Non-Facility Leases or other agreements, keep, maintain and comply with all insurance policies, permits and Company Licenses, and keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, except as set forth in Section 4.3 of the Company Disclosure Letter, during this period, the Company shall not (and shall cause each of its Subsidiaries not to), without the written consent of Parent, which consent shall not be unreasonably withheld or delayed:

(i) issue or sell any stock or other securities of the Company or any of its Subsidiaries or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of Company Warrants outstanding on the date of this Agreement), or amend any of the terms of (including the vesting of) any Company Warrants or restricted stock agreements, or repurchase or redeem any stock or other securities of the Company (except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company);

(ii) split, combine or reclassify any shares of its capital stock or other securities; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other securities;

(iii) create, renew, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or entity; or make any loans, advances or capital contributions to, or investments in, any other Person or entity other than indebtedness or other obligations to be paid or satisfied on or prior to the Closing;

(iv) enter into, adopt or amend in any material respect any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.27(k) (except for additional bonus agreements of the type described in Section 2.27(k) of the Company Disclosure Letter) or (except for normal increases in the Ordinary Course of Business) increase in any material respect the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.27 of the Company Disclosure Letter or annual or other bonuses or salary increases contemplated under the Company’s annual budgets) or hire any new officers, or, except in the Ordinary Course of Business, any new employees;

(v) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any Subsidiary of the Company or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets or property in the Ordinary Course of Business (but not any shares or other equity interests in or securities of any Subsidiary of the Company, whether or not in the Ordinary Course of Business), or merge or consolidate with any entity;

(vi) mortgage or pledge any of its property or assets or subject any such property or assets other than in the Ordinary Course of Business (but not any shares or other equity interests in or securities of any Subsidiary of the Company, whether or not in the Ordinary Course of Business), to any Security Interest;

(vii) other than in the Ordinary Course of Business, discharge or satisfy any Security Interest or pay any obligation or liability (including repayment of any indebtedness owing to Apollo irrespective of whether such repayment is in the Ordinary Course of Business);

(viii) amend its charter, bylaws or other organizational documents;

(ix) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes;

(x) enter into any new contract or agreement requiring payments by the Company in excess of $25,000 or that is not cancelable by the Company upon thirty (30) days notice, except for Company Resident Care Contracts and Company Residential Leases in the Ordinary Course of Business, provided that, except as set forth in Section 4.3(a)(x) of the Company Disclosure Letter, the Company shall only enter into new Company Resident Care Contracts and Company Residential Leases with new Residents on substantially the same terms and conditions as other Company Resident Care Contracts and Company Residential Leases in effect prior to the date hereof for the same Company Facility and otherwise consistent with the specimen Company Resident Care Contracts and Company Residential Leases set forth in Section 2.9(b) of the Company Disclosure Letter, or amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement (including, without limitation, any Company Facility Lease or Company Non-Facility Lease) of a nature required to be listed in Sections 2.9, 2.10 or 2.22 of the Company Disclosure Letter;

(xi) make or commit to make any capital expenditure in excess of $50,000 per item or $200,000 in the aggregate, unless any such capital expenditure is otherwise consistent with the Cap Ex Budget;

(xii) institute or settle any Legal Proceeding;

(xiii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained prior to the date of this Agreement; or

(xiv) commit to take any of the foregoing actions.

(b) Nothing contained in this Agreement shall give to Parent or Transitory Subsidiary, directly or indirectly, rights to control or direct the operations of the Company or its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

(c) The Company and its Subsidiaries shall amend all federal, state or local Tax Returns which should be amended, in the opinion of KPMG, to correct the tax treatment of certain leases to which the Company and its Subsidiaries are parties, which amended Tax returns shall be filed at least ten (10) days before Closing. Any Tax liabilities arising from such amendments up to $1,500,000 shall be solely the responsibility of the Surviving Corporation following the Closing. Any Tax liability arising from such amendments in excess of $1,500,000 shall not be the responsibility of Parent or the Surviving Corporation but shall be the responsibility of the Company.

(d) The Company shall cause to be terminated, as of Closing, any employment agreements between the Company or any of its Subsidiaries and the Participating Employees and, in conjunction therewith, shall obtain the Participating Employee’s consent to the terms of Section 1.3(b) of this Agreement.

4.4  Operation of Business of Parent.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, Parent shall (and shall cause each of its Subsidiaries to) conduct its operations in the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, order and repair (normal wear and tear excepted). Without limiting the generality of the foregoing, except as set forth in Section 4.4 of the Parent Disclosure Letter, during this period, Parent:

(a) shall not (and shall cause each of its Subsidiaries not to), without the written consent of the Company, which consent shall not be unreasonably withheld or delayed:

(i) split, combine or reclassify any shares of its capital stock or other securities, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or other securities;

(ii) create, renew, incur or assume any indebtedness (including obligations in respect of capital leases); or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or entity;

(iii) amend its charter, bylaws or other organizational documents;

(iv) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes;

(v) commit to take any of the foregoing actions; or

(vi) enter into any contracts or agreements of any kind, written or oral, with, or for the benefit of, any officer, director or stockholder of Parent or any Affiliate of any of them in which the amounts involved exceed $1,000,000 in the aggregate; and

(b) shall provide the Apollo Stockholders with reasonable advanced notice, in sufficient detail, of its (or any of its Subsidiaries’) intention to take any of the following actions, shall consult with the Apollo Stockholders prior to taking such action and, if so requested by the Apollo Stockholders, shall permit a representative of the Apollo Stockholders to meet with the Board of Directors of Parent prior to the approval or taking of any of the following actions; provided, that notwithstanding the foregoing, approval by the Apollo Stockholders shall not be required to take any such action:

(i) file or cause to be filed or participate in the filing of, any registration statement under the Securities Act of 1933, as amended, relating to the offering or sale of the Common Stock of Parent; provided, however, that the foregoing limitation shall not (A) restrict Parent from filing a registration statement (x) on Form S-8 to register securities or other interests of the Company to be offered under any Employee Benefit Plan to its employees or employees of its subsidiaries, or (y) as contemplated by this Agreement or (B) restrict Parent’s ability to comply with its contractual obligations;

(ii) issue or sell any stock or other securities of Parent or any of its Subsidiaries or any options, warrants or rights to acquire any such stock or other securities, or amend any of the terms of (including the vesting of) any Parent Warrants or restricted stock agreements, or repurchase or redeem any stock or other securities of Parent (except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to Parent); or

(iii) incur indebtedness in a principal amount in excess of $55,000,000 individually or in the aggregate or assume, guarantee, endorse or otherwise become liable or responsible (whether directly,

contingently or otherwise) for the obligations of any other Person or entity in connection with the acquisition of facilities.

4.5  Expenses.  Except as otherwise provided in this Agreement, each of the Parties shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

4.6  Indemnification and Insurance.

(a) Parent shall not, for a period of six years after the Closing, take any action to unilaterally alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or Bylaws of the Company or any other contract or agreement between or among the Company and its current or former officer or directors, for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing.

(b) Subject to applicable laws, from and after the Closing, Parent agrees that it will cause the Surviving Corporation to indemnify and hold harmless each Indemnified Executive against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing based directly or indirectly on, or arising directly or indirectly out of, the fact that such Indemnified Executive is an officer or director of the Company, whether asserted or claimed prior to, at or after the Closing, to the fullest extent permitted under Delaware law (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

(c) The Company will use Reasonable Best Efforts to maintain in full force and effect through the Closing Date all material insurance policies applicable to the Company and its Subsidiaries and their respective properties and assets in effect on the date hereof. If and as requested by Parent, the Company will use its Reasonable Best Efforts to cause the Company’s insurers to waive any provisions in such insurance policies that would allow the insurer to terminate or adversely modify coverage upon consummation of the Merger.

4.7  WARN Act.  Parent shall not, and shall not cause the Surviving Corporation or any of its Subsidiaries to, at any time within the seventy (70) day period after the Closing Date, effectuate a “plant closing” or “mass layoff” as those terms are defined in the WARN Act, or any similar law, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or its Subsidiaries, without complying with the notice requirements and all other provisions of the WARN Act and any similar law.

4.8  Parent Major Shareholders.

(a) Each of the Parent Major Shareholders represents and warrants, severally and not jointly, that Section 4.8 of the Parent Disclosure Letter sets forth the number of shares of Parent Common Stock (the “Parent Shares”), of which each Parent Major Shareholder is the record or beneficial owner as of the date of this Agreement. Each of the Parent Major Shareholders further represents and warrants, severally and not jointly, that he or it has the power to vote all Parent Shares owned by it without restriction and that no proxies heretofore given in respect of any or all of such Parent Shares are irrevocable and that any such proxies have heretofore been revoked.

(b) During the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, each of the Parent Major Shareholders agrees to vote its Parent Shares or to cause its Parent Shares to be voted in favor of adoption and approval of the issuance of shares of Parent Common Stock pursuant to the Merger.

(c) During the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, each of the Parent Major Shareholders agrees that it will not, directly or indirectly, sell, transfer, assign, pledge, encumber or otherwise dispose of any of the Parent Shares owned by it, or any interest therein, or any other securities convertible into or exchangeable for Parent capital stock, or any voting rights with respect thereto or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy), other than: (i) pursuant to the Merger or the terms of this Agreement, (ii) to an Affiliate agreeing to be bound hereby or (iii) with the prior written consent of the Company.

(d) If it is ever held by any court of competent jurisdiction that the restrictions placed on any Party to this Agreement by Section 4.8 are too onerous and are not necessary for the protection of the other Party or Parties hereto, each Party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other Party or Parties hereto.

4.9  Notification.  Each of the Company and Parent shall notify the other Party in writing of the existence or happening of any fact, event or occurrence which should be included in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, in order to make the representations and warranties set forth in Article II or Article III, as applicable, true and correct in all material respects as of the Closing Date, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by Parent or the Company, as applicable, of any of the conditions precedent to the Closing hereunder; provided, however, that in determining whether there is a breach of any representation or warranty contained in Article II or Article III, as applicable, for purposes of the indemnification to be provided by Indemnifying Party pursuant to Article VI, such representation or warranty shall be qualified by any information provided pursuant to this Section 4.9.

4.10  Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, (i) Parent shall prepare and file with the SEC the proxy statement (the “Proxy Statement”) relating to the meeting of the Parent Shareholders (the “Parent Shareholders’ Meeting”) to be held to consider the adoption of the issuance of shares of Parent Common Stock pursuant to the Merger. The Company shall furnish all information concerning itself as Parent may reasonably request in connection with such actions and the preparation of the Proxy Statement.

(b) Parent shall give the Company and its counsel a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing any amendment or supplement with the SEC, and reasonable and good faith consideration shall be given to any comments made by the Company and its counsel. Parent shall (i) promptly provide the Company and its counsel with any comments or other communications, whether written or oral, that it or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) provide the Company with a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given).

(c) The information supplied by the Company and Parent, as applicable, for inclusion in the Proxy Statement shall not, (i) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Parent Shareholders or (ii) at the time of the Parent Shareholders’ Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company and its Subsidiaries, in the case of the Company, or to Parent and its Subsidiaries, in the case of Parent, or their respective officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or a supplement to the Proxy Statement so that any of such documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as applicable, shall promptly inform the other Party. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

4.11  Meeting of Parent Shareholders.

(a) As promptly as practicable after the date hereof, Parent shall call, convene and hold a meeting of the Parent Shareholders to consider the approval of the issuance of shares of Parent Common Stock pursuant to the Merger. Parent shall (i) use its Reasonable Best Efforts to solicit from the Parent Shareholders proxies in favor of the adoption of the issuance of shares of Parent Common Stock pursuant to the Merger, and secure the vote of the Parent

Shareholders required by the rules of the American Stock Exchange and the WBCA, to obtain such approvals, and (ii) otherwise comply with all legal requirements applicable to such meeting.

(b) (i) The Board of Directors of Parent shall recommend that the Parent Shareholders vote to approve the adoption of the issuance of shares of Parent Common Stock pursuant to the Merger, and (ii) the Proxy Statement shall include a statement that the Board of Directors of Parent has recommended that the Parent Shareholders vote in favor of the adoption of the issuance of shares of Parent Common Stock pursuant to the Merger; provided, however, that the foregoing shall not prohibit the Board of Directors of Parent from fulfilling its duty of candor or disclosure to the Parent Shareholders under applicable law.

4.12  Access to Information.

(a) Subject to the terms of the Confidentiality Agreement by and between Parent, the Transitory Subsidiary and the Company, dated May 17, 2006 (the “Confidentiality Agreement”), each of the Company and Parent shall, and shall cause its Subsidiaries to, afford to the other Party’s officers, directors, employees, accountants, counsel and other agents (“Representatives”) reasonable access during normal business hours to its employees, properties, assets and records, during the period prior to the Closing Date, to obtain all information concerning its business as such other Party may reasonably request. Each of the Company and Parent shall furnish to the other Party all such documents and copies of documents and records and information with respect to itself and its Subsidiaries and copies of any working papers relating thereto as the other Party may reasonably request. Nothing in this Section 4.12 shall require the Company or Parent, as the case may be, to provide any access, or to disclose any information, if permitting such access or disclosing such information would (i) violate applicable law, (ii) violate any of its obligations with respect to confidentiality (provided that each Party shall, upon the request of the other Party, use its Reasonable Best Efforts to obtain the required consent of any third party to such access or disclosure), or (iii) result in the loss of attorney-client privilege (provided that each Party shall use its Reasonable Best Efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege). Each of the Company and Parent also will consult with the other Party regarding its business on a regular basis.

(b) At least three weeks prior to the Closing, the Company shall provide to Parent for each employee of the Company and for each Resident, information mutually agreed to by the Parent and the Company, and all information reasonably necessary to allow Parent to deliver appropriate bills to all Residents and to make all necessary payments to employees of the Company after the Closing, in a format or formats reasonably requested by Parent.

4.13  Closing Date Apollo Debt.  Not less than five (5) business days prior to Closing, the Company shall deliver to Parent a calculation, as determined by the Company, of the outstanding principal amount and all accrued and unpaid interest owing to Apollo as of the Closing Date (the “Closing Date Apollo Debt”).

4.14  Employee Participation Amount.  Not less than five (5) business days prior to Closing, the Company shall deliver to Parent a statement, as determined by the Company, of the number of shares of Parent Common Stock to be delivered at Closing to certain employees of the Company, pursuant to the terms of the agreements listed in Section 4.14 of the Company Disclosure Letter (the “Employee Participation Amount”).

4.15  Section 16.

(a) Provided that the Company delivers to Parent the Section 16 Information in a timely fashion, prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt resolutions consistent with the interpretative guidance of the SEC so that the receipt by any officer or director of the Company who may become a covered Person of Parent for purposes of Section 16 of the Exchange Act (“Section 16”) of shares of Parent Common Stock upon exchange of shares of Company Stock pursuant to this Agreement and the Merger and to the extent such securities are listed in the Section 16 Information, shall be an exempt transaction for purposes of Section 16. “Section 16 Information” shall mean, with respect to each officer or director of the Company who may become a covered Person of Parent for purposes of Section 16, the number of shares of Company Stock held by each such officer or director and expected to be exchanged for Parent Common Stock pursuant to the Merger.

(b) Prior to the Effective Time, the Board of Directors of the Company, or an appropriate committee of non-employee directors thereof, shall adopt resolutions consistent with the interpretative guidance of the SEC so that the disposition of shares of Company Stock pursuant to this Agreement and the Merger by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 shall be an exempt transaction for purposes of Section 16.

4.16  Tax-Free Reorganization.

(a) This Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use its Reasonable Best Efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

(b) As of the date of this Agreement, the Company does not know of any reason why it would not be able to deliver to Riddell Williams P.S. (“Riddell Williams”) or Morgan Lewis, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 5.2(l) and 5.3(k) and the Company hereby agrees to deliver such certificates effective as of the date of such opinions.

(c) As of the date of this Agreement, Parent and Transitory Subsidiary do not know of any reason why they would not be able to deliver to Riddell Williams or Morgan Lewis, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 5.2(l) and 5.3(k) and Parent hereby agrees to deliver such certificates effective as of the date of such opinions.

4.17  Officers and Directors of Parent.  Parent shall take all action and do all things necessary, proper or advisable and within its power, to cause, immediately following the Effective Time, Granger Cobb to be appointed as the President and Co-Chief Executive Officer of Parent and Granger Cobb and Stuart Koenig to each be elected to the Board of Directors of Parent.

4.18  Company Warrants and Company Options.  The Company shall take all action and do all things necessary, proper or advisable and within its power, to cause each outstanding Company Warrant and Company Option, and any Company Stock Plan, to be terminated at or prior to the Effective Time.

4.19  Further Assurances.  Upon the terms and subject to the conditions hereof, each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof and consummate the Merger and the transactions contemplated by this Agreement.

4.20  Exclusivity.  From and after the execution date of this Agreement and until the earlier of the Closing Date or the termination of this Agreement: (a) the Company, each of its Subsidiaries, and each of their respective Affiliates, employees, directors, officers, investment bankers and other representatives and agents (the “Agents”) shall immediately cease and cause to be terminated any discussions or negotiations with any Persons initiated prior to the execution of this Agreement with respect to any Acquisition Proposal and shall, within seven (7) days from the execution date of this Agreement request (or if any of them has contractual rights to do so, demand) the return of all documents, analyses, financial statements, projections and other data and information previously furnished to others in connection with any potential Acquisition Proposal; and (b) the Company, and its Agents shall not, directly or indirectly, (i) take any action to facilitate the making of, solicit, encourage, induce, or initiate any Acquisition Proposal, or (ii) enter into any agreement with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement relating to an Acquisition Proposal; or release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which the Company is a party. For purposes of this Section, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Parent or Transitory Subsidiary) that could reasonably be expected to lead to an Acquisition Transaction, and “Acquisition Transaction” shall mean any merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any sale, lease, exchange, transfer or other disposition of the capital stock (or other equity securities), assets or business of the Company, or any of its Subsidiaries, other than as contemplated by this Agreement.

ARTICLE V

CONDITIONS TO CONSUMMATION OF MERGER

5.1  Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the Merger are subject to all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act having expired or otherwise been terminated.

5.2  Conditions to Obligations of Parent and the Transitory Subsidiary.  Each and every obligation of Parent and the Transitory Subsidiary under this Agreement, (except for the obligations of Parent to be fulfilled prior to the Closing and obligations that survive termination of this Agreement), including the obligation of each of Parent and the Transitory Subsidiary to consummate the Merger, shall be subject to the satisfaction, on or before the Closing, of each of the conditions set forth in this Section 5.2, unless waived in writing by Parent; provided, however, that the conditions set forth in Section 5.2(c), (e), (f), (g)(iii), (i), (j) and (k) shall be deemed waived by the Parent, unless the failure to meet such conditions is likely to result in aggregated Damages to the Parent in excess of $20,000,000. No such deemed waiver shall limit Parent’s right to seek indemnification pursuant to Article VI.

(a) The Parent Shareholder Approval shall have been obtained.

(b) Less than 5% of the outstanding Common Shares on a fully diluted basis shall be Dissenting Shares.

(c) The Company and its Subsidiaries shall have obtained at their own expense (and shall have provided, or Made Available, copies thereof to Parent) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, as contemplated by Section 4.2, with respect to Governmental Entities, which are required on the part of the Company or its Subsidiaries, except for (i) any waivers, permits, consents, approvals, licenses or other authorizations which may be delivered or issued subsequent to the Closing Date pursuant to applicable law, rule or regulation relating to such waiver, permit, consent, approval, license or other authorization; and (ii) any failure to provide the appropriate notice or obtain the appropriate permit, authorization, consent or approval, or where any such conflict, breach, default, acceleration, termination, modification or cancellation, or any such imposition of any Security Interest, has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(d) The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Company that are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the Closing as though made as of the Closing, provided that, to the extent that any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date, and the Company shall have delivered to Parent an unaudited consolidated balance sheet of the Company and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the period ended as of last day of the month prior to the month of the Closing.

(e) The Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

(f) Parent shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company and its Subsidiaries other than those whom Parent shall have specified in writing at least five (5) business days prior to the Closing.

(g) No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement,(ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect.

(h) The Company shall have delivered, or Made Available, to Parent and the Transitory Subsidiary the Company Certificate.

(i) Parent shall have received such other certificates and instruments (including certificates of good standing of the Company and its Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

(j) There shall have been no Company Material Adverse Effect; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect: (i) any failure by the Company or its Subsidiaries to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement; (ii) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the transactions contemplated by this Agreement; (iii) to the extent that they do not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole, any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting (A) the industry(ies) in which the Company or its Subsidiaries operate, (B) the U.S. securities or financial markets, (C) the U.S. economy as a whole, or (D) the economy of any foreign country as a whole; or (iv) any adverse change, effect, event, occurrence, state of facts or development resulting from (1) the taking of any action required by this Agreement, (2) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation or enforcement thereof, (3) something attributable to the acts or omissions of, Parent, (4) the acts or omissions of, or on behalf of, Parent, or (5) to the extent that they do not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole, acts of war, terrorism, or other conflict.

(k) The Company and its Subsidiaries shall have obtained at their own expense (and shall have provided, or Made Available, copies thereof to Parent) (i) all consents of Landlords under the Company Facility Leases that are required by the transactions contemplated by this Agreement and all related lender consents, and (ii) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, as contemplated by Section 4.2(c), which are required on the part of the Company or its Subsidiaries.

(l) Parent shall have received the opinion of Riddell Williams, counsel to Parent, based upon representations of Parent, Transitory Subsidiary and the Company and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Transitory Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Riddell Williams of representation letters from each of Parent and the Company as contemplated in Section 4.16 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time. Notwithstanding the foregoing, if Parent’s counsel does not render such opinion, this condition shall nevertheless be deemed satisfied if Morgan Lewis, counsel to the Company, renders such opinion in a form reasonably satisfactory to Parent.

(m) Granger Cobb shall have entered into any employment agreement substantially in the form attached hereto as Exhibit D.

5.3  Conditions to Obligations of the Company.  The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver by the Company) of the following additional conditions; provided, however, that the conditions set forth in Section 5.3(b), (d), (e)(iii), (g), and (h) shall be deemed waived by the Company, unless the failure to meet such conditions is likely to result in aggregate Damages to the Company in excess of $20,000,000. No such deemed waiver shall limit Indemnified Securityholders’ right to seek indemnification pursuant to Article VI.

(a) The Parent Shareholder Approval shall have been obtained;

(b) Parent and its Subsidiaries shall have obtained at their own expense (and shall have provided, or Made Available, copies thereof to the Company) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, as contemplated by Section 4.2, with respect to Governmental Entities, which are required on the part of Parent or its Subsidiaries, except for (i) any waivers, permits, consents, approvals, licenses or other authorizations which may be delivered or issued subsequent to the Closing Date pursuant to applicable law, rule or regulation relating to such waiver, permit, consent, approval, license or other authorization; and (ii) any failure to provide the appropriate notice or obtain the appropriate permit, authorization, consent or approval, or where any such conflict, breach, default, acceleration, termination, modification or cancellation, or any such imposition of any Security Interest, has not had or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c) The representations and warranties of Parent and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Parent and the Transitory Subsidiary that are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the Closing as though made as of the Closing, provided that, to the extent that any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date, and Parent shall have delivered to the Company an unaudited consolidated balance sheet of Parent and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the period ended as of last day of the month prior to the month of the Closing;

(d) Each of Parent and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(e) No Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) have, individually or in the aggregate, a Parent Material Adverse Effect;

(f) Parent shall have delivered, or Made Available, to the Company the Parent Certificate;

(g) The Company shall have received such other certificates and instruments (including certificates of good standing of Parent and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

(h) There shall have been no Parent Material Adverse Effect; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Parent Material Adverse Effect: (i) any failure by Parent or its Subsidiaries to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement; (ii) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the transactions contemplated by this Agreement; (iii) to the extent that they do not have a materially disproportionate effect on Parent and its Subsidiaries taken as a whole, any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting (A) the industry(ies) in which Parent or its Subsidiaries operate, (B) the U.S. securities or financial markets, (C) the U.S. economy as a whole, or (D) the economy of any foreign country as a whole; or (iv) any adverse change, effect, event, occurrence, state of facts or development resulting from (1) the taking of any action required by this Agreement, (2) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation or enforcement thereof, (3) something attributable to the acts or omissions of, the Company, (4) the acts or omissions of, or on behalf of, the Company, or (5) to the extent that they do not have a materially disproportionate effect on Parent and its Subsidiaries taken as a whole, acts of war, terrorism, or other conflict. Notwithstanding the foregoing, in the event the average of the daily market prices of the Parent Common Stock for any five (5) consecutive trading days is less than $12.50, a Parent Material Adverse Effect shall be deemed to have occurred. The market price for each such trading day shall be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange.

(i) The Parties shall have entered into a registration rights agreement substantially in the form attached hereto as Exhibit C.

(j) Granger Cobb and Parent shall have entered into an employment agreement substantially in the form attached hereto as Exhibit D.

(k) The Company shall have received the opinion of Morgan Lewis, counsel to Company, based upon representations of Parent, Transitory Subsidiary and the Company and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Transitory Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Morgan Lewis of representation letters from each of Parent and the Company as contemplated in Section 4.16 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

ARTICLE VI

INDEMNIFICATION; INVESTMENT

6.1  Indemnification by the Apollo Stockholders.  Subject to the limitations set forth in Section 6.5, and provided that Parent makes a written claim for indemnification against Company pursuant to Section 6.3, to the extent applicable, and Section 9.7, within the survival period (if there is an applicable survival period pursuant to Section 6.4, below, then each Apollo Stockholder shall be obligated, jointly and severally, to indemnify Parent, Parent’s permitted assigns and Affiliates and their respective partners, directors, members, shareholders, officers, employees and agents (collectively, “Parent Indemnitees”) from and against the entirety of any Damages the Parent Indemnitees may suffer resulting from, arising out of, relating to, in the nature of, or caused by the following:

(a) Company breaches any of its representations, warranties, and covenants contained in this Agreement (including, without limitation, pursuant to Section 4.10(c) of this Agreement) and the Company Related Documents,

(b) Apollo Stockholders breach the representation contained in Section 6.7 of this Agreement,

(c) any liability for a claim described in Section 6.1(c) of the Company Disclosure Letter,

(d) any obligation of Surviving Corporation to indemnify and hold harmless the Indemnified Executives pursuant to Section 4.6 of this Agreement in connection with any claim described in Section 6.1(c) of the Company Disclosure Letter;

(e) any amounts in excess of the applicable per share Merger Consideration is required to be paid to holders of Dissenting Shares, including any interest required to be paid thereon; or

(f) any amounts for which the Company is responsible under Section 4.3(c).

6.2  Indemnification by Parent.  Subject to the limitations set forth in Section 6.5, and provided that the Shareholder Representative makes a written claim for indemnification against Parent pursuant to Section 6.3, to the extent applicable, and Section 9.7, within the survival period (if there is an applicable survival period pursuant to Section 6.4, below), then Parent shall indemnify the Indemnified Securityholders from and against the entirety of any Damages the Indemnified Securityholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the following:

(a) Parent or Transitory Subsidiary breaches any of its representations, warranties, and covenants contained in this Agreement and the Parent Related Documents; or

(b) any liability of the Company arising from events occurring after the Closing Date, (except to the extent of any indemnification by the Apollo Stockholders pursuant to Section 6.1).

6.3  Indemnification Claims.

(a) (i) If any third party notifies any Indemnified Party with respect to any matter (a “Third Party Claim”) that may give rise to a claim for indemnification against an Indemnifying Party under Article VI, then the Indemnified Party shall promptly give written notification to the Indemnifying Party thereof. Such notification shall be given within ten (10) days after receipt by the Indemnified Party of notice of such Third Party Claim, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Claim and the amount of the claimed damages (if available); provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.

(ii) The Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (subject to the provisions of this Article VI); (ii) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI; (iii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iv) the Third Party Claim does not involve criminal liability and seeks only money damages and not equitable relief against the Indemnified Party; (v) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the Indemnified Party, and (vi) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Claim, the Indemnified Party shall control such defense.

(iv) The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Claim. The reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Claim shall be considered Damages for purposes of this Agreement if (x) the Indemnified Party controls the defense of such Third Party Claim pursuant to the terms of this Section 6.3(a) or (y) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim.

(v) The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(b) Within twenty (20) days after delivery of the notification of a Third Party Claim as provided in Section 6.3(a)(i) (a “Claim Notice”), the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

(c) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Indemnifying Party and the Indemnified Party agree in writing to submit the Dispute to such arbitration, then the provisions of Section 6.3(d) shall become effective with respect to such Dispute. The provisions of this Section 6.3(c) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of Delaware, in accordance with Section 9.11.

(d) If, as set forth in Section 6.3(c), the Indemnified Party and the Indemnifying Party agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the “Arbitrator”) in accordance with the Commercial Rules in effect from time to time and the following provisions:

(i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

(ii) The parties shall commence the arbitration by jointly filing a written submission with the Wilmington, Delaware office of the AAA in accordance with Commercial Rule 5 (or any successor provision).

(iii) No depositions or other discovery shall be conducted in connection with the arbitration.

(iv) Not later than thirty (30) days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator’s reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 9.11), provided that the Arbitrator shall have no power or authority to (x) award damages in excess of the portion of the Claimed Amount that is subject to such Dispute, (y) award multiple, consequential, punitive or exemplary damages, or (z) grant injunctive relief, specific performance or other equitable relief.

(v) The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 6.3(d), or (y) address or resolve any issue not submitted by the parties.

(vi) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party’s attorneys’ fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

(e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

(f) For purposes of this Section 6.3, (i) if the Apollo Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Stockholder Representative and (ii) if the Indemnified Securityholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Stockholder Representative. The Stockholder Representative shall have full power and authority on behalf of each Indemnified Securityholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnified Securityholders under this Article VI.  The Stockholder Representative shall have no liability to any Indemnified Securityholder for any action taken or omitted on behalf of the Indemnified Securityholders pursuant to this Article VI.

6.4  Survival of Representations, Warranties and Covenants.

(a) The representations and warranties made by the Company in this Agreement or any certificate required to be delivered at Closing to Parent or Transitory Subsidiary, and the representations and warranties of Parent and Transitory Subsidiary or any certificate required to be delivered at Closing to the Company, and the covenants and agreements of the Company and Parent which by their terms do not contemplate performance after the Closing, shall survive the Closing and remain in full force and effect for twenty (20) months following the Closing Date.

(b) The rights to indemnification set forth in this Article VI shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

6.5  Limitations.

(a) The Apollo Stockholders shall not have any obligation to indemnify Parent from and against any Damages under Section 6.1, other than Damages resulting by reason of any fraud or intentional misrepresentation, until the Parent Indemnitees have suffered Damages by reason of all such breaches in excess of a $2,000,000 aggregated deductible (after which point the Apollo Stockholders will be obligated to indemnify the Parent Indemnitees from and against all such Damages, including the first $2,000,000) and such indemnification obligation shall not exceed $20,00,000 except in the case of fraud or intentional misrepresentation.

(b) Parent shall not have any obligation to indemnify the Indemnified Securityholders from and against Damages under Section 6.2, other than Damages resulting by reason of any fraud or intentional misrepresentation, until the Indemnified Securityholders have suffered Damages by reason of all such breaches in excess of a $2,000,000 aggregated deductible (after which point Parent will be obligated to indemnify the Indemnified Securityholders from and against all such Damages, including the first $2,000,000) and such indemnification obligation shall not exceed $20,00,000 except in the case of fraud or intentional misrepresentation.

(c) The rights of the Indemnified Parties under this Article VI shall be the exclusive remedy of the Indemnified Parties with respect to any and all matters arising out of, relating to, or connected with this Agreement, the Company and its Subsidiaries and their respective assets and liabilities; provided, however, that notwithstanding any other provision of this Agreement, nothing herein shall limit any claim of any Party for remedies at law or in equity for fraud or intentional misrepresentations.

(d) No Apollo Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

(e) The amount of Damages recoverable by an Indemnified Party under this Article VI shall be reduced by any proceeds received by such Indemnified Party or an Affiliate, with respect to the Damages to which such indemnity claim relates, from an insurance carrier or any third party. Each Indemnified Party shall use its Reasonable Best Efforts to seek payment or reimbursement for any Damages from its insurance carrier or other collateral sources. In the event that an Indemnified Party shall receive funds from any insurance carrier or collateral source with respect to any Damages, any such amounts so received shall be payable to the Indemnifying Party, regardless of when received by the Indemnified Party, up to such amount previously paid by the Indemnifying Party or their Affiliates with respect to such Damages.

(f) Notwithstanding anything to the contrary contained in this Agreement, following a determination that the Indemnifying Party is obligated to indemnify the Indemnified Party pursuant to Sections 6.1(a) or 6.2(a), and subject to the deductible amounts set forth in Sections 6.5(a) or 6.5(b), and solely for purposes of determining the amount of any Damages that are the subject matter of a claim for indemnification hereunder, each representation and warranty in this Agreement and each certificate of document delivered pursuant hereto shall be read without regard and without giving effect to the term(s) “material” or “Material Adverse Effect” in each instance where the effect of such term(s) would be to make such representation and warranty less restrictive (as if such words and surrounding related words (e.g. “reasonably be expected to,” “could have” and similar restrictions and qualifiers were deleted from such representations and warranty).

(g) To the extent that Parent’s payment in cash of any indemnification obligation of Parent under Section 6.2 would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code, such indemnification obligation shall be paid by Parent in the form of shares of common stock of Parent having a fair market value of any such indemnification obligation.

6.6  Treatment of Indemnification Payments.  The Parties hereto agree to treat all indemnification payments made pursuant to this Article VI (including, without limitation, payments pursuant to Sections 6.1 and 6.2) as adjustments to the Merger Consideration for all income Tax purposes and to take no position contrary thereto in any Tax Return or audit or examination by, or proceeding before, any taxing authority, except as required by a change in law or a “determination” as defined in Section 1313 of the Code and the Treasury Regulations thereunder.

6.7  Investment.

(a) Each of the Apollo Stockholders acknowledges that (a) it has been furnished with such documents, materials and information as it deems necessary or appropriate for evaluating an investment in Parent (including, without limitation, Parent’s Annual Report on Form 10-K for the year ended December 31, 2006, all reports filed by Parent under Section 13 or 15(d) of the Exchange Act since December 31, 2006, and Parent’s proxy statement dated April 28, 2006) and confirms that it has made such further investigation of Parent as was deemed appropriate to evaluate the merits and risks of an investment in Parent and (b) it has had the opportunity to ask questions of, and receive answers from, the officers of Parent and persons acting on Parent’s behalf concerning the terms and conditions of the offering of the Parent Common Stock pursuant to this Agreement. Each Apollo Stockholder is acquiring the shares of Parent Common Stock to be issued pursuant to this Agreement solely for its own account for purposes of investment, and has no intention of selling such shares in violation of the federal securities laws or any applicable state securities laws. Each of the Apollo Stockholders is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the shares of Parent Common Stock to be issued pursuant to this Agreement. Each of the Apollo Stockholders understands that the shares of Parent Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act, or applicable state securities laws, and are being issued in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder and in reliance on exemptions from the registration requirements of certain state securities laws. Because the shares of Parent Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act or applicable state securities laws, such shares may not be re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws. Each of the Apollo Stockholders is fully aware (i) of the restrictions on sale, transferability and assignment, as set forth in (or described in) this Agreement, the Registration Rights Agreement or the Shareholders Agreement, of the shares of Parent Common Stock to be issued pursuant to this Agreement and (ii) that such Apollo Stockholder must bear the economic risk of the investment in shares of Parent Common Stock to be issue pursuant to this Agreement for an indefinite period of time. Each of the Apollo Stockholders acknowledges that each certificate representing the shares of Parent Common Stock to be issued pursuant to this Agreement shall bear a legend with respect to the restrictions described in this Section 6.7, the Registration Rights Agreement and the Shareholders Agreement.

(b) During the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, each Apollo Stockholder agrees that it will not sell or otherwise transfer any of its shares of Company Stock to any Person that is not an Accredited Investor.

ARTICLE VII

TERMINATION

7.1  Termination.

(a) This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Transitory Subsidiary):

(i) by mutual written consent of Parent and the Company;

(ii) by either Party without cause upon payment of the Termination Fee;

(iii) by either Party within ten (10) business days of the date of this Agreement, provided that the terminating party discovers within such period a previously undisclosed liability or liabilities in an aggregate amount in excess of $20,000,000 relating to structural, environmental or title matters at a Parent Facility listed in Section 7.1 of the Parent Disclosure Letter or a Company Facility listed in Section 7.1 of the Company Disclosure Letter, as applicable;

(iv) by Parent or the Company if:

(A) a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the Party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement; or

(B) the Parent Stockholder Approval shall not have been obtained at the Parent Shareholders’ Meeting or any adjournment or postponement thereof.

(v) by Parent if:

(A) the Closing shall not have occurred on or before two hundred seventy (270) days after the date of execution of this Agreement by reason of the failure of any condition precedent under Section 5.1 or Section 5.2 (unless the failure results primarily from a breach by Parent or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

(B) the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach would reasonably be expected to result in aggregated Damages to the Parent in excess of $20,000,000.

(vi) by the Company if:

(A) the Closing shall not have occurred on or before two hundred seventy (270) days after the date of execution of this Agreement by reason of the failure of any condition precedent under Section 5.1 or Section 5.3 (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement); or

(B) Parent or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach would reasonably be expected to result in aggregated Damages to the Company in excess of $20,000,000.

(b) The party desiring to terminate this Agreement pursuant to Section 7.1(a) shall give written notice of such termination to the other parties hereto.

7.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Company,

Parent or the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 7.3 and Section 7.4; provided, however, that the provisions of Section 4.5, Section 7.3, Section 7.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

7.3  Remedies.  Any party terminating this Agreement pursuant to Section 7.1 shall have the right to recover damages sustained by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or fraud or willful misrepresentation; provided, however, that the party seeking relief is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the other party to terminate the Agreement under Section 7.1. Payments made pursuant to Section 7.4 shall be in addition to any other rights, remedies and relief of the parties hereto or with respect to the subject matter of this Agreement.

7.4  Termination Fees.

(a) If Parent terminates this Agreement pursuant to Section 7.1(a)(ii), or if Parent or the Company terminates this Agreement pursuant to Section 7.1(a)(iv)(B), Parent shall pay the Company, by wire transfer of immediately available funds to an account designated by the Company, a Termination Fee of $25,000,000 in full on the business day following the date of such termination.

(b) If the Company terminates this Agreement pursuant to Section 7.1(a)(ii), the Company shall pay Parent, by wire transfer of immediately available funds to an account designated by Parent, a Termination Fee of $25,000,000 in full on the business day following the date of such termination.

ARTICLE VIII

DEFINITIONS

For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“409A Authorities” shall have the meaning ascribed to it in Section 2.27(n) hereof.

“AAA” shall mean the American Arbitration Association.

“Accredited Investor” shall mean a Company Stockholder that has returned to the Exchange Agent a Certificate of Accredited Investor, in a form approved by Parent, certifying to the Parent that such Company Stockholder qualifies, immediately prior to the Effective Time, as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

“Affiliate” shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated, unitary, or similar group defined under state, local or foreign income Tax law).

“Aggregate Preference Amount” means the sum of (A) the product of (i) the Series A liquidation preference, as set forth in the Company’s Certificate of Incorporation, multiplied by (ii) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time, plus (B) the product of (i) the Series B-1 liquidation preference, as set forth in the Company’s Certificate of Incorporation, multiplied by (ii) the aggregate number of shares of Series B-1 Preferred Stock outstanding immediately prior to the Effective Time, plus (C) the Series B-2 liquidation preference, as set forth in the Company’s Certificate of Incorporation, multiplied by (ii) the aggregate number of shares of Series B-2 Preferred Stock outstanding immediately prior to the Effective Time, plus (D) the product of (i) the Series C-1 liquidation preference, as set forth in the Company’s Certificate of Incorporation, multiplied by (ii) the aggregate number of shares of Series C-1 Preferred Stock outstanding immediately prior to the Effective Time, plus (E) the product of (i) the Series C-2 liquidation preference, as set forth in the Company’s Certificate of Incorporation, multiplied by (ii) the aggregate number of shares of Series C-2 Preferred Stock outstanding immediately prior to the Effective Time, plus (F) the product of (i) the Series D liquidation preference, as set forth in the Company’s Certificate of Incorporation, multiplied by (ii) the aggregate number of shares of Series D Preferred Stock outstanding immediately prior to the Effective Time, plus (G) the product of (i) the Series E liquidation preference, as set forth in the Company’s Certificate of Incorporation and the Series E Preferred Stock Designation, multiplied by (ii) the aggregate number of shares of Series E Preferred Stock outstanding immediately prior to the Effective Time, plus (H) the product of (i) the Series F liquidation preference, as set forth in the Company’s Certificate of Incorporation and the Series F Preferred Stock designation, multiplied by (ii) the aggregate number of shares of Series F Preferred Stock outstanding immediately prior to the Effective Time, plus (I) the product of (i) the Series G liquidation preference, as set forth in the Company’s Certificate of Incorporation and the Series G Preferred Stock designation, multiplied by (ii) the aggregate number of shares of Series G Preferred Stock outstanding immediately prior to the Effective Time. For purposes of this definition, any shares of Company Stock canceled pursuant to Section 1.6(c) shall be disregarded and all Company Warrants shall be deemed exercised.

“Agreed Amount” shall mean part, but not all, of the Claimed Amount.

“Agreement” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“AJCA” shall have the meaning ascribed to it in Section 2.27(n) hereof.

“Apollo” means each of Apollo Real Estate Investment Fund III, L.P. and Apollo Real Estate Investment Fund IV, L.P. and/or its Affiliates.

“Apollo Debt Repayment” means such number of shares of Parent Common Stock equal to the quotient of (i) the Closing Date Apollo Debt divided by (ii) the average of the daily market prices of the Parent Common Stock for the ten (10) consecutive trading days ending three (3) trading days prior to the Closing; provided, however, that in no event shall the Apollo Debt Repayment be in excess of Total Parent Common Stock. The market price for each such trading day shall be the last sales price on such day as reported on the consolidated transaction reporting system for the American Stock Exchange.

“Arbitrator” shall have the meaning ascribed to it in Section 6.3(d) hereof.

“Cap Ex Budget” shall have the meaning ascribed to it in Section 2.15 hereof.

“Certificate of Merger” shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251 of the DGCL.

“Certificates” shall have the meaning ascribed to it in Section 1.6(a) hereof.

“Claim Notice” shall have the meaning ascribed to it in Section 6.3(b) hereof.

“Claimed Amount” shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall have the meaning ascribed to it in Section 1.2 hereof.

“Closing Date Apollo Debt” shall have the meaning ascribed to it in Section 4.13 hereof.

“COBRA” shall have the meaning ascribed to it in Section 2.27(g) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor law.

“Commercial Rules” shall mean the Commercial Arbitration Rules of the AAA.

“Common Products” means Hazardous Substances typically used in, and in quantities necessary for the day-to-day operation of, the Company Facilities, and which are commonly used in other similar facilities, including but not limited to cleaning fluids, insecticides and medicines.

“Common Shares” shall mean the issued and outstanding shares of common stock, par value $.000001 per share, of the Company.

“Company” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Company Assets” shall have the meaning ascribed to it in Section 2.8(b) hereof.

“Company Certificate” shall mean a certificate to the effect that each of the conditions specified in Section 5.2(a) through (g) (insofar as clause (g) relates to Legal Proceedings involving the Company or a Subsidiary of the Company) is satisfied in all respects or is deemed waived as provided in Section 5.2.

“Company Contracts” shall have the meaning ascribed to it in Section 2.9(a) hereof.

“Company Debt Documents” shall have the meaning ascribed to it in Section 2.9(c)(i) hereof.

“Company Disclosure Letter” shall mean the Company Disclosure Letter issued by the Company with the execution of this Agreement. Any disclosure set forth on any particular section of the Company Disclosure Letter shall be treated as disclosed with respect to all other sections of the Company Disclosure Letter regardless of whether or not a specific reference is made thereto, provided it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other section. The inclusion of any item or fact in the Company Disclosure Letter shall not be deemed an admission that such item or fact is material for the purposes of this Agreement.

“Company ERISA Affiliate” shall mean any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary of the Company.

“Company Facilities” shall mean the seventy two (72) assisted living facilities owned, leased or operated by the Company or a Subsidiary of the Company.

“Company Facility Leases” shall have the meaning ascribed to it in Section 2.10(a) hereof.

“Company Financial Statements” shall mean:

(a) the audited consolidated balance sheets and statements of income, changes in shareholders’ equity and cash flows of the Company as of the end of and for the fiscal years ended December 31, 2004 and 2005, and

(b) a draft of the audited consolidated balance sheets and statements of income, changes in shareholders’ equity and cash flows of the Company as of the end of and for the fiscal year ended December 31, 2006, delivered by the Company to Parent on March 26, 2007, which draft shall not materially differ from the actual audited consolidated balance sheets and statements of income, changes in shareholders’ equity and cash flows of the Company as of the end of and for the fiscal year ended December 31, 2006, which actual financial statements shall be delivered by the Company to Parent promptly following their completion.

“Company Licenses” shall have the meaning ascribed to it in Section 2.4 hereof.

“Company Licensing Surveys” shall have the meaning ascribed to it in Section 2.14 hereof.

“Company Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (a) the business, assets, liabilities, capitalization, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, or any of the Company Facilities, (b) on the ability of the Company to consummate the Merger and the transactions contemplated by this Agreement in accordance with the terms of this Agreement, or (c) the ability of Parent to operate the business of the Company and each of its Subsidiaries, taken as a whole, immediately after the Closing. For the avoidance of doubt, the Parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

“Company Most Recent Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company as of the Company Most Recent Balance Sheet Date.

“Company Most Recent Balance Sheet Date” shall mean December 31, 2006.

“Company Non-Facility Leases” shall mean, collectively, the Company Personal Property Leases and all leases of space in the Company Facilities by the Company or any of its Subsidiaries to third party service providers, collectively.

“Company Options” shall have the meaning ascribed to it in Section 2.3(c) hereof.

“Company Optionholder” shall mean the registered holder of an issued an outstanding option to purchase shares of the Company’s common stock.

“Company Personal Property Leases” shall mean leases of all automobiles, machinery, equipment and other tangible property leased to the Company or any of its Subsidiaries.

“Company Plan” shall mean any Company Stock Plan and any Employee Benefit Plan maintained, or contributed to, by the Company, any of its Subsidiaries or any Company ERISA Affiliate or to which any of the foregoing is required to contribute or with respect to which any of the foregoing has any liability.

“Company Related Documents” shall have the meaning ascribed to it in Section 2.2(b) hereof.

“Company Resident Care Contracts” shall have the meaning ascribed to it in Section 2.9(b) hereof.

“Company Residential Leases” shall have the meaning ascribed to it in Section 2.9(b) hereof.

“Company Stock” shall mean the Common Shares and the Preferred Shares.

“Company Stockholders” shall mean the stockholders of record of the Company immediately prior to the Effective Time.

“Company Stock Plan” shall mean any stock option plan or other stock or equity-related plan of the Company.

“Company Warrant” shall mean each warrant or other contractual right to purchase or acquire shares of the Company’s common stock.

“Company Warrantholder” shall mean the registered holder of an issued an outstanding warrant to purchase shares of the Company’s common stock.

“Confidentiality Agreement” shall have the meaning ascribed to it in Section 4.12(a) hereof.

“Controlling Party” shall mean the party controlling the defense of any Third Party Claim.

“Damages” shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“DGCL” shall mean the Delaware General Corporate Law, as amended.

“Dispute” shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

“Dissenting Shares” shall mean Company Stock held as of the Effective Time by a Company Stockholder who has not voted such Company Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“Effective Time” shall mean the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.

“Employee Benefit Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, program, policy, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, consulting compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

“Employee Participation Amount” shall have the meaning ascribed to it in Section 4.14 hereof.

“Employment Laws” shall have the meaning ascribed to it in Section 2.26(b) hereof.

“Environmental Laws” shall mean the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Sections 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, the Occupational Safety and Health Act, and all other applicable state, county, municipal, administrative or other environmental, hazardous waste or substance, health and/or safety laws, ordinances, rules, regulations, judgments, orders and requirements of any Governmental Entity relating or pertaining to (a) any aspect of the environment, (b) preservation or reclamation of natural resources, (c) the management, release and threatened release of Hazardous Substances, (d) response actions and corrective actions regarding Hazardous Substances, (e) the ownership, operation and maintenance of personal and real property which manages or releases Hazardous Substances or at which Hazardous Substances are managed, (f) common law torts, including so called “toxic torts”, and (g) environmental or ecological conditions on, under or about the Company Assets or Parent Assets, as applicable, and all amendments and regulations promulgated thereunder.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning ascribed to it in Section 1.7(a) hereof.

“Exchange Fund” shall have the meaning ascribed to it in Section 1.7(a) hereof.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

“Government Programs” shall have the meaning ascribed to it in Section 2.19 hereof.

“Hart-Scott-Rodino Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hazardous Substance” shall mean, in a regulated quantity, any and all substances, wastes, materials, pollutants, contaminants, compounds, chemicals or elements which are defined or classified as a “hazardous substance”, “hazardous material”, “toxic substance”, “hazardous waste”, “pollutant”, “contaminant” or words of similar import under any Environmental Law, including without limitation all dibenzodioxins and dibenzofurans, polychlorinated biphenyls (PCBs), petroleum hydrocarbon, including crude oil or any derivative thereof, raw materials used or stored in the Company Facilities, and building components including, but not limited to, friable asbestos-containing materials which contain Hazardous Substances and mold of a type or in amounts that may present a health hazard.

“Indemnified Party” shall mean a party entitled, or seeking to assert rights, to indemnification under Article VI.

“Indemnified Securityholder” shall mean the Securityholders receiving the Merger Consideration pursuant to Section 1.6.

“Indemnifying Party” shall mean the party from whom indemnification is sought by the Indemnified Party.

“Indemnified Executive” means each present and former director and officer of the Company.

“Intellectual Property” shall mean, collectively, all: (a) United States or foreign patents, patent applications, patent or invention disclosures, and all renewals, reissues, divisions, continuations, extensions or continuations-in-part thereof; (b) trademarks, service marks, trade dress, trade names, fictitious names, corporate names, domain names, together with all goodwill associated with each of the foregoing, and registrations and applications for registration thereof; (c) copyrights (registered or unregistered), copyrightable works (including, without limitation, computer software, data, databases, and documentation), registrations and applications for registration thereof, including all renewals, derivative works, enhancements, modifications, updates, new releases or other revisions thereof; and (d) trade secrets, inventions, technology, technical data, know how, methods and processes, proprietary information and data, and all other intellectual property protected by applicable law.

“Inventories” shall mean all of the Company’s or Parent’s, as applicable, right, title and interest in and to all supplies, inventory, consumables, perishable and nonperishable food products, and other similar tangible property used in the operation of the Company Facilities.

“Knowledge” when applied to the Company means the current actual knowledge of Granger Cobb, and Stuart Koenig; when applied to the Parent means the current actual knowledge of Daniel Baty and Ray Brandstrom.

“Landlord” shall mean, with respect to each Company Facility Lease or Parent Facility Lease, the landlord or lessor under such Company Facility Lease of Parent Facility Lease.

“Legal Proceeding” shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

“Liability” means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.

“Made Available” shall mean provided to, or open for reasonable inspection at the Company Facilities by, Parent, its agents, representatives or Affiliates, either electronically or in written format.

“Medicaid” shall have the meaning ascribed to it in Section 2.19 hereof.

“Medicare” shall have the meaning ascribed to it in Section 2.19 hereof.

“Merger” shall mean the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement.

“Merger Consideration” shall have the meaning ascribed to it in Section 1.4 hereof.

“Morgan Lewis” shall mean Morgan, Lewis & Bockius LLP.

“Non-controlling Party” shall mean the party not controlling the defense of any Third Party Claim.

“Nonqualified Deferred Compensation Plan” shall have the meaning ascribed to it in Section 2.27(n) hereof.

“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

“Parent” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Parent Certificate” shall mean a certificate to the effect that each of the conditions specified in Section 5.3(b) through (e) (insofar as clause (e) relates to Legal Proceedings involving Parent or the Transitory Subsidiary) of Section 5.3 is satisfied in all respects or deemed waived as provided in Section 5.3.

“Parent Common Stock” shall have the meaning ascribed to it in Section 1.4 hereof.

“Parent Disclosure Letter” shall mean the Parent Disclosure Letter issued by Parent with the execution of this Agreement. Any disclosure set forth on any particular section of the Parent Disclosure Letter shall be treated as disclosed with respect to all other sections of the Parent Disclosure Letter regardless of whether or not a specific reference is made thereto, provided it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other section. The inclusion of any item or fact in the Parent Disclosure Letter shall not be deemed an admission that such item or fact is material for the purposes of this Agreement.

“Parent ERISA Affiliate” shall mean any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included Parent or a Subsidiary of Parent.

“Parent Facilities” shall mean the assisted living facilities owned, leased or operated by Parent or a Subsidiary of Parent.

“Parent Financial Statements” shall have the meaning ascribed to it in Section 3.8(b) hereof.

“Parent Indemnitees” shall have the meaning ascribed to it in Section 6.1 hereof

“Parent Licenses” shall have the meaning ascribed to it in Section 3.10 hereof.

“Parent Major Shareholders” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Parent Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, financial condition, or results of operations of Parent and its Subsidiaries, taken as a whole. For the avoidance of doubt, the Parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Parent Material Adverse Effect.

“Parent Owned Real Property” shall have the meaning ascribed to it in Section 3.11 hereof.

“Parent Plan” shall mean any stock option plan or other stock or equity related plan of Parent and any Employee Benefit Plan maintained, or contributed to, by Parent, any of its Subsidiaries or any Parent ERISA Affiliate to which any of the foregoing is required to contribute or with respect to which any of the foregoing has liability.

“Parent Related Documents” shall have the meaning ascribed to it in Section 3.2(b) hereof.

“Parent SEC Reports” shall have the meaning ascribed to it in Section 3.8(a) hereof.

“Parent Shareholder Approval” shall have the meaning ascribed to it in Section 3.2(a) hereof.

“Parent Shareholders” shall have the meaning ascribed to it in Section 3.2(a) hereof.

“Parent Shareholders’ Meeting” shall have the meaning ascribed to it in Section 4.10(a).

“Parent Shares” shall have the meaning ascribed to it in Section 4.8(a) hereof.

“Parties” shall mean Parent, the Transitory Subsidiary and the Company.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Preferred Shares” shall mean the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, collectively.

“Proxy Statement” shall have the meaning ascribed to it in Section 4.10(a) hereof.

“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.

“Rent Roll” shall mean the current monthly fee charged to each Resident by the Company.

“Representatives” shall have the meaning ascribed to it in Section 4.12(a).

“Residents” shall mean such persons currently residing in the Company Facilities.

“Response” shall mean a written response containing the information provided for in Section 6.3(b).

“Riddell Williams” shall have the meaning ascribed to it in Section 4.16(b).

“SEC” shall mean the Securities and Exchange Commission.

“Section 16” shall have the meaning ascribed to it in Section 4.15(a).

“Section 16 Information” shall have the meaning ascribed to it in Section 4.15(a).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securityholders” shall mean the Company Stockholders and Company Warrantholders of record of the Company immediately prior to the Effective Time.

“Security Interest” shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (a) mechanic’s, materialmen’s, and similar liens arising in the Ordinary Course of Business and securing obligations that are not yet due and payable, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (c) liens for Taxes and assessments not yet due and payable, (d) liens for Taxes, assessments and other charges, if any, the validity of which is being contested in good faith and (e) minor imperfections of title, none of which is material in amount or materially affects the present use of such assets or properties.

“Series A Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series A liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series A Preferred Stock” shall mean the Company’s Series A Convertible Preferred Stock, par value $.001 per share.

“Series B-1 Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series B-1 liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series B-1 Preferred Stock” shall mean the Company’s Series B-1 Convertible Preferred Stock, par value $.001 per share.

“Series B-2 Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series B-2 liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series B-2 Preferred Stock” shall mean the Company’s Series B-2 Convertible Preferred Stock, par value $.001 per share.

“Series C-1 Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series C-1 liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series C-1 Preferred Stock” shall mean the Company’s Series C-1 Convertible Preferred Stock, par value $.001 per share.

“Series C-2 Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series C-2 liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series C-2 Preferred Stock” shall mean the Company’s Series C-2 Convertible Preferred Stock, par value $.001 per share.

“Series D Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series D liquidation preference per share, as set forth in

Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series D Preferred Stock” shall mean the Company’s Series D Convertible Preferred Stock, par value $.001 per share.

“Series E Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series E liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series E Preferred Stock” shall mean the Company’s Series E Convertible Preferred Stock, par value $.001 per share.

“Series F Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series F liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series F Preferred Stock” shall mean the Company’s Series F Convertible Preferred Stock, par value $.001 per share.

“Series G Merger Consideration Per Share” shall, subject to the provisions of Sections 1.6(d) and 1.6(e), mean the number of shares of Parent Common Stock equal to the product of (a) the Merger Consideration multiplied by (b) a fraction, the numerator of which shall equal the Series G liquidation preference per share, as set forth in Section 2.3(g) of the Company Disclosure Letter, and the denominator of which shall equal the Aggregate Preference Amount.

“Series G Preferred Stock” shall mean the Company’s Series G Convertible Preferred Stock, par value $.001 per share.

“SOX” shall mean the Sarbanes Oxley Act of 2002.

“Stockholder Representative” shall mean AP Summerville II, LLC.

“Subsidiary” or “Subsidiaries” means, with respect to any party, any Person, of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity. The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Surviving Corporation” shall mean the Company, as the surviving corporation in the Merger.

“Taxes” shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, capital gains, estimated, gross receipts, ad valorem, premium, value-added, excise, alternative minimum, real property, personal property, sales, use, transfer, escheat, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, capital stock severance, stamp, occupation, windfall profits, customs, duties, franchise, withholding and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

“Tax Returns” shall mean all forms, reports, returns (including information returns), declarations, statements or other information (including any related or supporting schedules or attachments to any of the foregoing, and any amendments to any of the foregoing) supplied or required to be supplied to any Governmental Entity in connection with Taxes.

“Third Party Claim” shall have the meaning ascribed to it in Section 6.3(a)(i) hereof.

“Total Parent Common Stock” shall have the meaning ascribed to it in Section 1.4 hereof.

“Transitory Subsidiary” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Treasury Regulations” and “Treasury Regulation” means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

“WARN Act” shall mean the Worker Adjustment Retraining and Notification Act of 1988, as amended.

“WBCA” shall mean the Washington Business Corporation Act, as amended.

ARTICLE IX

MISCELLANEOUS

9.1  Press Releases and Announcements.  The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall not issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior consent of the other Parties (such consent not to be unreasonably withheld or delayed); provided that a Party may, without such consent (but after prior consultation to the extent practicable in the circumstances), issue such press releases and make such public statements that it believes are required by applicable law or the rules of the American Stock Exchange. Notwithstanding the foregoing, a Party may make public statements in response to questions from the press, analysts, investors and make internal announcements to employees, so long as such statements and announcements are consistent with previous press releases or public statements made jointly by the Company and Parent and do not violate the terms of the Confidentiality Agreement. The Company acknowledges and agrees that Parent may file a Current Report on Form 8-K with the SEC announcing the transactions contemplated hereby, and that Parent may file the Agreement with such Current Report on Form 8-K or with a Quarterly Report on Form 10-Q.

9.2  No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person or entity other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning payment of the Merger Consideration are intended for the benefit of the Company Stockholders, (b) the provisions of Article VI concerning indemnification are intended for the benefit of the persons or entities entitled to indemnification thereunder, and (c) the provisions of Section 4.6 concerning indemnification are intended for the benefit of the individuals specified therein.

9.3  Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Parties; provided that the either Parent or the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of Parent. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9.4 is void.

9.5  Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

9.6  Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7  Notices.  All notices, requests, demands, claims, waivers and other communications required or permitted under this Agreement will be in writing and will be deemed to have been delivered (a) the next business day when sent overnight by a recognized courier service, (b) upon delivery when personally delivered to the recipient, or (c) when receipt is electronically confirmed, if sent by facsimile; provided, however, that if electronic receipt is confirmed after normal business hours of the recipient, notice shall be deemed to have been given on the next business day. All such notices and communications will be mailed, sent or delivered as set forth below or to such other person(s), facsimile number(s) or address(es) as the applicable recipient may have designated by written notice to the other signatories to this Agreement:

If to the Company:	Copy to (which shall not constitute notice):

Summerville Senior Living, Inc.	Morgan, Lewis & Bockius LLP
3000 Executive Parkway, Suite 530	300 South Grand Avenue, Suite 2200
San Ramon, CA 94583	Los Angeles, CA 90071
Attn: Granger Cobb	Attn: Steven M. Ruskin, Esq.
Phone: (925) 866-1999	Phone: (213) 612-2500
Fax: (925) 866-8468	Fax: (213) 612-2501

and to:

Apollo Real Estate Advisors 60 Columbus Circle, 20th Floor New York, NY 10023 Attn: Stuart Koenig Phone: (212) 515-3200 Fax: (212) 515-3280

If to Parent or the Transitory Subsidiary:	Copy to (which shall not constitute notice):

Emeritus Corporation	Riddell Williams P.S.
3131 Elliott Avenue, Suite 500	1001 Fourth Avenue Plaza, Suite 4500
Seattle, WA 98121	Seattle, WA 98154
Attn: Eric Mendelsohn	Attn: David D. Buck, Esq.
Tel: 206-301-4493	Tel: (206) 389-1581
Fax: 206-357-7388	Fax: (206) 389-1708

If to the Stockholder Representative:	Copy to (which shall not constitute notice):

AP Summerville II, LLC	Morgan, Lewis & Bockius LLP
c/o Apollo Real Estate Advisors	300 South Grand Avenue, Suite 2200
60 Columbus Circle, 20th Floor	Los Angeles, CA 90071
New York, NY 10023	Attn: Steven M. Ruskin, Esq.
Attn: Stuart Koenig	Phone: (213) 612-2500
Phone: (212) 515-3200	Fax: (213) 612-2501
Fax: (212) 515-3280

and to:

Apollo Real Estate Advisors 60 Columbus Circle, 20th Floor New York, NY 10023 Attn: Stuart Koenig Phone: (212) 515-3200 Fax: (212) 515-3280

If to Apollo Stockholders:	Copy to (which shall not constitute notice):

AP Summerville, LLC	Morgan, Lewis & Bockius LLP
AP Summerville II, LLC	300 South Grand Avenue, Suite 2200
c/o Apollo Real Estate Advisors	Los Angeles, CA 90071
60 Columbus Circle, 20th Floor	Attn: Steven M. Ruskin, Esq.
New York, NY 10023	Phone: (213) 612-2500
Attn: Stuart Koenig	Fax: (213) 612-2501
Phone: (212) 515-3200
Fax: (212) 515-3280

9.8  Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

9.9  Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.10  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.11  Submission to Jurisdiction.  Each Party (a) submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9.7, provided that nothing in this Section 9.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

9.12  Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c) Any reference herein to “including” shall be interpreted as “including without limitation.”

(d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

(e) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EMERITUS CORPORATION

By:	/s/ Daniel R. Baty

Title:	Chairman and Chief Executive Officer

BOSTON PROJECT ACQUISITION CORP.

By:	/s/ Daniel R. Baty

Title:

SUMMERVILLE SENIOR LIVING, INC.

By:	/s/ Granger Cobb
Name: Granger Cobb

Title:	President

In its capacity as Shareholder Representative:

AP SUMMERVILLE II, LLC

By:	Kronus Property IV, Inc. its Manager

By:	/s/ Stuart Koenig
Name: Stuart Koenig

Title:	Vice President, Chief Financial
Officer
[Signature Page to Merger Agreement]

The following shareholders of Parent hereby execute this Agreement for the sole purpose of agreeing to and becoming bound by the provisions of Section 4.8.

PARENT MAJOR SHAREHOLDERS (solely for the purposes of Section 4.8):

/s/  Daniel R. Baty
     DANIEL R. BATY, an individual

SARATOGA PARTNERS IV, L.P.

By:	Saratoga Associates IV LLC, General Partner

By:	Saratoga Management Company LLC, as Manager

By:	/s/ Charles P. Durkin, Jr.
Name: Charles P. Durkin, Jr.

Title:	Member
[Signature Page to Merger Agreement]

The following stockholders of the Company hereby execute this Agreement for the sole purpose of agreeing to and becoming bound by the provisions of Article VI.

APOLLO STOCKHOLDERS (solely for the purposes of Article VI):

AP SUMMERVILLE, LLC

By:	Kronus Property III, Inc. its Manager

By:	/s/ Stuart Koenig
Name: Stuart Koenig

Title:	Vice President, Chief Financial Officer

AP SUMMERVILLE II, LLC

By:	Kronus Property IV, Inc.
its Manager

By:	/s/ Stuart Koenig
Name: Stuart Koenig

Title:	Vice President, Chief Financial Officer
[Signature Page to Merger Agreement]

In consideration of Emeritus Corporation and Boston Project Acquisition Corp. entering into this Agreement with Summerville Senior Living, Inc. and AP Summerville, LLC, and in recognition that Apollo Real Estate Investment Fund III, L.P. will obtain direct and indirect benefit from the performance of this Agreement, Apollo Real Estate Investment Fund III, L.P. irrevocably and unconditionally guarantees the payment obligations of AP Summerville, LLC contained in Article VI of this Agreement.

APOLLO REAL ESTATE INVESTMENT FUND III, L.P.

By:	Apollo Real Estate Advisors III, L.P., its General Partner

By:	Apollo Real Estate Capital Advisors III, Inc.,
its General Partner

By:	/s/ Stuart Koenig
Name: Stuart Koenig

Title:	Vice President, Chief Financial Officer
[Signature Page to Merger Agreement]

In consideration of Emeritus Corporation and Boston Project Acquisition Corp. entering into this Agreement with Summerville Senior Living, Inc. and AP Summerville II, LLC, and in recognition that Apollo Real Estate Investment Fund IV, L.P. will obtain direct and indirect benefit from the performance of this Agreement, Apollo Real Estate Investment Fund IV, L.P. irrevocably and unconditionally guarantees the payment obligations of AP Summerville II, LLC contained in Article VI of this Agreement.

APOLLO REAL ESTATE INVESTMENT FUND IV, L.P.

By:	Apollo Real Estate Advisors IV, L.P., its General Partner

By:	Apollo Real Estate Capital Advisors IV, Inc., its General Partner

By:	/s/ Stuart Koenig
Name: Stuart Koenig

Title:	Vice President, Chief Financial Officer
[Signature Page to Merger Agreement]

Exhibit A

Shareholders’ Agreement

Exhibit B

Cap Ex Budget

Exhibit C

Registration Rights Agreement

Exhibit D

Employment Agreement

APPENDIX B

ARTICLES OF AMENDMENT
OF
EMERITUS CORPORATION

The following Articles of Amendment are executed by the undersigned, a Washington corporation:

1. The name of the corporation is Emeritus Corporation.

2. Article 2.1 of the Restated Articles of Incorporation of the corporation is amended to read as follows:

“2.1 Authorized Capital

The total number of shares of which this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.”

3. The date of the adoption of the amendment by the shareholders of the corporation is          , 2007. The amendment was duly approved by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

EMERITUS CORPORATION

By	Raymond R. Brandstrom, Secretary

Dated:          , 2007

B-1

APPENDIX C

EMERITUS CORPORATION

2006 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Emeritus Corporation 2006 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1  Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or senior executive officer to whom the Board has delegated authority to administer the Plan.

3.2  Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 3,000,000 shares of Common Stock. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2  Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1  Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2  Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3  Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. Deferral of any Award payment shall satisfy the requirements for exemption from Section 409A of the Code or satisfy the requirements of Section 409A as determined by the Plan Administrator prior to such deferral.

6.4  Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1  Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2  Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days from the Grant Date.

7.3  Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee, provided such term may not exceed ten years, or, if not so established, shall be ten years from the Grant Date.

7.4  Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Committee at any time:

Period of Participant’s Continuous
Employment or Service With the Company
or Its Related Companies From the Vesting	Portion of Total Option
Commencement Date	That Is Vested and Exercisable

After 1 year	1/3	rd
After 2 years	2/3	rds
After 3 years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5  Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash, check or wire transfer;

(b) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option owned by the Participant for at least six months (or any other period necessary to avoid adverse accounting consequences to the Company);

(c) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Committee may permit.

7.6  Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the maximum term of the Option (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c) A Participant’s change in status from an employee to a consultant, advisor or independent contractor, or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 7.6.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required, the following:

8.1  Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations)

exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3  Exercise Price

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4  Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5  Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6  Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Code Definitions

For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1  Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in

Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee, provided such term may not exceed ten years, or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2  Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1  Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2  Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3  Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1  Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2  Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months, if such limitations are necessary to avoid adverse accounting consequences to the Company.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Company Transaction; Change in Control

15.3.1	Effect of a Company Transaction That Is Not a Change in Control or a Related Party Transaction

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award or unless provided otherwise in a written employment, services or other agreement between the Participant or a Related Company, in the event of a Company Transaction that is not (a) a Change in Control or (b) a Related Party Transaction:

(i) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Company Transaction and shall terminate effective at the effective time of the Company Transaction, if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3.1, an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of

Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(ii) All Performance Shares or Performance Units earned and outstanding as of the date the Company Transaction is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Company Transaction and shall be payable in full at the target level in accordance with the payout schedule pursuant to the Award agreement. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(iii) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Award.

15.3.2	Effect of a Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award or unless provided otherwise in a written employment, services or other agreement between the Participant or a Related Company, in the event of a Change in Control:

(a) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant;

(b) any restrictions and deferral limitations applicable to any Restricted Stock or Stock Units shall lapse, and such Restricted Stock or Stock Units shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(c) all Performance Shares and Performance Units shall be considered to be earned at the target level and payable in full, any deferral or other restriction shall lapse and such Performance Shares and Performance Units shall be immediately settled or distributed; and

(d) any restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

15.3.3	Change in Control Cash-Out

Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Change in Control Exercise Period”), if the Committee shall so determine at, or at any time after, the time of grant, a Participant holding an Option, SAR, Restricted Stock Unit or Performance Share, shall have the right, whether or not the Award is fully vested and/or exercisable and without regard to any deferral or other restriction and in lieu of the payment of the purchase price for the shares of Common Stock being purchased under an Option, to elect by giving notice to the Company within the Change in Control Exercise Period to surrender all or part of the Award to the Company and to receive cash, within 30 days of such notice:

(a) for an Option or SAR, in an amount equal to the amount by which the Acquisition Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Option, or the grant price per share of Common Stock under the SAR; and

(b) for a Restricted Stock Unit or Performance Share, in an amount equal to the Acquisition Price per share of Common Stock under the Restricted Stock or Performance Share,

multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 15.3.3 shall have been exercised.

15.4	Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1	Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, occupancy rate, rate per unit, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

16.2	Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

16.3	Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Participant may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 500,000 shares of Common Stock. The maximum dollar value payable with respect to any Awards that are payable in cash subject to this Section 16 and granted to any Participant in any one calendar year shall be $3,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval of the shareholders.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Sections 15 or 18.12 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance With Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgement of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

18.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.12	Section 409A of the Code

Notwithstanding anything contained in the Plan to the contrary, any and all Awards, payments, distributions, deferral elections, transactions and any other actions or arrangements made or entered into pursuant to the Plan shall remain subject at all times to compliance with the requirements of Section 409A of the Code. If the Plan Administrator determines that any Award is subject to Section 409A, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. If the Plan Administrator determines that any Award may be subject to Section 409A, the Plan Administrator may adopt such amendments to the Plan and the applicable agreement evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A or (b) comply with the requirements of Section 409A.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by Daniel R. Baty or any of his affiliates or by Saratoga Partners IV, L.P. or any of its affiliates, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (v) a Related Party Transaction; or

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board.

“Change in Control Exercise Period” has the meaning set forth in Section 15.3.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” means Emeritus Corporation, a Washington corporation.

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“Company Transaction,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing sale price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Outstanding Company Common Stock” has the meaning set forth under “Change of Control” in this Appendix A.

“Outstanding Company Voting Securities” has the meaning set forth under “Change of Control” in this Appendix A.

A-2

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

“Plan” means the Emeritus Corporation 2006 Equity Incentive Plan.

”Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Related Party Transaction” means a Company Transaction pursuant to which:

(a) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(b) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company or a Related Company, the Successor Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, such Parent Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(c) individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (a) above is satisfied in connection with the applicable Company Transaction, of the Parent Company).

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code, including any proposed and final regulations and other guidance issused thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

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“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

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